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As filed with the Securities and Exchange Commission on June 16, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

DOUGLAS EMMETT, INC.
(Exact name of registrant as specified in its governing instruments)

808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
(310) 255-7700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William Kamer
Chief Financial Officer
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
(310) 255-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Jennifer A. Bensch, Esq. Rand S. April, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Telephone: (213) 687-5000	Julian T. H. Kleindorfer, Esq. Edward Sonnenschein, Jr., Esq. Martha B. Jordan, Esq. Latham & Watkins LLP 633 West Fifth Street, Suite 4000 Los Angeles, California 90071 Telephone: (213) 485-1234

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, par value $0.01 per share	$1,265,000,000	$135,355.00

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2006

PROSPECTUS

                  Shares

Common Stock

        This is the initial public offering of shares of common stock of Douglas Emmett, Inc. All of the shares of our common stock offered by this prospectus are being sold by us. We intend to be taxed as a real estate investment trust, or REIT, for United States federal income tax purposes commencing with our taxable year ending December 31, 2006.

        We expect the public offering price of our common stock to be between $            and $            per share. Prior to this offering, there has been no public market for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol "DEI."

        See "Risk Factors" beginning on page 23 of this prospectus for certain risks relevant to an investment in our common stock, including, among others:

  •
  All of our properties are located in Los Angeles County, California, and Honolulu, Hawaii, and we are dependent on the Southern California and Honolulu economies and susceptible to adverse local regulations and natural disasters in those areas.

  •
  The price we will pay for the assets to be acquired by us in the formation transactions may exceed their aggregate fair market value.

  •
  We will have a substantial amount of indebtedness following this offering.

  •
  Our failure to qualify as a REIT would result in higher taxes and reduced cash available for dividends.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us (before expenses)	$	$

        We have granted the underwriters a 30-day option to purchase up to an additional                  shares from us on the same terms and conditions as set forth above if the underwriters sell more than                  shares of our common stock in this offering to cover over-allotments.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock on or about                        , 2006.

Lehman Brothers	Merrill Lynch & Co.	Citigroup

The date of this prospectus is                        , 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
Douglas Emmett, Inc.	1
Our Competitive Strengths	2
Business and Growth Strategies	4
Market Information	5
Summary Risk Factors	5
Our Portfolio Summary	7
Structure and Formation of Our Company	8
Consequences of this Offering, the Formation Transactions and the Financing Transactions	10
Our Structure	12
Benefits to Related Parties	13
Restrictions on Transfer	14
Restrictions on Ownership of Our Capital Stock	14
Conflicts of Interest	14
This Offering	16
Dividend Policy	16
Our Tax Status	16
Summary Historical and Pro Forma Financial and Operating Data	18
RISK FACTORS	23
Risks Related to Our Properties and Our Business	23
Risks Related to Our Organization and Structure	31
Risks Related to This Offering	35
Tax Risks Related to Ownership of REIT Shares	38
FORWARD-LOOKING STATEMENTS	41
USE OF PROCEEDS	42
DIVIDEND POLICY	43
CAPITALIZATION	44
DILUTION	45
SELECTED HISTORICAL FINANCIAL AND OPERATING DATA	46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	51
Overview	51
Factors That May Influence Our Operating Results	56
Critical Accounting Policies	57
Historical Results of Operations	60
Liquidity and Capital Resources	66
Off Balance Sheet Arrangements	70
Interest Rate Risk	70
Cash Flows	71
Funds From Operations	73
Inflation	73
Newly Issued Accounting Standards	74
Quantitative and Qualitative Disclosure About Market Risk	74
ECONOMIC AND MARKET OVERVIEW	76
Los Angeles Regional Economy	76
Los Angeles County Office Market	77
Los Angeles County Multifamily Market	81
Honolulu, Hawaii Economy	83
BUSINESS AND PROPERTIES	87
Overview	87
History	89
Our Competitive Strengths	90
Business and Growth Strategies	96
Existing Portfolio	99
Douglas Emmett Submarkets Overview	108
Regulation	128
Insurance	129
Competition	130
Third-Party Property Management Services	130
Employees	130
Principal Executive Offices	130
Legal Proceedings	130
MANAGEMENT	131
Directors and Executive Officers	131
Board Committees	133
Compensation of Directors	133
Executive Officer Compensation	134
Options Grants	134
401(k) Plan	134
2006 Stock Option and Incentive Plan	135
Employment Agreements	137
Indemnification Agreements	137
Compensation Committee Interlocks and Insider Participation	139
PRINCIPAL STOCKHOLDERS	140

i

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	141
Formation Transactions	141
DERA Contribution	141
Partnership Agreement	141
Registration Rights	142
Employment Agreements	142
Indemnification of Officers and Directors	142
Brentwood Court Loan	142
Offering Expenses Loan	143
Pre-Closing Cash Distributions	143
Release of Owensmouth Guarantee	143
Intercompany Transactions Among Historical Operating Companies	143
Other Properties Owned by Mr. Emmett	144
Pre-Closing Cash Payments from our Predecessor Principals	144
STRUCTURE AND FORMATION OF OUR COMPANY	145
Our Operating Partnership	145
Formation Transactions	145
Consequences of this Offering, the Formation Transactions and the Financing Transactions	148
Our Structure	150
Benefits of the Formation Transactions and the Offering to Certain Parties	151
Determination of Offering Price	153
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	154
Investment Policies	154
Dispositions	155
Financing Policies	155
Conflict of Interest Policies	155
Policies With Respect To Other Activities	156
Reporting Policies	156
DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF DOUGLAS EMMETT PROPERTIES, LP	157
General	157
Purposes, Business and Management	157
Restrictions on General Partner's Authority	158
Additional Limited Partners	159
Ability to Engage in Other Businesses; Conflicts of Interest	160
Distributions	160
Borrowing by the Operating Partnership	160
Reimbursement of Us; Transactions with Our Affiliates and Us	160
Our Liability and that of the Limited Partners	161
Exculpation and Indemnification of Us	161
Sales of Assets	162
Redemption Rights of Qualifying Parties	162
Transfers and Withdrawals	162
Restrictions on General Partner	164
Restrictions on Mergers, Sales, Transfers and Other Significant Transactions Involving Us	164
Amendment of the Partnership Agreement for the Operating Partnership	164
Amendment by the General Partner Without the Consent of the Limited Partners	164
Amendment with the Consent of the Limited Partners	165
Procedures for Actions and Consents of Partners	165
Dissolution	165
DESCRIPTION OF SECURITIES	167
General	167
Common Stock	167
Preferred Stock	168
Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock	168
Restrictions on Transfer	168
Transfer Agent and Registrar	171
MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	172
Our Board of Directors	172
Removal of Directors	172
Consideration of Non-Stockholder Constituencies	172
Business Combinations	172
Control Share Acquisitions	173
Subtitle 8	174
Interested Director and Officer Transactions	174
Amendment to Our Charter	175

Transactions Outside the Ordinary Course of Business	175
Dissolution of Our Company	175
Advance Notice of Director Nominations and New Business	175
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws	176
Indemnification and Limitation of Directors' and Officers' Liability	176
Indemnification Agreements	177
SHARES ELIGIBLE FOR FUTURE SALE	178
General	178
Rule 144	178
Redemption/Exchange Rights	178
Registration Rights	179
Stock Options and Stock Incentive Plan	179
Lock-up Agreements and Other Contractual Restrictions on Resale	179
FEDERAL INCOME TAX CONSIDERATIONS	181
Taxation of Douglas Emmett	181
Tax Aspects of Investments in an Operating Partnership	191
Taxation of Stockholders	193
Other Tax Considerations	197
ERISA CONSIDERATIONS	198
UNDERWRITING	201
Commissions and Expenses	201
Option to Purchase Additional Shares	201
Lock-Up Agreements	202
Offering Price Determination	203
Indemnification	203
Directed Share Program	203
Stabilization, Short Positions and Penalty Bids	203
Electronic Distribution	204
New York Stock Exchange	204
Discretionary Sales	205
Stamp Taxes	205
Relationships	205
European Economic Area	205
United Kingdom	205
LEGAL MATTERS	206
EXPERTS	206
WHERE YOU CAN FIND MORE INFORMATION	206
INDEX TO FINANCIAL STATEMENTS	F-1

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We use market data and industry forecasts and projections throughout this prospectus. We have obtained substantially all of this information from market research prepared or used by Eastdil Secured, L.L.C., or Eastdil Secured, in the market study that it prepared for us in connection with this offering. Such information is included herein in reliance on Eastdil Secured's authority as an expert on such matters. See "Experts." The Eastdil Secured market study will be filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, we have obtained certain market data and industry forecasts and projections from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers' experience in the industry and there is no assurance that any of the projected amounts will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information.

        As used in this prospectus, the "predecessor principals" refers to Dan A. Emmett, Christopher Anderson, Jordan Kaplan and Kenneth Panzer, and "fully diluted basis" assumes the exchange of all outstanding units of limited partnership in our operating partnership for shares of our common stock on a one-for-one basis, including all outstanding long-term incentive units issued under our stock incentive plan. In addition, "pro forma" or "on a pro forma basis" means that the information presented gives effect to this offering, as well as the formation transactions and the financing transactions (each as described herein), in each case as if such transactions had occurred on January 1, 2005 with respect to statement of operations data, and with respect to balance sheet data, as if such transactions had occurred on March 31, 2006. Additionally, the pro forma consolidated statements of operations are presented as if the acquisition of the Villas at Royal Kunia, consummated on March 1, 2006, along with the related financing, had occurred on January 1, 2005.

        Until                        , 2006 (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information regarding our company, including under the caption "Risk Factors," as well as the financial information appearing elsewhere in this prospectus. Unless the context requires otherwise, references in this prospectus to "we," "our," "us" and "our company" refer to Douglas Emmett, Inc., a Maryland corporation, together with its consolidated subsidiaries after giving effect to the formation transactions described in this prospectus. Upon completion of this offering, our operations will be carried on through Douglas Emmett Properties, LP, a Delaware limited partnership, which we refer to in this prospectus as our operating partnership. Unless otherwise indicated, the information contained in this prospectus assumes that the underwriters' over-allotment option is not exercised and that the common stock to be sold in this offering is sold at $            per share, the mid-point of the price range indicated on the cover page of this prospectus.

Douglas Emmett, Inc.

        We are one of the largest owners and operators of high-quality office and multifamily properties in Los Angeles County, California and have a growing presence in Honolulu, Hawaii. Our presence in Los Angeles and Honolulu is the result of a consistent and focused strategy of identifying submarkets that are supply constrained, have high barriers to entry and exhibit strong economic characteristics such as population and job growth and a diverse economic base. In our office portfolio, we focus primarily on owning and acquiring a substantial share of top-tier office properties within these submarkets and which are located near high-end executive housing and key lifestyle amenities. In our multifamily portfolio, we focus primarily on owning and acquiring select properties at premier locations within these same submarkets. We believe our strategy generally allows us to achieve higher than market-average rents and occupancy levels, while also creating operating efficiencies.

        As of March 31, 2006, our office portfolio consisted of 46 properties with approximately 11.6 million rentable square feet, and our multifamily portfolio consisted of nine properties with a total of 2,868 units. As of such date, our office portfolio was 92.1% leased, and our multifamily properties were 99.3% leased. Our office portfolio contributed approximately 84.8% of our annualized rent as of March 31, 2006, while our multifamily portfolio contributed approximately 15.2%. As of March 31, 2006, our Los Angeles County office and multifamily portfolio contributed approximately 91.0% of our annualized rent, and our Honolulu, Hawaii office and multifamily portfolio contributed approximately 9.0%.

        Our properties are concentrated in nine premier Los Angeles County submarkets—Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank—as well as in Honolulu, Hawaii. According to Eastdil Secured, most of our Los Angeles office portfolio and West Los Angeles multifamily properties could not be reproduced under current zoning and land-use regulations. Furthermore, given current market rents, construction costs and the lack of competitive development sites, Eastdil Secured estimates that our portfolio could not be replicated on a cost-competitive basis today.

        Due to their superior locations and supply constraints in our submarkets, we believe that our existing properties are well positioned to provide continued cash flow growth and to continue to outperform our submarkets in terms of rental rates and occupancy. As of March 31, 2006, our average asking rents in our Los Angeles County office portfolio were at an 8.1% premium to our average in-place rents. Excluding the Warner Center/Woodland Hills submarket, where we acquired properties with significant vacancies in recent years, our occupancy rate was 95.5%, which reflects a 2.0 percentage point premium to our submarkets (including the Warner Center/Woodland Hills submarket, the occupancy rate reflects a 0.7 percentage point discount). In addition, in our West Los Angeles multifamily portfolio as of March 31, 2006, our weighted average asking rental rates were at a 31.3% premium to our average in-place rents, primarily as a result of historical rent control laws which now allow landlords to increase rents to market rates as tenants vacate, and our average occupancy rates were at a 1.4 percentage point premium to the West Los Angeles market.

        Under the direction of our senior management team, our historical operating companies acquired and financed our existing portfolio, managed nine institutional funds and raised over $1.5 billion in equity capital primarily from university endowments, foundations, pension plans, banks, other institutional investors and high net worth individuals. Since 1993, our senior management team has been responsible for the purchase of over 50 properties, representing an aggregate investment of approximately $3.1 billion, or an average of approximately $225.0 million per year.

        Our principal executive offices are located at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401. Our telephone number is (310) 255-7700. Our website address is www.douglasemmett.com. The information on our website does not constitute a part of this prospectus. We intend to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2006.

Our Competitive Strengths

        We believe that we distinguish ourselves from other owners and operators of office and multifamily properties through the following competitive strengths:

  •
  Concentration of High Quality Office Assets in Premier Submarkets.    We believe that the submarkets in which we own properties are among the most desirable in Los Angeles County due to their proximity to high-end executive housing and key lifestyle amenities. Similarly, the Honolulu central business district, or CBD, offers an attractive combination of high-quality office properties, a rich amenity base and a robust housing market. Most of our Los Angeles County submarkets are supply constrained, have significant barriers to entry and, relative to the broader Los Angeles County market, command premium rents and higher occupancies. Within these submarkets, we seek to acquire properties that will command premium rental rates and maintain higher occupancy levels than other Class-A properties in our submarkets. As of March 31, 2006, the weighted average asking rental rates in our Los Angeles County portfolio were at an 8.2% premium to the weighted average asking rental rates for Class-A properties in our Los Angeles County submarkets.

  •
  Disciplined Strategy of Developing Substantial Market Share.    As of March 31, 2006, we owned approximately 21.5% of the Class-A office space in our Los Angeles submarkets and 13.2% of the office space in the Honolulu CBD. Establishing and maintaining significant market presence provides us with extensive local transactional market information, enables us to leverage our pricing power in lease and vendor negotiations, and enhances our ability to identify and seize emerging investment opportunities. Eastdil Secured believes that no public real estate company in the United States has as great a market share of high-quality assets in premier locations in a gateway city as we have attained.

  •
  Diverse Tenant Base.    Our markets attract a diverse base of office tenants that operate a variety of professional, financial and other businesses. We believe that our base of smaller-sized office tenants is generally less rent sensitive and more likely to renew than larger tenants and provides no single tenant with excessive leverage. As of March 31, 2006, our 1,759 commercial tenant leases averaged approximately 5,800 square feet and had a median size of approximately 2,500 square feet. Except for our largest tenant, Time Warner, which represented approximately 7.0% of our annualized office rent pursuant to six leases of varying maturities in five separate properties, no tenant accounted for more than 1.5% of our annualized rent in our office portfolio as of March 31, 2006. The average remaining duration of our existing office leases was 4.5 years as of March 31, 2006. From 2003 through 2005, we maintained an average occupancy level and tenant renewal rate of approximately 90.5% and 73.2%, respectively (each including leases signed but not commenced), in our office portfolio.

  •
  Premier West Los Angeles and Honolulu Multifamily Portfolio.    As of March 31, 2006, 15.2% of our annualized rent was derived from our multifamily portfolio of 2,868 units. We own seven multifamily properties in West Los Angeles, consisting of 1,770 units, and two multifamily properties in Honolulu, Hawaii, consisting of 1,098 units. Four of our West Los Angeles properties are among the top multifamily communities in their market. The characteristics that make our submarkets attractive for office investment also provide the basis for our multifamily investment decisions in these same submarkets. As of March 31, 2006, our West Los Angeles multifamily properties had average asking rental rates of $2,435 per unit per month and were 99.4% leased, compared to average asking rental rates of $1,897 per unit per month and occupancy of 98.0% for the West Los Angeles multifamily market as a whole, for an asking rental rate premium of 28.4% and an occupancy premium of 1.4 percentage points.

  •
  Strong Internal Growth Prospects.    We believe we will be able to achieve significant internal cash flow growth over time through rollover of existing leases to higher rents, the lease-up of vacant space and fixed annual rental rate increases included in our leases.

    •
    As of March 31, 2006, the average current asking rents in our Los Angeles County office portfolio represented an 8.1% premium to our average in-place rents, and the average current asking rents in our West Los Angeles multifamily portfolio represented a 31.3% premium to our average in-place rents, due largely to historical rent control laws, which now allow landlords to increase rents to market rates as tenants vacate. As of March 31, 2006, the average current asking rents in our Honolulu office portfolio represented a 0.3% premium to our average in-place rents, and the average current asking rents in our Honolulu multifamily portfolio represented a 5.6% premium to our average in-place rents, excluding income-restricted units.

    •
    In addition, we also believe that we are well positioned to achieve internal growth through the lease-up of existing vacant space in our portfolio. For example, our Warner Center Towers, Trillium and Bishop Place properties were 84.9%, 71.1% and 89.1% leased, respectively, as of March 31, 2006. Upon completion of our repositioning efforts, we expect that we will be able to significantly increase occupancy at these properties. These properties represent approximately 26.3% of our office portfolio, based on rentable square feet.

    •
    According to Eastdil Secured, Class-A office rents in our Los Angeles County submarkets are expected to grow 9.8% in each of 2006 and 2007, with five-year forecasted annual rental growth from 2006 to 2010 of 6.9%. With improving economic conditions in our submarkets, we have generally been able to increase the fixed annual rental rate increases in our leases from 3.0% per annum to 4.0% per annum for most of our leases signed since January 2006.

  •
  Seasoned and Committed Management Team with a Proven Track Record.    The members of our senior management team have been focused on executing our investment strategy within our core markets for an average of over 18 years. We believe that our extensive acquisition and operating expertise enables us to gain advantages over our competitors through superior acquisition sourcing, focused leasing programs, active asset and property management and first-class tenant service, which have historically resulted in superior returns for investors. With each of the nine investment funds that we have raised since 1993, we will have achieved internal rates of return in excess of 20% assuming completion of the formation transactions. Additionally, none of our predecessor principals or members of our senior management team have elected to receive cash in the formation transactions. Upon completion of this offering, the predecessor

    principals and our senior management team are expected to own, on a fully diluted basis, approximately    % of our outstanding common stock with an aggregate value of $             million (assuming a price per share equal to the mid-point of the range set forth on the cover page of this prospectus). This amount includes $60.0 million recently contributed by our predecessor principals to one of our historical operating companies, the stock of which will be exchanged for common stock in the formation transactions at the initial public offering price.

  •
  Growth Oriented and Flexible Capital Structure.    Our capital structure and debt financing strategy provide us with the capacity to fund future growth and with significant financial flexibility due to the lack of amortization and defeasance and limited prepayment penalties. Upon consummation of this offering and the financing transactions, we anticipate we will have a $             million senior secured revolving credit facility (or $    million pursuant to an accordion feature) that will be undrawn.

Business and Growth Strategies

        Our primary business objective is to enhance stockholder value by increasing cash flow from operations. The strategies we intend to execute to achieve this goal include:

  •
  Premier Submarket and Asset Focus.    We intend to continue our core strategy of owning and operating office and multifamily properties within submarkets that are supply constrained, have high barriers to entry, offer key lifestyle amenities, are close to high-end executive housing, and exhibit strong economic characteristics such as population and job growth and a diverse economic base. We intend to continue to focus on owning and acquiring premier properties within each of these submarkets that we believe will command premium rental rates and higher occupancy levels than the submarket as a whole. We believe that owning the right assets in the right markets will allow us to generate strong cash flow growth and attractive long-term returns.

  •
  Disciplined Office and Multifamily Acquisition Strategy.    We intend strategically to increase our market share in our existing submarkets, and selectively to enter into other submarkets with similar characteristics, where we believe we can gain significant market share, both within and outside of Los Angeles County and Honolulu. Our acquisition strategy will focus primarily on long-term growth potential rather than short-term cash returns. As a public company, we believe that we will have more opportunities to acquire targeted properties in our submarkets through the issuance of operating partnership units, which can be of particular value to tax-sensitive sellers. We also believe that because of our established operational platform and reputation and our deep knowledge of market participants, we will be a desirable buyer for those institutions and individuals wishing to sell properties. Since 1993, our senior management team has been responsible for the purchase of over 50 properties, representing an aggregate investment of approximately $3.1 billion, or an average of approximately $225.0 million per year.

  •
  Redevelopment and Repositioning of Properties.    We intend to continue to redevelop or reposition properties that we currently own or that we acquire in the future. By redeveloping and repositioning our properties within a given submarket, we endeavor to increase both occupancy and rental rates at these properties, create additional amenities for our tenants and achieve superior risk-adjusted returns on our invested capital.

  •
  Proactive Asset and Property Management.    With few exceptions, we provide our own, fully integrated property management and leasing for our office and multifamily properties and our own tenant improvement construction services for our office properties. We have built an extensive leasing infrastructure of personnel, policies and procedures that has allowed us to adopt a business strategy of managing and leasing a large property portfolio with a diverse group of smaller tenants. Our submarket concentration allows our senior management team to efficiently access our property management and leasing executives and to realize significant operating efficiencies in managing and leasing our portfolio.

Market Information

        We believe that the strength of the economies underlying our Los Angeles County, California and Honolulu, Hawaii submarkets provides a solid foundation for growth in rental and occupancy rates, and that the economic diversity and positive demographics of these submarkets will mitigate against downturns.

Los Angeles

        According to Eastdil Secured, the Los Angeles region represents the second largest metropolitan economy in the nation, with a robust service sector, the nation's largest manufacturing base, and a leading presence in both the motion picture and defense industries. The Los Angeles region has prospered as a Pacific Rim transportation and distribution hub, with trade volume expected to surpass $330 billion in 2006. Los Angeles County represents the nation's second largest office market with a total inventory of over 375 million rentable square feet, of which 178 million rentable square feet is considered Class-A office space. Between 1995 and 2005, the Los Angeles region experienced a net gain of approximately 2.6 million residents, a 16.8% increase, outpacing the national average by 5.4 percentage points. Additionally, over this same period, total employment in the region grew by over 1.0 million jobs, a 17.7% increase, exceeding the national average by 3.1 percentage points.

Hawaii

        Hawaii's economy is driven by a number of factors, including international trade and tourism from the mainland United States and Asia, the construction industry, financial services, and a significant U.S. military presence. Employment grew by 13.0% from 1995 to 2005, while population grew by 6.6% during the same period. In addition, as of March 31, 2006, Hawaii's unemployment rate was the lowest in the nation for the 23rd consecutive month. Hawaii's gross state product grew 4.7% and 3.2% in 2004 and 2005, respectively, and is expected to grow by 3.0% in 2006. The Honolulu CBD has the largest concentration of institutional quality office space in Hawaii, totaling over 5.1 million rentable square feet.

Summary Risk Factors

        An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment in our common stock. Such risks include, but are not limited to:

  •
  All of our properties are located in Los Angeles County, California, and Honolulu, Hawaii, and we are dependent on the Southern California and Honolulu economies and susceptible to adverse local regulations and natural disasters in those areas.

  •
  The price we will pay for the assets to be acquired by us in the formation transactions may exceed their aggregate fair market value.

  •
  We have no experience operating as a publicly traded REIT.

  •
  Our operating performance is subject to risks associated with the real estate industry.

  •
  We will have a substantial amount of indebtedness outstanding following this offering, which may affect our ability to pay dividends, may expose us to interest rate fluctuation risk and may expose us to the risk of default under our debt obligations.

  •
  Potential losses, including from adverse weather conditions, natural disasters and title claims, may not be covered by insurance.

  •
  We may pursue less vigorous enforcement of terms of merger and other agreements because of conflicts of interest with certain of our officers.

  •
  Our board of directors may change significant corporate policies without stockholder approval.

  •
  Our failure to qualify as a REIT would result in higher taxes and reduce cash available for dividends.

  •
  Our predecessor principals, exercised significant influence with respect to the terms of the formation transactions.

  •
  The historical internal rates of return attributable to the institutional funds may not be indicative of our future results or an investment in our common stock.

  •
  Our charter, the partnership agreement of our operating partnership and Maryland law contain provisions that may delay, defer, or prevent a change of control transaction.

  •
  We face intense competition, which may decrease or prevent increases of the occupancy and rental rates of our properties.

  •
  We may be unable to renew leases or lease vacant space.

  •
  We may incur significant costs complying with laws, regulations and covenants that are applicable to our properties.

Our Portfolio Summary

        Our existing portfolio is located in the Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank submarkets of Los Angeles County, California, and in Honolulu, Hawaii. The following table presents a summary of our existing portfolio as of March 31, 2006 by submarket.

		Office
Submarket	Market	Number of Properties	Rentable Square Feet(1)	Percent Leased(2)	Annualized Rent(3)	Annualized Rent Per Leased Square Foot(4)
Brentwood(5)	West Los Angeles	13	1,390,625	94.4%	$43,699,392	$34.10
Olympic Corridor	West Los Angeles	4	922,405	89.1	21,096,888	27.55
Century City	West Los Angeles	2	866,039	94.0	26,193,312	32.89
Santa Monica	West Los Angeles	7	860,083	98.2	34,865,364	42.64
Beverly Hills	West Los Angeles	4	571,869	96.7	19,878,084	37.11
Westwood(6)	West Los Angeles	2	396,729	93.5	11,892,240	33.60
Sherman Oaks/Encino	San Fernando Valley	9	2,878,769	97.2	73,407,840	27.43
Warner Center/Woodland Hills(7)	San Fernando Valley	2	2,567,808	81.3	53,716,296	26.35
Burbank	Tri-Cities	1	420,949	100.0	13,360,921	31.74
Honolulu	Honolulu	2	678,940	90.8	16,199,293	30.09

Total/Weighted Average		46	11,554,216	92.1%	$314,309,630	$30.74

		Multifamily
Submarket	Market	Number of Properties	Number of Units	Percent Leased	Annualized Rent(8)	Monthly Rent Per Leased Unit
Brentwood	West Los Angeles	5	950	99.2%	$21,318,295	$1,886
Santa Monica(9)	West Los Angeles	2	820	99.6	17,813,572	1,817
Honolulu	Honolulu	2	1,098	99.1	17,170,845	1,315

Total/Weighted Average		9	2,868	99.3%	$56,302,712	$1,648

(1)
Based on Building Owners and Managers Association 1996, or BOMA 1996, remeasurement. Total consists of 10,225,704 leased square feet, 913,434 available square feet, 60,391 building management use square feet, and 354,687 square feet of BOMA square footage adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements. Abatements committed to as of March 31, 2006 for the twelve months ending March 31, 2007 were $4,333,978.

(4)
Represents annualized rent divided by leased square feet as set forth in note (1) above for the total, and as set forth in the tables under "Business and Properties—Douglas Emmett Submarket Overview" for each submarket.

(5)
Includes two properties that are primarily retail in nature comprising 68,126 rentable square feet.

(6)
Excludes our ownership of a one-sixth interest as tenant-in-common in the fee parcel at One Westwood, which fee parcel is subject to a ground lease that generated $216,875 of annualized rent as of March 31, 2006.

(7)
Excludes the ownership of fee parcels at Owensmouth and at the Hilton hotel adjacent to our Trillium property, which generated $1,142,193 and $240,000 of annualized rent, respectively, as of March 31, 2006.

(8)
Represents March 2006 multifamily rental income annualized.

(9)
Excludes 10,013 square feet of ancillary retail space, which generated $275,482 of annualized rent as of March 31, 2006.

Structure and Formation of Our Company

        Prior to completion of the formation transactions, our predecessor principals owned all of the outstanding interests in Douglas Emmett Realty Advisors, or DERA, Douglas Emmett and Company, or DECO, and P.L.E. Builders, Inc., or PLE, which we refer to as our historical operating companies. These entities provide asset management, property management, leasing, tenant improvement construction, acquisition, repositioning, redevelopment and financing services primarily to the properties owned, directly or indirectly, by the nine institutional funds and eight single-asset entities that we will acquire in the formation transactions. The institutional funds are owned by our predecessor principals and a number of unaffiliated private investors, consisting of endowments, foundations, pension plans, banks, other institutional investors and high net worth individuals. DERA is the general partner of each institutional fund. In addition, DERA is the general partner of three investment funds that own interests in certain of the institutional funds. Our predecessor principals, certain of our executive officers and unaffiliated third parties own the three investment funds. Our predecessor principals, together with their related parties, own a significant portion of the interests in the single-asset entities, and unaffiliated third parties own the remaining interests in the single-asset entities. Owners of the interests in the entities that we will acquire in the formation transactions, including our predecessor principals and certain of our executive officers, are referred to herein as the prior investors. Prior investors that will own units in our operating partnership or shares of our common stock following the consummation of the formation transactions are referred to in this prospectus as our continuing investors.

        Prior to or concurrently with the completion of this offering, we will engage in formation transactions that are designed to:

  •
  consolidate our asset management, property management, leasing, tenant improvement construction, acquisition, repositioning, redevelopment and financing businesses into our operating partnership;

  •
  consolidate the ownership of our property portfolio under our operating partnership;

  •
  facilitate this offering;

  •
  enable us to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2006;

  •
  defer the recognition of taxable gain by certain continuing investors; and

  •
  enable prior investors to obtain liquidity for their investments.

        We structured the formation transactions to minimize potential conflicts of interest. None of the predecessor principals or our senior management elected to receive any cash in the formation transactions and instead will receive only shares of our common stock and/or operating partnership units. The predecessor principals also recently contributed an additional $60.0 million to DERA, the stock of which will be exchanged for shares of our common stock, valued at the initial public offering price to the public, in the formation transactions. In addition, we will not enter into any tax protection agreements in connection with the formation transactions.

        Pursuant to the formation transactions, the following have occurred or will occur on or prior to the completion of this offering. All amounts are based on the mid-point of the range set forth on the cover page of this prospectus:

  •
  We were formed as a Maryland corporation on June 28, 2005.

  •
  Douglas Emmett Properties, LP, our operating partnership, was formed as a Delaware limited partnership on July 25, 2005. Douglas Emmett, LLC, a wholly owned subsidiary that we also formed on July 25, 2005, owns the general partnership interest in our operating partnership.

  •
  In accordance with the formation transaction documents relating to the acquisitions of the institutional funds and the single-asset entities, each such entity will distribute to its equity interest holders, including our predecessor principals and certain of our executive officers, a good faith estimate of its net operating income, less a capital expense allowance, for the period commencing July 1, 2005 and ending on the closing date, which is expected to be approximately $             million in the aggregate for all such entities. We refer herein to these distributions as the "pre-closing fund distributions."

  •
  In accordance with the formation transaction documents relating to the acquisitions of DERA, DECO and PLE, each such entity will distribute to our predecessor principals, the sole stockholders of each, its cash (other than the $60.0 million DERA contribution) and its other current assets in excess of its liabilities (excluding accrued employee benefits and future lease obligations). We refer herein to these distributions, which are expected to be approximately $             million in the aggregate for all such entities, as the "pre-closing operating company distributions."

  •
  We will acquire DERA and DECO pursuant to a series of merger transactions. Each of DERA and DECO will be merged into a newly formed merger subsidiary of ours. Thereafter, we will contribute the assets of such predecessor operating company to our operating partnership in exchange for units in our operating partnership. In addition, our operating partnership will acquire PLE pursuant to a contribution transaction, in which the outstanding interests in PLE will be contributed to our operating partnership in exchange for units in our operating partnership.

  •
  We and our operating partnership will then acquire the remaining interests in the institutional funds, the investment funds and the single-asset entities through a series of merger and contribution transactions. In addition, we will redeem the preferred minority interests in two of the institutional funds for cash. In these acquisitions, our prior investors will receive as consideration, pursuant to their prior irrevocable election, cash and/or units in our operating partnership or shares of our common stock, with a total value of $            (whether or not the underwriters' over-allotment option is exercised). Each of our predecessor principals elected to receive units in our operating partnership and shares of our common stock in the formation transactions for their interests in the various entities being acquired. None of our predecessor principals elected to receive cash.

  •
  In addition, our predecessor principals recently contributed $60.0 million to DERA, the stock of which will be exchanged for common stock in the formation transactions at the initial public offering price.

  •
  Our operating partnership will also acquire outstanding minority interests in certain subsidiaries of the institutional funds through a contribution transaction. In this transaction, the holders of the minority interests will receive units in our operating partnership.

  •
  We will sell                        shares of our common stock in this offering and an additional                        shares if the underwriters exercise their over-allotment option in full, and we will contribute the net proceeds from this offering to our operating partnership in exchange for                        units in our operating partnership (or                        units if the underwriters' over-allotment option is exercised).

  •
  In connection with the foregoing transactions, we will assume approximately $2.21 billion of debt. In addition, as a result of the financing transactions described below, including the use of proceeds therefrom, we expect to have approximately $2.75 billion of total debt outstanding, excluding loan premium, upon consummation of this offering, the formation transactions and the financing transactions.

  •
  Effective upon completion of this offering, we will grant a total of                fully vested long-term incentive units in our operating partnership, or LTIP units, and options to purchase a total of                shares of our common stock at the initial public offering price, of which            options will be fully vested upon issuance.

  •
  In addition, in connection with this offering and the formation transactions, we are negotiating an amendment to our existing $1.76 billion secured financing with Eurohypo AG and Barclays Capital with the intention of increasing the availability of the term loans by $545.0 million upon completion of this offering, which we refer to herein as the modified term loan. We expect to use the full amount of the increase upon consummation of this offering, together with the net proceeds from this offering and cash on hand, to pay cash consideration in the formation transactions, to repay certain outstanding indebtedness, to redeem outstanding preferred minority interests in certain entities to be acquired in the formation transactions and to pay related fees and expenses. We are also negotiating a $    million senior secured revolving credit facility, which we expect will be in place and undrawn at the closing of this offering, assuming a pricing in this offering at the mid-point of the range set forth on the cover page of this prospectus. We expect the senior secured revolved credit facility to contain an accordion feature that would allow us to increase the availability thereunder by $    million, to $     million, under specified circumstances. In this prospectus, we refer to our modified term loan and our new senior secured revolving credit facility as our financing transactions.

Consequences of this Offering, the Formation Transactions and the Financing Transactions

        The completion of this offering, the formation transactions and the financing transactions will have the following consequences. All amounts are based on the mid-point of the range set forth on the cover page of this prospectus:

  •
  Our operating partnership will directly or indirectly own the assets of our historical operating companies and the fee simple or other interests in all of our properties that were previously owned by the institutional funds and the single-asset entities.

  •
  Purchasers of our common stock in this offering will own    % of our outstanding common stock, or    % on a fully diluted basis. If the underwriters' over-allotment option is exercised in full, purchasers of our common stock in this offering will own    % of our outstanding common stock, or    % on a fully diluted basis.

  •
  The continuing investors, including our predecessor principals and certain of our executive officers, that elected to receive common stock in the formation transactions will own    % of our outstanding common stock. If the underwriters' over-allotment option is exercised in full, the continuing investors, including our predecessor principals and certain of our executive officers, will own    % of our outstanding common stock.

  •
  A wholly owned subsidiary of ours will be the sole general partner of our operating partnership. We will own    % of the operating partnership units and the continuing investors, including our predecessor principals and certain of our executive officers, that elected to receive units in the formation transactions will own    %. If the underwriters' over-allotment option is exercised in full, we will own    % of the operating partnership units and the continuing investors, including our predecessor principals and certain of our executive officers, will own    %.

  •
  On a fully diluted basis, the continuing investors, including the predecessor principals and our executive officers, will own    % of our outstanding common stock.

  •
  The employees of our historical operating companies will become our employees.

  •
  We expect to have total consolidated indebtedness of approximately $2.75 billion, excluding loan premium.

        The aggregate historical net tangible book value of the assets we will acquire in the formation transactions was approximately $             million as of March 31, 2006. In exchange for these assets, we will pay $            in cash, and we will issue            operating partnership units and                        shares of our common stock with a combined aggregate value of $                        , based on the mid-point of the range set forth on the cover page of this prospectus. If the underwriters' over-allotment option is exercised in full, we will pay $                        in cash, and we will issue                        operating partnership units and                        shares of our common stock with a combined aggregate value of $                        , based upon the mid-point of the range set forth on the cover of this prospectus. The value of the operating partnership units and the common stock that we will issue for the assets to be acquired in the formation transactions will increase or decrease if our common stock price increases or decreases. The initial public offering price does not necessarily bear any relationship to the book value or the fair market value of our assets.

Our Structure

        The following diagram depicts our ownership structure upon completion of this offering and the formation transactions.

(1)
On a fully diluted basis, our senior management will own    % of our outstanding common stock, and all other continuing investors as a group will own    % of our outstanding common stock.

(2)
If the underwriters exercise their over-allotment option in full, on a fully diluted basis our senior management will own    % of our outstanding common stock, and all other continuing investors as a group will own    % of our outstanding common stock.

Benefits to Related Parties

        In connection with this offering, the formation transactions and the financing transactions, our predecessor principals and certain of our executive officers will receive material benefits, including the following. All amounts are based on the mid-point of the range set forth on the cover page of this prospectus:

  •
  A            % ownership interest in us on a fully diluted basis and a            % ownership interest in us on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case comprised of            shares of our common stock and            operating partnership units (with an aggregate value of $             million), in exchange for the interests in our historical operating companies, the institutional funds, the investment funds and the single-asset entities held by them.

  •
  In accordance with the formation transaction documents relating to the acquisitions of the historical operating companies, our predecessor principals, as the sole stockholders of DERA, DECO and PLE, will receive the pre-closing operating company distributions, the aggregate value of which is expected to be approximately $             million.

  •
  In accordance with the formation transaction documents relating to the acquisitions of the institutional funds and the single-asset entities, our predecessor principals and certain of our executive officers, as prior investors in those entities, will receive the pre-closing fund distributions, which is expected to be approximately $            million in the aggregate to our predecessor principals and such executive officers.

  •
  An immediate increase in the net tangible book value of their investment in us of $            per share, representing an aggregate increase of approximately $            .

  •
  Employment agreements for Mr. Kaplan, our Chief Executive Officer and President, Mr. Panzer, our Chief Operating Officer, and Mr. William Kamer, our Chief Financial Officer, providing for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances.

  •
  Indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against our continuing investors who will become our officers and/or directors, in their capacities as such.

  •
  Repayment of $15 million of indebtedness secured by the Owensmouth land and guaranteed by Mr. Emmett's limited personal guarantee. See "Certain Relationships and Related Transactions."

  •
  Repayment to Mr. Emmett of an aggregate of $231,000, plus accrued interest of $16,661 as of March 28, 2006, loaned by Mr. Emmett to the single-asset entity that owns the Brentwood Court property. See "Certain Relationships and Related Transactions."

  •
  Effective upon completion of this offering, the grant of a total of                fully vested LTIP units and options to purchase a total of                shares of our common stock at the initial public offering price, of which            options will be fully vested upon issuance.

        Continuing investors, including our predecessor principals, holding shares of our common stock or units in our operating partnership as a result of the formation transactions will have rights beginning 14 months after the completion of this offering:

  •
  to cause our operating partnership to redeem any or all of their units in our operating partnership for cash equal to the then-current market value of one share of common stock, or, at our election, to exchange each of such units for which a redemption notice has been received for shares of our common stock on a one-for-one basis;

  •
  to cause us to register shares of our common stock that may be issued in exchange for such units in our operating partnership upon issuance or for resale under the Securities Act; and

  •
  to cause us to register such shares of common stock for resale under the Securities Act.

        We have not obtained any third-party appraisals of the properties and other assets to be acquired by us in connection with this offering or the formation transactions. The consideration to be given by us for our properties and other assets in the formation transactions may exceed the fair market value of these properties and assets. See "Risk Factors—Risks Related to Our Properties and Our Business—The price we will pay for the assets to be acquired by us in the formation transactions may exceed their aggregate fair market value."

Restrictions on Transfer

        Under the agreement governing our operating partnership, holders of units in our operating partnership do not have redemption or exchange rights and may not otherwise transfer their units, except under certain limited circumstances, for a period of 14 months after consummation of this offering. In addition, the predecessor principals and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to sell or otherwise transfer or encumber any shares of our common stock or securities convertible or exchangeable into common stock (including units in our operating partnership) owned by them at the completion of this offering or thereafter acquired by them for a period of 360 days after the completion of this offering. All other continuing investors have agreed with the underwriters, subject to certain exceptions, not to sell or otherwise transfer or encumber any such securities owned by them at the completion of this offering for a period of 180 days after the completion of this offering. Such transfer restrictions may be lifted with the consent of each of Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Restrictions on Ownership of Our Capital Stock

        Our charter documents generally prohibit any person from actually or constructively owning more than 5.0% of the outstanding shares of our common stock, subject to certain exceptions. Our charter documents, however, permit exceptions to be made for stockholders with the approval of our board of directors.

Conflicts of Interest

        Following the completion of this offering, there will be conflicts of interest with respect to certain transactions between the holders of units in our operating partnership and our stockholders. In particular, the consummation of certain business combinations, the sale of any properties or a reduction of indebtedness could have adverse tax consequences to holders of units in our operating partnership, which would make those transactions less desirable to holders of such units. Our predecessor principals and certain of our executive officers will hold both operating partnership units and shares of our common stock upon completion of this offering and the formation transactions.

        Our predecessor principals and certain of our executive officers have ownership interests in our historical operating companies, the institutional funds, the investment funds and/or the single-asset entities that we will acquire in the formation transactions upon completion of this offering. Pursuant to a representation, warranty and indemnity agreement that we have entered into with our predecessor principals as part of the formation transactions, our predecessor principals made limited representations and warranties to us regarding potential material adverse impacts on the entities and assets to be acquired by us in a formation transactions and agreed to indemnify us and our operating partnership for breaches of such representations and warranties. Such indemnification is limited, however, to $20.0 million in shares of our common stock and operating partnership units to be deposited into an escrow fund at closing of the formation transactions (or, if less, the fair market value of such shares and units) and is subject to a $1.0 million deductible. See "Risk Factors—We may pursue less vigorous enforcement of terms of merger and other agreements because of conflicts of interest with certain of our officers." In addition, we expect that certain of our predecessor principals and executive officers will enter into employment agreements with us pursuant to which they will agree, among other things, not to engage in certain business activities in competition with us and pursuant to which they will devote substantially full-time attention to our affairs. See "Management—Employment Agreements." We may choose not to enforce, or to enforce less vigorously, our rights under these agreements due to our ongoing relationship with our predecessor principals and our executive officers.

        We have adopted policies that are designed to eliminate or minimize certain potential conflicts of interest, and the limited partners of our operating partnership have agreed that in the event of a conflict in the fiduciary duties owed by us to our stockholders and, in our capacity as general partner of our operating partnership, to such limited partners, we are under no obligation to give priority to the interests of such limited partners. See "Policies with Respect to Certain Activities—Conflict of Interest Policies" and "Description of the Partnership Agreement of Douglas Emmett Properties, LP."

This Offering

Common stock offered by us	shares
Common stock to be outstanding after this offering	shares(1)
Common stock and units in our operating partnership to be outstanding after this offering	shares / units(1)(2)
Common stock and units in our operating partnership to be outstanding after this offering, assuming full exercise of the underwriters' over-allotment option	shares / units(1)(2)(3)
Use of proceeds(3)
We intend to use the net proceeds of this offering, together with cash on hand and borrowings under our modified term loan, to pay the cash consideration to prior investors due in connection with the formation transactions, to repay certain indebtedness, to redeem preferred minority interests in certain entities to be acquired in the formation transactions and to pay related fees and expenses.
New York Stock Exchange symbol	"DEI"

(1)
Excludes             shares available for future issuance under our stock incentive plan and             shares underlying options to be granted under our stock incentive plan upon consummation of the offering.

(2)
Includes             operating partnership units expected to be outstanding following the consummation of the formation transactions and             LTIP units to be issued under our stock incentive plan upon consummation of the offering.

(3)
If the underwriters' over-allotment option is exercised in full, our outstanding share amount on a fully diluted basis will increase by only             shares, as we intend to use the net proceeds to pay more cash consideration and less equity consideration in the formation transactions described herein.

Dividend Policy

        We intend to pay cash dividends to holders of our common stock. We intend to pay a pro rata dividend with respect to the period commencing on the completion of this offering and ending                        , 2006 based on $            per share for a full quarter. On an annualized basis, this would be $            per share, or an annual dividend rate of approximately            %, based on the mid-point of the range set forth on the cover page of this prospectus. We intend to maintain our initial dividend rate for the twelve month period following completion of this offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in our estimate. Dividends made by us will be authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and the capital requirements of our company. We do not intend to reduce the expected dividend per share if the underwriters' over-allotment option is exercised.

Our Tax Status

        We intend to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ending December 31, 2006. We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we currently distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property. See "Federal Income Tax Considerations."

Summary Historical and Pro Forma Financial and Operating Data

        The following table sets forth summary financial and operating data on (1) a pro forma basis for our company (which includes the historical operating companies, the institutional funds and the single-asset entities) and (2) a historical basis for our "predecessor." Our "predecessor" includes DERA, as the accounting acquirer, and the institutional funds, and excludes DECO, PLE and the single-asset entities. Our predecessor owned 42 office properties, the fee interest in two parcels of land that we lease to third parties under long-term ground leases and six multifamily properties as of March 31, 2006. DERA consolidated the institutional funds because it had control over major decisions, including decisions related to property sales or refinancings. We have not presented historical financial information for Douglas Emmett, Inc. because we have not had any corporate activity since our formation other than the issuance of shares of common stock in connection with the initial capitalization of our company and activity in connection with this offering, the formation transactions and the financing transactions, and because we believe that a discussion of the results of Douglas Emmett, Inc. would not be meaningful. In addition, we have not presented historical financial information for DECO, PLE or the single-asset entities because we believe that a discussion of the predecessor is more meaningful.

        You should read the following summary financial and operating data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation," our unaudited pro forma consolidated financial statements and related notes, the audited consolidated historical financial statements and related notes of our predecessor, and the other financial statements included elsewhere in this prospectus.

        The summary historical consolidated financial and operating data as of and for the years ended December 31, 2003, 2004 and 2005 have been derived from the audited historical consolidated financial statements of our predecessor. The summary historical consolidated balance sheet information as of March 31, 2006 and the consolidated statements of operations data for the three months ended March 31, 2005 and 2006 have been derived from the unaudited consolidated financial statements of our predecessor. In the opinion of management, the summary unaudited historical consolidated financial information for the interim periods presented includes all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. Our results of operations for interim periods are not necessarily indicative of the results to be obtained for the full fiscal year.

        Our summary unaudited pro forma consolidated financial and operating data have been derived from our unaudited pro forma consolidated financial statements included elsewhere in this prospectus and assume a share price in this offering at the mid-point of the range set forth on the cover page of this prospectus. Our unaudited pro forma consolidated financial and operating data as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005 are derived from the audited and unaudited financial statements of our predecessor, DECO, PLE, and the single-asset entities included elsewhere in this prospectus and are presented as if the formation transactions, the financing transactions, this offering, and the application of the net proceeds thereof, had all occurred on March 31, 2006 for the pro forma consolidated balance sheet and on January 1, 2005 for the pro forma consolidated statements of operations. Additionally the pro forma consolidated statements of operations are presented as if the acquisition of the Villas at Royal Kunia, consummated on March 1, 2006, along with the related financing, had occurred on January 1, 2005.

	Three Months Ended March 31,			Year Ended December 31,
	Company Pro Forma	Historical Predecessor		Company Pro Forma	Historical Predecessor
	2006	2006	2005	2005	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)
Statement of Operations Data:
Revenues:
Office rental:
Rental revenue	$87,651	$75,760	$71,590	$335,982	$297,551	$249,402	$242,463
Tenant recoveries	4,191	4,095	3,080	14,979	14,632	9,439	9,303
Parking and other income	10,465	10,239	8,957	37,123	36,383	30,311	31,546

Total office revenue	102,307	90,094	83,627	388,084	348,566	289,152	283,312
Multifamily rental:
Rental revenue (1)	14,960	12,281	10,454	60,146	43,942	32,787	31,070
Parking and other income	343	235	267	1,909	1,280	1,006	924

Total multifamily revenue	15,303	12,516	10,721	62,055	45,222	33,793	31,994

Total revenue	117,610	102,610	94,348	450,139	393,788	322,945	315,306
Operating Expenses:
Office rental	27,471	29,430	28,800	112,587	119,879	105,921	96,771
Multifamily rental	4,657	4,233	3,697	17,664	15,347	13,219	11,765
General and administrative expenses (2)	3,758	1,705	1,666	43,597	6,457	5,646	5,195
Depreciation and amortization (3)	44,757	25,783	29,528	201,247	113,170	91,306	92,559

Total operating expenses	80,643	61,151	63,691	375,095	254,853	216,092	206,290

Operating income	36,967	41,459	30,657	75,044	138,935	106,853	109,016
Gain on investment in interest contracts, net	—	34,943	15,264	—	81,666	37,629	23,583
Interest and other income	755	1,221	348	344	2,264	1,463	514
Interest expense (4)	(36,481)	(28,054)	(26,014)	(152,861)	(115,674)	(95,125)	(94,783)
Deficit recovery (distributions) from/(to) minority partners, net (5)	—	7,769	(38,774)	—	(28,150)	(57,942)	—

Income (loss) before minority interest expense	1,241	57,338	(18,519)	(77,473)	79,041	(7,122)	38,330
Minority Interest:
Minority interest expense in consolidated real estate partnerships	—	40,821	15,657	—	79,756	47,144	30,944
Minority interest in operating partnership	357	—	—	(22,312)	—	—	—
Preferred minority investor	—	4,025	3,730	—	15,805	2,499	—

Income (loss) from continuing operations	884	12,492	(37,906)	(55,161)	(16,520)	(56,765)	7,386
Income from discontinued operations, net of minority interest	—	—	—	—	—	174	239

Net income / (loss)	$884	$12,492	$(37,906)	$(55,161)	$(16,520)	$(56,591)	$7,625

	Three Months Ended March 31,		Year Ended December 31,
	Company Pro Forma	Historical Predecessor	Company Pro Forma	Historical Predecessor
	2006	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands except per share data)
Balance Sheet Data (at end of period):
Investment in real estate, net	$5,203,814	$2,721,847	—	$2,622,484	$2,398,980	$2,222,854
Total assets	5,409,440	3,052,536	—	2,904,647	2,585,697	2,356,296
Secured notes payable	2,781,000	2,305,500	—	2,223,500	1,982,655	1,716,200
Total liabilities	3,083,340	2,407,477	—	2,313,922	2,069,473	1,842,971
Minority interests in real estate partnerships	—	734,227	—	688,516	579,838	496,838
Minority interests in operating partnership	589,606	—	—	—	—	—
Stockholders' / owners' equity	1,736,494	(89,168)	—	(97,791)	(63,614)	16,487
Total liabilities and stockholders' / owners' equity	5,409,440	3,052,536	—	2,904,647	2,585,697	2,356,296
Per Share Data:
Pro forma earnings (loss) per share—basic and diluted
Pro forma weighted average common shares outstanding—basic and diluted
Other Data:
Cash flows from
Operating activities		43,106		127,811	92,767	113,950
Investing activities		(122,316)		(231,157)	(223,574)	2,163
Financing activities		85,892		103,768	167,817	(116,322)
Funds from operations (6)	$45,998		$123,774
EBITDA before minority interest (7)	82,479		276,635
Number of properties (at end of period)	55	48	55	47	45	44

(1)
Pro forma rental revenue on our multifamily portfolio for the year ended December 31, 2005 includes $3.4 million of below market lease value which amortizes into rental revenue over a period of less than one year.

(2)
Pro forma general and administrative expense for the year ended December 31, 2005 includes $29.0 million of compensation expense related to fully vested long-term incentive units and stock options granted in connection with this offering.

(3)
Pro forma depreciation and amortization for the year ended December 31, 2005 includes approximately $14.0 million of in-place lease value relating to our multifamily assets which amortizes over a period of less than one year.

(4)
Pro forma and historical interest expense for the year ended December 31, 2005 includes loan cost write-offs of $9.8 million related to the refinancing of certain secured notes payable.

(5)
Represents a charge equal to the amount of cash distributions by the institutional funds to their limited partners in excess of the carrying amount of such limited partners' interest. As we do not expect to make cash distributions in excess of the carrying amount of the minority interests in the operating partnership, these amounts have been eliminated from the pro forma amounts for each period presented.

(6)
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. The following table sets forth a reconciliation of our pro forma funds from operations for the periods presented (in thousands):

	Pro Forma
	Three Months Ended March 31, 2006	Year Ended December 31, 2005
Pro forma income (loss) before minority interest in operating partnership	$1,241	$(77,473)
Plus: pro forma real estate depreciation and amortization	44,757	201,247

Pro forma funds from operations (a)	$45,998	$123,774

  (a)
  Pro forma funds from operations for the year ended December 31, 2005 includes (1) $29.0 million of compensation expense related to fully vested long-term incentive units and stock options to be granted in connection with this offering, (2) includes $9.8 million of interest expense related to the refinancing of certain secured notes payable and (3) $3.4 million of below market lease value included in multifamily rental revenue which amortizes over a period of less than one year.

(7)
EBITDA before minority interest represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization and minority interest in operating partnership. We present EBITDA before minority interest primarily as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period by backing out potential differences caused by non-operational variances. Because EBITDA before minority interest facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also intend to use EBITDA before minority interest for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating acquisition opportunities. In addition, we believe EBITDA before minority interest and similar measures are widely used by financial analysts as a measure of financial performance of other companies in our industry. EBITDA before minority interest has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
it does not reflect our cash expenditures for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA before minority interest does not reflect cash requirements for such replacements;

•
it does not reflect changes in, or cash requirements for, our working capital requirements;

•
it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness; and

•
other REITs may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, EBITDA before minority interest should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA before minority interest only supplementally. For more information, see the consolidated financial statements and the related notes of our predecessor and the other financial statements included elsewhere in this prospectus.

A reconciliation of EBITDA before minority interest to net income (loss), the most directly comparable GAAP performance measure, is provided below (in thousands):

	Pro Forma
	Three Months Ended March 31, 2006	Year Ended December 31, 2005
Net income (loss)	$884	$(55,161)
Adjustments:
Interest expense	36,481	152,861
Depreciation and amortization	44,757	201,247
Minority in operating partnership	357	(22,312)

EBITDA before minority interest(a)	$82,479	$276,635

  (a)
  Pro forma EBITDA before minority interest for the year ended December 31, 2005 includes (1) $29.0 million of compensation expense related to fully vested long-term incentive units and stock options to be granted in connection with this offering and (2) $3.4 million of below market lease value included in multifamily rental revenue which amortizes over a period of less than one year.

RISK FACTORS

        Investment in our common stock involves risks. In addition to other information contained in this prospectus, you should carefully consider the following factors before acquiring shares of common stock offered by this prospectus. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Forward-Looking Statements."

Risks Related to Our Properties and Our Business

        All of our properties are located in Los Angeles County, California and Honolulu, Hawaii, and we are dependent on the Southern California and Honolulu economies and are susceptible to adverse local regulations and natural disasters in those areas.

        Because all of our properties are concentrated in Los Angeles County, California and Honolulu, Hawaii, we are exposed to greater economic risks than if we owned a more geographically dispersed portfolio. Further, within Los Angeles County, our properties are concentrated in certain submarkets, exposing us to risks associated with those specific areas. We are susceptible to adverse developments in the Los Angeles County, Southern California and Honolulu economic and regulatory environment (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, increases in real estate and other taxes, costs of complying with governmental regulations or increased regulation and other factors) as well as natural disasters that occur in these areas (such as earthquakes, floods and other events). In addition, the State of California is also regarded as more litigious and more highly regulated and taxed than many states, which may reduce demand for office space in California. Any adverse developments in the economy or real estate market in Los Angeles County, Southern California in general, or Honolulu, or any decrease in demand for office space resulting from the California or Honolulu regulatory or business environment, could adversely impact our financial condition, results of operations, cash flow, the per share trading price of our common stock and our ability to satisfy our debt service obligations and to pay dividends to you. We cannot assure you of the continued growth of the Los Angeles County, Southern California or Honolulu economies or of our future growth rate.

        The price we will pay for the assets to be acquired by us in the formation transactions may exceed their aggregate fair market value.

        We have not obtained any third-party appraisals of the properties and other assets to be acquired by us in connection with this offering or the formation transactions. The value of the cash, units in our operating partnership and shares of our common stock that we will pay or issue as consideration for the assets that we will acquire will increase or decrease if our common stock is priced above or below the mid-point of the range shown on the front cover of this prospectus. The initial public offering price of our common stock will be determined in consultation with the underwriters based on the history and prospects for the industry in which we compete, our financial information, the ability of our management and our business potential and earning prospects, the prevailing securities markets at the time of this offering, and the recent market prices of, and the demand for, publicly traded shares of generally comparable companies. The initial public offering price does not necessarily bear any relationship to the book value or the fair market value of such assets. As a result, the price to be paid by us for the acquisition of the assets in the formation transactions may exceed the fair market value of those assets. The aggregate historical combined net tangible book value of the assets to be acquired by us in the formation transactions was approximately $            as of March 31, 2006.

        Our operating performance is subject to risks associated with the real estate industry.

        Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for dividends, as well as the value of our properties. These events include, but are not limited to:

  •
  adverse changes in international, national or local economic and demographic conditions;

  •
  vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options;

  •
  adverse changes in financial conditions of buyers, sellers and tenants of properties;

  •
  inability to collect rent from tenants;

  •
  competition from other real estate investors with significant capital, including other real estate operating companies, publicly traded REITs and institutional investment funds;

  •
  reductions in the level of demand for commercial space and residential units, and changes in the relative popularity of properties;

  •
  increases in the supply of office space and multifamily units;

  •
  fluctuations in interest rates, which could adversely effect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all;

  •
  unanticipated increases in expenses, including, without limitation, insurance costs, labor costs, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies;

  •
  the effects of rent controls, stabilization laws and other laws or covenants regulating rental rates; and

  •
  changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990, or ADA.

        In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. If we cannot operate our properties to meet our financial expectations, our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected. There can be no assurance that we can achieve our return objectives.

        We will have a substantial amount of indebtedness outstanding following this offering, which may affect our ability to pay dividends, may expose us to interest rate fluctuation risk and may expose us to the risk of default under our debt obligations.

        As of March 31, 2006, on a pro forma basis, our total consolidated indebtedness would have been approximately $2.75 billion, excluding loan premium, and we may incur significant additional debt for various purposes, including, without limitation, to fund future acquisition and development activities and operational needs. Upon completion of this offering, we expect to have an additional $             million available for use under our senior secured revolving credit facility, assuming a pricing at the mid-point of the range set forth on the cover page of this prospectus. We also expect our senior secured revolving credit facility will contain an accordion feature that will allow us to increase the availability thereunder by $             million upon specified circumstances.

        Payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our properties or to pay the distributions currently contemplated or necessary to maintain our REIT qualification. Our substantial outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant other adverse consequences, including the following:

  •
  our cash flow may be insufficient to meet our required principal and interest payments;

  •
  we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon emerging acquisition opportunities or meet operational needs;

  •
  we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

  •
  we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

  •
  we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations;

  •
  we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under our hedge agreements, these agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements we do have, we will be exposed to then-existing market rates of interest and future interest rate volatility with respect to indebtedness that is currently hedged;

  •
  we may default on our obligations and the lenders or mortgagees may foreclose on our properties that secure their loans and receive an assignment of rents and leases; and

  •
  our default under any of our indebtedness with cross default provisions could result in a default on other indebtedness.

        If any one of these events were to occur, our financial condition, results of operations, cash flow, per share trading price of our common stock and our ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected. In addition, any foreclosure on our properties could create taxable income without accompanying cash proceeds, which could adversely affect our ability to meet the REIT distribution requirements imposed by the Code.

        The actual rents we receive for the properties in our portfolio may be less than our asking rents, and we may experience lease roll down from time to time.

        Throughout this prospectus, we make certain comparisons between our asking rents and our in-place rents, and between our asking rents and average asking rents in our submarkets. As a result of various factors, including competitive pricing pressure in our submarkets, adverse conditions in the Los Angeles County or Honolulu real estate market, a general economic downturn and the desirability of our properties compared to other properties in our submarkets, we may be unable to realize such asking rents across the properties in our portfolio. In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to obtain rental rates that are on average comparable to our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on asking rental rates at any given time as compared to expiring leases in our portfolio, we may experience declines in expiring cash rental rates versus starting cash rental rates for new leases from time to time.

        Potential losses, including from adverse weather conditions, natural disasters and title claims, may not be covered by insurance.

        Our business operations in Southern California and Honolulu, Hawaii are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters such as earthquakes, tsunamis, hurricanes, volcanoes, wind, floods, landslides and fires. These adverse weather conditions and natural disasters could cause significant damage to the properties in our portfolio, the risk of which is enhanced by the concentration of our properties' locations. Our insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. In addition, our insurance policies include substantial self insurance portions and significant deductibles and co-payments for such events, and recent hurricanes in the United States have affected the availability and price of such insurance. As a result, we may be required to incur significant costs in the event of adverse weather conditions and natural disasters. We may discontinue earthquake or any other insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss.

        Furthermore, we do not carry insurance for certain losses, including, but not limited to, losses caused by certain environmental conditions, such as mold or asbestos, riots or war. In addition, our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. As a result, we may not have sufficient coverage against all losses that we may experience, including from adverse title claims.

        If we experience a loss that is uninsured or which exceeds policy limits, we could incur significant costs, lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

        In addition, many of our properties could not be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.

        Terrorism and other factors affecting demand for our properties could harm our operating results.

        The strength and profitability of our business depends on demand for and the value of our properties. Future terrorist attacks in the United States, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war may have a negative impact on our operations. Such terrorist attacks could have an adverse impact on our business even if they are not directed at our properties. In addition, the terrorist attacks of September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. The lack of sufficient insurance for these types of acts could expose us to significant losses and could have a negative impact on our operations.

        We face intense competition, which may decrease or prevent increases of the occupancy and rental rates of our properties.

        We compete with a number of developers, owners and operators of office and multifamily real estate, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants' leases expire. In that case, our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends to you may be adversely affected.

        In addition, all of our multifamily properties are located in developed areas that include a significant number of other multifamily properties, as well as single-family homes, condominiums and other residential properties. The number of competitive multifamily and other residential properties in a particular area could have a material adverse effect on our ability to lease units and on our rental rates.

        We may be unable to renew leases or lease vacant space.

        As of March 31, 2006, leases representing approximately 10.3% of the square footage of the properties in our office portfolio will expire in the remainder of 2006, and an additional approximately 7.9% of the square footage of the properties in our office portfolio was available for lease. In addition, as of March 31, 2006, approximately 0.7% of the units in our multifamily portfolio was available for lease, and substantially all of the leases in our multifamily portfolio are renewable on an annual basis at the tenant's option and, if not renewed or terminated, automatically convert to month-to-month. We cannot assure you that leases will be renewed or that our properties will be re-leased at rental rates equal to or above our existing rental rates or that substantial rent abatements, tenant improvements, early termination rights or below-market renewal options will not be offered to attract new tenants or retain existing tenants. Accordingly, portions of our office and multifamily properties may remain vacant for extended periods of time. In addition, some existing leases currently provide tenants with options to renew the terms of their leases at rates that are less than the current market rate or to terminate their leases prior to the expiration date thereof.

        Furthermore, as part of our business strategy, we have focused and intend to continue to focus on securing smaller-sized companies as tenants for our office portfolios. Smaller tenants may present greater credit risks and be more susceptible to economic downturns than larger tenants, and may be more likely to cancel or elect not to renew their leases. In addition, we intend to actively pursue opportunities for what we believe to be well-located and high quality buildings that may be in a transitional phase due to current or impending vacancies. We cannot assure you that any such vacancies will be filled following a property acquisition, or that any new tenancies will be established at or above-market rates. If the rental rates for our properties decrease or other tenant incentives increase, our existing tenants do not renew their leases or we do not re-lease a significant portion of our available space, our financial condition, results of operations, cash flow, per share trading price of our common stock and our ability to satisfy our debt service obligations and to pay dividends to you would be adversely affected.

        Real estate investments are generally illiquid.

        The real estate investments made, and to be made, by us are relatively difficult to sell quickly. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinance of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. Furthermore, the value of our Studio Plaza and One Westwood properties may be adversely affected by the contractual rights of first offer that exist with respect to such properties. We may give similar contractual rights in the future, which could affect the value of the subject property.

        Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

        Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under various of these laws, an owner or operator of real estate is or may be liable for costs related to soil or groundwater contamination on, in, or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. Such laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using such property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release of or exposure to asbestos-containing materials, a substance known to be present in a number of our buildings. In other cases, some of our properties have been (or may have been) impacted by contamination from past operations or from off-site sources. As a result, in connection with our current or former ownership, operation, management and development of real properties, we may be potentially liable for investigation and cleanup costs, penalties, and damages under environmental laws.

        Although most of our properties have been subjected to preliminary environmental assessments, known as Phase I assessments, by independent environmental consultants that identify certain liabilities, Phase I assessments are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Unless required by applicable laws or regulations, we may not further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments.

        We cannot assure you that these or other environmental studies identified all potential environmental liabilities, or that we will not incur material environmental liabilities in the future. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell any affected properties.

        We may incur significant costs complying with laws, regulations and covenants that are applicable to our properties.

        The properties in our portfolio are subject to various covenants and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. There can be no assurance that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Our growth strategy may be affected by our ability to obtain permits, licenses and zoning relief. Our failure to obtain such permits, licenses and zoning relief could have a material adverse effect on our business, financial condition and results of operations.

        In addition, federal and state laws and regulations, including laws such as the ADA, impose further restrictions on our operations. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Some of our properties may currently be in non-compliance with the ADA. If one or more of the properties in our portfolio is not in compliance with the ADA or any other regulatory requirements, we may be required to incur additional costs to bring the property into compliance and we might incur governmental fines. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely impact our financial condition, results of operations, cash flow, the per share trading price of our common stock and our ability to satisfy our debt service obligations and to pay dividends to you.

        Rent control or rent stabilization legislation and other regulatory restrictions may limit our ability to increase rents and pass through new or increased operating costs to our tenants.

        Certain states and municipalities have adopted laws and regulations imposing restrictions on the timing or amount of rent increases or have imposed regulations relating to low- and moderate-income housing. Currently, neither California nor Hawaii have state mandated rent control, but various municipalities within Southern California, such as the City of Los Angeles and Santa Monica, have enacted rent control legislation, and portions of the Honolulu multifamily market are subject to low- and moderate-income housing regulations. We presently expect to continue operating and acquiring properties in areas that either are subject to these types of laws or regulations or where legislation with respect to such laws or regulations may be enacted in the future. Such laws and regulations limit our ability to increase rents, evict tenants or recover increases in our operating expenses and could make it more difficult for us to dispose of properties in certain circumstances. Similarly, compliance procedures associated with rent control statutes and low- and moderate-income housing regulations could have a negative impact on our operating costs, and any failure to comply with low- and moderate-income housing regulations could result in the loss of certain tax benefits and the forfeiture of rent payments. In addition, such low- and moderate-income housing regulations require us to rent a certain number of units at below-market rents, which has a negative impact on our ability to increase cash flow from our properties subject to such regulations. Furthermore, such regulations may negatively impact our ability to attract higher-paying tenants to such properties.

        We may be unable to complete acquisitions that would grow our business, and even if consummated, we may fail to successfully integrate and operate acquired properties.

        Our planned growth strategy includes the disciplined acquisition of properties as opportunities arise. Our ability to acquire properties on favorable terms and successfully integrate and operate them is subject to the following significant risks:

  •
  we may be unable to acquire desired properties because of competition from other real estate investors with more capital, including other real estate operating companies, publicly traded REITs and investment funds;

  •
  we may acquire properties that are not accretive to our results upon acquisition, and we may not successfully manage and lease those properties to meet our expectations;

  •
  competition from other potential acquirers may significantly increase the purchase price of a desired property;

  •
  we may be unable to generate sufficient cash from operations, or obtain the necessary debt or equity financing to consummate an acquisition or, if obtainable, financing may not be on favorable terms;

  •
  we may need to spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

  •
  agreements for the acquisition of office properties are typically subject to customary conditions to closing, including satisfactory completion of due diligence investigations, and we may spend significant time and money on potential acquisitions that we do not consummate;

  •
  the process of acquiring or pursuing the acquisition of a new property may divert the attention of our senior management team from our existing business operations;

  •
  we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations;

  •
  market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

  •
  we may acquire properties without any recourse, or with only limited recourse, for liabilities, whether known or unknown, such as clean-up of environmental contamination, claims by tenants, vendors or other persons against the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

        If we cannot complete property acquisitions on favorable terms, or operate acquired properties to meet our goals or expectations, our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected.

        We may be unable to successfully expand our operations into new markets.

        If the opportunity arises, we may explore acquisitions of properties in new markets. Each of the risks applicable to our ability to acquire and successfully integrate and operate properties in our current markets are also applicable to our ability to acquire and successfully integrate and operate properties in new markets. In addition to these risks, we will not possess the same level of familiarity with the dynamics and market conditions of any new markets that we may enter, which could adversely affect our ability to expand into those markets. We may be unable to build a significant market share or achieve a desired return on our investments in new markets. If we are unsuccessful in expanding into new markets, it could adversely affect our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected.

        We are exposed to risks associated with property development.

        We may engage in development and redevelopment activities with respect to certain of our properties. To the extent that we do so, we will be subject to certain risks, including, without limitation:

  •
  the availability and pricing of financing on favorable terms or at all;

  •
  the availability and timely receipt of zoning and other regulatory approvals; and

  •
  the cost and timely completion of construction (including risks beyond our control, such as weather or labor conditions, or material shortages).

        These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay distributions to you.

        We are assuming liabilities in connection with the formation transactions, including unknown liabilities.

        As part of the formation transactions, we will assume existing liabilities of our historical operating companies, the institutional funds, the investment funds and the single-asset entities, including, but not limited to, liabilities in connection with our properties, some of which may be unknown or unquantifiable at the time this offering is consummated. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to this offering, tax liabilities, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise. In connection with the formation transactions, we entered into a representation, warranty and indemnity agreement with our predecessor principals pursuant to which they made limited representations and warranties to us regarding potential material adverse impacts on the properties and entities to be acquired by us in the formation transactions and agreed to indemnify us with respect to claims for breaches of those representations and warranties brought by us within one year of the consummation of this offering. However, such indemnification is limited to $20.0 million in shares of our common stock and/or operating partnership units to be deposited into an escrow fund at the closing of the formation transactions (or, if less, the fair market value of such shares and units) and is subject to a $1.0 million deductible. Our predecessor principals are not required to add shares of our common stock or operating partnership units to the escrow in the event that the value of our common stock (and therefore, the units) decreases. Accordingly, such indemnification may not be sufficient to cover all liabilities assumed, and we are not entitled to indemnification from any other sources in connection with the formation transactions. In addition, because many liabilities, including tax liabilities, may not be identified within such period, we may have no recourse against our predecessor principals for these liabilities. See "Tax Risks Related to Ownership of REIT Shares—We and the operating partnership may inherit tax liabilities from the entities to be acquired in the formation transactions."

        If we default on the ground leases for land on which some of our properties are located or other long-term leases, our business could be adversely affected.

        We will own leasehold interests in certain land to be acquired in the formation transactions, and we are the tenant on other long-term leases such as the long-term lease on our Harbor Court property. If we default under the terms of these leases, we may be liable for damages and could lose our leasehold interest in the property or our options to purchase the fee interest in such properties. If any of these events were to occur, our business and results of operations would be adversely affected.

Risks Related to Our Organization and Structure

        We may pursue less vigorous enforcement of terms of merger and other agreements because of conflicts of interest with certain of our officers.

        Our predecessor principals and certain of our executive officers have ownership interests in the other entities to be acquired in the formation transactions. Following the completion of this offering and the formation transactions, under the representation, warranty and indemnification agreement with our predecessor principals, we will be entitled to indemnification in the event of breaches of the limited representations and warranties made by our predecessor principals with respect to potential material adverse impacts on the entities and properties to be acquired by us. Such indemnification is limited and we are not entitled to any other indemnification in connection with the formation transactions. See "—We are assuming liabilities in connection with the formation transaction, including unknown liabilities" above. In addition, we expect that certain members of our senior management team, including some of our predecessor principals, will enter into employment agreements with us pursuant to which they will agree, among other things, not to engage in certain business activities in competition with us and pursuant to which they will devote substantially full-time attention to our affairs. See "Management—Employment Agreements." We may choose not to enforce, or to enforce less vigorously, our rights under these agreements due to our ongoing relationship with our predecessor principals and our executive officers.

        Our predecessor principals exercised significant influence with respect to the terms of the formation transactions.

        We did not conduct arm's-length negotiations with our predecessor principals with respect to all of the terms of the formation transactions. In the course of structuring the formation transactions, our predecessor principals had the ability to influence the type and level of benefits that they and our other officers will receive from us. In addition, our predecessor principals had pre-existing ownership interests in our historical operating companies, the institutional funds, the investment funds and the single-asset entities and will receive substantial economic benefits as a result of the formation transactions. As a result, our predecessor principals may receive disproportionate benefits in this offering as compared to other stockholders.

        Tax consequences to holders of operating partnership units upon a sale or refinancing of our properties may cause the interests of our senior management to differ from your own.

        Some holders of operating partnership units, including our predecessor principals, may suffer different and more adverse tax consequences than holders of our common stock upon the sale or refinancing of the properties owned by our operating partnership, and therefore these holders may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties, or whether to sell or refinance such properties at all.

        Our senior management team will have significant influence over our affairs.

        Upon completion of this offering, our senior management team will own approximately    % of our outstanding common stock, or    % on a fully diluted basis. As a result, our senior management team, to the extent they vote their shares in a similar manner, will have influence over our affairs and could exercise such influence in a manner that is not in the best interests of our other stockholders, including by attempting to delay, defer or prevent a change of control transaction that might otherwise be in the best interests of our stockholders. If our senior management team exercises their redemption rights with respect to their operating partnership units and we issue common stock in exchange therefor, our senior management team's influence over our affairs would increase substantially.

        Our growth depends on external sources of capital which are outside of our control.

        In order to maintain our qualification as a REIT, we are required under the Code to annually distribute at least 90% of our net taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our net taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we rely on third-party sources to fund our capital needs. We may not be able to obtain financing on favorable terms or at all. Any additional debt we incur will increase our leverage. Our access to third-party sources of capital depends, in part, on:

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  general market conditions;

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  the market's perception of our growth potential;

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  our current debt levels;

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  our current and expected future earnings;

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  our cash flow and cash dividends; and

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  the market price per share of our common stock.

        If we cannot obtain capital from third-party sources, we may not be able to acquire or develop properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or pay dividends to you necessary to maintain our qualification as a REIT.

        Our charter, the partnership agreement of our operating partnership and Maryland law contain provisions that may delay, defer, or prevent a change of control transaction.

        Our charter contains a 5.0% ownership limit.    Our charter, subject to certain exceptions, authorizes our directors to take such actions as are necessary and desirable to limit any person to actual or constructive ownership of no more than 5.0% in value of the outstanding shares of our stock and no more than 5.0% of the value or number, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors, in its sole discretion, may exempt a proposed transferee from the ownership limit. However, our board of directors may not grant an exemption from the ownership limit to any proposed transferee whose ownership, direct or indirect, of more than 5.0% of the value or number of our outstanding shares of our common stock could jeopardize our status as a REIT. The ownership limit contained in our charter and the restrictions on ownership of our common stock may delay or impede a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See "Description of Securities—Restrictions on Transfer."

        Our board of directors may create and issue a class or series of preferred stock without stockholder approval.     Our board of directors is empowered under our charter to amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of stock of any class or series that we have authority to issue, to designate and issue from time to time one or more classes or series of preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of any class or series of preferred stock issued. As a result, we may issue series or classes of preferred stock with preferences, dividends, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change of control transaction that might otherwise be in the best interests of our stockholders.

        Certain provisions in the partnership agreement for our operating partnership may delay or make more difficult unsolicited acquisitions of us.    Provisions in the partnership agreement for our operating partnership may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

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  redemption rights of qualifying parties;

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  transfer restrictions on our operating partnership units;

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  the ability of the general partner in some cases to amend the partnership agreement without the consent of the limited partners; and

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  the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

        Certain provisions of Maryland law could inhibit changes in control.    Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or impeding a change of control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of our common stock, including:

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  "business combination" provisions that, subject to limitations, prohibit certain business combinations between us and an "interested stockholder" (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose special appraisal rights and special stockholder voting requirements on these combinations; and

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  "control share" provisions that provide that "control shares" of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of "control shares") have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

        We have elected to opt out of these provisions of the MGCL, in the case of the business combination provisions of the MGCL, by resolution of our board of directors, and in the case of the control share provisions of the MGCL, pursuant to a provision in our bylaws. However, our board of directors may by resolution elect to repeal the foregoing opt-outs from the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

        Our charter, bylaws, the partnership agreement for our operating partnership and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See "Material Provisions of Maryland Law and of Our Charter and Bylaws—Removal of Directors," "—Consideration of Non-Stockholder Constituencies," "—Control Share Acquisitions," "—Advance Notice of Director Nominations and New Business" and "Description of the Partnership Agreement of Douglas Emmett Properties, LP."

        Our fiduciary duties as sole member of the general partner of our operating partnership could create conflicts of interest.

        After the consummation of this offering, we, as the sole member of the general partner of our operating partnership, will have fiduciary duties to the other limited partners in the operating partnership, the discharge of which may conflict with the interests of our stockholders. In addition, those persons holding operating partnership units will have the right to vote on certain amendments to the operating partnership agreement (which require approval by a majority in interest of the limited partners, including us) and individually to approve certain amendments that would adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of our stockholders.

        The loss of any member of our senior management or certain other key executives could significantly harm our business.

        Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of our senior management team, including Dan A. Emmett, Jordan Kaplan, Kenneth M. Panzer and William Kamer. If we lose the services of any member of our senior management, our business may be significantly impaired. In addition, many of our senior executives have strong industry reputations, which aid us in identifying acquisition and borrowing opportunities, having such opportunities brought to us, and negotiating with tenants and sellers of properties. The loss of the services of these key personnel could materially and adversely affect our operations because of diminished relationships with lenders, existing and prospective tenants, property sellers and industry personnel.

        We have no experience operating as a publicly traded REIT.

        We have no experience operating as a publicly traded REIT. In addition, certain members of our board of directors and all of our executive officers have no experience in operating a publicly traded REIT. We cannot assure you that our past experience will be sufficient to successfully operate our company as a REIT or a publicly traded company, including the requirements to timely meet disclosure requirements and comply with the Sarbanes-Oxley Act of 2002. Failure to maintain REIT status would have an adverse effect on our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends to you.

        If we fail to establish and maintain an effective system of integrated internal controls, we may not be able to accurately report our financial results.

        In the past, we have reported our results to the investors in the institutional funds on a fund-by-fund basis, and we have not separately reported audited results for DECO, PLE or the single-asset entities. We have generally maintained separate systems and procedures for each institutional fund, as well as our non-predecessor entities, which makes it more difficult for us to evaluate and integrate their systems and procedures on a reliable company-wide basis. In addition, we were not required to report our results on a GAAP basis. In connection with our operation as a public company, we will be required to report our operations on a consolidated basis under GAAP and, in some cases, on a property by property basis. We are in the process of implementing an internal audit function and modifying our company-wide systems and procedures in a number of areas to enable us to report on a consolidated basis under GAAP as we continue the process of integrating the financial reporting of our predecessor, DECO, PLE and the single-asset entities. If we fail to implement proper overall business controls, including as required to integrate our diverse predecessor and non-predecessor entities and support our growth, our results of operations could be harmed or we could fail to meet our reporting obligations.

        Our board of directors may change significant corporate policies without stockholder approval.

        Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of the board of directors without a vote of our stockholders. In addition, the board of directors may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements. A change in these policies could have an adverse effect on our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends to you.

Risks Related to This Offering

        The historical internal rates of return attributable to the institutional funds may not be indicative of our future results or an investment in our common stock.

        We have presented in this prospectus internal rate of return, or IRR, information relating to the average historical performance of the institutional funds. When considering this information you should bear in mind that the historical results of the institutional funds may not be indicative of the future results that you should expect from us or any investment in our common stock. In particular, our results could vary significantly from the historical results due to the fact that:

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  we are acquiring the properties and other assets in the formation transactions at values in excess of their book value, which may also be in excess of their fair market value;

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  we will not benefit from any value that was created in the properties prior to our acquisition;

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  we purchased many of our properties at a relative low point in the Los Angeles County real estate market;

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  we will be operating all of the acquired properties and other assets under one on-going company, as opposed to individual investment partnerships with defined terms;

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  we will be operating as a public company, and, as such, our cost structure will vary from our historical cost structure;

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  we may not incur indebtedness at the same level relative to the value of our properties as was incurred by the institutional funds;

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  our approaches to disposition and refinancing of properties and the use of proceeds of such transactions are likely to differ from those of the institutional funds;

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  our dividend policy will differ from that of the institutional funds;

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  the value realized by our stockholders will depend not only on the cash generated by our properties but also by the market price for our common stock, which may be influenced by a number of other factors;

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  the size and type of investments that we make as a public company, and relative riskiness of those investments, may differ materially from those of the institutional funds, which could significantly impact the rates of return expected from those investments;

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  we may enter into joint ventures that could manage and lease properties differently than we have historically; and

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  as described elsewhere in this prospectus, our future results are subject to many uncertainties and other factors that could cause our returns to be materially lower than the returns previously achieved by the institutional funds.

        Differences between the book value of the assets to be acquired in the formation transactions and the price paid for our common stock will result in an immediate and material dilution of the book value of our common stock.

        As of March 31, 2006, the aggregate historical net tangible book value of the assets to be acquired by us in the formation transactions was approximately $    , or $            per share of our common stock held by our continuing investors, assuming the exchange of units in our operating partnership for shares of our common stock on a one-for-one basis. As a result, the pro forma net tangible book value per share of our common stock after the consummation of this offering and the formation transactions will be less than the initial public offering price. The purchasers of our common stock offered hereby will experience immediate and substantial dilution of $            per share in the pro forma net tangible book value per share of our common stock.

        The number of shares of our common stock available for future sale could adversely affect the market price of our common stock.

        Sales of substantial amounts of shares of our common stock in the public market, or upon exchange of units in our operating partnership or exercise of any options, or the perception that such sales might occur could adversely affect the market price of the shares of our common stock. The exchange of units in our operating partnership for common stock, the exercise of any stock options or the vesting of any restricted stock granted to certain directors, executive officers and other employees under our stock incentive plan, the issuance of our common stock or units in our operating partnership in connection with property, portfolio or business acquisitions and other issuances of our common stock or units in our operating partnership could have an adverse effect on the market price of the shares of our common stock. Also, continuing investors that will hold    % of our outstanding common stock on a pro forma basis are parties to agreements that provide for registration rights. The exercise of these registration rights could depress the price of our common stock. In addition, continuing investors that will hold $                        of our common stock and units in our operating partnership in the aggregate, assuming a per share price based on the mid-point of the range set forth on the cover page of this prospectus, elected to receive cash in the formation transactions rather than these shares or units. However, due to limits on available cash, these continuing investors will receive such common stock or operating partnership units in lieu thereof. The existence of this equity held by such continuing investors, as well as units in our operating partnership, options, or shares of our common stock reserved for issuance as restricted shares or upon exchange of units may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future sales of shares of our common stock may be dilutive to existing stockholders.

        Increases in market interest rates may result in a decrease of the value of our common stock.

        One of the factors that will influence the price of our common stock will be the dividend yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. Market interest rates have recently increased and may continue to do so. An increase in market interest rates may lead prospective purchasers of our common stock to expect a higher dividend yield and, if we are unable to pay such yield, the market price of our common stock could decrease.

        The market price of our common stock could be adversely affected by our level of cash dividends.

        The market value of the equity securities of a REIT is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales or refinancings, and is secondarily based upon the real estate market value of the underlying assets. For that reason, our common stock may trade at prices that are higher or lower than our net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of our common stock. Our failure to meet the market's expectations with regard to future earnings and cash distributions likely would adversely affect the market price of our common stock.

        There has been no public market for our common stock prior to this offering.

        Prior to this offering, there has been no public market for our common stock, and there can be no assurance that an active trading market will develop or be sustained or that shares of our common stock will be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined by agreement among us and the underwriters, but there can be no assurance that our common stock will not trade below the initial public offering price following the completion of this offering. See "Underwriting." The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies), our financial performance and general stock and bond market conditions.

Tax Risks Related to Ownership of REIT Shares

        Our failure to qualify as a REIT would result in higher taxes and reduce cash available for dividends.

        We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or IRS, as to our REIT status, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, or Skadden Arps, with respect to our qualification as a REIT. Stockholders should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden Arps will, if issued, represent only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets, the sources of our income, and the nature, construction, character and intended use of our properties. The opinion of Skadden Arps will, if issued, be expressed as of the date issued, and will not cover subsequent periods. Opinions of counsel impose no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law.

        Furthermore, both the validity of the tax opinions and our continued qualification as a REIT depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by tax counsel. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

        If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our common stock. Unless entitled to relief under certain Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. In addition, if we fail to qualify as a REIT, we will not be required to make distributions to stockholders, and all distributions to stockholders will be subject to tax as dividend income to the extent of our current and accumulated earnings and profits. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would adversely affect the value of our common stock. See "Federal Income Tax Considerations" for a discussion of material federal income tax consequences relating to us and our common stock.

        Dividends payable by REITs generally do not qualify for the reduced tax rates.

        Tax legislation enacted in 2003 and 2006 reduces the maximum tax rate for dividends payable to individuals from 38.6% to 15.0% through 2010. Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

        In addition, the relative attractiveness of real estate in general may be adversely affected by the favorable tax treatment given to corporate dividends, which could affect the value of our real estate assets negatively.

        REIT distribution requirements could adversely affect our liquidity.

        We generally must distribute annually at least 90% of our net taxable income, excluding any net capital gain, in order to qualify as a REIT. In addition, we will be subject to corporate income tax to the extent that we distribute less than 100% of our net taxable income including any net capital gain. We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation. However, differences between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the distribution requirements of the Code. Certain types of assets generate substantial mismatches between taxable income and available cash. Such assets include rental real estate that has been financed through financing structures which require some or all of available cash flows to be used to service borrowings. As a result, the requirement to distribute a substantial portion of our taxable income could cause us to: (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, in order to comply with REIT requirements. Further, amounts distributed will not be available to fund our operations. We also will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

        We and the operating partnership may inherit tax liabilities from the entities to be acquired in the formation transactions.

        Pursuant to the formation transactions, we will acquire all of the assets and liabilities, including any tax liabilities, of DERA, DECO and other entities, including a REIT, and the operating partnership will acquire all of the assets and liabilities, including any tax liabilities, of the institutional funds, PLE, the investment funds and the single-asset entities. If the other acquired entity that is a REIT failed to qualify as a REIT, or if DERA, DECO or PLE failed to qualify as an S corporation, we could assume a material federal income tax liability in connection with the mergers. In addition, to qualify as a real estate investment trust, under these circumstances we would be required to distribute any earnings and profits acquired from the acquired REIT, DERA or DECO prior to the close of the taxable year in which the mergers occur. Similarly, if any of the institutional funds, the investment funds or the single-asset entities failed to qualify as a partnership for federal income tax purposes, the operating partnership could assume a material federal income tax liability in connection with the mergers. No rulings from the IRS will be requested and no opinions of counsel will be rendered regarding the federal income tax treatment of any of the entities to be acquired in the formation transactions. Accordingly, no assurance can be given that DERA, DECO and PLE have qualified as S corporations, that the acquired REIT has qualified as a REIT or that the institutional funds, the investment funds or the single-asset entities have qualified as partnerships for federal income tax purposes, or that these entities do not have any other tax liabilities.

        We intend to take the position that each of the mergers of DERA and DECO and the acquired REIT qualify as a tax-free reorganization under the Code. If any of these mergers does not so qualify, the merger would be treated as a taxable asset sale in which DERA, DECO or the acquired REIT, as applicable, would be required to recognize taxable gain. In such a case, if DERA or DECO did not qualify as S corporations or the acquired REIT did not qualify as a REIT, then we could assume a material income tax liability in connection with the applicable merger. No rulings from the IRS will be requested and no opinions of counsel will be rendered regarding the federal income tax treatment of the acquisition of the acquired REIT or the mergers of DERA or DECO. Accordingly, no assurance can be given that such mergers will be treated as tax-free reorganizations.

        In connection with the formation transactions, we and the operating partnership will receive representations and warranties that, except as would not have a material adverse effect, the institutional funds, the investment funds, the single-asset entities, the acquired REIT, DERA, DECO and PLE have each paid all taxes due and payable. Although the occurrence of the events described above may constitute a breach of such representations and warranties, in the absence of fraud, recourse will be limited to the $20.0 million (or, if less, the fair market value) in our shares of common stock and/or operating partnership units to be deposited by our predecessor principals into the escrow fund at closing for a one-year period and subject to a $1.0 million deductible. As a result, if a breach occurs, but such breach is discovered more than one year after the closing of the formation transaction or exceeds the amount held in escrow, we and/or the operating partnership will not have an effective remedy.

        We may have carryover tax basis on our assets as a result of the formation transactions.

        Although we expect that the contribution of interests to us by certain participants in the formation transactions were fully taxable transactions, thereby resulting in a fair market value tax basis for such assets, no assurance can be given that the IRS would not attempt to recharacterize this part of the formation transactions as a tax-deferred exchange transaction. If the IRS were successful, we would generally take a carryover tax basis in such assets that is lower than the respective fair market values of such assets. This position would give rise to lower depreciation deductions that would have the effect of (i) increasing the distribution requirement imposed on us, and (ii) decreasing the extent to which our distributions are treated as tax free "return of capital" distributions. Consequently, if the IRS were successful in such an assertion, it could, among other things, adversely affect our ability to satisfy the REIT distribution requirement.

FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus. In particular, statements pertaining to our capital resources, portfolio performance, dividend policy and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and all our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Any statement contained in this prospectus that is not a statement of historical fact may be considered a forward-looking statement. Without limiting the generality of the foregoing, in some cases you can identify forward-looking statements by terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to:

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  adverse developments in the economies or real estate markets of Southern California and Honolulu;

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  decreased rental rates and increased tenant incentives or vacancy rates;

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  defaults on, early terminations of or non-renewal of leases by tenants;

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  fluctuations in interest rates;

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  changes in real estate and zoning laws and increases in real property tax rates;

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  changes in rent control laws and regulations;

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  our failure to generate sufficient cash flows to service our outstanding indebtedness;

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  potential losses from adverse weather conditions and natural disasters;

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  lack or insufficient amounts of insurance;

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  the consequences of any future terrorist attacks;

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  our failure to successfully identify and complete acquisitions or operate acquired properties;

  •
  our inability to successfully expand into new markets or submarkets;

  •
  risks associated with property development;

  •
  conflicts of interest with our officers; and

  •
  our failure to maintain our status as a REIT.

        For a more detailed discussion of these and other risks, please read carefully the information under the caption "Risk Factors." You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus, except as required by applicable law.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering, after deducting underwriting discounts and commissions and estimated expenses, of approximately $             million, or approximately $             million if the underwriters' over-allotment option is exercised in full. We will contribute the net proceeds of this offering, including any net proceeds received as a result of the exercise of the underwriters' over-allotment option, to our operating partnership in exchange for units in our operating partnership. Our operating partnership will subsequently use the net proceeds received from us from this offering of approximately $            , together with cash on hand of approximately $            and borrowings in connection with the financing transactions of approximately $            , to:

  •
  pay cash consideration to the prior investors of approximately $             billion due in connection with the formation transactions;

  •
  repay approximately $             million of outstanding indebtedness, including accrued interest, with a weighted average interest rate of    % and a weighted average maturity of       years as of June 1, 2006, in connection with the financing transactions;

  •
  redeem $             million in preferred minority interests from an institutional investor in two of the institutional funds, plus approximately $             million in premiums in connection with such redemption; and

  •
  pay costs of approximately $             million related to the formation transactions and the financing transactions.

        If the underwriters exercise their over-allotment option, we will use any additional net proceeds to pay more cash consideration and less equity consideration to prior investors in connection with the formation transactions. Accordingly, our total outstanding shares on a fully diluted basis will increase by only                        shares if the underwriters' over-allotment option is exercised in full.

        The value of units in our operating partnership that we will receive in exchange for our contribution of the net proceeds from this offering to the operating partnership will increase or decrease if our common stock is priced above or below the mid-point of the range of prices shown on the cover page of this prospectus. The initial public offering price of our common stock will be determined in consultation with the underwriters. Among the factors to be considered in determining the initial public offering price are the history and prospects for the industry in which we compete, our financial information, the ability of our management and our business potential and earning prospects, the prevailing securities markets at the time of this offering, and the recent market prices of, and the demand for, publicly traded shares of generally comparable companies. The initial public offering price does not necessarily bear any relationship to the book value or the fair market value of our assets. The aggregate historical net tangible book value of the assets to be acquired by us in the formation transactions was approximately $    million as of March 31, 2006. We have not obtained any third-party appraisals of the assets to be acquired in connection with this offering or the formation transactions. As a result, the consideration to be given by us for these assets in the formation transactions may exceed their fair market value.

DIVIDEND POLICY

        We intend to pay cash dividends to holders of our common stock. We intend to pay a pro rata dividend with respect to the period commencing on the completion of this offering and ending                        , 2006 based on $            per share for a full quarter. On an annualized basis, this would be $            per share, or an annual dividend rate of approximately            % based on the mid-point of the range set forth on the cover page of this prospectus. We intend to maintain our initial dividend rate for the twelve month period following completion of this offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in our estimate. Dividends made by us will be authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and the capital requirements of our company. We do not intend to reduce the expected dividend per share if the underwriters' over-allotment option is exercised.

CAPITALIZATION

        The following table sets forth the historical consolidated capitalization of our predecessor as of March 31, 2006 and our pro forma consolidated capitalization as of March 31, 2006, adjusted to give effect to the formation transactions, the financing transactions and this offering, including the use of the net proceeds as set forth in "Use of Proceeds." You should read this table in conjunction with "Use of Proceeds," "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources," our unaudited pro forma consolidated financial statements and related notes, the consolidated financial statements and notes thereto of our predecessor and the other financial statements appearing elsewhere in this prospectus.

	As of March 31, 2006
	Predecessor Historical	Company Pro Forma
	(In thousands except per share amounts)
Debt:
Secured notes payable(1)(2)	$2,305,500		$2,781,000
Minority interests in real estate partnerships	734,227
Minority interest in our operating partnership	—
Stockholders' equity (deficit):
Common stock, $.01 par value per share, shares authorized, issued and outstanding on a pro forma basis(3)
Additional paid-in capital
Owners' equity (deficit)	(29,168)
Notes receivable from stockholders(4)	(60,000)

Total stockholders' equity (deficit)	(89,168)

Common stock and additional paid in capital	—
Total capitalization	$2,950,559	$

(1)
We also expect to enter into a new senior secured revolving credit facility, which will be undrawn at the closing of this offering, assuming that this offering prices at the midpoint of the range set forth on the cover of this prospectus.

(2)
Pro forma amount includes loan premium of $31.0 million.

(3)
Pro forma common stock outstanding includes common stock to be issued in this offering and excludes (i)             shares issuable upon exercise of the underwriters' over-allotment option, (ii)             shares issuable under outstanding options granted under our stock incentive plan, (iii)              shares issuable in respect of LTIP units issued under our stock incentive plan, (iv)              additional shares available for future issuance under our stock incentive plan, and (v)               shares that may be issued, at our option, upon redemption of operating partnership units issued in the formation transactions.

(4)
Represents the contribution made by the predecessor principals to DERA on March 15, 2006. The predecessor principals expect to repay the notes at or prior to the time of this offering.

DILUTION

        Purchasers of our common stock offered in this prospectus will experience an immediate and substantial dilution of the net tangible book value of our common stock from the initial public offering price. At March 31, 2006, we had a net tangible book value of approximately $             million, or $            per share of our common stock held by continuing investors, assuming the exchange of units in our operating partnership into shares of our common stock on a one-for-one basis. After giving effect to the sale of the shares of our common stock offered hereby, including the use of proceeds as described under "Use of Proceeds," and the formation transactions, the financing transactions, the deduction of underwriting discounts and commissions, and estimated offering and formation transaction expenses, the pro forma net tangible book value at March 31, 2006 attributable to common stockholders, including the effects of the grant of options and LTIP units to key employees, would have been $             million, or $            per share of our common stock. This amount represents an immediate increase in net tangible book value of $            per share to continuing investors and an immediate dilution in pro forma net tangible book value of $            per share from the assumed public offering price of $            per share of our common stock to new public investors. See "Risk Factors—Risks Related to This Offering—Differences between the book value of the assets to be acquired in the formation transactions and the price paid for our common stock will result in an immediate and material dilution of the book value of our common stock." The following table illustrates this per share dilution:

Assumed initial public offering price per share	$
Net tangible book value per share before the formation and refinancing transactions and this offering(1)
Net increase in pro forma net tangible book value per share attributable to the formation and refinancing transactions and this offering
Pro forma net tangible book value per share after the formation and refinancing transactions and this offering(2)

Dilution in pro forma net tangible book value per share to new investors(3)	$

(1)
Net tangible book value per share of our common stock before the formation and refinancing transactions and this offering is determined by dividing net tangible book value based on March 31, 2006 net book value of the tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs, acquired above market leases and acquired in place lease value, net of liabilities to be assumed, excluding acquired below market leases and acquired above-market ground leases) of our predecessor by the number of shares of our common stock held by continuing investors after this offering, assuming the conversion into shares of our common stock on a one-for-one basis of the operating partnership units to be issued in connection with the formation transactions.

(2)
Based on pro forma net tangible book value of approximately $             million divided by the sum            shares of our common stock and operating partnership units to be outstanding after this offering, not including            shares of common stock issuable upon exercise of outstanding stock options and unvested LTIP units granted under our stock incentive plan.

(3)
Dilution is determined by subtracting pro forma net tangible book value per share of our common stock after giving effect to the formation and financing transactions and this offering from the initial public offering price paid by a new investor for a share of our common stock.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

        The following table sets forth selected historical financial and operating data on (1) a pro forma basis for our company (which includes the historical operating companies, the institutional funds and the single-asset entities) and (2) a historical basis for our "predecessor." Our "predecessor" includes DERA, as the accounting acquirer, and the institutional funds, and excludes DECO, PLE and the single-asset entities. Our predecessor owned 42 office properties, the fee interest in two parcels of land that we lease to third parties under long-term ground leases and six multifamily properties as of March 31, 2006. DERA consolidated the institutional funds because it had control over major decisions, including decisions related to property sales or refinancings. We have not presented historical financial information for Douglas Emmett, Inc. because we have not had any corporate activity since our formation other than the issuance of shares of common stock in connection with the initial capitalization of our company and activity in connection with this offering, the formation transactions and the financing transactions, and because we believe that a discussion of the results of Douglas Emmett, Inc. would not be meaningful. In addition, we have not presented historical financial information for DECO, PLE or the single-asset entities because we believe that a discussion of the predecessor is more meaningful.

        You should read the following selected financial and operating data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the audited consolidated historical financial statements and related notes of our predecessor.

        The selected historical consolidated financial and operating data as of and for the years ended December 31, 2003, 2004 and 2005 have been derived from the audited historical consolidated financial statements of our predecessor. The selected historical consolidated financial and operating data as of and for the years ended December 31, 2001 and 2002, the selected historical consolidated balance sheet information as of March 31, 2006 and the consolidated statements of operations data for the three months ended March 31, 2005 and 2006 have been derived from the unaudited consolidated financial statements of our predecessor. In the opinion of management, the selected unaudited historical consolidated financial information for the interim periods presented includes all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. Our results of operations for interim periods are not necessarily indicative of the results to be obtained for the full fiscal year.

        Our selected unaudited pro forma consolidated financial and operating data have been derived from our unaudited pro forma consolidated financial statements included elsewhere in this prospectus and assume a share price in this offering at the mid-point of the range set forth on the cover page of this prospectus. Our unaudited pro forma consolidated financial and operating data as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005 are derived from the audited and unaudited financial statements of our predecessor, DECO, PLE, and the single-asset entities included elsewhere in this prospectus and are presented as if the formation transactions, the financing transactions, this offering, and the application of the net proceeds thereof, had all occurred on March 31, 2006 for the pro forma consolidated balance sheet and on January 1, 2005 for the pro forma consolidated statements of operations. Additionally the pro forma consolidated statements of operations are presented as if the acquisition of the Villas at Royal Kunia, consummated on March 1, 2006, along with the related financing, had occurred on January 1, 2005.

	Three Months Ended March 31,			Year Ended December 31,
	Company Pro Forma	Historical Predecessor		Company Pro Forma	Historical Predecessor
	2006	2006	2005	2005	2005	2004	2003	2002	2001
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)				(Unaudited)	(Unaudited)
	(In thousands)
Statement of Operations Data:
Revenues:
Office rental:
Rental revenue	$87,651	$75,760	$71,590	$335,982	$297,551	$249,402	$242,463	$206,464	$176,496
Tenant recoveries	4,191	4,095	3,080	14,979	14,632	9,439	9,303	7,588	5,312
Parking and other income	10,465	10,239	8,957	37,123	36,383	30,311	31,546	30,975	21,605

Total office revenue	102,307	90,094	83,627	388,084	348,566	289,152	283,312	245,027	203,413
Multifamily rental:
Rental revenue (1)	14,960	12,281	10,454	60,146	43,942	32,787	31,070	31,960	28,581
Parking and other income	343	235	267	1,909	1,280	1,006	924	762	638

Total multifamily revenue	15,303	12,516	10,721	62,055	45,222	33,793	31,994	32,722	29,219

Total revenue	117,610	102,610	94,348	450,139	393,788	322,945	315,306	277,749	232,632
Operating Expenses:
Office rental	27,471	29,430	28,800	112,587	119,879	105,921	96,771	83,450	67,192
Multifamily rental	4,657	4,233	3,697	17,664	15,347	13,219	11,765	11,685	11,070
General and administrative expenses (2)	3,758	1,705	1,666	43,597	6,457	5,646	5,195	3,877	3,591
Depreciation and amortization (3)	44,757	25,783	29,528	201,247	113,170	91,306	92,559	76,753	57,524

Total operating expenses	80,643	61,151	63,691	375,095	254,853	216,092	206,290	175,765	139,377

Operating income	36,967	41,459	30,657	75,044	138,935	106,853	109,016	101,984	93,255
Gain (loss) on investment in interest contracts, net	—	34,943	15,264	—	81,666	37,629	23,583	(47,644)	(17,133)
Interest and other income	755	1,221	348	344	2,264	1,463	514	2,294	1,764
Interest expense (4)	(36,481)	(28,054)	(26,014)	(152,861)	(115,674)	(95,125)	(94,783)	(81,121)	(73,712)
Deficit recovery (distributions) from/(to) minority partners, net (5)	—	7,769	(38,774)	—	(28,150)	(57,942)	—	—	—

Income (loss) before minority interest expense	1,241	57,338	(18,519)	(77,473)	79,041	(7,122)	38,330	(24,487)	4,174
Minority Interest:
Minority interest expense (loss absorption) in consolidated real estate partnerships	—	40,821	15,657	—	79,756	47,144	30,944	(29,889)	(1,846)
Minority interest in operating partnership	357	—	—	(22,312)	—	—	—	—	—
Preferred minority investor	—	4,025	3,730	—	15,805	2,499	—	—	—

Income (loss) from continuing operations	884	12,492	(37,906)	(55,161)	(16,520)	(56,765)	7,386	5,402	6,020
Income from discontinued operations, net of minority interest	—	—	—	—	—	174	239	11,470	474

Net income / (loss)	$884	$12,492	$(37,906)	$(55,161)	$(16,520)	$(56,591)	$7,625	$16,872	$6,494

	Three Months Ended March 31,		Year Ended December 31,
	Company Pro Forma	Historical Predecessor	Company Pro Forma	Historical Predecessor
	2006	2006	2005	2005	2004	2003	2002	2001
	(Unaudited)	(Unaudited)	(Unaudited)				(Unaudited)	(Unaudited)
	(In thousands, except per share data)
Balance Sheet Data (at end of period):
Investment in real estate, net	$5,203,814	$2,721,847	—	$2,622,484	$2,398,980	$2,222,854	$2,293,636	$2,082,191
Total assets	5,409,440	3,052,536	—	2,904,647	2,585,697	2,356,296	2,415,429	2,168,433
Secured notes payable	2,781,000	2,305,500	—	2,223,500	1,982,655	1,716,200	1,577,188	1,390,758
Total liabilities	3,083,340	2,407,477	—	2,313,922	2,069,473	1,842,971	1,689,934	1,459,183
Minority interests in real estate partnerships	—	734,227	—	688,516	579,838	496,838	708,444	695,423
Minority interests in operating partnership	589,606	—	—	—	—	—	—	—
Stockholders' / owners' equity	1,736,494	(89,168)	—	(97,791)	(63,614)	16,487	17,051	13,827
Total liabilities and stockholders' / owners' equity	5,409,440	3,052,536	—	2,904,647	2,585,697	2,356,296	2,415,429	2,168,433
Per Share Data:
Pro forma earnings (loss) per share—basic and diluted
Pro forma weighted average common shares outstanding—basic and diluted
Other Data:
Cash flows from
Operating activities		43,106		127,811	92,767	113,950
Investing activities		(122,316)		(231,157)	(223,574)	2,163
Financing activities		85,892		103,768	167,817	(116,322)
Funds from operations (6)	$45,998		$123,774
EBITDA before minority interest (7)	82,479		276,635
Number of properties (at end of period)	55	48	55	47	45	44	46	46

(1)
Pro forma rental revenue on our multifamily portfolio for the year ended December 31, 2005 includes $3.4 million of below market lease value which amortizes into rental revenue over a period of less than one year.

(2)
Pro forma general and administrative expense for the year ended December 31, 2005 includes $29.0 million of compensation expense related to fully vested long-term incentive units and stock options granted in connection with this offering.

(3)
Pro forma depreciation and amortization for the year ended December 31, 2005 includes approximately $14.0 million of in-place lease value relating to our multifamily assets which amortizes over a period of less than one year.

(4)
Pro forma and historical interest expense for the year ended December 31, 2005 includes loan cost write-offs of $9.8 million related to the refinancing of certain secured notes payable.

(5)
Represents a charge equal to the amount of cash distributions by the institutional funds to their limited partners in excess of the carrying amount of such limited partners' interest. As we do not expect to make cash distributions in excess of the carrying amount of the minority interests in the operating partnership, these amounts have been eliminated from the pro forma amounts for each period presented.

(6)
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. The following table sets forth a reconciliation of our pro forma funds from operations for the periods presented (in thousands):

	Pro Forma
	Three Months Ended March 31, 2006	Year Ended December 31, 2005
Pro forma income (loss) before minority interest in operating partnership	$1,241	$(77,473)
Plus: pro forma real estate depreciation and amortization	44,757	201,247

Pro forma funds from operations (a)	$45,998	$123,774

  (a)
  Pro forma funds from operations for the year ended December 31, 2005 includes (1) $29.0 million of compensation expense related to fully vested long-term incentive units and stock options to be granted in connection with this offering, (2) $9.8 million of interest expense related to the refinancing of certain secured notes payable and (3) $3.4 million of below market lease value included in multifamily rental revenue which amortizes over a period of less than one year.

(7)
EBITDA before minority interest represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization and minority interest in operating partnership. We present EBITDA before minority interest primarily as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period by backing out potential differences caused by non-operational variances. Because EBITDA before minority interest facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also intend to use EBITDA before minority interest for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating acquisition opportunities. In addition, we believe EBITDA before minority interest and similar measures are widely used by financial analysts as a measure of financial performance of other companies in our industry. EBITDA before minority interest has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
it does not reflect our cash expenditures for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA before minority interest does not reflect cash requirements for such replacements;

•
it does not reflect changes in, or cash requirements for, our working capital requirements;

•
it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness; and

•
other REITs may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, EBITDA before minority interest should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA before minority interest only supplementally. For more information, see the consolidated financial statements and the related notes of our predecessor and the other financial statements included elsewhere in this prospectus.

A reconciliation of EBITDA before minority interest to net income (loss), the most directly comparable GAAP performance measure, is provided below (in thousands):

	Pro Forma
	Three Months Ended March 31, 2006	Year Ended December 31, 2005
Net income (loss)	$884	$(55,161)
Adjustments:
Interest expense	36,481	152,861
Depreciation and amortization	44,757	201,247
Minority in operating partnership	357	(22,312)

EBITDA before minority interest(a)	$82,479	$276,635

  (a)
  Pro forma EBITDA before minority interest for the year ended December 31, 2005 includes (1) $29.0 million of compensation expense related to fully vested long-term incentive units and stock options to be granted in connection with this offering and (2) $3.4 million of below market lease value included in multifamily rental revenue which amortizes over a period of less than one year.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with "Selected Consolidated Financial Data," "Structure and Formation of Our Company," our pro forma consolidated financial statements and related notes and the historical consolidated financial statements and related notes of our "predecessor," included elsewhere in this prospectus. Our "predecessor" includes Douglas Emmett Realty Advisors, Inc., or DERA, as the accounting acquirer, and its consolidated subsidiaries, nine California real estate limited partnerships that own, directly or indirectly, office and multifamily properties and fee interests in land subject to ground leases. We refer to these nine limited partnerships as the "institutional funds." In the formation transactions described below, we will acquire our predecessor, as well as Douglas, Emmett and Company, or DECO, P.L.E. Builders, Inc., or PLE, and seven California limited partnerships and one California limited liability company, which we refer to collectively as the "single-asset entities." Each single-asset entity owns, directly or indirectly, one multifamily or office property (or, in one case, a fee interest in land subject to a ground lease). As used in this section, unless the context otherwise requires, "we," "us," "our" and "our company" mean our predecessor for the periods presented and Douglas Emmett, Inc. and its consolidated subsidiaries upon consummation of this offering and the formation transactions.

Overview

        Our Company.    Douglas Emmett, Inc. is a Maryland corporation formed on June 28, 2005 to continue and expand the operations of DERA, DECO and PLE and their predecessor entities, which we refer to as our historical operating companies. We are engaged in acquiring, owning, managing, repositioning and redeveloping real estate consisting primarily of office (including ancillary retail space) and multifamily properties located in Los Angeles County, California and Honolulu, Hawaii. For all periods presented, DERA was the general partner of, and had responsibility for the asset management of, our predecessor. As of each of December 31, 2005 and March 31, 2006, our predecessor owned 42 office properties and the fee interest in two parcels of land that we lease to third parties under long-term ground leases, and as of December 31, 2005 and March 31, 2006, our predecessor owned five and six multifamily properties, respectively. As of each of December 31, 2005 and March 31, 2006, the single-asset entities owned four office properties, three multifamily properties and the fee interest in one parcel of land that we lease to third parties under long-term ground leases, and for all periods presented were under the common management of DECO. DECO provides property management and leasing services to all of the properties to be acquired in the formation transactions, and PLE provides construction services in connection with improvements to tenant suites and common areas in the properties.

        Douglas Emmett, Inc. has not had any corporate activity since its formation, other than the issuance of 100 shares of its common stock to two of our predecessor principals in connection with the initial capitalization of the company and activities in preparation for this offering and the formation transactions. Accordingly, we believe that a discussion of the results of Douglas Emmett, Inc. would not be meaningful, and we have therefore set forth below a discussion regarding the historical operations of our predecessor only. Our predecessor does not include DECO, PLE or the single-asset entities, collectively the "non-predecessor entities." For periods after consummation of this offering, our operations will include their operations. We have not included a separate discussion of the financial condition and results of operations of DECO, PLE or the single-asset entities because we believe that a discussion of our predecessor is more meaningful for investors. However, we have included elsewhere in this prospectus: (1) financial statements of DECO as of December 31, 2004 and 2005 and March 31, 2006, for the years ended December 31, 2003, 2004 and 2005, and for the three months ended March 31, 2005 and 2006; and (2) combined statements of revenues and certain expenses of the single-asset entities for the years ended December 31, 2003, 2004 and 2005 and for the three months ended March 31, 2005 and 2006. Given the size of PLE's operation, we have not included separate financial statements as we do not believe that PLE's historical financial information is meaningful to an understanding of our operations.

        Acquisitions, Dispositions and Repositionings.    The following sets forth the acquisition, disposition and repositioning activity for our predecessor for the periods presented. There were no such activities at the non-predecessor entities during these periods.

  Office Property Acquisitions

  •
  August 2004—two office properties for an aggregate gross purchase price of $59.0 million, one in Beverly Hills, California and one in Honolulu, Hawaii. These properties consist of one building each and contain a total of 311,230 rentable square feet.

  •
  November 2004—one office property in Honolulu, Hawaii that consists of two buildings containing 472,172 rentable square feet for an aggregate gross purchase price of $114.5 million.

  •
  January 2005—one office property in Woodland Hills, California that consists of four buildings containing 660,648 rentable square feet for an aggregate gross purchase price $162.0 million (including the assumption of $100.5 million in debt).

  Multifamily Property Acquisitions

  •
  January 2005—one multifamily property in Honolulu, Hawaii that consists of 696 units for an aggregate gross purchase price of $108.5 million.

  •
  March 2006—one multifamily property in Honolulu, Hawaii that consists of 402 units for an aggregate gross purchase price of $114.0 million.

  Dispositions

  •
  July 2003—one office property located in Los Angeles, California that consists of one building containing 46,529 rentable square feet for gross proceeds of $10.4 million.

  •
  October 2003—two office properties located in Beverly Hills, California that consist of two buildings containing 219,563 rentable square feet for aggregate gross proceeds of $57.3 million.

  •
  August 2004—one office property located in Burbank, California that consists of one building containing 106,660 rentable square feet for gross proceeds of $39.5 million.

        The properties disposed of in 2003 were included in discontinued operations for the year ended December 31, 2003, and the property disposed of in 2004 was included in discontinued operations for each of the years ended December 31, 2003 and 2004 and, therefore, such properties did not impact the results of continuing operations for all comparable periods.

        Repositionings.    A property is generally selected for repositioning at the time we purchase it. We often strategically purchase properties with large vacancies or expected near-term lease roll-over and use our well-developed knowledge of the property and submarket to determine the optimal use and tenant mix. Generally, a repositioning consists of a range of improvements to a property. A repositioning may involve a complete structural renovation of a building to significantly upgrade the character of the property, or it may involve targeted remodeling of common areas and tenant spaces to make the property more attractive to certain identified tenants. Although each repositioning effort is unique and determined based on the property, tenants and overall trends in the general market and specific submarket, each repositioning has resulted in a period of varying degrees of depressed rental revenue and occupancy levels for the affected property, which impacts our results and, accordingly, comparisons of our performance from period to period. The repositioning process generally occurs in stages over the course of months or even years. During the periods presented, we had a number of on-going repositioning efforts on six of our office properties representing 14 buildings and approximately 4.2 million rentable square feet, which we refer to below as the repositioning properties. The repositioning properties exclude properties acquired during the periods presented that are undergoing repositioning efforts, as these properties are discussed within the context of acquisitions.

  Significant Financing Transactions

        Historical.    In December 2004, we refinanced $218.0 million of indebtedness, secured by four multifamily properties, at a floating interest rate of Discount Mortgage-Backed Securities, or DMBS, plus 0.45%, with $293.0 million of indebtedness, secured by the same properties, at a floating interest rate of DMBS plus 0.60%, in order to increase the principal amount and extend the maturities on the loans from 2008 to 2011. In June 2005, we entered into swap transactions to fix the interest rate on these loans at 4.70%. In the discussion below, we refer to this transaction as the "December 2004 refinancing." In August 2005, we refinanced approximately $1.70 billion of indebtedness, secured by 40 office properties, at a weighted-average interest rate (after giving effect to related interest rate contracts and assuming London Interbank Offered Rate, or LIBOR, of 3.87% as of August 2005) of approximately 5.09% with $1.76 billion of term indebtedness, secured by 30 office properties, at an interest rate (after giving effect to related interest rate contracts) of approximately 4.92%. The purpose of this transaction was to lower the interest rate spread on the applicable loans, unencumber ten of the properties that had previously been securing the debt, and extend the maturity of the existing debt from between 2006 and 2009 to 2012. In the discussion below, we refer to this transaction as the "August 2005 refinancing."

        Concurrent with this Offering.    We expect to amend our existing $1.76 billion secured term loan with Eurohypo AG and Barclays Capital upon completion of this offering by increasing the principal amount of the term loan by $545.0 million at the same interest rate of LIBOR plus 0.85% and on substantially the same terms, but with additional properties securing the loan. We expect to use the entire $545.0 million in connection with this offering, the formation transactions and the financing transactions. We refer to this contemplated refinancing as our "modified term loan." We also expect to enter into a senior secured revolving credit facility providing for borrowings of up to $     million (or $     million pursuant to an accordion feature), which we expect to be undrawn at the completion of this offering, assuming an offering price at the mid-point of the range set forth on the cover page of this prospectus. For additional information regarding the modified term loan and the senior secured revolving credit facility, please refer to "—Liquidity and Capital Resources" below.

        Formation Transactions.    Concurrently with this offering, we will complete the formation transactions, pursuant to which we will acquire, through a series of merger and contribution transactions, all of the interests in our predecessor and the non-predecessor entities. As a result of the formation transactions, we will acquire a total of 55 properties (42 office properties and six multifamily properties from our predecessor, and four office properties and three multifamily properties from the single-asset entities) as well as the fee interests in three parcels of land subject to ground leases and the other assets and operations of our predecessor and the non-predecessor entities. To acquire the interests in these entities from the holders thereof, or the "prior investors," we will issue to the prior investors an aggregate of             shares of our common stock and            units in our operating partnership with an aggregate value of $            , assuming an offering price at the mid-point of the range set forth on the cover page of this prospectus, and we will pay to the prior investors $            in cash, which would be provided from the net proceeds of the offering, the financing transactions and cash on hand, including the $60.0 million capital contribution made by our predecessor principals in March 2006 to DERA. In the formation transactions, the predecessor principals will receive shares of our common stock valued at the price to the public in this offering for their DERA stock.

        If the underwriters' over-allotment option is exercised in full, we will use the additional net proceeds of $            (assuming an offering price at the mid-point of the range set forth on the cover page of this prospectus) to increase the cash consideration payable to the prior investors, and to correspondingly reduce the equity consideration payable to them. In such case, the prior investors would receive an aggregate of            shares of our common stock and            units in our operating partnership with an aggregate value of $            , assuming an offering price at the mid-point of the range set forth on the cover page of this prospectus, and we would pay them $            in cash. As a result, our outstanding shares of common stock on a fully diluted basis would increase by only            shares.

        Prior to the completion of the formation transactions, our predecessor principals owned all of the outstanding interests in DERA, DECO and PLE as well as certain interests in the nine institutional funds and the investment funds. Our predecessor principals, together with their related parties, also own a significant portion of the interests in the single-asset entities. Any interests contributed by or purchased from Mr. Emmett and his affiliates will be accounted for as a reorganization of entities under common control and recorded at historical cost. The acquisition of interests owned by unaffiliated investors (including the other predecessor principals) will be accounted for as an acquisition under the purchase method of accounting and recorded at the estimated fair value of acquired assets and assumed liabilities corresponding to their ownership interests. The fair value of these assets and liabilities has been allocated in accordance with SFAS No. 141, Business Combinations. The fair values of tangible assets acquired are determined on an as-if-vacant basis. The as-if-vacant fair value is allocated to land, building and tenant improvements based on relevant information obtained in connection with the acquisition of these interests. The estimated fair value of acquired in-place at-market leases are the costs we would have incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the fair value of leasing commissions and legal costs that would be incurred to lease this property to this occupancy level. Additionally, we evaluate the time period over which such occupancy level would be achieved and include an estimate of the net operating costs (primarily real estate taxes, insurance and utilities) incurred during the lease-up period, which generally ranges up to 8-12 months. Above-market and below-market in-place lease values are recorded as an asset or liability based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease for office property leases and our estimate of the remaining life of the tenancy for multifamily property tenants. The fair value of the variable rate debt assumed was determined using current market interest rates for comparable debt financings.

        Upon consummation of this offering and the formation transactions, we expect our operations to be carried on through Douglas Emmett Properties, LP, our operating partnership, which we formed on July 25, 2005. Consummation of the formation transactions will enable us to consolidate our asset management, property management, leasing, tenant improvement construction, acquisition and financing businesses into our operating partnership; consolidate the ownership of our property portfolio under our operating partnership; facilitate this offering; and qualify as a real estate investment trust for federal income tax purposes commencing with the taxable year ending December 31, 2006. As a result, we expect to be a fully integrated, self-administered and self-managed real estate company with approximately 400 employees providing substantial in-house expertise in asset management, property management, leasing, tenant improvement construction, acquisitions, repositioning, redevelopment and financing.

        Revenue Base.    We operate our business in two segments: office and multifamily. Historically, the office segment has represented a substantial majority of our overall business. Although our multifamily segment has grown recently with the purchases of Moanalua Hillside Apartments in January 2005 and Villas at Royal Kunia in March 2006, we expect that our office segment will remain larger than our multifamily segment. For the years ended December 31, 2003, 2004 and 2005 and the three months ended March 31, 2006, the office segment contributed 89.9%, 89.5%, 88.5% and 87.8%, respectively, of our predecessor's total revenue, while the multifamily segment contributed 10.1%, 10.5%, 11.5% and 12.2%, respectively, of such revenue. As of December 31, 2003 and 2004, our predecessor owned 41 and 42 office properties, respectively, and three and four multifamily properties, respectively. As of each of December 31, 2005 and March 31, 2006, our predecessor owned 42 office properties, and as of December 31, 2005 and March 31, 2006, they owned five and six multifamily properties, respectively. As of March 31, 2006, these office properties were approximately 92.0% leased at an average annualized rent per leased square foot of $30.45, and these multifamily properties were approximately 99.2% leased at an average monthly rent per leased unit of $1,656. Upon consummation of this offering and the formation transactions, we will acquire from our predecessor and the non-predecessor entities an aggregate of 46 office properties and nine multifamily properties, including the fee interests in three parcels of land subject to ground leases, one of which we will own a one-sixth undivided tenancy-in-common interest in that parcel. All of these properties are located in Los Angeles County, California and Honolulu, Hawaii. Our portfolio will contain a total of approximately 11.6 million office rentable square feet and 2,868 multifamily units.

  Leases

        Office Leases.    Historically, our predecessor primarily leased office properties to tenants on a full service gross or triple net lease basis, and we expect to continue to do so in the future. A full service gross lease has a base year expense stop, whereby the tenant pays a stated amount of expenses as part of the rent payment, while future increases (above the base year stop) in property operating expenses are billed to the tenant based on such tenant's proportionate square footage in the property. The increased property operating expenses billed are reflected in operating expense and amounts recovered from tenants are reflected as tenant recoveries in the statements of income. In a triple net lease, the tenant is responsible for all property taxes and operating expenses. As such, the base rent payment does not include any operating expense, but rather all such expenses are billed to the tenant. The full amount of the expenses for this lease type is reflected in operating expenses, and the reimbursement is reflected in tenant recoveries. Our tenants in Los Angeles County, California predominantly have full service gross leases, and our tenants in Honolulu, Hawaii predominantly have triple net leases.

        Multifamily Leases.    Our multifamily leases generally have a one-year term that automatically transfers to month-to-month upon expiration of the term. Tenants normally pay a base rental amount, usually quoted in terms of a monthly rate for the respective unit.

        Deficit Distributions to Minority Partners.    Deficit distributions to minority partners are recorded as an expense in the statements of operations of our predecessor. When the institutional funds made cash distributions to their limited partners unaffiliated with DERA in excess of the carrying amount of such limited partners' interests, a charge equal to the amount of such excess distributions was recorded as deficit distributions to minority partners, even though there was no effect or cost relating to our operations. We do not expect to make cash distributions in excess of the carrying amount of the minority interests in the operating partnership after completion of this offering and the formation transactions.

        Interest Rate Contracts.    Any change in fair value of interest rate contracts of our predecessor was recorded as a gain or loss in the statement of operations because such contracts did not qualify as effective hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133, as amended by SFAS 138). As discussed in more detail below under "—Liquidity and Capital Resources—Interest Rate Risk." In conjunction with this offering, we intend to enter into a series of interest rate swaps that effectively offset any future changes in the fair value of all of our existing interest rate contracts. These new interest rate contracts will also not qualify for hedge accounting under SFAS 133. Our existing interest rate contracts resulted in an asset with a fair value of $110.4 million and a liability with a fair value of $9.4 million as of March 31, 2006. These offsetting interest rate contracts will result in these values being "locked-in" on the offering date. We will collect over the remaining life of these interest rate contracts an amount equal to the net fair value recorded.

        We also intend to enter into a new series of interest rate swap contracts that will effectively hedge our variable rate debt from future changes in interest rates. Unlike the interest rate contracts described above, we expect the new interest rate contracts to qualify for cash flow hedge accounting treatment under SFAS 133, and as such, all future changes in fair value of the new interest rate contracts for periods after this offering will be recognized in other comprehensive income until the hedged item is recognized in earnings. Any ineffective portion of the new interest rate contracts' change in fair value is immediately recognized in earnings.

Factors That May Influence Our Operating Results

        Business and Strategy.    We expect to continue our strategy of growth through proactive asset and property management at existing properties and through selective acquisitions, repositioning and redevelopment. Our core strategy has been to own and operate office and multifamily properties within submarkets that are supply constrained, have high barriers to entry, exhibit strong economic characteristics and offer proximity to high-end executive housing and key lifestyle amenities. We often acquire properties with significant vacancies upon acquisition that we believe we can manage and lease in a manner that will increase their cash flow. In addition, we intend to continue to redevelop and reposition properties to increase rental and occupancy rates at these properties.

        Since 2003, we experienced increasing occupancy rates in our Los Angeles County office properties, which we believe was due in part to the general economic recovery that took place after the relative economic slowdown that began in late 2000. We also saw rental rate growth, which typically follows occupancy growth, beginning in 2005. In addition, we have generally experienced fairly stable occupancy rates at our multifamily properties in recent years, and we began to see rental rate growth in 2005, as a result of higher demand. We expect these trends to continue in the near term as a result of continuing positive factors affecting our markets, growth of the local economy and the lease-up of our repositioning properties.

        We expect to continue to acquire properties subject to existing mortgage financing and other indebtedness or to incur indebtedness in connection with acquiring or refinancing these properties. Historically, we have financed our properties with floating rate debt, where possible, hedged with interest rate swaps or caps, where appropriate, since we value the flexibility that this borrowing strategy affords. Debt service on such indebtedness will have a priority over any dividends with respect to our common stock.

        Rental Revenue.    We receive income primarily from rental revenue from our office and multifamily properties and parking garages at those properties. The amount of rental revenue generated by the properties in our portfolio depends principally on our ability to maintain the occupancy rates of currently leased space and to lease currently available space and space available from lease terminations. As of March 31, 2006, the occupancy levels in the properties that will comprise our initial portfolio upon completion of this offering and the formation transactions were approximately 92.1% of our rentable square feet for our office properties and approximately 99.3% for our multifamily properties. The amount of rental revenue generated by us also depends on our ability to maintain or increase rental rates at our properties. Future economic downturns or regional downturns affecting our submarkets that impair our ability to renew or re-lease space and the ability of our tenants to fulfill their lease commitments, as in the case of tenant bankruptcies, could adversely affect our ability to maintain or increase rental rates at our properties. Negative trends in one or more of these factors could adversely affect our rental revenue in future periods.

        Scheduled Lease Expirations.    Our ability to re-lease space subject to expiring leases will impact our results of operations and is affected by economic and competitive conditions in our markets as well as the desirability of our individual properties. As of March 31, 2006, in addition to approximately 913,434 rentable square feet of currently available space in our office properties that will comprise our initial portfolio, leases representing approximately 10.3% and 11.5% of the rentable square footage of such portfolio are scheduled to expire during the nine months ending December 31, 2006 and the twelve months ending December 31, 2007, respectively. The leases scheduled to expire in the nine months ending December 31, 2006 and the twelve months ending December 31, 2007 represent approximately 11.8% and 13.5%, respectively, of the total annualized rent for our initial portfolio.

        Conditions in Our Markets.    The properties in our portfolio are located in either Los Angeles County, California or Honolulu, Hawaii. Positive or negative changes in economic or other conditions, adverse weather conditions and natural disasters in these markets may impact our overall performance.

        Operating Expenses.    Our operating expenses generally consist of utilities, property and ad valorem taxes, insurance and site maintenance costs, as well as rental expenses on the two ground leases and the Harbor Court lease where we are the lessee. As a public company, we estimate our annual general and administrative expenses will increase by $6 million to $8 million initially due to increased legal, insurance, accounting and other expenses related to corporate governance, SEC reporting and other compliance matters, compared to our predecessor's operations. In addition, our portfolio may be reassessed after the consummation of this offering. Therefore, the amount of property taxes we have paid in the past may not reflect what we will pay in the future.

Critical Accounting Policies

        Our discussion and analysis of the historical financial condition and results of operations of our predecessor are based upon their consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses in the reporting period. Actual amounts may differ from these estimates and assumptions. We have provided a summary of our significant accounting policies in note 2 to the consolidated financial statements of our predecessor included elsewhere in this prospectus. We have summarized below those accounting policies that require material subjective or complex judgments and that have the most significant impact on our financial conditions and results of operations. We evaluate these estimates on an ongoing basis, based upon information currently available and on various assumptions that we believe are reasonable as of the date hereof. In addition, other companies in similar businesses may use different estimation policies and methodologies, which may impact the comparability of our results of operations and financial conditions to those of other companies.

        Consolidation of Limited Partnerships.    In March 2005, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus on Issue No. 04-05, Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. EITF 04-5 clarifies certain aspects of Statement of Position 78-9, Accounting for Investments in Real Estate Ventures, and provides guidance on determining whether a sole general partner in a limited partnership should consolidate its investment in a limited partnership. DERA is the sole general partner of the institutional funds and the limited partners of the institutional funds do not have substantive "kick-out" or participation rights as defined by EITF 04-5. DERA early adopted the guidance of EITF 04-5 and has consolidated the institutional funds retrospectively.

        The accompanying consolidated financial statements represent the historical financial statements of our predecessor, which include the accounts of DERA and the institutional funds. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

        Investment in Real Estate.    Acquisitions of properties and other business combinations subsequent to June 30, 2001, the effective date of SFAS No. 141, Business Combinations, are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above- and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date. Each of these estimates requires a great deal of judgment, and some of the estimates involve complex calculations. These allocation assessments have a direct impact on our results of operations because if we were to allocate more value to land there would be no depreciation with respect to such amount. If we were to allocate more value to the buildings as opposed to allocating to the value of tenant leases, this amount would be recognized as an expense over a much longer period of time, since the amounts allocated to buildings are depreciated over the estimated lives of the buildings whereas amounts allocated to tenant leases are amortized over the terms of the leases.

        The fair values of tangible assets are determined on an "as-if-vacant" basis. The "as-if-vacant" fair value is allocated to land, where applicable, buildings, tenant improvements and equipment based on comparable sales and other relevant information obtained in connection with the acquisition of the property.

        The estimated fair value of acquired in-place at-market leases are the costs we would have incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimate includes the fair value of leasing commissions and legal costs that would be incurred to lease the property to this occupancy level. Additionally, we evaluate the time period over which such occupancy level would be achieved and include an estimate of the net operating costs (primarily real estate taxes, insurance and utilities) incurred during the lease-up period, which generally ranges up to 8-12 months.

        Above-market and below-market in-place lease values are recorded as an asset or liability based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable term of the lease.

        Expenditures for repairs and maintenance are expensed to operations as incurred. Significant betterments are capitalized. When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.

        The values allocated to land, buildings, site improvements, tenant improvements, and in-place leases are depreciated on a straight-line basis using an estimated life of 40 years for buildings, 15 years for site improvements, and the respective lease term for tenant improvements and in-place leases. The values of above- and below-market leases are amortized over the life of the related lease and recorded as either an increase (for below-market leases) or a decrease (for above-market leases) to rental income. The amortization of acquired in-place leases is recorded as an adjustment to depreciation and amortization in the consolidated statements of operations. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off. Interest, insurance and property tax costs incurred during the period of construction of real estate facilities are capitalized.

        Impairment of Long-Lived Assets.    We assess whether there has been impairment in the value of our long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future cash flows expected to be generated by the asset. We consider factors such as future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If our evaluation indicates that we may be unable to recover the carrying value of a real estate investment, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. These losses have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. Since cash flows on properties considered to be long-lived assets to be held and used are considered on an undiscounted basis to determine whether an asset has been impaired, our strategy of holding properties over the long-term directly decreases the likelihood of recording an impairment loss. If our strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized and such loss could be material.

        Revenue Recognition.    Revenue and gain is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition in Financial Statements (SAB 104), as amended. SAB 104 requires that four basic criteria must be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectibility is reasonably assured. All leases are classified as operating leases. For all lease terms exceeding one year, rental income is recognized on a straight-line basis over the terms of the leases. Deferred rent receivables represent rental revenue recognized on a straight-line basis in excess of billed rents. Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenues in the period the applicable costs are incurred. In addition, we record a capital asset for leasehold improvements constructed by us that are reimbursed by tenants, with the offsetting side of this accounting entry recorded to deferred revenue which is included in accounts payable, accrued expenses and tenant security deposits. The deferred revenue is amortized as additional rental revenue over the life of the related lease.

        Rental revenue from month-to-month leases or leases with no scheduled rent increases or other adjustments are recognized on a monthly basis when earned.

        Recoveries from tenants for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred. Lease termination fees, which are included in rental income in the accompanying consolidated statements of operations, are recognized when the related leases are canceled and we have no continuing obligation to provide services to such former tenants.

        We recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (SFAS No. 66). The specific timing of a sale is measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, we defer gain recognition and account for the continued operations of the property by applying the finance, installment or cost recovery method.

        Monitoring of Rents and Other Receivables.    We maintain an allowance for estimated losses that may result from the inability of tenants to make required payments. If a tenant fails to make contractual payments beyond any allowance, we may recognize bad debt expense in future periods equal to the amount of unpaid rent and deferred rent. We generally do not require collateral or other security from our tenants, other than security deposits or letters of credit. If our estimates of collectibility differ from the cash received, the timing and amount of our reported revenue could be impacted.

        Financial Instruments.    The estimated fair values of financial instruments are determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair values. The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts. Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

        Interest Rate Agreements.    We manage our interest rate risk associated with borrowings by obtaining interest rate swap and interest rate cap contracts. No other derivative instruments are used.

        In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS 133. The statement requires us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value and the changes in fair value must be reflected as income or expense. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income, which is a component of our stockholders' equity account. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings. Our investments in interest rate swap and interest rate cap contracts do not qualify as effective hedges, and as such, the changes in such contracts' fair market values are being recorded in earnings.

Historical Results of Operations

  Comparison of three months ended March 31, 2006 to three months ended March 31, 2005

Revenue

        Total Revenue.    Total revenue consists of office revenue and multifamily revenue. Total revenues increased by $8.3 million, or 8.8%, to $102.6 million for the three months ended March 31, 2006 compared to $94.3 million for the three months ended March 31, 2005. The increase in total revenue was primarily due to the factors discussed below.

Office Revenue

        Total Office Revenue.    Total office revenue consists of rent, tenant recoveries and parking and other income, as discussed in more detail below. Total office revenue increased by $6.5 million, or 7.7%, to $90.1 million for the three months ended March 31, 2006 compared to $83.6 million for the three months ended March 31, 2005, primarily due to the factors discussed below.

        Rent.    Rent includes rental revenue from our office properties, percentage rent on the retail space contained within office properties, and lease termination income. Rental revenue increased $4.2 million, or 5.8%, to $75.8 million for the three months ended March 31, 2006 compared to $71.6 million for the three months ended March 31, 2005. Approximately $2.3 million of the increase was due to increased rents arising from the repositioning properties, offset by $0.3 million related to the repositioning of our Trillium property, which we acquired in early 2005. The remainder of the increase was primarily due to increases in occupancy and rental rates charged to tenants.

        Tenant Recoveries.    Tenant recoveries increased $1.0 million, or 33.0%, to $4.1 million for the three months ended March 31, 2006 compared to $3.1 million for the three months ended March 31, 2005. The increase was primarily due to the repositioning properties, which had tenant recoveries of $1.4 million for the three months ended March 31, 2006 compared to $0.8 million for the three months ended March 31, 2005. The remainder of the increase related to two Honolulu, Hawaii properties purchased in late 2004, which had primarily triple net leases during both periods presented and had tenant recoveries of $1.5 million for the three months ended March 31, 2006 compared to $1.1 million for the three months ended March 31, 2005.

        Parking and Other Income.    Parking and other income increased $1.3 million, or 14.3%, to $10.2 million for the three months ended March 31, 2006 compared to $9.0 million for the three months ended March 31, 2005. Approximately $0.4 million of the increase related to the acquisition of one office property in early 2005, and the remainder of the increase primarily related to increased parking income at the repositioning properties.

Multifamily Revenue

        Total Multifamily Revenue.    Total multifamily revenue consists of rent and parking and other income. Total multifamily revenue increased by $1.8 million, or 16.7%, to $12.5 million for the three months ended March 31, 2006 compared to $10.7 million for the three months ended March 31, 2005, primarily due to the factors discussed below.

        Rent.    Rent increased $1.8 million, or 17.5%, to $12.3 million for the three months ended March 31, 2006 compared to $10.5 million for the three months ended March 31, 2005. Approximately $1.1 million of the increase related to the purchase of one property in March 2006 and the purchase of one property in January 2005. The remainder of the increase was due to increases in rents charged to tenants.

        Parking and Other Income.    Parking and other income for the three months ended March 31, 2006 was comparable to that for the three months ended March 31, 2005.

Operating Expenses

        Total Operating Expenses.    Total operating expenses consist of office and multifamily rental expense as well as general and administrative expenses and depreciation and amortization. Total operating expenses decreased by $2.5 million, or 4.0%, to $61.2 million for the three months ended March 31, 2006 compared to $63.7 million for the three months ended March 31, 2005, primarily due to the factors discussed below.

        Office Rental.    Office rental expenses increased $0.6 million, or 2.2%, to $29.4 million for the three months ended March 31, 2006 compared to $28.8 million for the three months ended March 31, 2005. The increase was primarily due to increases in payroll, utilities, property taxes and janitorial services as well as the acquisition of one office property in early 2005, partially offset by a $0.1 million decrease in insurance premiums.

        Multifamily Rental.    Multifamily rental expenses increased $0.5 million, or 14.5%, to $4.2 million for the three months ended March 31, 2006 compared to $3.7 million for the three months ended March 31, 2005. The increase was primarily due to the acquisition of one multifamily property in early 2005 and one multifamily property in March 2006.

        General and Administrative.    General and administrative expense for the three months ended March 31, 2006 was comparable to the three months ended March 31, 2005.

        Depreciation and Amortization.    Depreciation and amortization expense decreased $3.7 million, or 12.7%, to $25.8 million for the three months ended March 31, 2006 compared to $29.5 million for the three months ended March 31, 2005. The decrease was primarily due to a decrease in intangibles amortization related to recent acquisitions, as leases expired, and $2.2 million in accelerated depreciation in the first quarter of 2005 related to tenant improvements for tenants that vacated prior to their lease termination.

Non-Operating Income and Expenses

        Gain on Investments in Interest Contracts, Net.    Gain on investments in interest contracts, net increased $19.7 million, or 128.9%, to $34.9 million for the three months ended March 31, 2006 compared to $15.3 million for the three months ended March 31, 2005. The increase was due to increases in the value of swap contracts caused by increases in interest rates and a $1.14 billion increase in the notional amount of interest rate swap contracts outstanding from $1.07 billion as of March 31, 2005 to $2.21 billion as of March 31, 2006, in connection with our December 2004 and August 2005 refinancings.

        Interest and Other Income.    Interest and other income increased $0.9 million, or 250.9%, to $1.2 million for the three months ended March 31, 2006 compared to $0.3 million for the three months ended March 31, 2005. The increase was primarily due to an increase in average cash balances and higher short-term interest rates for the period ended March 31, 2006 compared to the period ended March 31, 2005.

        Interest Expense.    Interest expense increased $2.0 million, or 7.8%, to $28.1 million for the three months ended March 31, 2006 compared to $26.0 million for the three months ended March 31, 2005. Approximately $0.4 million of the increase related to the purchase of one multifamily property in March 2006, which was financed with $82.0 million in debt at an effective interest rate (after taking into account the effect of the interest rate swap contract) of 5.62%. The remaining increase was primarily due to an increase in the effective interest rates over the comparable period.

        Deficit Recovery (Distributions) from/(to) Minority Partners, Net.    Deficit recovery (distributions) from/(to) minority partners, net increased $46.5 million, to a $7.8 million recovery for the three months ended March 31, 2006 compared to a $(38.8) million distribution for the three months ended March 31, 2005. The increase was primarily due to a distribution in the first quarter of 2005 related to a preferred investment that did not occur in the first quarter of 2006. Additionally, in the first quarter of 2006, net income exceeded distributions to the limited partners, resulting in the reversal of a portion of the deficit distribution expense incurred in prior periods.

Minority Interest

        Minority interest increased $25.5 million, or 131.3%, to $44.8 million for the three months ended March 31, 2006 compared to $19.4 million for the three months ended March 31, 2005. The increase was primarily due to an increase in net income before deficit distributions and increased capital contributions from minority partners.

  Comparison of year ended December 31, 2005 to year ended December 31, 2004

Revenue

        Total Revenue.    Total revenues increased by $70.8 million, or 21.9%, to $393.8 million for the year ended December 31, 2005 compared to $322.9 million for the year ended December 31, 2004. The increase in total revenue was primarily due to the factors discussed below.

Office Revenue

        Total Office Revenue.    Total office revenue increased by $59.4 million, or 20.5%, to $348.6 million for the year ended December 31, 2005 compared to $289.2 million for the year ended December 31, 2004, primarily due to the factors discussed below.

        Rent.    Rent increased $48.1 million, or 19.3%, to $297.6 million for the year ended December 31, 2005 compared to $249.4 million for the year ended December 31, 2004. The increase was primarily due to $23.5 million relating to the acquisition of three office properties in late 2004 and the acquisition of one office property in early 2005. Additionally, $17.3 million of the increase was related to increased rent from the continued lease-up of the repositioning properties. The remainder of the increase is due to increases in occupancy and rental rates charged to tenants offset by a $1.3 million decrease in lease termination income.

        Tenant Recoveries.    Tenant recoveries increased $5.2 million, or 55.0%, to $14.6 million for the year ended December 31, 2005 compared to $9.4 million for the year ended December 31, 2004. The increase was primarily due to the acquisition of two Honolulu, Hawaii office properties in late 2004, which have primarily triple net leases, as well as the acquisition of two other office properties, one in late 2004 and one in early 2005.

        Parking and Other Income.    Parking and other income increased $6.1 million, or 20.0%, to $36.4 million for the year ended December 31, 2005 compared to $30.3 million for the year ended December 31, 2004. The increase was primarily due to $4.4 million related to the acquisition of three office properties in late 2004 and the acquisition of one office property in early 2005. The remainder of the increase related to a $1.6 million increase in parking revenue at the repositioning properties and increased parking rental rates.

Multifamily Revenue

        Total Multifamily Revenue.    Total multifamily revenue increased by $11.4 million, or 33.8%, to $45.2 million for the year ended December 31, 2005 compared to $33.8 million for the year ended December 31, 2004, primarily due to the factors discussed below.

        Rent.    Rent increased $11.2 million, or 34.0%, to $43.9 million for the year ended December 31, 2005 compared to $32.8 million for the year ended December 31, 2004. Approximately $8.6 million of the increase in rental income related to the acquisition of one multifamily property in early 2005. The remainder of the increase was primarily due to increases in rents charged to tenants.

        Parking and Other Income.    Parking and other income increased $0.3 million, or 27.2%, to $1.3 million for the year ended December 31, 2005 compared to $1.0 million for the year ended December 31, 2004. The increase was due to the acquisition of one multifamily property in early 2005.

Operating Expenses

        Total Operating Expenses.    Total operating expenses increased by $38.8 million, or 17.9%, to $254.9 million for the year ended December 31, 2005 compared to $216.1 million for the year ended December 31, 2004, primarily due to the factors discussed below.

        Office Rental.    Office rental expenses increased $14.0 million, or 13.2%, to $119.9 million for the year ended December 31, 2005 compared to $105.9 million for the year ended December 31, 2004. The increase was primarily due to the acquisition of three office properties in late 2004 and the acquisition of one office property in early 2005.

        Multifamily Rental.    Multifamily rental expenses increased $2.1 million, or 16.1%, to $15.3 million for the year ended December 31, 2005 compared to $13.2 million for the year ended December 31, 2004. The increase was primarily due to a $3.0 million increase relating to the acquisition of one multifamily property in early 2005, offset by a $1.1 million litigation settlement recorded in 2004.

        General and Administrative.    General and administrative expenses increased $0.8 million, or 14.4%, to $6.5 million for the year ended December 31, 2005 compared to $5.6 million for the year ended December 31, 2004. The increase was primarily due to increases in personnel costs.

        Depreciation and Amortization.    Depreciation and amortization expense increased $21.9 million or 23.9%, to $113.2 million for the year ended December 31, 2005 compared to $91.3 million for the year ended December 31, 2004. The increase was due to the acquisition of three office properties in late 2004 and the acquisition of one office property and one multifamily property in early 2005.

Non-Operating Income and Expenses

        Gain on Investments in Interest Contracts, Net.    Gain on investments in interest contracts, net increased $44.0 million, or 117.0%, to $81.7 million for the year ended December 31, 2005 compared to $37.6 million for the year ended December 31, 2004. The increase was primarily due to increases in the value of interest rate swap contracts caused by increases in interest rates and an increase in the notional amount of interest rate swaps outstanding from $1.51 billion as of December 31, 2004 to $2.12 billion as of December 31, 2005 as part of the August 2005 and December 2004 refinancings.

        Interest and Other Income.    Interest and other income increased $0.8 million, or 54.8%, to $2.3 million for the year ended December 31, 2005 compared to $1.5 million for the year ended December 31, 2004. The increase was primarily due to an increase in average cash balances and higher short-term interest rates during 2005 as compared to 2004.

        Interest Expense.    Interest expense increased $20.5 million, or 21.6%, to $115.7 million for the year ended December 31, 2005 compared to $95.1 million for the year ended December 31, 2004. The increase was partially due to $9.8 million in accelerated loan fee amortization from the write-off of deferred loan costs as part of the August 2005 refinancing and $12.4 million from the acquisition of three office properties in late 2004 and one office and one multifamily property in January 2005 offset by $2.3 million in defeasance and prepayment penalties incurred in 2004, but not in 2005.

        Deficit Distributions to Minority Partners, Net.    Deficit distributions to minority partners, net decreased $29.8 million, or 51.4%, to $28.2 million for the year ended December 31, 2005 compared to $57.9 million for the year ended December 31, 2004. The decrease was due to a reduction in the distribution of proceeds received from preferred minority investors.

Minority Interest

        Minority interest increased $45.9 million, or 92.5%, to $95.6 million for the year ended December 31, 2005 compared to $49.6 million for the year ended December 31, 2004. The increase was primarily due to an increase in net income before deficit distributions and increased capital contributions from minority investors.

  Comparison of year ended December 31, 2004 to year ended December 31, 2003

Revenue

        Total Revenue.    Total revenue increased by $7.6 million, or 2.4%, to $322.9 million for the year ended December 31, 2004 compared to $315.3 million for the year ended December 31, 2003. The increase in total revenue was primarily due to the factors discussed below.

Office Revenue

        Total Office Revenue.    Total office revenue increased by $5.8 million, or 2.1%, to $289.2 million for the year ended December 31, 2004 compared to $283.3 million for the year ended December 31, 2003, primarily due to the factors discussed below.

        Rent.    Rent increased $6.9 million, or 2.9%, to $249.4 million for the year ended December 31, 2004 compared to $242.5 million for the year ended December 31, 2003. Approximately $2.4 million of the increase was due to the acquisition of three office properties in late 2004, $3.8 million of the increase related to increased rent from lease-up of the repositioning properties, and $7.2 million of the increase was due to increased straight-line rent offset by a $6.5 million decrease in rent charged to tenants.

        Tenant Recoveries.    Tenant recoveries increased $0.1 million, or 1.5%, to $9.4 million for the year ended December 31, 2004 compared to $9.3 million for the year ended December 31, 2003. The increase was primarily due to the acquisition of three office properties in late 2004 partially offset by the repositioning properties.

        Parking and Other Income.    Parking and other income decreased $1.2 million, or 3.9%, to $30.3 million for the year ended December 31, 2004 compared to $31.5 million for the year ended December 31, 2003. The decrease was primarily due to a loss of parking income as part of the repositioning properties, offset by increase in parking and other income from three properties that were acquired in 2004.

Multifamily Revenue

        Total Multifamily Revenue.    Total multifamily revenue increased by $1.8 million, or 5.6%, to $33.8 million for the year ended December 31, 2005 compared to $32.0 million for the year ended December 31, 2004, primarily due to the factors discussed below.

        Rent.    Rent increased $1.7 million, or 5.5%, to $32.8 million for the year ended December 31, 2004 compared to $31.1 million for the year ended December 31, 2003. The increase was primarily due to increases in rents charged to tenants.

        Parking and Other Income.    Parking and other income increased $0.1 million, or 8.9%, to $1.0 million for the year ended December 31, 2004 compared to $0.9 million for the year ended December 31, 2003. The increase was primarily due to increased parking rental rates.

Operating Expenses

        Total Operating Expenses.    Total operating expenses increased by $9.8 million, or 4.8%, to $216.1 million for the year ended December 31, 2004 compared to $206.3 million for the year ended December 31, 2003, primarily due to the factors discussed below.

        Office Rental.    Office rental expenses increased $9.2 million, or 9.5%, to $105.9 million for the year ended December 31, 2004 compared to $96.8 million for the year ended December 31, 2003. Approximately $2.3 million of the increase was due to the acquisition of three office properties in late 2004, and approximately $2.3 million of the increase was due to increased expenses associated with the repositioning properties.

        Multifamily Rental.    Multifamily rental expenses increased $1.5 million, or 12.4%, to $13.2 million for the year ended December 31, 2004 compared to $11.8 million for the year ended December 31, 2003. The increase was primarily related to a $1.1 million litigation settlement recorded in 2004.

        General and Administrative.    General and administrative expense increased $0.5 million, or 8.7%, to $5.6 million for the year ended December 31, 2004 compared to $5.2 million for the year ended December 31, 2003. The increase was primarily due to increases in personnel costs.

        Depreciation and Amortization.    Depreciation and amortization expense decreased $1.3 million, or 1.4%, to $91.3 million for the year ended December 31, 2004 compared to $92.6 million for the year ended December 31, 2003. The decrease was primarily due to a decrease in intangibles amortization at our Warner Center property and accelerated depreciation and amortization on tenant improvements for early tenant expirations and renewals, offset by acquisitions in late 2004.

Non-Operating Income and Expenses

        Gain on Investments in Interest Contracts, Net.    Gain on investments in interest contracts, net increased $14.0 million, or 59.6%, to $37.6 million for the year ended December 31, 2004 compared to $23.6 million for the year ended December 31, 2003. The increase was primarily due to the increase in the value of our swap contracts from increases in interest rates, offset by a slight decrease in the notional amount of interest rate swap contracts outstanding from $1.60 billion as of December 31, 2003 to $1.51 billion as of December 31, 2004.

        Interest and Other Income.    Interest and other income increased $0.9 million, or 184.6%, to $1.5 million for the year ended December 31, 2004 compared to $0.5 million for the year ended December 31, 2003. The increase was primarily due to higher average interest-earning cash balances in 2004 and slightly higher short-term interest rates.

        Interest Expense.    Interest expense increased $0.3 million, or 0.4%, to $95.1 million for the year ended December 31, 2004 compared to $94.8 million for the year ended December 31, 2003. The increase relates to $0.9 million increase from defeasance costs and prepayment penalties on the extinguishment of debt in 2004 versus 2003, and $0.4 million in interest expense relating to the financing of three office properties purchased in late 2004, partially offset by a decrease in the effective interest rates, after taking into account the effect of the interest rate contracts on hedged floating rate borrowings and the interest rates on our floating rate borrowings.

        Deficit Distributions to Minority Partners, Net.    Deficit distributions to minority partners, net increased $57.9 million, or 100.0%, to $57.9 million for the year ended December 31, 2004 compared to zero for the year ended December 31, 2003. The increase was due to the 2004 distribution of preferred equity proceeds in excess of retained earnings allocated to minority partners in 2004 compared to no deficit distributions in 2003.

Minority Interest

        Minority interest increased $18.7 million, or 60.4%, to $49.6 million for the year ended December 31, 2004 compared to $30.9 million for the year ended December 31, 2003. The increase was primarily due to increased capital contributions from minority investors.

Liquidity and Capital Resources

Analysis of Liquidity and Capital Resources

        On a pro forma basis as of March 31, 2006, we would have had total indebtedness of $2.75 billion, excluding loan premium, or approximately     % of our total market capitalization. Other than as described below in connection with the expected refinancing transaction, upon consummation of this offering and the formation transactions, we will retain substantially all of the debt encumbering the properties in our portfolio as originated by the institutional funds and the single-asset entities. On a pro forma basis as of March 31, 2006, 80.2% of our consolidated indebtedness would have been effectively fixed rate.

        In connection with the completion of this offering and the formation transactions, we expect to amend our existing $1.76 billion secured financing with Eurohypo AG and Barclays Capital by increasing the amount of the term loan by $545.0 million at the existing interest rate of LIBOR plus 0.85%. We refer to this as our "modified term loan." We expect to borrow the full amount of the increase at the closing of this offering. We expect to use the proceeds from the modified term loan, together with the net proceeds of this offering and cash on hand, including the $60.0 million DERA contribution, to pay $            in cash to prior investors in the formation transactions, assuming this offering prices at the mid-point of the range set forth on the cover page of this prospectus, to redeem

preferred stock at two of the institutional funds, including payment of associated premiums, of $                        , and to repay certain variable rate debt totaling approximately $             million. In addition, shortly after this offering we expect to repay the outstanding $100.5 million loan secured by our property, the Trillium, which matures in January 2007. We may prepay the Trillium loan beginning in October 2006 without penalty. Upon completion, we expect that the modified term loan will be secured by 34 of our office properties and the fee interest in one parcel of land subject to a ground lease and will contain representations, warranties, covenants, other agreements and events of default substantially similar to the existing loan. We do not currently expect to hedge the additional borrowing under the modified term loan. We expect that the Trillium property will be unencumbered upon repayment of the Trillium loan. We also expect that the closing of the modified term loan will be contingent on the consummation of this offering and the satisfaction of customary conditions.

        In addition, concurrently with this offering, we expect to enter into a $    million senior secured revolving credit facility, with an accordion feature that would allow us to increase the availability thereunder by $     million to $     million, under specified circumstances. We expect the senior secured revolving credit facility to be undrawn at closing, assuming a price in this offering at the mid-point of the range set forth on the cover page of this prospectus. We intend to use this new senior secured revolving credit facility for general corporate purposes, including to fund acquisitions, redevelopment and repositioning opportunities, to provide funds for tenant improvements and capital expenditures, and to provide working capital. We do not currently have any specific agreements or commitments to consummate any acquisitions. We expect that the senior secured revolving credit facility will be secured by     office properties. In addition, we expect that the senior secured revolving credit facility will contain representations, warranties, covenants, other agreements and events of default customary for agreements of this type with comparable companies. We also expect that the closing of the senior secured revolving credit facility will be contingent on the consummation of this offering and the satisfaction of customary conditions. We expect that the Trillium property and our         other unencumbered properties may be added as security for the senior secured revolving credit facility in the future, if and when additional capacity is added under the accordion feature of this facility.

        We have historically financed our operations, acquisitions and development through the use of short term acquisition lines of credit and replaced those lines with long-term secured floating rate mortgage debt. To mitigate the impact of fluctuations in short-term interest rates that would impact our cash flow from operations, we generally enter into interest rate swap or interest rate cap agreements.

        The nature of our business, and the requirements imposed by REIT rules that we distribute a substantial majority of our income on an annual basis, will cause us to have substantial liquidity needs over both the short term and the long term. We expect that our short-term liquidity needs will consist primarily of funds necessary to pay operating expenses associated with our properties, interest expense and scheduled principal payments on our debt, expected dividends to our stockholders required to maintain our REIT status (including distributions to persons who hold units in our operating partnership), recurring capital expenditures, ground lease payments and payments under the Harbor Court lease. When we lease space to new tenants, or renew leases for existing tenants, we also incur expenditures for tenant improvements and leasing commissions. This amount, as well as the amount of other capital expenditures, will vary from year to year, in some cases significantly. For the years ended December 31, 2003 through 2005 and the three months ended March 31, 2006, our predecessor's office portfolio weighted average annual tenant improvements were $15.70 per square foot of leased space and their leasing commission costs were $8.07 per square foot of leased space. We expect the cost of future tenant improvements and leasing commissions for the properties in our complete portfolio to be approximately $29.1 million during the 12 months ended March 31, 2007, based on approximately 1,224,334 rentable square feet that will become available in our properties as a result of leases scheduled to expire during the 12 months ended March 31, 2007. We expect the cost of recurring capital improvements for our office properties to be approximately $2.5 million during the 12 months ended March 31, 2007, based in part upon the weighted average annual capital expenditure of $0.22 per square foot for the years ended December 31, 2003 through 2005 and the three months ended March 31, 2006. Our recurring capital expenditure for our office properties have traditionally been low as a result of our comprehensive repair and maintenance programs. We have expensed the costs associated with our repair and maintenance programs and expect to continue to expense those costs in future periods. We expect the cost of recurring capital improvements for our multifamily properties to be approximately $0.5 million during the 12 months ended March 31, 2007, based in part upon the weighted average annual capital expenditure of $186 per unit for the years ended December 31, 2003 through 2005 and the three months ended March 31, 2006. Our recurring capital expenditures for our multifamily portfolio have also traditionally been low because we expense, rather than characterize as recurring capital expenditures, our make-ready costs associated with the turnover of units. However, we typically characterize as non-recurring capital expenditures costs associated with substantial renovations of units. Our turnover in our multifamily portfolio has traditionally been relatively low, resulting in relatively low turnover costs. Our nonrecurring capital expenditures are discretionary and also may vary significantly from year to year. We expect nonrecurring capital expenditures at our properties will be approximately $5.1 million for the nine months ended December 31, 2006. We expect to meet our short-term liquidity requirements generally through cash provided by operations and, if necessary, by drawing upon our senior secured revolving credit facility.

        Our long-term liquidity needs consist primarily of funds necessary to pay for acquisitions, redevelopment and repositioning of properties, non-recurring capital expenditures, and repayment of indebtedness at maturity. We do not expect that we will have sufficient funds on hand to cover all of these long-term cash requirements. We will seek to satisfy these needs through cash flow from operations, long-term secured and unsecured indebtedness, including our amended term loan and our senior secured revolving credit facility, the issuance of debt and equity securities, including units in our operating partnership, property dispositions and joint venture transactions.

Commitments

        On a pro forma basis as of March 31, 2006, we would have had long-term indebtedness outstanding of $2.75 billion, excluding loan premium. The following table summarizes our repayment obligations for the period from April 1, 2006 until December 31, 2006 and for each of the next five years and thereafter under the consolidated indebtedness outstanding at March 31, 2006 on a pro forma basis. We expect our senior secured revolving credit facility to be undrawn at closing.

(In thousands)
2006	$0
2007	0
2008	0
2009	0
2010	0
2011	293,000
Thereafter(1)	2,457,000

Total future principal payments	$2,750,000

(1)
Includes $2.3 billion of indebtedness that will mature in 2012.

        As of March 31, 2006, we pay $0.6 million per annum for the ground lease on Bishop Place through February 28, 2009, and $0.7 million per annum through February 28, 2019; thereafter, payments are determined by mutual agreement through December 31, 2086. We pay $1.3 million per annum for the ground lease on One Westwood through May 7, 2083. Rent may be increased annually based upon economic criteria defined in the lease agreement. We have the right to purchase the leased land for an amount equal to its fair market value in the 12 months subsequent to May 8, 2008. In addition, as of March 31, 2006, we had leased the office and other commercial portions of the Harbor Court condominium project. We pay $1.4 million per annum (net of abatement) for the lease on Harbor Court through May 26, 2014 and $2.0 million per annum from May 27, 2014 through May 26, 2024. After May 26, 2024, future rent increases occur every ten years based on market rates until expiration on May 26, 2074. We have the option to purchase the fee interest in the office and other commercial portions of Harbor Court by assuming the debt of $27.5 million at any time prior to May 27, 2014.

        The following is a schedule of minimum lease payments under our two ground leases and the Harbor Court lease for the period from April 1, 2006 until December 31, 2006 and for each of the next five years and thereafter:

(In thousands)
2006	$2,462
2007	3,283
2008	3,283
2009	3,408
2010	3,433
2011	3,433
Thereafter	125,042

Total future real property lease payments	$144,344

Consolidated Indebtedness to be Outstanding After this Offering and Giving Effect to the Financing Transactions

        On a pro forma basis as of March 31, 2006, we would have had total consolidated indebtedness outstanding of $2.75 billion, excluding loan premium, secured by 34 of our properties, or approximately            % of our total market capitalization. In addition, 80.2% of our consolidated indebtedness would have been effectively fixed rate on a pro forma basis as of March 31, 2006. The weighted average interest rate on this indebtedness would have been 5.10% (based on the 30-day LIBOR rate at March 31, 2006 of 5.00% and after giving effect to our interest rate contracts). No scheduled loan principal payments will be due on this indebtedness from the estimated consummation date of this offering through March 31, 2007. On a pro forma basis as of March 31, 2006, we would have had $545.0 million, or 19.8%, of our outstanding long-term debt exposed to fluctuations in short term interest rates.

        The following table sets forth certain information with respect to the indebtedness outstanding as of March 31, 2006 on a pro forma basis.

Properties	Principal Balance	Fixed/Floating Rate	Effective Annual Interest Rate(1)	Maturity Date	Swap Maturity Date
	(Dollars in thousands)
Variable Rate Swapped to Fixed Rate
Modified Term Loan(2)(3)	$1,755,000	LIBOR + 0.85%	4.92%	09/01/12	08/01/10- 08/01/12
Barrington Plaza, Pacific Plaza	153,000	DMBS + 0.60	4.70	12/22/11	08/01/11
555 Barrington, The Shores	140,000	DMBS + 0.60	4.70	12/22/11	08/01/11
Moanalua Hillside Apartments	75,000	DMBS + 0.76	4.86	02/01/15	08/01/11
Villas at Royal Kunia	82,000	LIBOR + 0.62	5.62	02/01/16	03/01/12

Subtotal	$2,205,000
Variable Rate
Modified Term Loan(2)	545,000	LIBOR + 0.85	5.85	09/01/12	N/A
Loan Premium(4)	31,000

Total	$2,781,000

(1)
Includes the effect of interest rate contracts, where applicable, and assumes a LIBOR rate of 5.00% as of March 31, 2006.

(2)
Loans are secured by the following properties and combined in seven separate cross collateralized pools: Studio Plaza, Gateway Building, Bundy Olympic, Brentwood Executive Plaza, Palisades Promenade, 12400 Wilshire, First Federal Square, 11777 Building and Landmark II, Sherman Oaks Galleria, Second Street, Olympic Center, MB Plaza, Valley Office Plaza, Coral Plaza, Westside Towers, Valley Executive Tower, Encino Terrace, Westwood Place, Century Park Plaza, Lincoln/Wilshire, One Hundred Wilshire, Encino Gateway, Encino Plaza, 1901 Avenue of the Stars, Columbus Center, Warner Center, Beverly Hills Medical Center, Harbor Court, Bishop Place, Brentwood Court, Brentwood Plaza, Brentwood San Vicente Medical, San Vicente Plaza, and Owensmouth.

(3)
Includes $1.11 billion swapped to 4.89% until August 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; and $322.5 million swapped to 5.02% until August 1, 2012.

(4)
Represents mark-to-market adjustment on variable rate debt associated with office properties.

Off Balance Sheet Arrangements

        At March 31, 2006, we did not have any off-balance sheet arrangements.

Interest Rate Risk

        In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133, as amended by SFAS No. 138). The statement requires us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value and the changes in fair value must be reflected as income or expense. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income, which is a component of stockholders equity. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings. Our existing investments in interest rate swap and interest rate cap contracts do not qualify as effective hedges, and as such, the changes in such contracts' fair market values are being recorded in earnings.

For the three months ended March 31, 2005 and 2006, our predecessor recognized gains relating to the fair market value change of their interest rate contracts of $34.9 million and $15.3 million. For the years ended December 31, 2003, 2004 and 2005, our predecessor recognized gains relating to the fair market value change of our interest rate contracts of $23.6 million, $37.6 million and $81.7 million, and made payments related to the termination of certain interest rate contracts of $0.1 million, $7.7 million and $1.3 million, respectively.

        In conjunction with this offering, we intend to enter into a series of interest rate swaps that effectively offset any future changes in fair value of all of our existing interest rate contracts. We expect that these new interest rate contracts, as well as our existing contracts, will not qualify as effective hedges under SFAS No. 133, and therefore will not qualify for hedge accounting. Although these new interest rate contracts are intended to offset any future changes in fair value of our existing interest rate contracts, and are thus not expected to be recorded in earnings, the $100.9 million net fair value of our existing interest rate contracts will be recorded in other assets and will be reduced by the cash flow difference between the existing interest rate contracts and the offsetting interest rate contracts over the remaining life of the contracts.

        Concurrently with this offering, we intend to enter into a new series of interest rate swaps and interest rate cap contracts that will be substantially similar to our existing interest rate contracts. The new interest rate contracts are intended to replace our existing interest rate contracts as a hedge on our floating rate debt exposure. Unlike our existing interest rate contacts, we expect the new interest rate contracts to qualify for cash flow hedge accounting treatment under SFAS No. 133, and as such, all future changes in fair value of the new interest rate contracts will be recognized in other comprehensive income, which is a component of our equity account. Any ineffective portion of the new interest rate contracts' change in fair value is immediately recognized in earnings.

        In connection with this offering and the formation transactions, we have marked to market $1.76 billion of assumed variable rate debt swapped to fixed rate related to our office properties. Based on changes in loan-to-value ratios on these loans and general market credit spread compression, the market rate on all of our assumed loans secured by office properties is LIBOR plus 0.50% versus the currently stated rate of LIBOR plus 0.85%. Based on the decrease in the interest rate spread, the market value of our assumed debt increased from $1.76 billion to $1.79 billion, representing a mark-to-market adjustment of $31.0 million. This mark-to-market adjustment will be amortized over the remaining term of each loan as a decrease in interest expense, using the effective interest method.

        As of March 31, 2006, we had $2.21 billion of debt subject to interest rate contracts with a $100.9 million net fair value.

Cash Flows

  Comparison of three months ended March 31, 2006 to three months ended March 31, 2005

        Cash and cash equivalents were $115.0 million and $57.9 million, respectively, at March 31, 2006 and 2005.

        Net cash provided by operating activities increased $7.4 million to $43.1 million for the three months ended March 31, 2006 compared to $35.7 million for the three months ended March 31, 2005. The increase was primarily due to an increase in occupancy rates, a $1.9 million increase from the change in operating assets and liabilities, the acquisition of one multifamily property in March 2006 and improved operations at the repositioning properties.

        Net cash used in investing activities decreased $63.3 to $122.3 million for the three months ended March 31, 2006 compared to $185.6 million for the three months ended March 31, 2005. The decrease was primarily due to a $56.0 million decrease in the cash used to acquire properties.

        Net cash provided by financing activities decreased $14.0 million to $85.9 million for the three months ended March 31, 2006 compared to $99.9 million for the three months ended March 31, 2005. The decrease was due to a $34.4 million decrease in net borrowings partially offset by an increase in net contributions by minority interest and stockholders.

  Comparison of year ended December 31, 2005 to year ended December 31, 2004

        Cash and cash equivalents were $108.3 million and $107.9 million, respectively, at December 31, 2005 and 2004.

        Net cash provided by operating activities increased $35.0 million to $127.8 million for the year ended December 31, 2005 compared to $92.8 million for the year ended December 31, 2004. The increase was primarily due to the increased operating income from the acquisition of three office properties in late 2004 and one office and one multifamily property in January 2005, as well as increased operating income from the repositioning properties, offset by a $1.6 million decrease from the change in operating assets and liabilities.

        Net cash used in investing activities increased $7.6 million to $231.2 million for the year ended December 31, 2005 compared to $223.6 million used in investing activities for the year ended December 31, 2004. During the year ended December 31, 2004, we acquired three properties, while during the year ended December 31, 2005, we acquired two properties, one of which included the assumption of $100.5 million of indebtedness. As a result, the amount of net cash used for acquisitions during 2005 decreased by $3.5 million over 2004. In addition, net cash used in investing activities decreased by $39.1 million as a result of having no property dispositions in 2005, offset by a decrease in capital expenditures from the repositioning properties.

        Net cash provided by financing activities decreased $64.0 million to $103.8 million for the year ended December 31, 2005 compared to $167.8 million for the year ended December 31, 2004. The decrease was primarily due to a net decrease in borrowings, offset by lower net distributions.

  Comparison of year ended December 31, 2004 to year ended December 31, 2003

        Cash and cash equivalents were $107.9 million and $70.9 million, respectively, at December 31, 2004 and 2003.

        Net cash provided by operating activities decreased $21.2 million to $92.8 million for the year ended December 31, 2004 compared to $114.0 million for the year ended December 31, 2003. The decrease was primarily due to a $18.0 million decrease in the change in operating assets and liabilities as well as the impact of a decrease in operating income from the repositioning properties, partially offset by the increased operating income from the acquisition of three office properties in late 2004.

        Net cash used in investing activities decreased $225.7 million to $223.6 million used in investing activities for the year ended December 31, 2004 compared to $2.2 million provided by investing activities for the year ended December 31, 2003. The decrease was primarily due to the expenditure of $173.5 million to acquire three properties during the year ended December 31, 2004. The remainder of the decrease was the result of a $27.2 million decrease in net cash received from property dispositions as compared to the prior year period and an increase in capital expenditures on repositioning properties.

        Net cash provided by financing activities increased $284.1 million to $167.8 million for the year ended December 31, 2004 compared to $116.3 million used in financing activities for the year ended December 31, 2003. The increase was primarily due to a $78.6 million net increase in borrowings and an increase in net contributions by minority interest partners.

Funds From Operations

        We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

        Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

        However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

        The following table sets forth a reconciliation of our pro forma funds from operations for the periods presented to income (loss) before minority interests, the nearest GAAP equivalent (in thousands):

	Pro Forma
	Three Months Ended March 31, 2006	Year Ended December 31, 2005
Pro forma income (loss) before minority interest in operating partnership	$1,241	$(77,473)
Plus: pro forma real estate depreciation and amortization	44,757	201,247

Pro forma funds from operations (1)	$45,998	$123,774

  (1)
  Pro forma funds from operations for the year ended December 31, 2005 includes (a) $29.0 million of compensation expense related to fully-vested long term incentive units and stock options to be granted in connection with this offering, (b) $9.8 million of interest expense related to the refinancing of certain secured notes payable, and (c) $3.4 million of below market lease value included in multifamily rental revenue which amortizes over a period of less than one year.

Inflation

        Substantially all of our office leases provide for separate real estate tax and operating expense escalations. In addition, most of the leases provide for fixed rent increases. We believe that inflationary increases may be at least partially offset by the contractual rent increases and expense escalations described above. Our multifamily properties are subject to one year leases. We believe this provides added flexibility to pass the impact of higher inflation on to tenants. However, six of our multifamily properties are subject to some form of rent regulation limiting annual increases in rents on existing tenants to amounts determined by local municipalities. Although new tenancies in our rent-regulated multifamily properties pay market rents upon occupancy, limits on rent increases may limit our ability to pass on the impact of higher inflation.

Newly Issued Accounting Standards

        In May 2005, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, Accounting Changes and Error Corrections—A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (SFAS 154). This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and that correction of errors in previously issued financial statements should be termed a "restatement." SFAS 154 is now effective for accounting changes and correction of errors, however, we had no such items during the current quarter.

        On December 16, 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (SFAS 123R). SFAS 123R requires that compensation cost relating to share-based payment transactions be recognized in financial statements and measured based on the fair value of the equity or liability instruments issued. The adoption of SFAS 123R on January 1, 2006 did not impact our consolidated financial statements in 2006.

        In March 2005, the Financial Accounting Standards Board (FASB) issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (FIN 47). FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, Accounting for Asset Retirement Obligations, represents a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within a company's control. Under this standard, a liability for a conditional asset retirement obligation must be recorded if the fair value of the obligation can be reasonably estimated. FIN 47 is effective for fiscal years ending after December 15, 2005. Certain of our real estate assets contain asbestos. If these properties undergo major renovations or are demolished, certain environmental regulations are in place, which specify the manner in which the asbestos must be handled and disposed. As of March 31, 2006, the obligations to remove the asbestos from these properties have indeterminable settlement dates, and therefore, we are unable to reasonably estimate the fair value of the conditional asset retirement obligation.

Quantitative and Qualitative Disclosure About Market Risk

        Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. As more fully described in the interest rate risk section, we use derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings. In conjunction with this offering, we intend to enter into two new series of interest rate swap and interest rate cap contracts. The first series will effectively offset all future changes in fair value from our existing interest rate swap and interest rate cap contracts, and the second series will effectively replace the existing interest rate contacts and qualify for hedge accounting under SFAS 133. We only enter into contracts with major financial institutions based on their credit rating and other factors.

        Upon completion of this offering, we expect to enter into interest rate swap agreements for approximately $2.21 billion of our variable rate debt. As a result, on a pro forma basis as of March 31, 2006, approximately 80.2% of our total indebtedness would have been subject to fixed interest rates.

        If, after consideration of the interest rate swaps and interest rate cap contracts described above, LIBOR were to increase by 10%, or approximately 50 basis points, the increase in interest expense on the unhedged variable rate debt would decrease future earnings and cash flows by approximately $2.7 million annually. If LIBOR were to decrease by 10%, or approximately 50 basis points, the decrease in interest expense on the unhedged variable rate debt would be approximately $2.7 million annually.

        Interest risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

        As of March 31, 2006, on a pro forma basis, our total outstanding debt was approximately $2.75 billion, excluding loan premiums, which was comprised of $545.0 million of variable rate secured mortgage loans and $2.21 billion of variable rate secured mortgage loans swapped to fixed rates. As of March 31, 2006, the fair value of our pro forma variable rate secured mortgage loans that have been swapped to fixed rates was approximately $2.24 billion.

ECONOMIC AND MARKET OVERVIEW

        Unless otherwise indicated, all information contained in this Economic and Market Overview section is derived from the market study prepared by Eastdil Secured.

Los Angeles Regional Economy

        Los Angeles is a leading international gateway city with a large, dynamic and diverse economy. It is widely recognized as the most important financial, trade and cultural center in the western United States. The Los Angeles region is comprised of five major counties totaling over 35,000 square miles. These counties include Los Angeles County (4,752 square miles), Orange County (948 square miles), Riverside County (7,304 square miles), San Bernardino County (20,106 square miles) and Ventura County (2,208 square miles). As of December 31, 2004, the Los Angeles region had the largest metropolitan economy in California, the second largest metropolitan economy in the nation and accounted for more jobs than any U.S. region other than the New York metropolitan area. If the five-county Los Angeles region were viewed as an independent economy it would have ranked as the world's tenth largest, with $703 billion in annual gross domestic product. In addition, if the Los Angeles region were a separate state, it would have had the fourth largest population in the United States, with approximately 17.7 million residents, as of December 31, 2004.

        The Los Angeles region has a diverse economic base that is driven by a robust service sector, including hospitality and leisure, health care, administrative and financial, legal and other professional services. The Los Angeles region is also the nation's largest metropolitan area for manufacturing, including apparel and textiles, machinery and equipment, minerals and metals and transportation equipment. Other leading industries affecting economic growth include trade and motion picture production. Additionally, recent increases in federal defense spending have contributed to a rebound in the aerospace industry. The Los Angeles region is home to the headquarters for many large corporations, including The Walt Disney Co., Occidental Petroleum Corp., Northrop Grumman Corp., Health Net, Inc., Mattel, Inc., KB Home, Amgen Inc. and Hilton Hotels Corp. In addition, Los Angeles County is widely recognized as the worldwide center of the entertainment industry.

        The Los Angeles region is a major transportation and distribution hub for the southwest United States. The Los Angeles region is served by five major airports, including Los Angeles International Airport, which is the fifth-busiest airport in the world, serving over 75 major airlines and 60 million passengers annually. The Los Angeles region has two major seaports: the Port of Los Angeles and the Port of Long Beach. Combined, these ports are the largest in North America, ranking first in tonnage and dollar volume. The Port of Los Angeles ranks as the eighth busiest container port in the world. The Los Angeles Economic Development Council, or LAEDC, forecasts that the total value of two-way international trade passing through the Los Angeles customs district will increase by 12.2% in 2006 over 2005 to $330.9 billion, dominated by trade with China and Japan. Two major redevelopment projects are currently underway to enlarge both the Los Angeles and Long Beach ports, at total costs of $1.1 billion and $1.3 billion, respectively. The fifteen railroads that serve Southern California and link the region to the rest of the United States and Canada carry approximately eight billion tons of manufactured goods to and from the Los Angeles five-county region annually. The Los Angeles regional freeway system is recognized as one of the largest and most-utilized freeway systems in the world, comprising over 900 miles of interstate and state roadways for commuters and commerce.

        Between 1995 and 2005, the five-county Los Angeles region experienced a gain of approximately 2.6 million residents, or a 16.8% total increase and a 1.6% compounded annual growth rate. The region's population is projected to increase by an additional 1.5% to 18.2 million residents in 2006. During the period from 1995 to 2005, total employment in the five-county Los Angeles region posted a net gain of over 1.0 million jobs, or a 17.7% total increase and a 1.6% compounded annual growth rate, and is projected to increase by 1.3% to 7.1 million jobs in 2006. These statistics compare favorably to the nation as a whole, with the Los Angeles region outpacing the national average between 1995 and 2005 by 5.4% in population growth and by 3.1% in job growth.

Los Angeles Five-County Area Total Population	Los Angeles Five-County Area Total Non-Farm Employment

Source: Los Angeles Economic Development Council.

        Of the five counties in the Los Angeles region, Los Angeles County has the largest economy and is the most populous. As of December 31, 2004, Los Angeles County had an annual gross domestic product of $408 billion, making it the world's seventeenth largest economy, and a population of 10.1 million residents, representing 58% of the Los Angeles region's gross domestic product and 57% of its population. The largest industry sectors in Los Angeles County, based on employment statistics, are business, financial and professional management services, tourism, entertainment, including motion picture and television production, technology, bio-medical and international trade.

Los Angeles County Office Market

Overview

        Los Angeles County is the second largest market for office space in the United States and has a total inventory of over 375 million rentable square feet of office space and approximately 178 million rentable square feet of Class-A office space, representing 47% of the total office inventory in Los Angeles County. The Los Angeles County office market is comprised of seven distinct markets which attract different types of tenants and investors. These markets are West Los Angeles, Downtown Los Angeles, South Bay, San Fernando Valley, Tri-Cities, the Hollywood/Wilshire Corridors and the San Gabriel Valley.

        The Los Angeles County office market is unique among gateway cities because the premier office markets are located outside of the downtown office market. As a result of limited access to convenient public transportation in most areas of Los Angeles County, proximity to one's residence is an important consideration in locating a business. Therefore, the most desirable office markets and submarkets in Los Angeles County have grown in proximity to high-end executive housing, providing executives and other business decision-makers with shorter and more convenient commutes to and from their workplace. These markets are characteristically supply constrained and offer a high level of lifestyle amenities. As a result, these markets have commanded premium rents and higher occupancies compared to other markets in Los Angeles County. Our portfolio of Class-A office properties is concentrated in the West Los Angeles, San Fernando Valley and Tri-Cities markets. The table below illustrates the Class-A inventory, asking rates and occupancy levels for our markets, the other Los Angeles County office markets and Los Angeles County as a whole as of March 31, 2006.

Los Angeles County Class-A Office Markets
(As of March 31, 2006)

Market	Rentable Square Feet	Percent of Total	Asking Rents	Occupancy
Douglas Emmett Markets
West Los Angeles	42,392,573	23.9%	$34.71	92.4%
San Fernando Valley	22,291,618	12.6	26.21	92.5
Tri-Cities	24,788,349	14.0	29.58	93.5

Total/Weighted Average—Douglas Emmett Markets(1)	89,472,540	50.4%	$31.17	92.7%
Non-Douglas Emmett Markets
Downtown Los Angeles	30,960,102	17.4%	$29.16	85.4%
South Bay	27,116,801	15.3	23.05	84.1
Hollywood/Wilshire	17,194,280	9.7	22.11	89.0
San Gabriel Valley	12,765,287	7.2	23.85	94.1

Total/Weighted Average—Non-Douglas Emmett Markets(1)	88,036,470	49.6%	$25.13	87.0%

Total/Weighted Average—Los Angeles County Class-A Office Market(1)	177,509,010	100.0%	$28.18	89.9%

Source: CB Richard Ellis.

(1)
Weighted average based on total market square feet.

        Beginning in the mid-1990s and through 2000, significant economic growth in the United States contributed to robust corporate expansion, which resulted in increased occupancy rates and strong growth in office rental rates. However, by the end of 2000, a slowing economy resulted in a general weakening of office markets across the country. While the Los Angeles County office market experienced declines in occupancy between 2000 and 2002 and declines in rental rates between 2001 and 2004, the diverse economic base of the Los Angeles region helped to mitigate the significant rental rate and occupancy fluctuations that certain other U.S. cities such as New York and San Francisco were experiencing. Beginning in 2003, occupancy rates in Los Angeles County began to recover and, as of March 31, 2006, Los Angeles County reported an average occupancy rate of 89.9%, the highest rate in over 10 years. Los Angeles County rental rates began to recover in 2005, and as of March 31, 2006, overall annual asking rental rates reached $28.18 per square foot, the highest average rate achieved since 2001 and the second highest in 10 years. In addition, according to Torto Wheaton Research, Class-A office rents in Los Angeles County are expected to grow 5.5% in 2006 with a five-year, 2006-2010 forecasted annual rental growth of 5.2%.

Douglas Emmett Office Submarkets

        In addition to its seven major markets, the Los Angeles County office market is further defined by 59 distinct office submarkets located within the seven major markets according to CB Richard Ellis. These submarkets differ widely in terms of their desirability, tenant base, rental and occupancy rates and barriers to new construction and supply. Within our three Los Angeles County office markets of West Los Angeles, San Fernando Valley and Tri-Cities, we have chosen to focus on what we believe are nine of the premier office submarkets in these markets and in Los Angeles County as a whole. Six of these submarkets, Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills and Westwood, are located in the West Los Angeles market. Two of these submarkets, Sherman Oaks/Encino and Warner Center/Woodland Hills, are located in the San Fernando Valley market, and one, Burbank, is located in the Tri-Cities market. We have invested in these submarkets due to their high level of lifestyle amenities and proximity to high-end executive housing, features that have contributed to these submarkets historically achieving premium rents and higher occupancy levels than the other Los Angeles County office submarkets, as well as the Los Angeles County office market as a whole. The chart below illustrates a comparison of the historical rental rates and occupancy levels of Class-A office space in our submarkets, the other Los Angeles County submarkets and the Los Angeles County office market as a whole.

Historical Rental Rates & Occupancy—Class-A Office
Douglas Emmett Submarkets vs. Los Angeles County vs. Non-Douglas Emmett Submarkets(1)

Source: Costar Office Reports.

(1)
Represents Los Angeles County Office Submarkets in which Douglas Emmett does not have a presence.

        The decline in occupancies in our submarkets from 2000 to 2003 was the result of a combination of factors. A large amount of previously entitled office space was delivered to the market between 1999 and 2003. The combined impact of this new construction with the slowing of the technology sector and the general economic downturn that affected Los Angeles County as a whole from 2000 to 2003 led to a decrease in office space absorption as well as increasing vacancies in our submarkets during this same time period. Occupancy levels in our submarkets began to recover in 2004 and on average have significantly outperformed the Los Angeles County office market as a whole since then, with occupancy increasing from 83.2% in 2003 to 91.4% in 2005, or 8.2 percentage points, compared to the Los Angeles County market which increased from 83.8% to 88.7%, or 4.9 percentage points, and compared to the submarkets in which we do not have a presence, which increased from only 84.0% to 87.5%, or 3.5 percentage points. Rental rates in our submarkets began to recover in 2005, with annual rental rates increasing from $31.23 per square foot in 2004 to $33.46 per square foot in 2005, or an increase of 7.1%, compared to Los Angeles County, which increased from $26.51 per square foot to $27.66 per square foot, or an increase of 4.3%, and compared to the submarkets in which we do not have a presence, which increased from $24.34 per square foot to $25.46 per square foot, or an increase of 4.6%. Eastdil Secured projects average Class-A office rental rate growth of approximately 9.8% per year for 2006 and 2007 across our nine Los Angeles County submarkets with a projected five year growth rate average of 6.9% from 2006 to 2010.

        We believe that, within each of our submarkets, we generally own top quality office buildings in terms of their locations, occupancy levels and rental rate premiums. The table below summarizes the West Los Angeles, San Fernando Valley and Tri-Cities Class-A office markets as of March 31, 2006, and sets forth the rentable square feet, asking rents and occupancy levels in each of our nine submarkets within these three markets. As of March 31, 2006, the weighted average asking rental rates in our Los Angeles County office portfolio ($33.26 per square foot) were at an 8.2% premium to the weighted average asking rental rates in our Los Angeles County submarkets ($30.74 per square foot). Excluding the Warner Center/Woodland Hills submarket, where we acquired properties with significant vacancies in recent years, our occupancy rate was 95.5%, which reflects a 2.0 percentage point premium to our submarkets (including the Warner Center/Woodland Hills submarket, the occupancy rate reflects a 0.7 percentage point discount).

	Rentable Square Feet	Asking Rents		Occupancy(1)
Market/Submarket	Douglas Emmett Portfolio	Douglas Emmett Portfolio	Submarket	Douglas Emmett Portfolio	Submarket
West Los Angeles
Brentwood	1,390,625	$33.77	$32.52	94.4%	94.0%
Olympic Corridor	922,405	28.77	28.20	89.1	91.6
Century City	866,039	34.70	36.96	94.0	89.6
Santa Monica	860,083	53.07	40.08	98.2	93.8
Beverly Hills	571,869	43.86	37.19	96.7	93.7
Westwood	396,729	33.01	29.76	93.5	90.7

Total Douglas Emmett Submarkets(2)	5,007,750	$37.42	$34.11	94.2%	92.5%
Non-Douglas Emmett Submarkets	—	—	$30.65	—	93.4%
San Fernando Valley
Sherman Oaks/Encino	2,878,769	$30.30	$27.41	97.2%	95.2%
Warner Center/Woodland Hills	2,567,808	28.28	27.60	81.3	90.8

Total Douglas Emmett Submarkets(2)	5,446,577	$29.35	$27.50	89.7%	93.1%
Non-Douglas Emmett Submarkets	—	—	$24.66	—	92.0%
Tri-Cities
Burbank	420,949	$34.44	$32.64	100.0%	94.5%

Total Douglas Emmett Submarkets(2)	420,949	$34.44	$32.64	100.0%	94.5%
Non-Douglas Emmett Submarkets	—	—	$28.66	—	93.2%
Total/Weighted Average Douglas Emmett Submarkets(2)	10,875,276	$33.26	$30.74	92.2%	92.9%
Total/Weighted Average Non-Douglas Emmett Submarkets(3)	—	—	$28.11	—	92.9%

Total/Weighted Average Los Angeles County	10,875,276	$33.26	$28.68	92.2%	92.9%

Source: CB Richard Ellis (other than Douglas Emmett data).

(1)
For Douglas Emmett properties, represents leases commenced on or before March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(2)
Weighted average for both Douglas Emmett properties and submarket based on Douglas Emmett rentable square feet.

(3)
Weighted average based on Non-Douglas Emmett submarket square footage of 9,710,381 for West Los Angeles, 10,177,698 for San Fernando Valley, and 19,024,031 for Tri-Cities.

        Each of our submarkets is generally characterized by supply constraints that are the result of down-zoning, economic constraints, restrictive planning commission practices and homeowner groups who are opposed to new development, all of which have created high barriers to the development of new office space. Proposition U, which was approved in 1986, decreased the development capacity of the City of Los Angeles by approximately 50% and affects the Brentwood, Olympic Corridor, Sherman Oaks/Encino and Westwood submarkets. Under the existing specific plans governing development within the Century City and Burbank submarkets, future development is extremely limited. The City of Santa Monica adopted a series of plans in the mid-1980s that imposed stringent limits on development in the downtown area where all of our Santa Monica properties are located, and Beverly Hills limits development through a discretionary approval process for virtually all new building.

        Over the past five years, new supply growth in our nine Los Angeles County office submarkets has been limited, with a total of approximately 3.1 million square feet of new additions from 2001 to 2005. This represents an average increase in Class-A inventory of only 1.1% per year across these submarkets. Of the 3.1 million total square feet delivered over the five-year period, approximately 60% of the total was concentrated in the Burbank and Century City submarkets. While approximately 1.3 million square feet of new space was delivered in Santa Monica over the period from 1999 to 2004, the space was primarily located in the eastern area of the city, outside of the downtown Santa Monica market where our properties are located, and was the result of previous development entitlements granted in the 1980s. Additionally, over this time period, there were no new significant office deliveries in our Westwood, Brentwood and Sherman Oaks/Encino submarkets. Within our Los Angeles County submarkets, the following net new supply of office space is expected over a three-year span from 2006 to 2008: 194,000 square feet planned in our Santa Monica submarket; two buildings totaling approximately 500,000 square feet planned in our Warner Center/Woodland Hills submarket; and one new building in our Century City submarket totaling 780,000 square feet of which 300,000 square feet has been pre-leased. In addition, in our Burbank submarket, where we own one building that is currently 100% leased to a single tenant through 2019, 180,000 square feet of new office space was completed in 2006, and an additional 1.1 million square feet is planned and 370,000 square feet is proposed over the three-year span from 2006 to 2008. Assuming all current planned and proposed construction in our submarkets is completed by 2008, this pipeline represents an average increase in Class-A inventory of approximately 1.9% per year across our submarkets. Excluding our Burbank submarket, this increase would be approximately 1.1% per year. No other significant office space is currently under construction, planned to begin construction or proposed during this period in our other submarkets.

Los Angeles County Multifamily Market

        The Los Angeles County multifamily market is one of the strongest in the United States. Limited new construction of multifamily buildings and continued regional economic expansion and job growth have contributed to the overall strength of the Los Angeles County multifamily market, helping place Los Angeles County as the third most expensive multifamily market in the nation. Furthermore, high housing prices in Los Angeles County have contributed to the demand for multifamily units. From 1995 to 2005, household income growth in Los Angeles County averaged 3.9% annually while single family home prices increased 11.4% annually over this period.

        Our Los Angeles multifamily properties are located in the Santa Monica and Brentwood submarkets of West Los Angeles. The West Los Angeles multifamily market is characterized by its coastal proximity, convenient access to the West Los Angeles office market and high level of lifestyle amenities. These submarkets also generally boast an affluent and highly educated population that is attracted to the better air quality and more temperate climate in these submarkets, as compared to the rest of Los Angeles County. Consequently, the West Los Angeles market has achieved premium rents and higher occupancy levels as compared to other Los Angeles County multifamily markets.

Multifamily rents in West Los Angeles are the highest in Los Angeles County with an average rental rate of $1,897 per unit per month compared to an average of $1,440 per unit per month for Los Angeles County as a whole, as of March 31, 2006.

        As the chart below illustrates, the Los Angeles County multifamily market has significantly outpaced the national average over the past six years in terms of rental rate premiums and growth, as well as in occupancy levels. Furthermore, the West Los Angeles multifamily market has enjoyed similar occupancy levels as Los Angeles County as a whole, while achieving a consistent premium in rental rates with an average premium in rental rates of 50.7% from 2000 to 2005.

Historical Multifamily Rental Rates and Occupancy
West Los Angeles vs. Los Angeles County vs. United States

      Source: M/PF Research.

        A strong flow of in-migration coupled with limited new housing supply has resulted in a significant imbalance between housing supply and demand in Los Angeles County. According to the LAEDC, from 2000 to 2005, the Los Angeles County population increased by over 700,000 new residents while only 128,000 new residential building permits were issued. The density of current development, zoning and other municipal restrictions and the natural geographic land constraints are factors that severely limit new multifamily development in the West Los Angeles multifamily market where our multifamily buildings are located.

        Historical new multifamily completions in Los Angeles County have been very limited, with approximately 21,000 units, or a 0.3% average increase in available supply, completed from 2000 to 2005. During the same period, the rate of new supply of multifamily units in West Los Angeles has been consistent with Los Angeles County as a whole, with only approximately 3,260 new multifamily units completed, or a 0.4% average increase in available supply. In West Los Angeles, approximately 3,900 new multifamily units are proposed, planned or under construction between 2006 and 2008, the majority of which are located outside of our targeted West Los Angeles multifamily submarkets. Over this time period, there is no new supply projected in our Brentwood submarket and there are approximately 900 multifamily units either proposed, planned or under construction in Santa Monica. The new supply in Santa Monica is generally comprised of projects that are smaller in size and farther from the beach as compared to our two Santa Monica multifamily buildings. We expect this space will be absorbed by the significant rental demand in this highly desirable rental submarket.

        We believe that the supply constraints and positive demographics discussed above result in rental rate and occupancy premiums for the West Los Angeles market and provide significant potential for sustained increases in rental rates. As shown by the table below, as of March 31, 2006 the average asking rents for the West Los Angeles market are the highest in Los Angeles County. Furthermore, given the superior locations and quality of our properties, our buildings command significant rental rate and occupancy premiums to both Los Angeles County as a whole and the West Los Angeles market in which they are located.

	Asking Rents (per unit/month)		Occupancy
Market/Portfolio	Douglas Emmett Portfolio	Market	Douglas Emmett Portfolio	Market
Douglas Emmett Markets
West Los Angeles	$2,435	$1,897	99.4%	98.0%
Non-Douglas Emmett Markets
Hollywood	—	$1,633	—	97.8%
Tri-Cities	—	1,588	—	97.6
South Bay Cities	—	1,546	—	97.5
Downtown Los Angeles	—	1,401	—	94.1
San Fernando Valley	—	1,395	—	97.8
Santa Clarita Valley	—	1,357	—	95.7
Long Beach	—	1,226	—	98.1
San Gabriel Valley	—	1,211	—	98.1
East Los Angeles	—	1,147	—	98.2

Average Douglas Emmett Markets	$2,435	$1,897	99.4%	98.0%
Average Non-Douglas Emmett Markets	—	1,389	—	97.2

Average Los Angeles County	$2,435	$1,440	99.4%	97.3%

Source: M/PF Reports (other than Douglas Emmett data).

Honolulu, Hawaii Economy

        The State of Hawaii is located in the mid-Pacific Ocean approximately 2,400 miles from the west coast of the mainland United States. The eight major islands of Hawaii are, in order from Northwest to Southeast, Niihau, Kauai, Oahu, Molokai, Lanai, Kahoolawe, Maui, and the Island of Hawaii. The Island of Oahu, also known as the City and County of Honolulu, is the most populous, with approximately 70% of Hawaii's population of 1.28 million people as of March 31, 2006, and 70.2% of Hawaii's civilian workforce. The downtown area of Honolulu, Hawaii's capital city, is located at the southeast section of Oahu and represents the political, economic, and cultural center of Hawaii as well as a center of international trade and travel for the United States and Asia. In addition to Hawaii's tourism and construction industries and a strong military presence, the Hawaiian Islands derive a significant portion of their employment from the health care, finance, and trade industries.

        Population growth in both Oahu and Hawaii has been steady from 1995 to 2005 with aggregate increases of 2.7% and 6.6%, respectively. Job growth in Oahu and Hawaii from 1995 to 2005 has been 8.6% and 13.0%, respectively. Hawaii's unemployment rate averaged 2.3% in the first quarter of 2006, the lowest quarterly average unemployment rate since 1990, compared to 2.7% for the first quarter of 2005. As of March 31, 2006, Hawaii's unemployment rate was the lowest rate in the United States for the twenty-third consecutive month.

        Total economic output for Hawaii has shown consistent growth since 1985. According to the State of Hawaii Department of Business, Economic Development and Tourism, or DBEDT, Hawaii's

economy performed well in the first quarter of 2006 with the outlook remaining positive for the balance of the year. The DBEDT projects growth in Hawaii's gross state product of 3.0% in 2006, following robust growth rates of 3.2% and 4.7% in 2005 and 2004, respectively. According to the U.S. Bureau of Economic Analysis, Hawaiian personal income has more than doubled on a nominal basis since 1985 and according to DBEDT statistics, personal income is projected to rise 6.8% in 2006, following 7.0% and 8.0% growth in 2005 and 2004, respectively.

Honolulu Office Market

        The metropolitan Honolulu office market consisted of approximately 11.6 million rentable square feet as of March 31, 2006. As of such date, the Honolulu CBD contained over 5.1 million rentable square feet totaling approximately 44% of total Honolulu inventory. We own two office properties in the Honolulu CBD. The combination of Class-A office inventory, amenity base and concentration of federal, state and local government centers in the Honolulu CBD has attracted corporate and service sector tenants including law firms, healthcare companies, and financial service and accounting firms that provide services throughout the Hawaiian Islands and/or require proximity to the various state and local government agencies in the central business district.

        The Honolulu CBD office market has experienced significant growth in both occupancy and rental rates as a result of strong demographic trends and limited new supply. As of March 31, 2006, the average asking rental rate in the Honolulu CBD was $30.24 per square foot compared to $29.28 per square foot at year end 2005 and the average occupancy level was 91.4% compared to 90.2% at year end 2005. From 2003 to 2005, asking rental rates for office properties in the Honolulu CBD grew 10.2% while occupancy levels increased 0.6 percentage points.

Historical Rental Rates & Occupancy
Honolulu CBD

    Source: CB Richard Ellis.

        As the table below illustrates, as of March 31, 2006, the average annual asking rent and occupancy rate for our office buildings was $30.18 and 90.8%, respectively, compared to $30.24 and 91.4% for the Honolulu CBD as a whole.

Market	Rentable Square Feet	Asking Rents	Occupancy(1)
Honolulu CBD	5,140,907	$30.24	91.4%
Douglas Emmett Portfolio	678,940	$30.18	90.8%

Source: CB Richard Ellis (other than Douglas Emmett data).

(1)
For Douglas Emmett properties, represents leases commenced on or before March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

        With current rental rates well below a level that would support new construction, new supply in the Honolulu CBD is expected to be extremely limited in the near term. When rental rates return to levels that can support new construction, developers will be faced with a limited number of fringe development sites on the perimeter of the core Honolulu CBD. There is no new significant office capacity projected to become available in the near term.

Honolulu Multifamily Market

        Multifamily units in Oahu are scattered among an inventory that is mainly comprised of single family rental properties, individually owned condominium and multifamily complexes and a small number of institutionally owned multifamily properties. Rental demand is driven not only by residents of Oahu but also by visitors to the island seeking short term rentals. We own two institutional quality multifamily properties in Honolulu: Moanalua Hillside Apartments, which consists of 696 rental units, and the Villas at Royal Kunia, which consists of 402 rental units.

        As the chart below illustrates, the Honolulu multifamily market has shown improvement in both rental rates and occupancy levels over the past six years. Average rental rates have grown from $1,150 per unit per month in 2000 to $1,264 per unit per month in 2005, representing a 9.9% increase or an average compounded annual growth rate of 1.9%. Additionally, occupancy levels have risen from 92.9% in 2001 to 94.6% in 2005.

Historical Rental Rates & Occupancy
Honolulu County

  Source: Property & Portfolio Research.

        The construction of new residential units in Honolulu is dominated by condominium development and, in recent years, the number of multifamily, condominium and single family units for rent in Honolulu has decreased. The shrinking supply of rental units in the market can be attributed to a number of factors including significant growth in housing prices, the conversion of multifamily properties to for-sale condominium units and the sale of previously rented single family homes and condominium units to owner-occupants. Additionally, the high land values and the high cost of new construction in Hawaii makes the development of new multifamily rental units in the Honolulu market economically prohibitive.

        We believe that job growth, a strong housing market and rising interest rates will continue to generate strong demand for multifamily units in the Honolulu market. Furthermore, these positive fundamentals combined with a lack of significant new supply should support increases in rental rates and cause already high occupancy rates to increase further over the near term. As the table below illustrates, as of March 31, 2006, the average monthly asking rent per unit and occupancy rate for our two Honolulu multifamily properties was $1,546 (excluding the income-restricted units in our portfolio) and 99.1%, respectively, compared to $1,272 and 94.9% for the Honolulu multifamily market as a whole.

Market	Asking Rents (per unit/month)		Occupancy
Honolulu	$1,272		94.9%
Douglas Emmett Portfolio	$1,546	(1)	99.1%

    Source: Property & Portfolio Research (other than Douglas Emmett data).
    (1)    Excludes the income-restricted units in our portfolio.

BUSINESS AND PROPERTIES

        Unless otherwise indicated, all information contained in this Business and Properties section concerning the Los Angeles and Hawaii economies and the Los Angeles and Honolulu office and multifamily markets is derived from the market study prepared by Eastdil Secured.

Overview

        We are one of the largest owners and operators of high-quality office and multifamily properties in Los Angeles County, California and have a growing presence in Honolulu, Hawaii. Our presence in Los Angeles and Honolulu is the result of a consistent and focused strategy of identifying submarkets that are supply constrained, have high barriers to entry and exhibit strong economic characteristics such as population and job growth and a diverse economic base. In our office portfolio, we focus primarily on owning and acquiring a substantial share of top-tier office properties within these submarkets and which are located near high-end executive housing and key lifestyle amenities. In our multifamily portfolio, we focus primarily on owning and acquiring select properties at premier locations within these same submarkets. We believe our strategy generally allows us to achieve higher than market-average rents and occupancy levels, while also creating operating efficiencies.

        As of March 31, 2006, our office portfolio consisted of 46 properties with approximately 11.6 million rentable square feet, and our multifamily portfolio consisted of nine properties with a total of 2,868 units. As of this date, our office portfolio was 92.1% leased to 1,659 tenants, and our multifamily properties were 99.3% leased. Our office portfolio contributed approximately 84.8% of our annualized rent as of March 31, 2006, while our multifamily portfolio contributed approximately 15.2%. As of March 31, 2006, our Los Angeles County office and multifamily portfolio contributed approximately 91.0% of our annualized rent, and our Honolulu, Hawaii office and multifamily portfolio contributed approximately 9.0%.

        Most of our office properties are located in superior locations in premier Los Angeles County submarkets which benefit from supply constraints and generally enjoy higher rents and lower vacancy rates than other Los Angeles County office submarkets. Additionally, we expect that our West Los Angeles multifamily properties will provide significant growth opportunity due to their superior locations, supply constraints and the potential for rent increases as rent-controlled units are re-leased at market levels. We believe that the Honolulu market provides many of the same positive characteristics as our submarkets in Los Angeles County. As a result of the attractive locations and characteristics of our properties and the value added by our in-house marketing, leasing, property management and construction capabilities, we believe that our existing properties are well positioned to provide continued cash flow growth and to continue to outperform our markets in terms of rental rates and occupancy levels. As of March 31, 2006, our average asking rents in our Los Angeles County office portfolio were at an 8.1% premium to our average in-place rents. Excluding the Warner Center/Woodland Hills submarket, where we acquired properties with significant vacancies in recent years, our occupancy rate was 95.5%, which reflects a 2.0 percentage point premium to our submarkets (including the Warner Center/Woodland Hills submarket, the occupancy rate reflects a 0.7 percentage point discount). In addition, as of March 31, 2006, in our multifamily portfolio our weighted average asking rental rates were at a 31.3% premium to our average in-place rents, primarily as a result of historical rent control laws which now allow landlords to increase rents to market rates as tenants vacate, and our average occupancy rates were at a 1.4 percentage point premium to the West Los Angeles multifamily market as a whole.

        Our office and multifamily portfolio is located in nine premier Los Angeles County submarkets and Honolulu, Hawaii. As of March 31, 2006, the breakdown by submarket of our office and multifamily portfolio was as follows:

		Office
Submarket	Market	Number of Properties	Rentable Square Feet(1)	Percent Leased(2)	Annualized Rent(3)	Annualized Rent Per Leased Square Foot(4)
Brentwood(5)	West Los Angeles	13	1,390,625	94.4%	$43,699,392	$34.10
Olympic Corridor	West Los Angeles	4	922,405	89.1	21,096,888	27.55
Century City	West Los Angeles	2	866,039	94.0	26,193,312	32.89
Santa Monica	West Los Angeles	7	860,083	98.2	34,865,364	42.64
Beverly Hills	West Los Angeles	4	571,869	96.7	19,878,084	37.11
Westwood(6)	West Los Angeles	2	396,729	93.5	11,892,240	33.60
Sherman Oaks/Encino	San Fernando Valley	9	2,878,769	97.2	73,407,840	27.43
Warner Center/Woodland Hills(7)	San Fernando Valley	2	2,567,808	81.3	53,716,296	26.35
Burbank	Tri-Cities	1	420,949	100.0	13,360,921	31.74
Honolulu	Honolulu	2	678,940	90.8	16,199,293	30.09

Total/Weighted Average		46	11,554,216	92.1%	$314,309,630	$30.74

		Multifamily
Submarket	Market	Number of Properties	Number of Units	Percent Leased	Annualized Rent(8)	Monthly Rent Per Leased Unit
Brentwood	West Los Angeles	5	950	99.2%	$21,318,295	$1,886
Santa Monica(9)	West Los Angeles	2	820	99.6	17,813,572	1,817
Honolulu	Honolulu	2	1,098	99.1	17,170,845	1,315

Total/Weighted Average		9	2,868	99.3%	$56,302,712	$1,648

(1)
Based on BOMA 1996 remeasurement. Total consists of 10,225,704 leased square feet, 913,434 available square feet, 60,391 building management use square feet, and 354,687 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements. Abatements committed to as of March 31, 2006 for the twelve months ending March 31, 2007 were $4,333,978.

(4)
Represents annualized rent divided by leased square feet as set forth in note (1) above for the total, and as set forth in the tables under "Business and Properties—Douglas Emmett Submarket Overview" for each submarket.

(5)
Includes two properties that are primarily retail in nature comprising 68,126 rentable square feet.

(6)
Excludes our ownership of a one-sixth interest as tenant-in-common in the fee parcel at One Westwood, which fee parcel is subject to a ground lease that generated $216,875 of annualized rent as of March 31, 2006.

(7)
Excludes the ownership of fee parcels at Owensmouth and at the Hilton Hotel adjacent to our Trillium property, which generated $1,142,193 and $240,000 of annualized rent, respectively, as of March 31, 2006.

(8)
Represents March 2006 multifamily rental income annualized.

(9)
Excludes 10,013 square feet of ancillary retail space, which generated $275,482 of annualized rent as of March 31, 2006.

        We are a full-service real estate company with substantial expertise in asset management, property management, leasing, tenant improvement construction, acquisitions, repositioning, redevelopment and financing. Our senior management has been in the commercial real estate industry for an average of approximately 27 years, and has worked at Douglas Emmett or its related entities for an average of over 18 years, focusing primarily on our core markets. As of March 31, 2006, we had approximately 400 employees. Our central operations are located at our corporate headquarters in Santa Monica,

California. As a result of our established infrastructure, we believe that we have the capability to increase the number of properties we own and manage without significant proportionate increases in overhead costs. We intend to qualify as a REIT for federal income tax purposes for the taxable year ending December 31, 2006.

History

Overview

        We were formed to continue and expand the operations of DERA, DECO and PLE and their predecessors formed by Dan A. Emmett and partners from 1971 to 1991, which we refer to collectively as our historical operating companies. These companies have been acquiring, investing in, managing, leasing and developing real estate since their inception. While the early focus of our historical operating companies was on multifamily properties, over 20 years ago they expanded their activities to include acquisition and management of office properties and complementary retail space. Our predecessor principals, Dan A. Emmett, Chris Anderson, Jordan Kaplan and Kenneth M. Panzer, have been working together since the mid-1980s and in 1991 acquired the interests in DECO not already owned by them. Today, DECO's primary function is to provide property management and leasing services to our portfolio. DERA was formed in 1991 by our predecessor principals, commenced operation in 1993 and has been the primary vehicle through which we have acquired the substantial majority of our portfolio. DERA has served as the operating partner for each of the nine institutional funds to be acquired by us in the formation transactions since their respective dates of inception. PLE was founded by our predecessor principals in 1991 and commenced operations shortly thereafter. PLE has acted in the capacity of general contractor for tenant improvement projects, seismic retrofits, and common-area renovations for our properties.

        Through the growth and development of our historical operating companies, we believe that we have established a superior acquisition, financing, leasing, property management and development platform and infrastructure. Since 1993, we have successfully expanded into the nine Los Angeles County submarkets in which we currently operate as well as more recently into the Honolulu, Hawaii market. Since that time, we have conducted all of our own management, leasing, and development activities, with few exceptions. Under the direction of our predecessor principals and our senior management team, our historical operating companies acquired and financed our existing portfolio, managed the nine institutional funds and raised over $1.5 billion in equity capital primarily from university endowments, foundations, pension plans, banks, other institutional investors and high net worth individuals.

        DERA has been the general partner and asset manager of each of the nine institutional funds throughout their history. Our historical operating companies have been responsible for all acquisition, disposition, asset management, property management, leasing, and development/redevelopment activities for the institutional funds. Each of these funds will have achieved an internal rate of return, or IRR, in excess of 20% since its respective date of inception, assuming completion of the formation transactions. The activities of the institutional funds have comprised all of the investment activity of DERA since its inception.

Our Competitive Strengths

        We believe that we distinguish ourselves from other owners and operators of office and multifamily properties through the following competitive strengths:

  •
  Concentration of High Quality Office Assets in Premier Submarkets.    Los Angeles County is among the strongest commercial real estate markets in the United States and is home to a diverse range of businesses in a variety of industries, including entertainment, real estate, technology, and legal and financial services. We believe that the submarkets in which we own properties are among the most desirable in Los Angeles County due to their proximity to high-end executive housing and key lifestyle amenities. Similarly, the Honolulu CBD offers an attractive combination of high-quality office properties, a rich amenity base and a robust housing market. Most of our Los Angeles County submarkets are supply constrained, have significant barriers to entry and, relative to the broader Los Angeles County market, command premium rents and higher occupancies. The table below illustrates as of March 31, 2006 the premium rents and the occupancy levels in our nine Los Angeles County submarkets.

Los Angeles County Class-A Office Rents and Occupancy
(As of March 31, 2006)

	Douglas Emmett Submarkets(1)	Non-Douglas Emmett Submarkets(2)	Difference
Asking Rents	$30.74	$28.11	$2.63
Occupancy	92.9%	92.9%	—

    Source: CB Richard Ellis.

  (1)
  Represents our nine submarkets in our three Los Angeles County markets of West Los Angeles, San Fernando Valley and Tri-Cities.

  (2)
  Represents all submarkets in which we do not have a presence in our three Los Angles County markets.

            We believe that we have not only selected premier submarkets within Los Angeles County, but have also aggressively sought and acquired premier assets within each of our submarkets. We seek to acquire properties that will command premium rental rates and maintain higher occupancy levels than other Class-A properties in our submarkets. As shown in the table below, as of March 31, 2006, the weighted average asking rental rates in our Los Angeles County portfolio were at an 8.2% premium to the weighted average asking rental rates for Class-A properties in our Los Angeles County submarkets. Excluding the Warner Center/Woodland Hills submarket, where we acquired properties with significant vacancies in recent years, our occupancy rate was 95.5%, which occupancy rate reflects a 2.0 percentage point premium to our submarkets (including the Warner Center/Woodland Hills submarket, the occupancy rate reflects a 0.7 percentage point discount).

Douglas Emmett and Los Angeles County
Class-A Office Rents and Occupancy
(As of March 31, 2006)

	Douglas Emmett Portfolio	Douglas Emmett Submarkets	Difference
Asking Rents	$33.26	$30.74	$2.52
Occupancy(1)	92.2%	92.9%	(0.7) percentage points
Occupancy Excluding Warner Center/Woodland Hills Submarket(1)	95.5%	93.5%	2.0 percentage points

    Source: CB Richard Ellis (other than Douglas Emmett data).

  (1)
  For Douglas Emmett properties, represents leases commenced on or before March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

            The table below illustrates the average asking rental rates and occupancy rates of our two office properties in Honolulu, Hawaii as compared to the Honolulu CBD as a whole, as of March 31, 2006.

Douglas Emmett and Honolulu CBD
Office Rents and Occupancy
(As of March 31, 2006)

	Douglas Emmett Portfolio	Honolulu CBD	Difference
Asking Rents(1)	$30.18	$30.24	$(0.06)
Occupancy(2)	90.8%	91.4%	(0.6) percentage points

    Source: CB Richard Ellis (other than Douglas Emmett data).

  (1)
  Net rents have been adjusted to reflect gross rent equivalents.

  (2)
  For Douglas Emmett properties, represents leases commenced on or before March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

  •
  Disciplined Strategy of Developing Substantial Market Share.    As of March 31, 2006, we owned approximately 21.5% of the Class-A office space in our Los Angeles submarkets and 13.2% of the office space in the Honolulu CBD. Establishing and maintaining significant market presence provides us with extensive local transactional market information, enables us to leverage our pricing power in lease and vendor negotiations, and enhances our ability to identify and seize emerging investment opportunities. Eastdil Secured believes that no public real estate company in the United States has as great a market share of high-quality assets in premier locations in a gateway city as we have attained.

Douglas Emmett Class-A Submarket Office Concentration
(As of March 31, 2006)

Submarket	Douglas Emmett Rentable Square Feet(1)	Submarket Rentable Square Feet(2)	Douglas Emmett Market Share
Brentwood	1,390,625	3,331,731	41.7%
Olympic Corridor	922,405	2,327,630	39.6
Century City	866,039	9,574,342	9.0
Santa Monica	860,083	7,619,589	11.3
Beverly Hills	571,869	6,462,922	8.8
Westwood	396,729	3,365,978	11.8
Sherman Oaks/Encino	2,878,769	5,721,621	50.3
Warner Center/Woodland Hills	2,567,808	6,392,299	40.2
Burbank	420,949	5,764,318	7.3

Subtotal/Weighted Average Los Angeles County	10,875,276	50,560,430	21.5%
Honolulu CBD	678,940	5,140,907	13.2

Total/Weighted Average	11,554,216	55,701,337	20.7%

    Source: CB Richard Ellis (other than Douglas Emmett data).

  (1)
  Based on BOMA 1996 remeasurement. Total consists of 10,225,704 leased square feet, 913,434 available square feet, 60,391 building management use square feet, and 354,687 square feet of BOMA adjustment on leased space.

  (2)
  Class-A properties only except for Honolulu CBD, which includes both Class-A and non-Class-A properties. According to Eastdil Secured, the concentration of Class-A space in the Honolulu CBD is approximately 4.2 million square feet, which implies a Class-A market share of 16%.

  •
  Diverse Tenant Base.    Our markets attract a diverse base of office tenants that operate a variety of professional, financial and other businesses. We believe that our base of smaller-sized office tenants is generally less rent sensitive and more likely to renew than larger tenants and provides no single tenant with excessive leverage. As of March 31, 2006, our 1,759 commercial tenant leases averaged approximately 5,800 square feet and had a median size of approximately 2,500 square feet. Except for our largest tenant, Time Warner, which represented approximately 7.0% of our annualized office rent pursuant to six leases of varying maturities in five separate properties, no tenant accounted for more than 1.5% of our annualized rent in our office portfolio as of March 31, 2006. The average remaining duration of our existing office leases was 4.5 years as of March 31, 2006. From 2003 through 2005, we maintained an average occupancy level and tenant renewal rate of approximately 90.5% and 73.2%, respectively (each including leases signed but not commenced), in our office portfolio.

  •
  Premier West Los Angeles and Honolulu Multifamily Portfolio.    As of March 31, 2006, 15.2% of our annualized rent was derived from our multifamily portfolio of 2,868 units. We own seven multifamily properties in West Los Angeles, consisting of 1,770 units, and two multifamily properties in Honolulu, Hawaii, consisting of 1,098 units. Four of our West Los Angeles properties are among the top multifamily communities in their market. The characteristics that make our submarkets attractive for office investment also provide the basis for our multifamily investment decisions in these same submarkets. We believe that population growth, job growth, limited new supply and high housing prices will result in continuing favorable fundamentals and cash flow growth opportunities for our multifamily portfolio. As of March 31, 2006, our West Los Angeles multifamily properties had average asking rental rates of $2,435 per unit per month and were currently 99.4% leased, compared to average asking rental rates of $1,897 per unit per month and occupancy of 98.0% for the West Los Angeles multifamily market as a whole, for an asking rental rate premium of 28.4% and an occupancy premium of 1.4 percentage points.

Los Angeles County Multifamily Rent and Occupancy
(As of March 31, 2006)

	Douglas Emmett Portfolio	West Los Angeles Market	Los Angeles County
Asking Rents (per unit/month)	$2,435	$1,897	$1,440
Occupancy	99.4%	98.0%	97.3%

    Source: M/PF Research (other than Douglas Emmett data).

            The table below illustrates the average asking rental rates and occupancy levels of our two multifamily properties in Honolulu, Hawaii as compared to Honolulu as a whole, as of March 31, 2006.

Honolulu Multifamily Rent and Occupancy
(As of March 31, 2006)

	Douglas Emmett Portfolio		Honolulu
Asking Rents (per unit/month)	$1,546	(1)	$1,272
Occupancy	99.1%		94.9%

    Source: Property & Portfolio Research (other than Douglas Emmett data).
    (1)    Excludes the income-restricted units in our portfolio.

  •
  Strong Internal Growth Prospects.    According to Eastdil Secured, most of our Los Angeles office portfolio and West Los Angeles multifamily properties could not be duplicated under current zoning and land-use regulations. Furthermore, given current market rents, construction costs and the lack of competitive development sites, Eastdil Secured estimates that our portfolio could not be replicated on a cost-competitive basis today. As a result of these competitive factors, we believe we will be able to achieve significant internal cash flow growth over time through rollover of existing leases to higher rents, the lease-up of vacant space and fixed annual rental rate increases included in our leases.

            The high barriers to entry in our markets translate into significant embedded rent growth when comparing existing contractual rents to current market asking rents within both our office and multifamily portfolios. As shown in the table below, as of March 31, 2006, the average current asking rents in our Los Angeles County office portfolio represented a 8.1% premium to our average in-place rents, and the average current asking rents in our West Los Angeles multifamily portfolio represented a 31.3% premium to our average in-place rents, due largely to rent control laws, which now allow landlords to increase rents to market rates as tenants vacate.

Los Angeles County Office and Multifamily Rents
(As of March 31, 2006)

	Douglas Emmett Portfolio Asking Rents	Douglas Emmett Submarkets Asking Rents	Douglas Emmett In-Place Rents	Douglas Emmett Asking vs. In-Place Rents
Office	$33.26	$30.74	$30.77	8.1%
Multifamily (per unit/month)(1)	$2,435	$1,897	$1,854	31.3%

    Source: CB Richard Ellis and M/PF Research (other than Douglas Emmett data).

  (1)
  Multifamily asking rents for Douglas Emmett submarkets are asking rents for West Los Angeles.

            Additionally, we believe that we have an opportunity to experience significant rental revenue growth in our Los Angeles County multifamily portfolio as units affected by rent control restrictions are re-leased at market rates, as permitted under Santa Monica and Los Angeles rent control laws. As of March 31, 2006, approximately 357 units, or 45% of our Santa Monica multifamily units, were under leases signed prior to a 1999 change in California state law that allows landlords to reset rents in rent-controlled units to market rates when a tenant moves out. These units had an average discount to our asking rents of $1,940 per unit. Over the past three years, an average of 35 of these rent-controlled units in our portfolio rolled over to market rents each year. Accordingly, we believe that we will realize significant future rent growth as we re-tenant these properties at market rates over time.

            As shown in the table below, as of March 31, 2006, the average current asking rents in our Honolulu office portfolio represented a 0.3% premium to our average in-place rents, and the average current asking rents in our Honolulu multifamily portfolio represented a 5.6% premium to our average in-place rents, excluding income-restricted units.

Honolulu Office and Multifamily Rents
(As of March 31, 2006)

	Douglas Emmett Portfolio Asking Rents		Honolulu Asking Rents	Douglas Emmett In-Place Rents		Douglas Emmett Asking vs. In-Place Rents
Office(1)	$30.18		$30.24	$30.09		0.3%
Multifamily (per unit/month)	$1,546	(2)	$1,272	$1,464	(2)	5.6%

    Source: CB Richard Ellis and Portfolio & Property Research (other than Douglas Emmett data).

  (1)
  Net rents have been adjusted to reflect gross rent equivalents. Honolulu asking rents represent Honolulu CBD.

  (2)
  Excludes the income-restricted units in our portfolio.

            We also believe that we are well positioned to achieve internal growth through lease-up of existing vacant space in our portfolio. For example, our Warner Center Towers, Trillium and Bishop Place properties were 84.9%, 71.1% and 89.1% leased, respectively as of March 31, 2006. Upon completion of our repositioning efforts, we expect that we will be able to significantly increase occupancy at these properties. These properties represent approximately 26.3% of our office portfolio, based on rentable square feet.

            We also have embedded rental revenue growth in our existing leases. Our leases have typically contained fixed annual rental rate increases on average of 3.0%. According to Eastdil Secured, Class-A office rents in our Los Angeles County submarkets are expected to grow 9.8%

    in each of 2006 and 2007, with a five-year forecasted annual rental growth from 2006 to 2010 of 6.9%. With improving economic conditions in our submarkets, we have been able to increase these contractual escalations with our recent leasing activity to 4.0% for most of our leases since January 1, 2006.

  •
  Seasoned and Committed Management Team with a Proven Track Record.    The members our senior management team have been focused on executing our investment strategy within our core markets for an average of over 18 years. We believe that our extensive acquisition and operating expertise enables us to gain advantages over our competitors through superior acquisition sourcing, focused leasing programs, active asset and property management and first-class tenant service, which have historically resulted in superior returns for investors. This knowledge and expertise has allowed us to actively pursue opportunities for well-located and high-quality buildings that may be in a transitional phase due to current or impending vacancies. Since 1993, our senior management team has raised over $1.5 billion in equity capital from institutional investors, with a consistent focus on deploying capital in accordance with our targeted investment strategy. With each of the nine investment funds that we have raised since 1993, we will have achieved internal rates of return in excess of 20%, assuming completion of the formation transactions. Our management team has developed an extensive and valuable set of relationships with institutional investors, which we believe will provide us an advantage in raising additional capital in the future if the opportunity to deploy such capital were to arise in a manner that matched our strategic goals. Additionally, none of our predecessor principals or members of our senior management team have elected to receive cash in the formation transactions. Upon completion of this offering, the predecessor principals and our senior management team are expected to own, on a fully diluted basis, approximately    % of our outstanding common stock with an aggregate value of $             million (assuming a price per share equal to the mid-point of the range set forth on the cover page of this prospectus). This amount includes $60.0 million recently contributed by our predecessor principals to one of our historical operating companies, the stock of which will be exchanged for common stock in the formation transactions at the initial public offering price.

  •
  Growth Oriented and Flexible Capital Structure.    Our capital structure provides us with significant financial flexibility and the capacity to fund future growth. As of March 31, 2006, our pro forma debt to total market capitalization ratio would have been    %, assuming a price per share in this offering at the mid-point of the range set forth on the cover page of this prospectus. We expect that, on a pro forma basis as of March 31, 2006, approximately 80.2%, or $2.21 billion, of our consolidated indebtedness will be fixed through interest rate swap transactions. As of March 31, 2006, the weighted average annual interest rate of our $2.21 billion of existing indebtedness (excluding the loan premiums) that will remain outstanding after this offering and the financing transactions was 4.92%, and the interest rate on the $545.0 million of additional indebtedness that we expect to incur in connection with the financing transactions will be LIBOR plus 0.85%. As of March 31, 2006, the weighted average maturity of our pro forma indebtedness was 6.4 years. As of such date, the weighted average maturity of our interest rate swaps was 5.0 years. Our debt financing strategy provides us with significant financial flexibility due to the lack of amortization and defeasance and limited prepayment penalities. Furthermore, we do not have any off balance sheet indebtedness. Upon consummation of this offering and the financing transactions, and giving effect to the use of proceeds as set forth under "Use of Proceeds," we anticipate we will have a $     million secured revolving credit facility (or $    pursuant to an accordion feature) that will be undrawn.

Business and Growth Strategies

        Our primary business objective is to enhance stockholder value by increasing cash flow from operations. The strategies we intend to execute to achieve this goal include:

  •
  Premier Submarket and Asset Focus.    We intend to continue our core strategy of owning and operating office and multifamily properties within submarkets that are supply constrained, have high barriers to entry, offer key lifestyle amenities, are close to high-end executive housing, and exhibit strong economic characteristics such as population and job growth and a diverse economic base. We intend to continue to focus on owning and acquiring premier properties within each of these submarkets that we believe will command premium rental rates and higher occupancy levels than the submarket as a whole. We believe that owning the right assets in the right markets will allow us to generate strong cash flow growth and attractive long-term returns.

  •
  Disciplined Office and Multifamily Acquisition Strategy.    We intend strategically to increase our market share in our existing submarkets, and selectively to enter into other submarkets with similar characteristics, where we believe we can gain significant market share, both within and outside of Los Angeles County and Honolulu. Our acquisition strategy will focus primarily on long-term growth potential rather than short-term cash returns. As a public company, we believe that we will have more opportunities to acquire targeted properties in our submarkets through the issuance of operating partnership units, which can be of particular value to potential tax-sensitive sellers. We also believe that because of our established operational platform and reputation and our deep knowledge of market participants, we will be a desirable buyer for those institutions and individuals wishing to sell properties. Since 1993, our senior management team has been responsible for the purchase of over 50 properties, representing an aggregate investment of approximately $3.1 billion, or an average of approximately $225.0 million per year.

  •
  Redevelopment and Repositioning of Properties.    We intend to continue to redevelop or reposition properties that we currently own or that we acquire in the future. By redeveloping and repositioning our properties within a given submarket, we endeavor to increase both occupancy and rental rates at these properties and create additional amenities for our tenants, thereby achieving superior risk-adjusted returns on our invested capital. The following examples describe three of our successful repositioning projects.

      Sherman Oaks Galleria

            In 1997, in an off-market transaction, we acquired the Sherman Oaks Galleria, which at the time was an underutilized and obsolete regional mall and office tower located in the Sherman Oaks/Encino submarket, for $51.0 million. Thereafter, we began a $150 million redevelopment and repositioning of the property, which was completed in 2002. As a result of our redevelopment, we believe this project now reflects the highest and best use for this site. During the course of this redevelopment, we demolished a large portion of the mall and built a four-story structure containing lifestyle amenity retail uses as well as a new retail promenade. The balance of the mall space was converted to office space, and we also reconstructed an office building on the site. Additionally, the existing office tower was renovated to provide a new lobby with direct access to the retail promenade. As a result of this redevelopment, we transformed the property into a one million square foot, integrated mixed-use project, primarily consisting of office space enhanced by a high level of retail amenities. We believe that the redeveloped Sherman Oaks Galleria supports and enhances the value of our other eight office properties in the Sherman Oaks/Encino submarket. At the time of our acquisition in 1997, the Galleria had an occupancy of 78.3% and an average rental rate of $14.65 per square foot, increasing to an occupancy of 99.0% and an average rental rate of $29.16 per square foot as of March 31, 2006.

    9601 Wilshire

    In December 2001, in an off-market transaction, we acquired ownership of both the fee estate (subject to a ground lease) in, and the leasehold mortgage covering 9601 Wilshire Boulevard, which is located in the Beverly Hills submarket, for a total consideration of $71.0 million. Concurrently with our acquisition of the fee estate, we entered into a management and other agreements with the ground lease tenant pursuant to which we gained control of the property. At that time, the ground floor of the building was dominated by a large obsolete bank branch space which, although leased, was entirely vacant with the lease nearing expiration. We re-leased this space to a high-end health club operator and restaurant and leased much of the balance of the ground floor to other upscale retail tenants. The major office tenant in the building was a law firm which had been in the building for many years and was utilizing only a small portion of its space and was paying below-market rent. We negotiated the recapture of the office premises, completed a major lobby renovation at a cost of $2.0 million and re-leased the space to multiple small tenant users and a prominent entertainment agency. In January, 2006, we obtained title to the tenant position under the ground lease, and we now own title to all of the ownership interests in the property. This marked the completion of our repositioning process for the project. Through our repositioning efforts, we have created a property with the tenant mix and amenities that is most appropriate for the "Golden Triangle" area of Beverly Hills. As of December 31, 2001, occupancy was 96.0% (and occupancy was anticipated to drop to approximately 70% within several months), and the average rental rate was $29.75 per square foot. As of March 31, 2006, occupancy at 9601 Wilshire was 96.2% and the average rental rate was $36.76 per square foot.

    Harbor Court

    In August 2004, we acquired the leasehold interest in the Harbor Court office project for $27.2 million. In December 2004, we assisted our local Honolulu partner in acquiring the fee interest in the Harbor Court office project from the City and County Honolulu. In connection with this transaction, we negotiated a ten-year, $27.5 million fixed-price purchase option (equal to the amount of debt on the property) for the fee interest and reduced our annual leasehold rent by $93,994. We spent $1.4 million to reposition this property by converting some full-tenant floors to multi-tenant use, which is more consistent with tenant demands in the Honolulu CBD. When we acquired Harbor Court, the building occupancy was 68% and, as a result of our repositioning efforts, as of March 31, 2006, the building occupancy was 94.5% and average rental rates were $29.74 per square foot.

    Other Repositioning Projects

    We are currently in the process of completing the repositioning of Warner Center Towers and the Trillium. Additionally, we have completed extensive redevelopment projects at our three largest West Los Angeles multifamily projects, Barrington Plaza, The Shores and Pacific Plaza, and have completed additional development properties at several projects including a multi-story garage and retail structure adjacent to our 100 Wilshire Boulevard office property located in Santa Monica and a new retail building adjacent to our Valley Office Plaza building located in Sherman Oaks.

  •
  Proactive Asset and Property Management.    Proactive asset and property management has historically been among our best tools for internal growth. With few exceptions, we provide our own, fully integrated property management and leasing for our office and multifamily properties and our own tenant improvement construction services for our office properties. We have built an extensive leasing infrastructure of personnel, policies and procedures that has allowed us to adopt a business strategy of managing and leasing a large property portfolio with a diverse group of smaller tenants. We routinely execute approximately 45 leasing transactions each month, and as of March 31, 2006 we managed 1,759 existing leases across our portfolio. We strive for cost effectiveness and energy efficiency in our properties. For example, we expended approximately $4.0 million on energy retrofits during 2000 to 2001, resulting in approximately $2.5 million annual recurring energy savings. Furthermore, we were among the initial group of companies designated as Energy Star Leaders by the United States Environmental Protection Agency. In addition, our submarket concentration allows our senior management team to efficiently access our property management and leasing executives to address any potential issues that may arise in our portfolio. Our corporate headquarters in Santa Monica is located within short driving distance of all of our Los Angeles County portfolio. Our submarket concentration also allows us to realize significant operating efficiencies in managing and leasing our portfolio.

Existing Portfolio

        Our existing portfolio is located in the Brentwood, Olympic Corridor, Century City, Beverly Hills, Santa Monica, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank submarkets of Los Angeles County, California, and in Honolulu, Hawaii. Presented below is an overview of our existing portfolio as of March 31, 2006:

Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
West Los Angeles
Brentwood
Landmark II(3)	2	100%	1989	412,944	92.7%
12400 Wilshire	1	100	1985	235,808	93.8
Gateway Los Angeles	1	100	1987	147,815	100.0
11777 San Vicente	1	100	1974/1998	96,872	98.8
Brentwood Executive Plaza	1	100	1983/1996	89,660	95.1
Brentwood Medical Plaza	1	100	1975/2002	84,334	98.9
Coral Plaza	1	100	1981	71,801	100.0
Brentwood/Saltair	1	100	1986	57,344	70.9
Saltair/San Vicente	1	100	1964/1992	54,244	91.0
Brentwood San Vicente Medical	1	100	1957-1988/1989	46,466	100.0
San Vicente Plaza(3)	1	100	1985	34,546	95.1
Barrington Plaza Commercial(3)	1	100	1963	33,580	96.4
Brentwood Court	1	100	1985	25,211	91.4

Subtotal/Weighted Average	14			1,390,625	94.4%
Olympic Corridor
Westside Towers	2	100	1985	411,078	87.9
Executive Tower	1	100	1989	240,331	87.5
Olympic Center	1	100	1985/1996	160,094	93.7
Bundy/Olympic	1	100	1991	110,902	90.2

Subtotal/Weighted Average	5			922,405	89.1%
Century City
1901 Avenue of the Stars	1	100	1968/2001	492,139	94.5
Century Park Plaza	1	100	1972/1987	373,900	93.4

Subtotal/Weighted Average	2			866,039	94.0%
Santa Monica
100 Wilshire	2	100	1968/2002	256,962	99.4
First Federal Square	1	100	1981/2000	221,181	100.0
Palisades Promenade	1	100	1990	98,606	100.0
Second Street Plaza	1	100	1991	80,766	100.0
Santa Monica Square	1	100	1983/2004	77,375	100.0
Lincoln/Wilshire	1	100	1996	76,757	82.2
Verona	1	100	1991	48,436	100.0

Subtotal/Weighted Average	8			860,083	98.2%

Beverly Hills
9601 Wilshire	1	100%	1962/2004	301,849	96.2%
Beverly Hills Medical Center	1	100	1964/2004	104,462	97.3
Village on Canon	1	100	1989/1995	101,004	95.3
Camden Medical Arts	1	100	1972/1992	64,554	100.0

Subtotal/Weighted Average	4			571,869	96.7%
Westwood
One Westwood(4)(5)	1	100	1987/2004	201,921	95.0
Westwood Place	1	100	1987	194,808	92.0

Subtotal/Weighted Average	2			396,729	93.5%
San Fernando Valley
Sherman Oaks/Encino
Sherman Oaks Galleria	3	100	1981/2002	1,002,561	99.0
Encino Terrace	1	100	1986	418,344	94.0
Valley Executive Tower	1	100	1984	387,840	95.6
Encino Gateway	1	100	1975/1998	288,203	98.3
Valley Office Plaza	3	100	1966/2002	197,740	98.2
Encino Plaza	1	100	1971/1992	192,502	100.0
Tower at Sherman Oaks	1	100	1967/1991	164,310	98.0
MB Plaza	1	100	1971/1996	163,774	94.2
Columbus Center	1	100	1987	63,495	87.5

Subtotal/Weighted Average	13			2,878,769	97.2%
Warner Center/Woodland Hills
Warner Center Towers(6)	7	100	1982-1993/2004	1,907,160	84.9
The Trillium	4	100	1988	660,648	71.1

Subtotal/Weighted Average	11			2,567,808	81.3%
Tri-Cities
Burbank
Studio Plaza(7)	1	100	1988/2004	420,949	100.0

Subtotal/Weighted Average	1			420,949	100.0%
Honolulu
Bishop Place(8)	2	100	1992	472,172	89.1
Harbor Court(9)	1	100	1994	206,768	94.5

Subtotal/Weighted Average	3			678,940	90.8%

Portfolio Total/Weighted Average	63			11,554,216	92.1%

(1)
Based on BOMA 1996 remeasurement. Total consists of 10,225,704 leased square feet, 913,434 available square feet, 60,391 building management use square feet, and 354,687 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
The following buildings are primarily retail in nature: one building at Landmark II (consisting of 35,000 square feet), San Vicente Plaza and Barrington Plaza Commercial.

(4)
This property is subject to a ground lease in which we hold a one-sixth undivided tenancy-in-common interest in the fee.

(5)
This property is subject to a mutual right of first offer. See "—Douglas Emmett Submarkets Overview—Westwood."

(6)
Excludes a redevelopment site that we believe can support a potential 35,000 square foot development.

(7)
This property is subject to a right of first offer. See "—Douglas Emmett Submarkets Overview—Burbank."

(8)
A portion of this property is subject to a ground lease.

(9)
This property is subject to a long-term lease.

Multifamily Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Number of Units	Percent Leased
West Los Angeles
Brentwood
Barrington Plaza	3	100%	1963/1998	712	99.3%
555 Barrington	1	100	1989	111	97.3
Barrington Kiowa	1	100	1974/1989	55	100.0
Barry	1	100	1973/1989	53	100.0
Kiowa	1	100	1972/1989	19	100.0

Subtotal/Weighted Average	7			950	99.2%
Santa Monica
The Shores(1)	2	100	1965-1967/2002	532	99.8
Pacific Plaza(2)	1	100	1963/1998	288	99.3

Subtotal/Weighted Average	3			820	99.6%
Honolulu
Moanalua Hillside Apartments	25	100	1968/2004	696	98.7
Villas at Royal Kunia	65	100	1990-1994	402	99.8

Subtotal/Weighted Average	90			1,098	99.1%

Portfolio Total/Weighted Average	100			2,868	99.3%

(1)
Excludes 4,640 square feet of ancillary retail space, which generated $98,688 of annualized rent as of March 31, 2006.

(2)
Excludes 5,373 square feet of ancillary retail space, which generated $176,794 of annualized rent as of March 31, 2006.

  Tenant Diversification

        Our office portfolio is currently leased to more than 1,600 tenants in a variety of industries, including entertainment, real estate, technology, legal and financial services. Our two largest tenants represent 7.0% and 1.5% of our annualized base rent, respectively.

        The following table sets forth information regarding the 10 largest tenants in our office portfolio based on annualized rent as of March 31, 2006:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(2)	Percent of Annualized Rent
Time Warner	6	5	2006–2019	686,466	5.9%	$21,973,525	7.0%
AIG SunAmerica	1	1	2013	169,739	1.5	4,849,548	1.5
Blue Shield of California	1	1	2009	135,106	1.2	3,809,976	1.2
Metrocities Mortgage, LLC	4	2	2010–2015	138,040	1.2	3,714,732	1.2
Rubin Postaer & Associates	1	1	2007	80,766	0.7	3,604,668	1.1
The Endeavor Agency, LLC	1	1	2019	86,233	0.7	3,402,996	1.1
Pacific Theatres Exhibition Corp(3)	1	1	2016	88,300	0.8	3,130,236	1.0
First Federal Bank	1	1	2008	80,388	0.7	2,829,756	0.9
Premiere Radio Networks, Inc.	3	2	2007–2016	94,792	0.8	2,796,864	0.9
Bryan Cave, LLP	1	1	2016	65,169	0.6	2,617,992	0.8

Total	20	16		1,624,999	14.1%	$52,730,293	16.8%

(1)
Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.

(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of March 31, 2006. This amount reflects total rent before abatements. Total abatements for the above tenants committed to as of March 31, 2006 for the twelve months ending March 31, 2007 are $747,055.

(3)
Annualized rent excludes rent determined as a percentage of sales.

  Industry Diversification

        The following table sets forth information relating to tenant diversification by industry in our office portfolio based on annualized rent as of March 31, 2006:

Industry	Number of Leases	Leases as a Percent of Total	Rentable Square Feet(1)	Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total
Available(3)	—	—	913,434	7.9%	—	—
Financial Services	295	16.8%	1,773,855	15.4	$56,019,739	17.8%
Legal	286	16.3	1,548,875	13.4	48,701,820	15.5
Entertainment	99	5.6	1,197,438	10.4	37,939,501	12.1
Real Estate	160	9.1	935,739	8.1	29,527,889	9.4
Health Services	259	14.7	853,050	7.4	26,492,568	8.4
Other	215	12.2	856,321	7.4	25,864,308	8.2
Insurance	72	4.1	898,607	7.8	24,418,380	7.8
Retail	138	7.8	720,437	6.2	20,992,176	6.7
Accounting	107	6.1	692,234	6.0	20,581,152	6.5
Advertising	58	3.3	399,338	3.5	13,661,112	4.3
Technology	70	4.0	349,810	3.0	10,110,984	3.2
BOMA Adjustment(4)	—	—	354,687	3.1	—	—
Building Management Use	—	—	60,391	0.5	—	—

Total/Weighted Average	1,759	100.0%	11,554,216	100.0%	$314,309,630	100.0%

(1)
Based on BOMA 1996 remeasurement. Total consists of 10,225,704 leased square feet, 913,434 available square feet, 60,391 building management use square feet, and 354,687 square feet of BOMA adjustment on leased space.

(2)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements. Abatements committed to as of March 31, 2006 for the twelve months ending March 31, 2007 were $4,333,978.

(3)
Includes signed leases for 22,152 square feet that has not commenced as of March 31, 2006.

(4)
Represents square footage adjustments on leased space only.

  Lease Distribution

        The following table sets forth information relating to the distribution of leases in our office portfolio, based on rentable square feet leased as of March 31, 2006:

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet(1)	Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total
Available(3)	—	—	913,434	7.9%	—	—
2,500 or less	884	50.3%	1,192,863	10.3	$37,156,999	11.8%
2,501-10,000	642	36.5	3,112,743	26.9	94,648,037	30.1
10,001-20,000	153	8.7	2,102,968	18.2	64,543,740	20.5
20,001-40,000	51	2.9	1,378,769	11.9	41,893,404	13.3
40,001-100,000	24	1.4	1,447,077	12.5	47,028,780	15.0
Greater than 100,000	5	0.3	991,284	8.6	29,038,669	9.2
BOMA Adjustment(4)	—	—	354,687	3.1	—	—
Building Management Use	—	—	60,391	0.5	—	—

Portfolio Total/Weighted Average	1,759	100.0%	11,554,216	100.0%	$314,309,630	100.0%

(1)
Based on BOMA 1996 remeasurement. Total consists of 10,225,704 leased square feet, 913,434 available square feet, 60,391 building management use square feet, and 354,687 square feet of BOMA adjustment on leased space.

(2)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements. Abatements committed to as of March 31, 2006 for the twelve months ending March 31, 2007 were $4,333,978.

(3)
Includes signed leases for 22,152 square feet that has not commenced as of March 31, 2006.

(4)
Represents square footage adjustments on leased space only.

  Lease Expirations

        The following table sets forth a summary schedule of lease expirations for leases in place as of March 31, 2006, plus available space, for each of the ten full and partial calendar years beginning March 31, 2006 in our office portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(1)	Expiring Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(3)	Annualized Rent Per Leased Square Foot at Expiration(4)
Available(5)	—	913,434	7.9%	—	—	—	—
2006	308	1,187,006	10.3	$37,208,784	11.8%	$31.35	$31.93
2007	320	1,328,829	11.5	42,483,948	13.5	31.97	33.30
2008	353	1,535,572	13.3	46,097,563	14.7	30.02	31.63
2009	266	1,274,106	11.0	38,273,784	12.2	30.04	32.67
2010	242	1,313,397	11.4	41,997,641	13.4	31.98	35.68
2011	101	769,467	6.7	23,748,984	7.6	30.86	35.51
2012	54	448,989	3.9	13,099,692	4.2	29.18	34.59
2013	38	612,961	5.3	18,207,924	5.8	29.70	35.35
2014	30	375,101	3.2	10,072,584	3.2	26.85	33.15
2015	28	257,747	2.2	7,479,864	2.4	29.02	35.52
Thereafter	19	1,122,529	9.7	35,638,861	11.3	31.75	41.11
BOMA Adjustment(6)	—	354,687	3.1	—	—	—	—
Building Management Use	—	60,391	0.5	—	—	—	—

Portfolio Total/Weighted Average	1,759	11,554,216	100.0%	$314,309,630	100.0%	$30.74	$34.37

(1)
Based on BOMA 1996 remeasurement. Total consists of 10,225,704 leased square feet, 913,434 available square feet, 60,391 building management use square feet, and 354,687 square feet of BOMA adjustment on leased space.

(2)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements. Abatements committed to as of March 31, 2006 for the twelve months ending March 31, 2007 were $4,333,978.

(3)
Represents annualized rent divided by leased square feet.

(4)
Represents annualized rent at expiration divided by leased square feet.

(5)
Includes signed leases for 22,152 square feet that have not commenced as of March 31, 2006.

(6)
Represents square footage adjustments on leased space only.

Historical Tenant Improvements and Leasing Commissions

        The following table sets forth certain historical information regarding tenant improvement and leasing commission costs for tenants at the properties in our office portfolio through March 31, 2006:

	Year Ended December 31,				Weighted Average 2003 to March 31, 2006
				Three Months Ended March 31, 2006
	2003	2004(1)	2005(2)
Renewals(3)
Number of leases	187	249	253	56	229
Square Feet	747,053	1,553,804	1,151,775	153,636	1,109,621
Tenant improvement costs per square foot(4)	$9.30	$22.02	$12.48	$7.07	$15.70
Leasing commission costs per square foot(4)	7.19	8.96	7.59	6.84	8.07
Total tenant improvement and leasing commission costs per square foot(4)	16.49	30.98	20.07	13.91	23.77
New leases(5)
Number of leases	152	184	216	54	186
Square Feet	638,121	816,852	850,704	203,402	772,024
Tenant improvement costs per square foot(4)	$22.39	$27.37	$16.31	$13.73	$21.25
Leasing commission costs per square foot(4)	8.47	9.49	7.80	8.48	8.58
Total tenant improvement and leasing commission costs per square foot(4)	30.86	36.86	24.11	22.21	29.82
Total
Number of leases	339	433	469	110	416
Square Feet	1,385,174	2,370,656	2,002,479	357,038	1,881,645
Tenant improvement costs per square foot(4)	$15.33	$23.86	$14.11	$10.86	$17.98
Leasing commission costs per square foot(4)	7.78	9.14	7.68	7.77	8.27
Total tenant improvement and leasing commission costs per square foot(4)	23.11	33.01	21.79	18.64	26.25

(1)
Includes the following properties acquired in 2004: Beverly Hills Medical Center (from August 2004); Harbor Court (from August 2004); Bishop Place (from November 2004).

(2)
Includes the properties listed in footnote (1) above and the Trillium, which was acquired in January 2005.

(3)
Includes retained tenants that have relocated to new space or expanded into new space.

(4)
Assumes all tenant improvement and leasing commissions are paid in the calendar year in which the lease commenced, which may be different than the year in which they were actually paid.

(5)
Does not include retained tenants that have relocated or expanded into new space within our portfolio.

Historical Capital Expenditures

        Our recurring capital expenditures have traditionally been low as a result of our comprehensive repair and maintenance programs. The costs associated with our repair and maintenance programs are expensed and therefore not reflected in the chart below. For the year 2006, we expect non-recurring capital expenditures at the properties in our office portfolio (excluding the cost of tenant improvements) to be approximately $6.0 million ($0.52 per rentable square foot).

	Office
	Year Ended December 31,				Weighted Average 2003 to March 31, 2006
				Three Months Ended March 31, 2006
	2003	2004(1)(2)	2005(2)(3)
Recurring capital expenditures	$2,152,794	$1,811,982	$2,667,883	$1,170,151
Total square feet	10,110,166	10,893,568	11,554,216	11,554,216
Recurring capital expenditure per square foot	$0.21	$0.17	$0.23	$0.10	$0.22

(1)
Includes the following properties acquired in 2004: Beverly Hills Medical Center (from August 2004); Harbor Court (from August 2004); Bishop Place (from November 2004).

(2)
Recurring capital expenditures for properties acquired during the period are annualized.

(3)
Includes the Trillium, which was acquired in January 2005.

        The following table sets forth certain information regarding historical recurring capital expenditures at the properties in our multifamily portfolio through March 31, 2006.

        Our multifamily portfolio contains a large number of units that, due to Santa Monica rent control laws, have had only insignificant rent increases since 1979. Historically, when a tenant has vacated one of these units, we have spent between $15,000 and $30,000 per unit, depending on apartment size, to bring the unit up to our standards. We have characterized these expenditures as non-recurring capital expenditures. As of March 31, 2006, there were 357 of these units in our portfolio and we expect to incur approximately $0.7 million in non-recurring capital expenditures for these units during 2006. Our make-ready costs associated with the turnover of our other units are expensed and not included in recurring capital expenditures. In addition, given the substantial recent unit renovations of many of our units as described above and due to the superior locations and quality of our multifamily properties, our portfolio has experienced a relatively low turnover rate, resulting in relatively low turnover costs. We believe these factors have lead to limited recurring capital expenses in our multifamily portfolio over the periods presented. For the year 2006, we expect non-recurring capital expenditures at the properties in our multifamily portfolio to be approximately $1.0 million ($359/unit).

	Multifamily
	Year Ended December 31,				Weighted Average 2003 to March 31, 2006
				Three Months Ended 3/31/2006(3)
	2003	2004	2005(1)(2)
Recurring capital expenditure	$145,470	$490,516	$451,393	$177,500
Total Units	1,770	1,770	2,466	2,868
Recurring capital expenditure per unit	$82	$277	$183	$62	$186

(1)
Includes Moanalua Hillside Apartments acquired in January 2005.

(2)
Recurring capital expenditures for properties acquired during the period are annualized.

(3)
Includes The Villas at Royal Kunia acquired in March 2006.

Douglas Emmett Submarkets Overview

        In Los Angeles County, our properties are located in what we believe are the most desirable markets and submarkets. Our portfolio of Class-A office properties is located in the West Los Angeles, San Fernando Valley and Tri-Cities markets. We have chosen to focus on nine of the premier office submarkets in these markets. Six of these submarkets, Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills and Westwood, are located in the West Los Angeles market. Two of these submarkets, Sherman Oaks/Encino and Warner Center/Woodland Hills, are located in the San Fernando Valley market, and one, Burbank, is located in the Tri-Cities market. Our Los Angeles County multifamily properties are located in the Santa Monica and Brentwood submarkets of West Los Angeles. Our submarkets are characterized by close proximity to high-end executive housing, constrained supply and a high level of lifestyle amenities. As a result, these submarkets consistently command premium rents and higher occupancies compared to other submarkets in Los Angeles County.

        The following map shows the relative locations of the West Los Angeles, San Fernando Valley and Tri-Cities markets in Los Angeles County as well as the location of the nine submarkets within these markets in which our Los Angeles County office and multifamily properties are located.

        Similarly, Honolulu offers an attractive combination of high-quality office properties, a rich amenity base and a robust housing market. We own two office buildings in the Honolulu CBD and two institutional quality multifamily properties in Honolulu.

        The following map shows the island of Oahu where our Honolulu office and multifamily properties are located as well as a detail of the Honolulu CBD in which our two office properties are located.

Brentwood

        The Brentwood submarket consists of 3,331,731 square feet of Class-A office space. We own thirteen Class-A office properties comprising 1,390,625 rentable square feet in Brentwood, representing 13.9% of our office portfolio's total annualized rent. As of March 31, 2006, ancillary retail use accounted for 5.7% of the annualized rent of our Brentwood office portfolio. We also own five multifamily properties in Brentwood containing a total of 950 rental units. The Brentwood submarket consists of two primary segments: the San Vicente corridor, which is a pedestrian friendly area largely comprised of low- and mid-rise buildings in one of the premier restaurant and retail districts in the City of Los Angeles, as reflected in the high percentage of retail in our office portfolio in this submarket, and the Wilshire corridor, which is characterized by variety of mid- and high-rise buildings located on Wilshire Boulevard west of its intersection with San Vicente Boulevard. The San Vicente corridor is characterized by numerous small tenancies, prominently featuring medical, legal, entertainment and accounting professionals. We own approximately 41.7% of the Brentwood Class-A office market. As of March 31, 2006, our Brentwood office properties were 94.4% leased and had an average rental rate of $34.10 per square foot.

Brentwood Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
Landmark II	2	100%	1989	412,944	92.7%
12400 Wilshire	1	100	1985	235,808	93.8
Gateway Los Angeles	1	100	1987	147,815	100.0
11777 San Vicente	1	100	1974/1998	96,872	98.8
Brentwood Executive Plaza	1	100	1983/1996	89,660	95.1
Brentwood Medical Plaza	1	100	1975/2002	84,334	98.9
Coral Plaza	1	100	1981	71,801	100.0
Brentwood/Saltair	1	100	1986	57,344	70.9
Saltair/San Vicente	1	100	1964/1992	54,244	91.0
Brentwood San Vicente Medical	1	100	1957-1988/1989	46,466	100.0
San Vicente Plaza	1	100	1985	34,546	95.1
Barrington Plaza Commercial	1	100	1963	33,580	96.4
Brentwood Court	1	100	1985	25,211	91.4

Total/Weighted Average	14			1,390,625	94.4%

Annualized Rent(3)					$43,699,392
Annualized Rent Per Leased Square Foot(4)					$34.10

(1)
Based on BOMA 1996 remeasurement. Total consists of 1,281,694 leased square feet, 78,053 available square feet, 7,584 building management use square feet, and 23,294 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements.

(4)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        Strict zoning restrictions including Proposition U, very influential neighborhood groups and specific, stringent design standards create significant barriers to new real estate development of all kinds, but especially competitive office development. The height limit along San Vicente Boulevard is now only three stories, and on most of Wilshire Boulevard it is now between three stories and six stories. There have been no new Class-A office building deliveries in Brentwood over the past 10 years.

        As shown in the chart below, over the last ten years, occupancy and rental rates in our Brentwood submarket have moved in line with and maintained their premium to the broader Los Angeles County market as a whole. Due largely to the economic recovery that began in 2003, occupancy rates in this submarket have been growing steadily from a low of 87.8% in 2002 to approximately 94.0% in 2005, representing an increase of 6.2 percentage points. Rental rates reached a five-year low in 2004 and began to recover significantly in 2005, increasing from $30.72 per square foot in 2004 to $34.03 per square foot in 2005, representing an increase of 10.8%.

Historical Rental Rates & Occupancy—Class-A Office
Brentwood vs. Los Angeles County

      Source: CoStar Office Reports.

        The outlook for the Brentwood office market remains strong in terms of supply, with no new office deliveries projected in Brentwood for 2006 through 2008. We believe that the combination of low vacancy rates and the absence of new supply will provide us with the opportunity to significantly increase rental rates in the foreseeable future.

        Our four multifamily properties in the Brentwood market are all located in the premier multifamily area from Wilshire Boulevard north to Sunset Boulevard. These properties contain a total of 950 units and operate at virtually full occupancy in a very supply constrained market. Few undeveloped lots remain in this submarket, and it is generally possible to build new multifamily properties only by replacing existing buildings. No new multifamily projects are under construction or planned or proposed for 2006 through 2008, with all new development activity in condominiums. As of

March 31, 2006, our asking rents for our Brentwood multifamily properties were $2,079 per unit versus our in-place rents of $1,886 per unit, representing a premium of 10.3%.

Brentwood Multifamily Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Number of Units	Percent Leased
Barrington Plaza	3	100%	1963/1998	712	99.3%
555 Barrington	1	100	1989	111	97.3
Barrington Kiowa	1	100	1974/1989	55	100.0
Barry	1	100	1973/1989	53	100.0
Kiowa	1	100	1972/1989	19	100.0

Total/Weighted Average	7			950	99.2%

Annualized Rent(1)					$21,318,295
Monthly Rent Per Leased Unit					$1,886

(1)
March 2006 multifamily rent annualized.

Olympic Corridor

        The Olympic Corridor submarket consists of 2,327,630 square feet of Class-A office space. We own four Class-A office properties comprising 922,405 rentable square feet in the Olympic Corridor submarket, representing 6.7% of our portfolio's total annualized rent. Olympic Boulevard is a main east-west artery developed and named in connection with the 1932 Olympics in Los Angeles, running from Santa Monica to downtown Los Angeles. The Olympic Corridor has developed into a major office hub that offers relative affordability as compared to the more expensive Santa Monica and Brentwood markets. It has proximate access to both major West Los Angeles freeways, the San Diego (405) and the Santa Monica (10), and major local surface streets, while still being easily accessible to major West Los Angeles executive housing areas such as Malibu, Santa Monica, Pacific Palisades, Brentwood and Westwood. Buildings in this market have attracted a diverse, high-quality tenant base, including law firms, financial service firms and prominent companies in the entertainment, technology and media sectors. The market features an array of amenities, including restaurants, neighborhood-serving retail establishments and several fitness centers. We have developed a significant presence in the Olympic Corridor and own four of the highest quality buildings in this submarket representing approximately 39.6% of the Class-A office space in this submarket. As of March 31, 2006, our Olympic Corridor office properties were 89.1% leased and had an average rental rate of $27.55 per square foot.

Olympic Corridor Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
Westside Towers	2	100%	1985	411,078	87.9%
Executive Tower	1	100	1989	240,331	87.5
Olympic Center	1	100	1985/1996	160,094	93.7
Bundy/Olympic	1	100	1991	110,902	90.2

Total/Weighted Average	5			922,405	89.1%

Annualized Rent(3)					$21,096,888
Annualized Rent Per Leased Square Foot(4)					$27.55

(1)
Based on BOMA 1996 remeasurement. Total consists of 765,905 leased square feet, 100,652 available square feet, 2,662 building management use square feet, and 53,186 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements.

(4)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        As a result of stringent limits on development imposed under Proposition U in 1986, new deliveries have been limited to approximately 150,000 square feet of Class-A office building deliveries in the Olympic Corridor submarket over the past 10 years, all of which were delivered in 2002. The Olympic Corridor submarket was impacted by the same general economic downturn that affected both the nation and the Los Angeles County economy as a whole during the period from 2000 to 2003. The Olympic Corridor submarket began a sustained recovery in occupancy rates beginning in 2003 followed by a recovery in rental rates beginning in 2005. Occupancy rates in this submarket increased from 82.8% in 2002 to approximately 92.8% in 2005, while rental rates increased from approximately $26.25 per square foot in 2004 to $27.93 per square foot in 2005, representing an increase of 6.4%.

Historical Rental Rates & Occupancy—Class-A Office
Olympic Corridor vs. Los Angeles County

      Source: CoStar Office Reports.

        The outlook for the Olympic Corridor office market remains strong in terms of supply, with no new office deliveries projected in the Olympic Corridor for 2006 through 2008. We believe that the combination of low vacancy rates and the absence of new supply will provide us with the opportunity to significantly increase rental rates in the foreseeable future.

Century City

        The Century City submarket consists of 9,574,342 square feet of Class-A office space. We own two Class-A office buildings comprising 866,039 rentable square feet in the Century City submarket, representing 8.3% of our office portfolio's total annualized rent. The Century City market comprises almost ten million square feet of office space in a high-density, master-planned development located immediately southwest of Beverly Hills. It is the largest of the West Los Angeles office submarkets and has a high concentration of larger law and financial service firms as key components of its tenancy. Originally developed from the back lot of 20th Century Fox Studios, Century City remains the headquarters for 20th Century Fox and a hub of the entertainment industry. Our two office buildings in Century City comprise approximately 9.0% of the Class-A office space in this submarket. As of

March 31, 2006, our Century City office properties were 94.0% leased and had an average rental rate of $32.89 per square foot.

Century City Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
1901 Avenue of the Stars	1	100%	1968/2001	492,139	94.5%
Century Park Plaza	1	100	1972/1987	373,900	93.4

Total/Weighted Average	2			866,039	94.0%

Annualized Rent(3)					$26,193,312
Annualized Rent Per Leased Square Foot(4)					$32.89

(1)
Based on BOMA 1996 remeasurement. Total consists of 796,496 leased square feet, 51,770 available square feet, 3,397 building management use square feet, and 14,376 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements.

(4)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        Century City is effectively fully developed, with proposed new development taking the form of redevelopment of previously developed sites. There was only one new Class-A office building delivery in Century City over the past 10 years, which totaled approximately 775,000 square feet and was completed in 2003. Occupancy rates in Century City peaked in 2000 and declined from 2000 to 2003, largely as a result of the downturn in the general economy and the technology industry, which also negatively impacted the law and financial services firms that serviced the technology sector. The increase in new supply was exacerbated by the trend at the time for firms located in Century City to relocate their back-office functions to offices in other, less expensive markets. Occupancy rates in this submarket have recovered since 2003, increasing from 80.0% to approximately 86.6% in 2005, as the general economy recovered and vacant space was absorbed through leasing activity in this submarket. Despite the decline in occupancy, rental rates remained relatively flat since 2002, with rental rates in this submarket preserving a consistent premium to Los Angeles County rental rates generally. Rental rate growth in Century City has been hindered by existing vacancy in the submarket, certain corporate merger and acquisition transactions that relocated some large tenants out of the submarket and on-going road and infrastructure construction on Santa Monica Boulevard, a main east-west artery servicing the Century City submarket. The completion of the Santa Monica Boulevard improvements expected later in 2006 will enhance access between Century City and the San Diego (405) freeway.

Historical Rental Rates & Occupancy—Class-A Office
Century City vs. Los Angeles County

      Source: CoStar Office Reports.

        While our outlook for the Century City office market remains positive over the long term, near term fundamentals may be impacted by 780,000 square feet of new office space that is projected for delivery in 2006, of which 300,000 square feet has been pre-leased. We do not expect this additional capacity to negatively impact our performance in Century City, since we have limited our near-term lease expirations in this submarket to 14.9% and 5.7% of our leases in this submarket as of March 31, 2006 for 2006 and 2007, respectively. However, giving effect to leases that were not commenced as of March 31, 2006, our 2006 lease expirations would have been only 3.6% as of March 31, 2006. There are no remaining entitlements under the current Century City specific plan and no further new office deliveries projected in Century City from 2006 through 2008.

Santa Monica

        The Santa Monica submarket consists of 7,619,589 square feet of Class-A office space. We own seven Class-A office properties comprising 860,083 rentable square feet in the City of Santa Monica, representing 11.1% of our office portfolio's total annualized rent. We also own two multifamily properties in Santa Monica containing a total of 820 rental units. Santa Monica is located near the executive housing areas of Brentwood, Pacific Palisades and Malibu and is adjacent to the Pacific Ocean, public beaches and extensive restaurant and retail amenities. All seven properties are located in downtown Santa Monica, a distinct section of the submarket that commands the highest average asking rents of any office market in Los Angeles County. We own approximately 11.3% of the Class-A office space in this submarket; however, our share of the downtown Santa Monica office market, where according to Eastdil Secured, asking rents are approximately 18% higher than in eastern Santa Monica, is approximately 45%. As of March 31, 2006, our Santa Monica office properties were 98.2% leased and had an average rental rate of $42.64 per square foot.

Santa Monica Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
100 Wilshire	2	100%	1968/2002	256,962	99.4%
First Federal Square	1	100	1981/2000	221,181	100.0
Palisades Promenade	1	100	1990	98,606	100.0
Second Street Plaza	1	100	1991	80,766	100.0
Santa Monica Square	1	100	1983/2004	77,375	100.0
Lincoln/Wilshire	1	100	1996	76,757	82.2
Verona	1	100	1991	48,436	100.0

Total/Weighted Average	8			860,083	98.2%

Annualized Rent(3)					$34,865,364
Annualized Rent Per Leased Square Foot(4)					$42.64

(1)
Based on BOMA 1996 remeasurement. Total consists of 817,763 leased square feet, 15,278 available square feet, 2,501 building management use square feet, and 24,541 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements.

(4)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        The fundamentals of the Santa Monica submarket are supported by stringent limits on development. Development entitlements that were granted in the late 1980s and that had a 10-year expiration allowed for the construction of approximately 1.3 million square feet of new Class-A office space that was completed between 1999 and 2004 and primarily located in a less desirable eastern part of the city. These deliveries, combined with the slowing of the technology sector at the time, negatively affected occupancy rates in Santa Monica through 2003 and rental rates through 2004. The Santa Monica market began a sustained recovery in occupancy rates beginning in 2004, followed by a significant recovery in rental rates beginning in 2005. Occupancy rates in this submarket increased from 80.3% in 2003 to approximately 93.0% in 2005 while rental rates increased from approximately $33.85 per square foot in 2004 to $38.80 per square foot in 2005, representing an increase of approximately 14.6%.

Historical Rental Rates & Occupancy—Class-A Office
Santa Monica vs. Los Angeles County

      Source: CoStar Office Reports.

        The outlook for the Santa Monica office market remains strong in terms of limited projected deliveries of new office space. There are no remaining specific plan projects left in Santa Monica for new office construction projects. Only 194,000 square feet of new office deliveries in the Santa Monica submarket, or 2.5% of current inventory, are projected for 2006 through 2008. This development represents the completion of a previously entitled office and media campus also located in eastern Santa Monica. We believe that the combination of low vacancy rates and limited projected supply will provide us with the opportunity to significantly increase rental rates in the foreseeable future.

        Our Santa Monica holdings also include The Shores and Pacific Plaza, two luxury multifamily properties in Santa Monica that contain a total of 820 rental units in close proximity to the beach, most of which offer an ocean view. Santa Monica adopted rent control regulations in 1979 that permitted only minimal annual rent increases for rent controlled units and did not allow units to be re-leased at market rates upon vacancy. In 1999, the State of California passed a law permitting vacant units to be re-leased at market rents. In 2003, Santa Monica passed an ordinance that amended the rent control regulations to permit owners to charge market rents where a tenant was not using the rent-controlled unit as a primary residence. Approximately half of our 820 units in the Santa Monica submarket are at substantially below market rates, having received only minimal annual rental increases since at least 1979. We have averaged a roll-over of approximately 35 such units per year over the period from 2000 to 2005.

        There is minimal vacancy in the Santa Monica multifamily submarket and there are approximately 900 multifamily units either proposed, planned or under construction in Santa Monica between 2006 and 2008. This new supply is generally comprised of projects that are smaller in size and farther from the beach as compared to our two Santa Monica multifamily buildings. We expect this space will be absorbed by the significant rental demand in this highly desirable rental submarket.

        Our current average in-place rent for our Santa Monica multifamily properties is $1,817 per unit, and our current average asking rent is $2,847 per unit, representing a premium of 56.7%.

Santa Monica Multifamily Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Number of Units	Percent Leased
The Shores	2	100%	1965-1967/2002	532	99.8%
Pacific Plaza	1	100	1963/1998	288	99.3

Total/Weighted Average	3			820	99.6%

Annualized Rent(1)					$17,813,572
Monthly Rent Per Leased Unit					$1,817

(1)
March 2006 multifamily rent annualized.

Beverly Hills

        The Beverly Hills submarket consists of 6,462,922 square feet of Class-A office space. We own four Class-A office buildings comprising 571,869 rentable square feet in the Beverly Hills submarket, representing 6.3% of our office portfolio's total annualized rent. One of the best known and most affluent cities in the United States, Beverly Hills is a separately incorporated city situated in West Los Angeles. A highly compact city at 5.7 square miles, Beverly Hills is a truly infill real estate market, with a majority of its area developed in mixed-use, pedestrian friendly patterns that are characterized by smaller, older structures and highly dispersed ownership. This is particularly true of the neighborhood within Beverly Hills that is commonly referred to as the Golden Triangle, bordered by Santa Monica Boulevard to the north, Wilshire Boulevard to the south and Crescent Drive to the east. Three of our four Beverly Hills buildings are located in the Golden Triangle, which is considered the commercial core of Beverly Hills and contains the Rodeo Drive shopping district. We own approximately 8.8% of the Class-A office space in this submarket. As of March 31, 2006, our Beverly Hills office properties were 96.7% leased and had an average rental rate of $37.11 per square foot.

Beverly Hills Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
9601 Wilshire	1	100%	1962/2004	301,849	96.2%
Beverly Hills Medical Center	1	100	1964/2004	104,462	97.3
Village on Canon	1	100	1989/1995	101,004	95.3
Camden Medical Arts	1	100	1972/1992	64,554	100.0

Total/Weighted Average	4			571,869	96.7%

Annualized Rent(3)					$19,878,084
Annualized Rent Per Leased Square Foot(4)					$37.11

(1)
Based on BOMA 1996 remeasurement. Total consists of 535,699 leased square feet, 18,895 available square feet, 4,775 building management use square feet, and 12,500 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements.

(4)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        Due to restrictive height and floor area limits, extremely strict municipal oversight of the development process, community opposition to new development, and the difficulty of acquiring redevelopment sites in Beverly Hills, little new office development has occurred in recent years or is contemplated in the near term. The only new Class-A office building deliveries in Beverly Hills over the past 10 years were three projects, totaling approximately 320,000 square feet that were delivered between 2000 and 2003. Performance in this submarket has generally tracked that of the Los Angeles County market as a whole, although the Beverly Hills submarket maintained consistent occupancy and rental rate premiums to the broader Los Angeles County market. Occupancy rates in this submarket began to recover in 2003, increasing from 85.0% in 2002 to approximately 92.8% in 2005 while rental rates have increased from $34.00 per square foot in 2003 to $35.33 per square foot in 2005, representing an increase of 3.9%.

Historical Rental Rates & Occupancy—Class-A Office
Beverly Hills vs. Los Angeles County

      Source: CoStar Office Reports.

        The outlook for the Beverly Hills office market remains strong in terms of supply, with no new office deliveries projected in the Beverly Hills submarket for 2006 through 2008. We believe that the combination of low vacancy rates and the absence of new supply will provide us with the opportunity to significantly increase rental rates in the foreseeable future.

Westwood

        The Westwood submarket consists of 3,365,978 square feet of Class-A office space. We own two Class-A office buildings comprising 396,729 rentable square feet in Westwood, representing 3.8% of our office portfolio's total annualized rent. The Westwood office submarket is concentrated on Wilshire Boulevard immediately east of the San Diego (405) freeway and west of the city of Beverly Hills, directly south of the University of California, Los Angeles, or UCLA, campus. The Westwood submarket is dominated by high-rise buildings that range from 10 to 24 stories, with typical floor sizes of 15,000 to 20,000 square feet. Due to its central West Los Angeles location, Westwood attracts a broad array of tenants in the legal, accounting, financial services, entertainment, construction and other industries. Westwood's office properties are located close to executive housing in Westwood, Bel Air, Brentwood and Beverly Hills, as well as to a high percentage of the City of Los Angeles' premier high-rise condominium residences which are concentrated along Wilshire Boulevard in Westwood. Additionally, the Westwood area is very pedestrian friendly, with ample retail, dining and entertainment amenities in the immediately adjacent Westwood Village neighborhood. We own two of the highest quality buildings in Westwood, representing approximately 11.8% of the Class-A office space in this market. As of March 31, 2006, our Westwood office properties were 93.5% leased and had an average rental rate of $33.60 per square foot.

Westwood Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
One Westwood(3)	1	100%	1987/2004	201,921	95.0%
Westwood Place	1	100	1987	194,808	92.0

Total/Weighted Average	2			396,729	93.5%

Annualized Rent(4)					$11,892,240
Annualized Rent Per Leased Square Foot(5)					$33.60

(1)
Based on BOMA 1996 remeasurement. Total consists of 353,908 leased square feet, 25,730 available square feet, 3,072 building management use square feet, and 14,019 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
In addition to owning the building at our One Westwood property, we also own an undivided one-sixth tenancy-in-common interest in the land. We have the right to purchase the remaining interest in the leased land for an amount equal to its fair market value in the 12 months subsequent to May 8, 2008. One Westwood is subject to a mutual right of first offer, pursuant to which we must first offer our One Westwood building to the current fee owners of the land (including us) in the event that we decide to sell the building, and the fee owners of the land (including us) must first offer the land to us in the event they decide to sell the land.

(4)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements.

(5)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        As a result of stringent limits on development imposed under Proposition U in 1986, there have been no new Class-A office building deliveries in Westwood over the past 10 years. The Westwood submarket was impacted by the downturn in the general economy and technology sector that affected the Los Angeles County economy as a whole during the period from 2000 to 2003. These conditions negatively impacted occupancy in the Westwood submarket through 2002 and rental rates through 2004. The Westwood submarket began a sustained recovery in occupancy rates beginning in 2003 followed by a strong recovery in rental rates beginning in 2005. Occupancy rates in this submarket increased from 81.9% in 2002 to approximately 91.2% in 2005, while rental rates increased from approximately $31.47 per square foot in 2004 to $33.43 per square foot in 2005, representing an increase of approximately 6.2%.

Historical Rental Rates & Occupancy—Class-A Office
Westwood vs. Los Angeles County

      Source: CoStar Office Reports.

        The outlook for the Westwood office market remains strong in terms of supply, with no new office deliveries projected in the Westwood submarket for 2006 through 2008. We believe that the combination of low vacancy rates and the absence of new supply will provide us with the opportunity to significantly increase rental rates in the foreseeable future.

Sherman Oaks/Encino

        The Sherman Oaks/Encino submarket consists of 5,721,621 square feet of Class-A office space. We own nine Class-A office properties comprising 2,878,769 rentable square feet in the Sherman Oaks/Encino submarket, representing 23.4% of our office portfolio's total annualized rent. The core of the Sherman Oaks/Encino submarket runs east-west along Ventura Boulevard, which serves as the primary commercial corridor through the central San Fernando Valley. In addition to its role as a local commercial center, this submarket also benefits from its central location between the entertainment hubs in Burbank and West Los Angeles. The Sherman Oaks/Encino submarket is characterized by numerous smaller tenancies from the legal, accounting and medical professions. This submarket is home to location-sensitive residents who desire to have their offices in the immediate vicinity of their residences. The Sherman Oaks/Encino submarket has direct access to regional transportation arteries via the San Diego (405) and Ventura (101) freeways. The hub of this market is the intersection of Ventura Boulevard and Sepulveda Boulevard, the two main surface arteries in the area. We own properties on three of the four corners of this intersection, including the largest property in the market, our recently redeveloped Sherman Oaks Galleria. Our nine office properties in Sherman Oaks/Encino submarket comprise approximately 50.3% of this submarket. As of March 31, 2006, our Sherman Oaks/Encino properties were 97.2% leased and had an average rental rate of $27.43 per square foot.

Sherman Oaks/Encino Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
Sherman Oaks Galleria	3	100%	1981/2002	1,002,561	99.0%
Encino Terrace	1	100	1986	418,344	94.0
Valley Executive Tower	1	100	1984	387,840	95.6
Encino Gateway	1	100	1975/1998	288,203	98.3
Valley Office Plaza	3	100	1966/2002	197,740	98.2
Encino Plaza	1	100	1971/1992	192,502	100.0
Tower at Sherman Oaks	1	100	1967/1991	164,310	98.0
MB Plaza	1	100	1971/1996	163,774	94.2
Columbus Center	1	100	1987	63,495	87.5

Total/Weighted Average	13			2,878,769	97.2%

Annualized Rent(3)					$73,407,840
Annualized Rent Per Leased Square Foot(4)					$27.43

(1)
Based on BOMA 1996 remeasurement. Total consists of 2,676,114 leased square feet, 81,108 available square feet, 20,945 building management use square feet, and 100,602 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements.

(4)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        As a result of stringent limits on development imposed under Proposition U in 1986 and active homeowners' associations, there have been no new Class-A office building deliveries in Sherman Oaks/Encino over the past 10 years with the exception of our Sherman Oaks Galleria redevelopment project completed in 2002. During the period from 1999 to 2001, the decrease in occupancy in this submarket was driven by the major redevelopment of our Sherman Oaks Galleria property, which represented approximately 12.3% of this submarket at the time, and the general downturn in the economy which affected the Los Angeles County market as a whole. Occupancy rates began to recover in 2002 as the Sherman Oaks Galleria property underwent lease-up and approached stabilization in 2003. Occupancy rates in this submarket have been growing steadily from 87.2% in 2001 to approximately 95.7% in 2005. Despite the additional new supply and the general economic downturn, rental rates in the Sherman Oaks/Encino submarket remained relatively stable from 2001 through 2004. Rental rates began to recover in 2005, increasing from $24.85 per square foot in 2004 to $27.29 per square foot in 2005, representing an increase of 9.8%. As demonstrated in the chart below, the Sherman Oaks/Encino submarket has remained relatively stable over time, with rental rates trending in line with the Los Angeles County market as a whole and occupancy rates significantly outperforming the Los Angeles County market as a whole.

Historical Rental Rates & Occupancy—Class-A Office
Sherman Oaks/Encino vs. Los Angeles County

      Source: CoStar Office Reports.

        The outlook for the Sherman Oaks/Encino office market remains strong in terms of supply, with no new office deliveries projected in the Sherman Oaks/Encino submarket for 2006 through 2008. We believe that the combination of low vacancy rates and the absence of new supply will provide us with the opportunity to significantly increase rental rates in the foreseeable future.

Warner Center/Woodland Hills

        The Warner Center/Woodland Hills submarket consists of 6,392,299 square feet of Class-A office space. We own two Class-A office complexes totaling 2,567,808 rentable square feet in the Warner Center/Woodland Hills submarket, consisting of the five high-rise towers of the Warner Center Towers office development and the Trillium office development, representing 17.1% of our office portfolio's total annualized rent. We also own the fee interest in two parcels in this submarket that are subject to long-term ground leases in this submarket. Warner Center is a master-planned development in the western San Fernando Valley situated on the site of the former Warner Ranch and developed under a specific plan approved by the City of Los Angeles. Amenities in this area are numerous, including the Topanga Plaza regional mall and the dining and entertainment-oriented Promenade. The Warner Center/Woodlands Hills office submarket is a regional financial center with numerous tenants in the financial, accounting and legal services industries. In recent years, the submarket has matured into a more varied tenant mix, including significant tenancies in the healthcare and insurance industries. The submarket also benefits from its proximity to the growing and affluent population of the western San Fernando Valley and the adjacent Conejo Valley that extends into Ventura County. We own approximately 40.2% of the Class-A office space in this submarket. As of March 31, 2006, our Warner

Center/Woodland Hills office properties were 81.3% leased and had an average rental rate of $26.35 per square foot.

Warner Center/Woodland Hills Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
Warner Center Towers	7	100%	1982-1993/2004	1,907,160	84.9%
The Trillium	4	100	1988	660,648	71.1

Total/Weighted Average	11			2,567,808	81.3%

Annualized Rent(3)					$53,716,296
Annualized Rent Per Leased Square Foot(4)					$26.35

(1)
Based on BOMA 1996 remeasurement. Total consists of 2,038,757 leased square feet, 479,273 available square feet, 11,773 building management use square feet, and 38,005 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Represents annualized monthly cash rent under existing leases as of March 31, 2006. This amount reflects total cash rent before abatements.

(4)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        The specific plan has placed strict limits on new development in this submarket. The primary new Class-A office building project delivered in Warner Center/Woodland Hills over the past 10 years was a multi-phase office campus development entitled for 1.3 million square feet, of which approximately 800,000 square feet was built between 2000 and 2005, and of which 500,000 square feet remains to be built. Primarily as a result of this new office supply and the general economic downturn that affected Los Angeles County as a whole, occupancy rates declined in 2001 and remained relatively flat until 2003. Occupancy rates in this submarket have increased dramatically from 81.8% in 2003 to 88.3% in 2005. Over the same period, rental rates have increased from approximately $25.81 per square foot in 2003 to $28.06 per square foot in 2005, representing an increase of approximately 8.7%.

Historical Rental Rate & Occupancy—Class-A Office
Warner Center/Woodland Hills vs. Los Angeles County

      Source: CoStar Office Reports.

        Approximately 500,000 square feet of new previously entitled office space is projected for delivery in the Warner Center/Woodland Hills submarket, or 7.7% of current inventory, between 2006 through 2008. However, the outlook for the Warner Center/Woodland Hills office market remains positive because the high development fees mandated by the specific plan in this submarket have made it expensive to build new office space, and community group opposition to development is further limiting prospects for additional office construction.

Burbank

        The Burbank submarket consists of 5,764,318 square feet of Class-A office space. Studio Plaza, a Class-A office building and currently our only Burbank holding, is located in the Media District, Burbank's main business corridor, and contains 420,949 rentable square feet, representing 4.3% of our office portfolio's total annualized rent. Located within the Tri-Cities market, which includes Glendale and Pasadena, Burbank has historically been the rental rate and occupancy leader within the Tri-Cities' Class-A office market due to its large entertainment employment base and central location between Downtown Los Angeles and the San Fernando Valley. The Burbank submarket is a headquarters for the entertainment industry, with The Walt Disney Company, Time Warner and NBC Universal based in and around the district. On a combined basis, these studios control over 400 acres of land and provide a significant demand base for office space. Our Studio Plaza property in Burbank is adjacent to the Warner Bros. studio lot and comprises approximately 7.3% of the Class-A office space in this submarket. As of March 31, 2006, our Studio Plaza property was 100% leased to Time Warner with a lease term expiring in September 2019 and had an average rental rate of $31.74 per square foot.

Burbank Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
Studio Plaza(3)(4)	1	100%	1988/2004	420,949	100.0%

Total/Weighted Average	1			420,949	100.0%

Annualized Rent					$13,360,921
Annualized Rent Per Leased Square Foot(5)					$31.74

(1)
Based on BOMA 1996 remeasurement. Total consists of 420,949 leased square feet.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Annualized base rent is converted from triple net to gross by adding market expense reimbursements to base rent.

(4)
The Studio Plaza property is subject to a right of first offer in favor of Time Warner that runs concurrently with the term of their lease and that, subject to certain exceptions, requires we first offer the Studio Plaza property to Time Warner in the event that we decide to sell or transfer the property to an entity other than an affiliate of ours.

(5)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

        A significant supply of new Class-A office space, consisting of 877,000 square feet, or approximately 15% of the total Burbank submarket, was delivered between 2000 and 2002. This new supply caused a sharp downturn in occupancy rates in the Burbank submarket from 2000, although rates began to recover in 2003 as a result of the general economic recovery and the rapid absorption of the additional supply in this submarket, with occupancy rates increasing from 82.0% in 2003 to approximately 93.6% in 2005. Rental rates dipped only slightly in 2002 and have recovered significantly since then, increasing from approximately $27.84 per square foot in 2003 to $31.38 per square foot in 2005, representing an increase of approximately 12.7%.

Historical Rental Rate & Occupancy—Class-A Office
Burbank vs. Los Angeles County

      Source: CoStar Office Reports.

        The outlook for the Burbank office market remains strong despite significant new deliveries expected in the near term. Approximately 180,000 square feet of new office space was completed in 2006, and an additional 1.1 million square feet of new office space is planned and 370,000 square feet is proposed in Burbank, or 24.7% of current inventory, between 2006 and 2008. Notwithstanding the new supply, the entertainment tenants in the Burbank submarket historically have shown a consistent ability to absorb additional new office space. We do not expect to be impacted by this increase in supply because our Studio Plaza property is 100% leased to a single tenant, Time Warner, through 2019, subject to the tenant's right to terminate the lease in September 2012 and September 2016 upon payment of certain termination fees.

Honolulu, Hawaii

        The Honolulu office market consists of 5,140,907 square feet. We own two Class-A office properties totaling 678,940 square feet of rentable area in the Honolulu CBD, representing 5.2% of our office portfolio's total annualized rent. With an inventory of approximately 5.1 million square feet, the Honolulu CBD is Hawaii's largest office market. The market's combination of Class-A inventory, amenity base, and concentration of federal, state and local government centers has attracted Hawaii's largest corporate and service sector tenants, including a significant number of legal and financial service tenants. We have developed a significant presence in the Honolulu office market and own two of the highest quality buildings representing approximately 13.2% of the Honolulu CBD and approximately 16.2% of the Class-A office space in the Honolulu CBD. As of March 31, 2006, our Honolulu CBD office properties were 90.8% leased and had an average rental rate of $30.09 per square foot. As a result of significant job growth over the last three years, occupancy rates in the Honolulu CBD have remained consistently high, and rental rates have increased significantly from $26.58 per square foot in 2003 to $29.28 per square foot in 2005, representing an increase of 10.2%. Current average asking rental rates are well below a level that would support new construction, and therefore the forecast for new supply is extremely limited in the near-term, with no new projects currently under construction.

The outlook for the Honolulu CBD office market remains strong in terms of supply, with limited projected deliveries of new space.

Honolulu Office Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Rentable Square Feet(1)	Percent Leased(2)
Bishop Place	2	100%	1992	472,172	89.1%
Harbor Court	1	100	1994	206,768	94.5

Total/Weighted Average	3			678,940	90.8%

Annualized Rent(3)					$16,199,293
Annualized Rent Per Leased Square Foot(4)					$30.09

(1)
Based on BOMA 1996 remeasurement. Total consists of 538,419 leased square feet, 62,675 available square feet, 3,682 building management use square feet, and 74,164 square feet of BOMA adjustment on leased space.

(2)
Based on leases commenced as of March 31, 2006 and calculated as rentable square feet less available square feet divided by rentable square feet.

(3)
Annualized base rent is converted from triple net to gross by adding market expense reimbursements to base rent.

(4)
Represents annualized rent divided by leased square feet as set forth in footnote (1).

Historical Rental Rate & Occupancy
Honolulu CBD

    Source: CB Richard Ellis.

        We also own two institutional quality multifamily assets, Moanalua Hillside Apartments and the Villas at Royal Kunia, with a combined 1,098 units. Our two multifamily properties are among the largest in the Honolulu multifamily market, which has declined in number of rental units in recent years due to a number of factors including significant growth in housing prices, the conversion of multifamily properties to for-sale condominium units and the sale of previously rented single family homes and condominium units to owner-occupants. Since our acquisition of these properties, they have operated effectively at full occupancy. As a result of such tight occupancy levels, we have experienced average market rental rate increases from $1,240 per unit in 2005 to $1,446 per unit in 2006, or an increase of almost 17%, at Moanalua Hillside Apartments. Approximately 13% of the units in our Honolulu multifamily portfolio are subject to low income housing regulations and 26% are subject to moderate income regulations, which effectively limit our rental rates on these units. As of March 31, 2006, the average rental rate on our low and moderate income units was $1,232 per unit. In addition, rental rate increases on such units are limited to annual adjustments determined by the Department of Housing and Urban Development. We have the option of terminating our obligation to provide income-restricted units at the Villas at Royal Kunia annually in June of each year and at Moanalua Hillside Apartments in September 2017.

        In consideration for our obligation to provide moderate income units at the Villas at Royal Kunia, we receive full property tax and general excise tax exemptions. Commencing in June 2017, the City and County of Honolulu will have the discretion to terminate these tax exemptions along with our obligation to provide income-restricted units. In consideration for our obligation to provide low and moderate income units at Moanalua Hillside Apartments, we receive a full property tax exemption and an exemption from general excise tax on the income restricted units. These exemptions, along with our obligation to provide income-restricted units may be terminated at Moanalua Hillside Apartments in September 2017.

        The construction of new residential units in Honolulu is dominated by condominium development and, additionally, the high land values and the high cost of new construction in Hawaii makes the development of new multifamily rental units in the Honolulu market economically prohibitive. As a result, we expect that future supply of large multifamily projects in Honolulu will continue to be limited.

Honolulu Multifamily Properties	Number of Buildings	Percent Ownership	Year Built/ Renovated	Number of Units	Percent Leased
Moanalua Hillside Apartments	25	100%	1968/2004	696	98.7%
Villas at Royal Kunia	65	100	1990-1994	402	99.8

Total/Weighted Average	90			1,098	99.1%

Annualized Rent(1)					$17,170,845
Monthly Rent Per Leased Unit					$1,315

(1)
March 2006 multifamily rent annualized.

Regulation

  General

        Our properties are subject to various covenants, laws, ordinances and regulations, including regulations relating to common areas and fire and safety requirements. We believe that each of the existing properties has the necessary permits and approvals to operate its business.

  Americans With Disabilities Act

        Our properties must comply with Title III of the ADA to the extent that such properties are "public accommodations" as defined by the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. Although we believe that the properties in our portfolio in the aggregate substantially comply with present requirements of the ADA, we have not conducted a comprehensive audit or investigation of all of our properties to determine our compliance, and we are aware that some particular properties may currently be in non-compliance with the ADA. Noncompliance with the ADA could result in the incurrence of additional costs to attain compliance. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations as appropriate in this respect.

  Environmental Matters

        Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under various of these laws, an owner or operator of real estate is or may be liable for costs related to soil or groundwater contamination on, in, or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. Such laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using such property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release or exposure to asbestos-containing materials, a substance known to be present in a number of our buildings. In other cases, some of our properties have been (or may have been) affected by contamination from past operations or from off-site sources. As a result, in connection with our current or former ownership, operation, management and development of real properties, we may be potentially liable for investigation and cleanup costs, penalties, and damages under environmental laws.

        Although most of our properties have been subjected to Phase I assessments, they are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Unless required by applicable laws or regulations, we may not further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments.

  Rent Control

        The City of Los Angeles and Santa Monica have enacted rent control legislation, and portions of the Honolulu multifamily market are subject to low- and moderate-income housing regulations. Such laws and regulations limit our ability to increase rents, evict tenants or recover increases in our operating expenses and could make it more difficult for us to dispose of properties in certain circumstances. In addition, any failure to comply with low- and moderate-income housing regulations could result in the loss of certain tax benefits and the forfeiture of rent payments. Although under current California law we are able to increase rents to market rates once a tenant vacates a rent-controlled unit, any subsequent increases in rental rates will remain limited by Los Angeles and Santa Monica rent control regulations.

Insurance

        We carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket insurance policy. We believe the policy specifications and insured limits are appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice; however, our insurance coverage may not be sufficient to fully cover our losses. We do not carry insurance for certain losses, including, but not limited to, losses caused by riots or war. Some of our policies, like those covering losses due to terrorism, earthquakes and floods, are insured subject to limitations involving substantial self insurance portions and significant deductibles and co-payments for such events. In addition, most of our properties are located in Southern California, an area subject to an increased risk of earthquakes. While we presently carry earthquake insurance on our properties, the amount of our earthquake insurance coverage may not be sufficient to fully cover losses from earthquakes. We may reduce or discontinue earthquake, terrorism or other insurance on some or all of our properties in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. In addition, our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. See "Risk Factors—Risks Related to Our Properties and Our Business—Potential losses may not be covered by insurance."

Competition

        We compete with a number of developers, owners and operators of office and commercial real estate, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants' leases expire. In that case, our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends to you may be adversely affected.

        In addition, all of our multifamily properties are located in developed areas that include a number of other multifamily properties, as well as single-family homes, condominiums and other residential properties. The number of competitive multifamily and other residential properties in a particular area could have a material adverse effect on our ability to lease units and on our rental rates.

Third-Party Property Management Services

        In connection with our Honolulu properties, we have entered into agreements with various unaffiliated parties to perform certain property management services. Under these agreements, we are obligated to pay certain fees, calculated as a portion of gross rental receipts or on a flat monthly fee basis, as well as certain specified fees and reimbursable expenses.

Employees

        As of June 1, 2006, our predecessor employed approximately 400 persons. We believe that our relationships with our employees are good.

Principal Executive Offices

        We own the building in which our headquarters is located at 808 Wilshire Boulevard, Santa Monica, California. We believe that our current facilities are adequate for our present and future operations, although we may add regional offices or relocate our headquarters, depending upon our future development projects.

Legal Proceedings

        From time to time, we are party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

MANAGEMENT

Directors and Executive Officers

        Upon consummation of this offering, we anticipate that our board of directors will consist of between seven and nine members, including a majority of directors who are "independent directors" within the meaning of the listing standards of the New York Stock Exchange, or NYSE. Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify. See "Material Provisions of Maryland Law and of Our Charter and Bylaws—Our Board of Directors." The first annual meeting of our stockholders after this offering will be held in 2007. Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of directors.

        The following table sets forth certain information concerning our directors and executive officers as of the consummation of this offering:

Name	Age	Position
Dan A. Emmett	66	Director, Chairman of the Board
Jordan L. Kaplan	45	Director, Chief Executive Officer, President
Kenneth M. Panzer	46	Director, Chief Operating Officer
William Kamer	55	Chief Financial Officer
Barbara J. Orr	59	Chief Accounting Officer
Allan B. Golad	51	Senior Vice President, Property Management
Michael J. Means	45	Senior Vice President, Commercial Leasing
Victor J. Coleman	44	Director nominee
Thomas E. O'Hern	50	Director nominee
Dr. Andrea L. Rich	62	Director nominee
William Wilson III	69	Director nominee

        The following is a biographical summary of the experience of our directors, director nominees, and executive officers.

        Dan A. Emmett.    Mr. Emmett will serve as the Chairman of our board of directors. Mr. Emmett co-founded the predecessor to DECO in 1971. In 1991, Mr. Emmett co-founded DERA and PLE. Mr. Emmett has been primarily responsible for investor relations since 1991. Mr. Emmett received his bachelor's degree from Stanford University in 1961 and his J.D. degree from Harvard University in 1964.

        Jordan L. Kaplan.    Mr. Kaplan will serve as our Chief Executive Officer, President and a member of our board of directors. Mr. Kaplan joined DECO in 1986, co-founded DERA and PLE in 1991, and has served as the Chief Financial Officer and Director of the Capital Markets Division for all of our operating companies since 1991. Since founding DERA, Mr. Kaplan has been responsible for all capital markets transactions including all acquisitions, dispositions, and financings. Mr. Kaplan received his bachelor's degree from the University of California, Santa Barbara in 1983 and his M.B.A. from the University of California, Los Angeles in 1986.

        Kenneth M. Panzer.    Mr. Panzer will serve as our Chief Operating Officer and a member of our board of directors. Mr. Panzer joined DECO in 1984, co-founded DERA and PLE in 1991, and has served as the Chief Operating Officer of all of our operating companies since 1991. Since founding DERA, Mr. Panzer has been responsible for all company operations including all leasing, property management, construction, and development activities. Mr. Panzer received his bachelor's degree from Penn State University in 1982.

        William Kamer.    Mr. Kamer will serve as our Chief Financial Officer. Mr. Kamer joined DECO in 2000 and has served as Senior Vice President in our Capital Markets Division for all our operating companies since that time. In this capacity, Mr. Kamer has overseen all financing activities. In addition, Mr. Kamer has served as General Counsel since 2000. Prior to joining DECO, Mr. Kamer was an attorney for 22 years focusing exclusively on real estate and real estate finance matters. He was a partner at the law firm of Cox, Castle & Nicholson LLP from 1986 through 1999. Mr. Kamer received his bachelor's degree from Vassar College in 1973, his master's degree in city and regional planning from Harvard University in 1978, and his J.D. degree from Boston University in 1978.

        Barbara J. Orr.    Ms. Orr will serve as our Chief Accounting Officer. Ms. Orr joined an affiliate of DECO in 1988 and joined DECO in 1998. Ms. Orr has served as the Chief Accounting Officer for all of our operating companies since joining DECO in 1998. Ms. Orr received her bachelor's degree from California State University, East Bay in 1979 and became a Certified Public Accountant in 1981.

        Allan B. Golad.    Mr. Golad will serve as our Senior Vice President in charge of Property Management. Mr. Golad joined DECO in 1988 and has served as the Director of Property Management since 1990. Mr. Golad serves on the board of directors for the Building Owners and Managers Association, or BOMA, and is on BOMA's executive committee. Prior to joining DECO, Mr. Golad was a senior acquisitions officer with Chase Manhattan Bank and Glendale Federal Bank. Mr. Golad received his bachelor's degree from Claremont McKenna College in 1977.

        Michael J. Means.    Mr. Means will serve as our Senior Vice President in charge of Commercial Leasing. Mr. Means joined DECO in 1998 and has served as the Director of Commercial Leasing since 2000. Prior to that time he was a senior officer in our Design and Construction Department. Prior to joining DECO, Mr. Means was a corporate real estate officer at the Walt Disney Company and Health Net. Mr. Means received his bachelor's degree from the University of California, Los Angeles in 1983.

        Victor J. Coleman.    Mr. Coleman will serve as a member of our board of directors. Mr. Coleman is the founder and managing director of Hudson Capital, LLC, a real estate investment firm in Los Angeles and he is a partner in a number of other investment companies. Mr. Coleman was a co-founder, President, and Chief Operating Officer of Arden Realty, a public REIT specializing in Southern California office real estate, from 1990 until its sale in the spring of 2006. Mr. Coleman served as a member of the board of directors of Arden Realty from 1996 to 2006. Mr. Coleman lives in Los Angeles and holds a bachelor's degree from the University of California, Berkeley and an M.B.A. from Golden Gate University.

        Thomas E. O'Hern.    Mr. O'Hern will serve as a member of our board of directors. Mr. O'Hern is Executive Vice President, Chief Financial Officer, and Treasurer of Macerich Company, a public REIT specializing in retail real estate. Prior to joining Macerich in 1993, Mr. O'Hern served as chief financial officer of several commercial real estate companies. Mr. O'Hern is a Certified Public Accountant who worked for Arthur Anderson & Co. from 1978 through 1984. Mr. O'Hern is a member of the board of directors of Linux Progeny, a private software company, and a trustee for Little Company of Mary Hospital Foundation. Mr. O'Hern lives in the Los Angeles area and holds a bachelor's degree from California Polytechnic University, San Luis Obispo.

        Dr. Andrea L. Rich.    Dr. Rich will serve as a member of our board of directors. Dr. Rich retired from the Los Angeles Museum of Art in 2005 where she served for ten years as President and Chief Executive Officer. During the second half of her career at the Museum, she also served as the Wallis Annenberg Director. Prior to her tenure at the Los Angeles Museum of Art, Dr. Rich had a long academic and administrative career at UCLA, culminating in her service as Executive Vice Chancellor and Chief Operating Officer from 1991 to 1995. Dr. Rich serves as a director of Mattel Corporation and the Private Bank of California. Dr. Rich lives in Los Angeles and earned her bachelor's degree, master's degree, and Ph.D. from UCLA.

        William Wilson III.    Mr. Wilson will serve as a member of our board of directors. Mr. Wilson is currently Managing Partner of Wilson Meany Sullivan, LLC, a real estate investment, development, and management firm in San Francisco. Mr. Wilson was founder of William Wilson and Associates, which merged with Cornerstone Properties, Inc., a public REIT specializing in office properties. Mr. Wilson served as Chairman of Cornerstone until it was acquired by Equity Office Properties Trust in 2000 and served on the Board of Equity Office Properties until 2004. Mr. Wilson is active in numerous civic organizations including service on the boards of the California Academy of Science, Lawrenceville School and the Presidio Trust. Mr. Wilson lives in the San Francisco Bay Area and earned his bachelor's degree in engineering from Stanford University.

Board Committees

        Our board of directors will appoint an audit committee, a compensation committee, and a nominating and corporate governance committee effective upon consummation of this offering. Under our bylaws, the composition of each committee must comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time. Each of these committees will have three directors and will be comprised exclusively of independent directors. Our bylaws define independent director by reference to the rules and regulations of the NYSE, which require that an independent director have no material relationship with us that may interfere with the exercise of his or her independence from management.

        Audit Committee.    The audit committee will select, on behalf of our board of directors, an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management, and recommend to our board of directors whether the audited financial statements should be included in our Annual Reports on Form 10-K to be filed with the SEC. Thomas E. O'Hern will be the chairperson of our audit committee and the other members of our audit committee will be                        and                         .

        Compensation Committee.    The compensation committee will review and approve, on behalf of our board of directors, the annual salaries and other compensation of our executive officers and individual stock, stock option and other equity incentive grants. The compensation committee will also provide assistance and recommendations with respect to our compensation policies and practices and will assist with the administration of our compensation plans. Victor J. Coleman will be the chairman of our compensation committee and the other members of our compensation committee will be                        and                         .

        Nominating and Corporate Governance Committee.    The nominating and corporate governance committee will assist our board of directors in fulfilling its responsibilities by identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of stockholders, evaluating the performance of our board of directors, developing and recommending to our board of directors corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct.                        will be the chairman of our nominating and corporate governance committee and the other members of our nominating and corporate governance committee will be                        and                         .

        Our board of directors may from time to time establish certain other committees to facilitate the management of our company.

Compensation of Directors

        Upon consummation of this offering, we intend to compensate each of our directors who is not an employee of our company or any of our subsidiaries through a combination of cash and equity incentives. Directors who are employees of our company or our subsidiaries will not receive compensation for their services as directors.

Executive Officer Compensation

        The following table sets forth the annual base salary and other compensation expected to be paid in 2006 to our Chief Executive Officer and our four other most highly compensated executive officers, who we refer to collectively as our "named executive officers." We intend to enter into employment agreements with certain of our executive officers which will become effective upon the consummation of this offering. We expect that such employment agreements will provide for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances.

Summary Compensation Table

	2006 Annual Compensation			Long Term Compensation
				Awards	Payouts
Name and Principal Position
	Salary ($)(1)	Bonus ($)(1)	Other Annual Compensation ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

(1)
Amounts given are annualized estimates for the year ending December 31, 2006. Bonus amounts represent target bonus levels.

Option Grants

        The following table sets forth information regarding stock options we will grant effective upon consummation of this offering to our named executive officers. Potential realizable values are net of exercise price, before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
		Percent of Total Options Granted to Employees Through Consummation of Offering
Name			Exercise Price Per Share(1)	Expiration Date(2)
					5%	10%

(1)
Based on an assumed initial public offering price of $            , the mid-point of the range set forth on the cover page of this prospectus. Actual exercise price will be the initial public offering price.

(2)
Expiration date will be the ten-year anniversary of the effective date of grant.

401(k) Plan

        We intend to assume and maintain sponsorship of the retirement savings plan under Section 401(k) of the Code that currently covers the eligible employees of our predecessors. The plan allows eligible employees to defer, within prescribed limits, up to 15% of their compensation on a pre-tax basis through contributions to the plan. Our employees will be eligible to participate in the plan if they meet certain requirements, including a minimum period of credited service. Any matching and discretionary company contributions permitted under the terms of the plan may be subject to certain vesting requirements.

2006 Stock Option and Incentive Plan

        The Douglas Emmett, Inc. 2006 Stock Option and Incentive Plan, our stock incentive plan, will be adopted by our board of directors and approved by our stockholders prior to the consummation of this offering. The stock incentive plan permits us to make grants of "incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, dividend equivalent rights and other stock-based awards" within the meaning of Section 422 of the Code, or any combination of the foregoing. We have initially reserved                        shares of our common stock for the issuance of awards under our stock incentive plan. The number of shares reserved under our stock incentive plan is also subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under our stock incentive plan also will be available for future awards.

        Our stock incentive plan is administered by the compensation committee of our board of directors. The compensation committee may interpret the stock incentive plan and may make all determinations necessary or desirable for the administration of the stock incentive plan and has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of our stock incentive plan. All full-time and part-time officers, employees, directors and other key persons (including consultants and prospective employees) are eligible to participate in our stock incentive plan.

        We may issue incentive stock options or non-qualified stock options under the stock incentive plan. The incentive stock options granted under the stock incentive plan are intended to qualify as incentive stock options. The exercise price of stock options awarded under our stock incentive plan may not be less than 100% of the fair market value of our common stock on the date of the option grant. The compensation committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

        Stock appreciation rights may be granted under our stock incentive plan. Stock appreciation rights allow the participant to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant in the form of shares of our common stock. The exercise price of stock appreciation rights awarded under our stock incentive plan may not be less than 100% of the fair market value of our common stock on the date of grant. The compensation committee determines the terms of stock appreciation rights, including when such rights become exercisable and the period of time, if any, after retirement, death, disability or other termination of employment during which stock appreciation rights may be granted.

        Restricted stock and deferred stock awards may also be granted under our stock incentive plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the compensation committee. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including attainment of performance goals. Shares of restricted stock that do not satisfy the vesting conditions are subject to our right of repurchase or forfeiture. Deferred stock awards are stock units entitling the participant to receive shares of stock paid out on a deferred basis and subject to such restrictions and conditions as the compensation committee shall determine. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including attainment of performance goals. Deferred stock awards that do not satisfy the vesting conditions are subject to forfeiture.

        Dividend equivalent rights may also be granted under our stock incentive plan. These rights entitle the participant to receive credits for dividends that would be paid if the participant had held specified shares of our common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

        Other stock-based awards under our stock incentive plan will include awards that are valued in whole or in part by reference to shares of our common stock, including convertible preferred stock, convertible debentures and other convertible or exchangeable securities, partnership interests in a subsidiary or our operating partnership, awards valued by reference to book value, fair value or performance of a subsidiary, and any class of profits interest or limited liability company membership interest. We expect to make certain awards in the form of long-term incentive units, or "LTIP units." LTIP units will be issued pursuant to a separate series of units of limited partnership interests in our operating partnership. LTIP units, which can be granted either as free-standing awards or in tandem with other awards under our stock incentive plan, will be valued by reference to the value of our common stock, and will be subject to such conditions and restrictions as the compensation committee may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants would forfeit their LTIP units. LTIP unit awards, whether vested or unvested, may entitle the participant to receive, currently or on a deferred or contingent basis, dividends or dividend equivalent payments with respect to the number of shares of our common stock underlying the LTIP unit award or other distributions from the operating partnership, and the compensation committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of our common stock or LTIP units.

        LTIP units will be structured as "profits interests" for federal income tax purposes, and we do not expect the grant, vesting or conversion of LTIP units to produce a tax deduction for us. As profits interests, LTIP units initially will not have full parity, on a per unit basis, with the operating partnership's common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for shares of our common stock on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP units will not achieve parity with common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of our common stock and may be zero. Ordinarily, we anticipate that each LTIP unit awarded will be equivalent to an award of one share of common stock reserved under our stock incentive plan, thereby reducing the number of shares of common stock available for other equity awards on a one-for-one basis. However, the compensation committee has the authority under the plan to determine the number of shares of common stock underlying an award of LTIP units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership "capital account allocations," to the extent set forth in the partnership agreement for the operating partnership, Code, or Treasury Regulations, value accretion factors and conversion ratios.

        Upon consummation of this offering, we will cause the operating partnership to issue an aggregate of                LTIP units to our chairman, executive officers and our other key employees. LTIP units granted to Messrs. Emmett, Kaplan and Panzer will be fully vested upon grant, while LTIP units granted to our other executive officers and key employees will vest as to 25% of the amount of grant on each of December 21, 2007, 2008, 2009 and 2010. In addition, upon consummation of this offering, we will issue options to purchase an aggregate of                 shares of our common stock to our chairman, executive officers and our other key employees. Options granted to Messrs. Emmett, Kaplan and Panzer will be fully vested upon grant, while options granted to our other executive officers and key employees will vest as to 25% of the number of shares subject to such option on each of December 21, 2007, 2008, 2009 and 2010.

        Our stock incentive plan provides for grants of stock options to independent directors on and after the consummation of this offering.

        Unless the compensation committee provides otherwise, our stock incentive plan does not generally allow for the transfer of awards, and only the participant may exercise an award during his or her lifetime. In the event of a change-in-control of the company, our board of directors and the board of directors of the surviving or acquiring entity shall, as to outstanding awards under our stock incentive plan, make appropriate provision for the continuation or assumption of such awards and may provide for the acceleration of vesting with respect to existing awards.

        The terms of the stock incentive plan provide that we may amend, suspend or terminate the stock incentive plan at any time, but stockholder approval of any such action will be obtained if required to comply with applicable law. Further, no action may be taken that adversely affects any rights under outstanding awards without the holder's consent. The stock incentive plan will terminate on the tenth anniversary of the date on which stockholder approval was received.

        We intend to file with the SEC a Registration Statement on Form S-8 covering the shares of our common stock issuable under the stock incentive plan.

Employment Agreements

        We intend to enter into employment agreements with Messrs. Kaplan, Panzer and Kamer, which will become effective upon the consummation of this offering. We expect that such employment agreements will provide for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances.

Indemnification Agreements

        We intend to enter into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that:

        If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our company, by reason of such director's or executive officer's status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

  •
  the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or executive officer actually received an improper personal benefit in money, property or other services; or

  •
  with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

        If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in the right of our company to procure a judgment in our company's favor by reason of such director's or executive officer's status as a director, officer, or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

  •
  the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

  •
  the director or executive officer actually received an improper personal benefit in money, property or other services.

        Upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

  •
  the court determines the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

  •
  the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper benefit under the applicable section of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

        Notwithstanding, and without limiting, any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

        In addition, the indemnification agreements will require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

  •
  a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  an undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

        The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee is a current or former officer or employee of us or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

PRINCIPAL STOCKHOLDERS

        The following table sets forth the beneficial ownership of shares of our common stock and shares of common stock into which units are exchangeable (without giving effect to the 14-month restriction on exchange applicable to units) immediately following the consummation of this offering and the formation transactions for:

  •
  each person who is expected to be the beneficial owner of 5% or more of the outstanding common stock immediately following the consummation of this offering (assuming that the initial offering price is equal to the mid-point of the range on the cover of this prospectus);

  •
  each director, director nominee and named executive officer; and

  •
  all directors, director nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable as of March 31, 2006, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each person named in the table is c/o Douglas Emmett, Inc., 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Units(2)
Dan A. Emmett
Jordan Kaplan
Kenneth M. Panzer
William Kamer
Victor J. Coleman
Thomas E. O'Hern
Dr. Andrea L. Rich
William Wilson III
Yale University
All directors, director nominees and executive officers as a group (11 persons)

*
Less than one percent.

(1)
Assumes                        shares of our common stock are outstanding immediately following this offering. In addition, amounts for individuals assume that all units held by the person are exchanged for shares of our common stock, and amounts for all directors and officers as a group assume all operating partnership units held by them are exchanged for shares of our common stock. The total number of shares of common stock outstanding used in calculating this percentage assumes that none of the units held by other persons are exchanged for shares of our common stock.

(2)
Assumes a total of                        shares of common stock and operating partnership units are outstanding immediately following this offering, comprised of                        shares of common stock,         LTIP units and                        operating partnership units, which may be exchanged for cash or shares of common stock as described under "Description of the Partnership Agreement of Douglas Emmett Properties, LP—Redemption Rights of Qualifying Parties."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation Transactions

        Our predecessor principals, certain of their related parties and certain of our executive officers are subject to merger and contribution agreements entered into with us and our operating partnership in connection with the formation transactions, pursuant to which they will exchange their direct or indirect interests in our historical operating companies, the institutional funds, the investment funds and the single-asset entities for shares of our common stock and/or units in our operating partnership. In addition, as holders of interests in our historical operating companies, the institutional funds and the single-asset entities, they will receive their appropriate share of the pre-closing fund distributions and the pre-closing operating company distributions pursuant to the applicable formation transaction documents.

        In addition, in connection with the formation transactions, Messrs. Emmett, Anderson, Kaplan and Panzer entered into a Representation, Warranty and Indemnity Agreement with us, pursuant to which they made limited representations and warranties to us regarding potential material adverse impacts on the entities and assets to be acquired by us in a formation transactions and agreed to indemnify us and our operating partnership for breaches of such representations and warranties for one year after the consummation of this offering and the formation transactions. Such indemnification is limited to $20.0 million in shares of our common stock and operating partnership units to be deposited into an escrow fund at closing of the formation transactions (or, if less, the fair market value of such shares and units) and is subject to a $1.0 million deductible.

        For more detailed information regarding the terms of the formation transactions, including the benefits to related parties, please refer to "Structure and Formation of Our Company—Formation Transactions."

DERA Contribution

        On March 15, 2006, Messrs. Emmett, Anderson, Kaplan and Panzer contributed $24.0 million, $12.0 million, $12.0 million and $12.0 million, respectively, or an aggregate of $60.0 million to DERA in the form of promissory notes. A portion of this amount may be used to fund capital commitments to the institutional fund formed in 2005 if and to the extent any capital calls are made by such fund prior to consummation of this offering pursuant to the applicable partnership agreement. On or prior to the closing of this offering, Messrs. Emmett, Anderson, Kaplan and Panzer expect to use a combination of their own cash or borrowings from a third-party financial institution to repay the promissory notes. Such loan is expected to be secured by shares of our common stock or operating partnership units that Messrs. Emmett, Anderson, Kaplan and Panzer will receive in the formation transactions. The full amount of the $60.0 million, whether retained by DERA or contributed to the 2005 institutional fund pursuant to a capital call, has the net effect of increasing the value of DERA by such amount, thereby resulting in an additional $60.0 million of common stock being exchanged for DERA in the formation transactions, based on the initial offering price to the public in this offering. Accordingly, the $60.0 million, less any amount that has been contributed to the 2005 institutional fund prior to the closing of this offering, will be acquired by us in the formation transactions pursuant to the DERA merger. Any of such amount that has been contributed to the 2005 institutional fund for asset acquisitions or other purposes will be acquired by us in the formation transactions in such form pursuant to the merger of the 2005 institutional fund.

Partnership Agreement

        Concurrently with the completion of this offering, we will enter into the partnership agreement with the various persons receiving operating partnership units in the formation transactions, including certain of our predecessor principals, three of whom are directors and executive officers of our company, and certain other executive officers of our company. As a result, such persons will become limited partners of our operating partnership. See "Description of the Partnership Agreement of Douglas Emmett Properties, LP."

        Pursuant to the partnership agreement, limited partners of our operating partnership will have rights beginning 14 months after the completion of this offering, to cause our operating partnership to redeem each of their units for cash equal to the then-current market value of one share of our common stock, or, at our election, to exchange their units for shares of our common stock on a one-for-one basis.

Registration Rights

        We have entered into a registration rights agreement with the various persons receiving shares of our common stock and/or operating partnership units in the formation transactions, including our predecessor principals and certain of our executive officers. Under the registration rights agreement, subject to certain limitations, commencing not later than 14 months after the date of the this offering, we will file one or more registration statements covering the resale of the shares of our common stock issued in the formation transactions and the resale of the shares of our common stock issued or issuable, at our option, in exchange for operating partnership units issued in the formation transactions. We may, at our option, satisfy our obligation to prepare and file a resale registration statement with respect to shares of our common stock issuable upon exchange of operating partnership units received in the formation transactions by filing a registration statement providing for the issuance by us to the holders of such operating partnership units of shares of our common stock registered under the Securities Act in lieu of our operating partnership's obligation to pay cash for such operating partnership units. We have agreed to pay all of the expenses relating to a registration of such securities.

        Under certain circumstances, we are required to undertake an underwritten offering under a resale registration statement filed by us as described above upon the written request of holders including the predecessor principals of at least 5% in the aggregate of the securities subject to the registration rights agreement, provided that we are not obligated to effect more than two underwritten offerings. See "Shares Eligible for Future Sale—Registration Rights."

Employment Agreements

        We intend to enter into employment agreements with Messrs. Kaplan, Panzer and Kamer that will become effective upon the consummation of this offering. We expect that these agreements will provide for salary, bonuses and other benefits, including, among others, severance benefits upon termination of employment in certain circumstances.

Indemnification of Officers and Directors

        We intend to enter into indemnification agreements with each of our executive officers and directors as described in "Management—Indemnification Agreements." Please refer to that section for more detailed information regarding these agreements.

Brentwood Court Loan

        Mr. Emmett loaned an aggregate of $1.0 million to one of the single-asset entities in connection with the refinancing of the Brentwood Court property in 1998. The current maturity of the loan is January 1, 2008, and the loan pays interest at an annual rate equal to the Bank of America prime rate. For the years ended December 31, 2004 and 2005, Mr. Emmett received $23,921 and $12,245, respectively, in interest payments, and $103,159 and $165,000, respectively, in principal payments on this loan. In connection with the financing transactions, we will pay off the outstanding principal amount and accrued interest, which as of March 28, 2006 totaled approximately $231,000 and $16,661, respectively.

Offering Expenses Loan

        As of March 31, 2006, the entities to be acquired by us in the formation transactions had advanced $4.9 million to us to fund costs of this offering and the formation transactions, which have been capitalized on our balance sheet and will be charged against the offering proceeds upon completion of this offering. See note C to our pro forma consolidated financial statements, included elsewhere in the prospectus.

Pre-Closing Cash Distributions

        Pursuant to the formation transaction documents for the acquisition of our historical operating companies, Messrs. Emmett, Anderson, Kaplan and Panzer, as the sole stockholders of those entities, will receive, on or prior to the closing of such acquisitions by us, an assignment of each such company's right, title and interest in its cash (other than the $60.0 million DERA contribution) and its other current assets in excess of its liabilities (excluding accrued employee benefits and future lease obligations). The value of this assignment is expected to be approximately $            , $            , $            and $            , respectively, to each of Messrs. Emmett, Anderson, Kaplan and Panzer.

        Pursuant to the formation transaction documents relating to the acquisition of the institutional funds and the single-asset entities, our predecessor principals and certain of our executive officers, as indirect holders of the general partnership interests and/or direct holders of limited partnership interests in the institutional funds, and/or as holders of interests in the single-asset entities, as applicable, will receive, on or prior to the closing of the acquisition of the respective entity, their proportionate share of such entity's distribution to its equity holders of its good faith estimate of net operating income, less a capital expense allowance, for the period commencing on July 1, 2005 and ending on the closing date. The value of this distribution is expected to be approximately $            , $            , $            and $            , respectively, to each of Messrs. Emmett, Anderson, Kaplan and Panzer, and approximately $          , $          , $          and $          , respectively, to each of Mr. Kamer, Ms. Orr, Mr. Golad and Mr. Means.

Release of Owensmouth Guarantee

        In connection with the refinancing of land owned by one of the single-asset entities, Mr. Emmett provided to the lender for the related financing a $3.0 million limited personal guarantee that takes effect in the event that LIBOR rises above 6.5%. As part of the financing transactions, all outstanding indebtedness secured by this property and guaranteed by Mr. Emmett will be repaid.

Intercompany Transactions Among Historical Operating Companies

        During the year ended 2005 and for the three months ended March 31, 2006, the following transactions occurred between our historical operating companies, each of which is owned by our predecessor principals:

  •
  DERA paid $5.6 million and $1.2 million, respectively, in real estate commissions to DECO,

  •
  DERA paid $192,000 and $92,000, respectively, to DECO representing DERA's share of discretionary profit-sharing contributions for services rendered by employees of DECO,

  •
  DERA paid PLE $16.25 million and $4.08 million, respectively, in fees for building and tenant improvement work, and

  •
  DERA received $814,000 and $58,000, respectively, in rent for office space from DECO and PLE.

        In addition, DERA pays DECO property management fees based on percentages of the rental cash receipts collected by the properties. In 2005, DERA expensed $9.0 million in fees and had $600,000 in accrued and unpaid property management fees, and for the three months ended March 31, 2006, DERA expensed $2.3 million in fees and had $456,000 in accrued and unpaid property management fees. DECO also provides maintenance and management services to the single-asset entities. During 2005 and for the three months ended March 31, 2006, DECO was reimbursed $592,000 and $178,000, respectively, by the single-asset entities for such services.

        Please refer to notes 10 and 11 to the consolidated financial statements of our predecessor for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively, included elsewhere in this prospectus.

Other Properties Owned by Mr. Emmett

        In addition to the interests in the properties to be acquired by us in the formation transactions, Mr. Emmett also owns interests in three additional multifamily properties consisting of a total of 32 units. We will not acquire any interests in any of these properties in the formation transactions, nor have an option to purchase any of them as of the close of this offering. Mr. Emmett and entities controlled by him will retain ownership of these properties. Mr. Emmett may devote time to matters related to these other properties consistent with past practice.

Pre-Closing Cash Payments from our Predecessor Principals

        Immediately prior to the consummation of this offering, Messrs. Emmett, Anderson, Kaplan and Panzer intend to fund cash payments in an aggregate amount of approximately $         million to various of our employees.

STRUCTURE AND FORMATION OF OUR COMPANY

Our Operating Partnership

        Following the consummation of this offering and the formation transactions, substantially all of our assets will be held, indirectly or directly, by, and our operations run through, our operating partnership. We will contribute the net proceeds from this offering to our operating partnership in exchange for units therein. Our interest in our operating partnership will entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. As the sole member of the general partner of our operating partnership, we will generally have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the other limited partners described more fully below in "Description of the Partnership Agreement of Douglas Emmett Properties, LP." Our board of directors will manage the affairs of our company by directing the affairs of our operating partnership.

        Beginning on or after the date which is 14 months after the consummation of this offering, limited partners of our operating partnership have the right to require our operating partnership to redeem part or all of their units for cash, or, at our election, shares of our common stock, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, subject to the ownership limits set forth in our charter and described under the section entitled "Description of Securities—Restrictions on Transfer." With each redemption of units, we will increase our percentage ownership interest in our operating partnership and our share of our operating partnership's cash distributions and profits and losses. See "Description of the Partnership Agreement of Douglas Emmett Properties, LP."

Formation Transactions

        Prior to completion of the formation transactions, our predecessor principals owned all of the outstanding interests in our historical operating companies. These entities provide asset management, property management, leasing, tenant improvement construction, acquisition, repositioning, redevelopment and financing services primarily to the properties owned, directly or indirectly, by the nine institutional funds and eight single-asset entities that we will acquire in the formation transactions. The institutional funds are owned by our predecessor principals and a number of unaffiliated private investors, consisting of endowments, foundations, pension plans, banks, other institutional investors and high net worth individuals. DERA is the general partner of each institutional fund. In addition, DERA is the general partner of three investment funds that own interests in certain of the institutional funds. Our predecessor principals, certain of our executive officers and unaffiliated third parties own the three investment funds. Our predecessor principals, together with their related parties, own a significant portion of the interests in the single-asset entities, and unaffiliated third parties own the remaining interests in the single-asset entities.

        Prior to or concurrently with the completion of this offering, we will engage in formation transactions that are designed to:

  •
  consolidate our asset management, property management, leasing, tenant improvement construction, acquisition, repositioning, redevelopment and financing businesses into our operating partnership;

  •
  consolidate the ownership of our property portfolio under our operating partnership;

  •
  facilitate this offering;

  •
  enable us to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2006;

  •
  defer the recognition of taxable gain by certain continuing investors; and

  •
  enable prior investors to obtain liquidity for their investments.

        We structured the formation transactions to minimize potential conflicts of interest. None of the predecessor principals or our senior management elected to receive any cash in the formation transactions and instead will receive only shares of our common stock and/or operating partnership units. The predecessor principals also recently contributed an additional $60.0 million to DERA, the stock of which will be exchanged for shares of our common stock, valued at the initial public offering price to the public, in the formation transactions. In addition, we will not enter into any tax protection agreements in connection with the formation transactions.

        Pursuant to the formation transactions, the following have occurred or will occur on or prior to the completion of this offering. All amounts are based on the mid-point of the range set forth on the cover page of this prospectus:

  •
  We were formed as a Maryland corporation on June 28, 2005.

  •
  Douglas Emmett Properties, LP, our operating partnership, was formed as a Delaware limited partnership on July 25, 2005. Douglas Emmett, LLC, a wholly owned subsidiary that we also formed on July 25, 2005, owns the general partnership interest in our operating partnership. We own all of the outstanding limited partnership interests in our operating partnership prior to the formation transactions.

  •
  In accordance with the formation transaction documents relating to the acquisitions of the institutional funds and the single-asset entities, each such entity will make the pre-closing fund distributions, in which it will distribute to its equity interest holders, including our predecessor principals and certain of our executive officers, a good faith estimate of its net operating income, less a capital expense allowance, for the period commencing July 1, 2005 and ending on the closing date, which is expected to be approximately $             million in the aggregate for all such entities.

  •
  In accordance with the formation transaction documents relating to the acquisitions of DERA, DECO and PLE, each such entity will make the pre-closing operating company distributions, in which it will distribute to our predecessor principals, the sole stockholders of each, its cash (other than the $60.0 million DERA contribution) and its other current assets in excess of its liabilities (excluding accrued employee benefits and future lease obligations). These distributions are expected to be approximately $             million in the aggregate for all such entities.

  •
  DERA and DECO have entered into a merger agreement dated as of June 15, 2006 with us, pursuant to which each such predecessor operating company will merge into a newly formed merger subsidiary of ours and, in consideration for their interests therein, our predecessor principals, as the sole owners of our historical operating companies, will receive an aggregate of             shares of our common stock. Thereafter, we will contribute the assets of such historical operating companies to our operating partnership in exchange for an aggregate of                         units in our operating partnership. In addition, our predecessor principals have entered into a contribution agreement, dated as of June 15, 2006, with our operating partnership with respect to their interests in PLE, pursuant to which they will contribute their shares in such predecessor operating company in exchange for an aggregate of                        units in the operating partnership.

  •
  Pursuant to merger agreements and a contribution agreement, each dated as of June 15, 2006, we and our operating partnership will acquire all of the equity interests in each of the institutional funds, investments funds and single-asset entities pursuant to merger or contribution transactions. In addition, we will redeem the preferred minority interests in two of the institutional funds for cash. In such transactions, each limited partner that is an accredited investor will receive, pursuant to its prior irrevocable election, cash and/or units of our operating

    partnership or shares of our common stock for its interests in the applicable entities, with a total value of $                         (whether or not the underwriters' over-allotment option is exercised). Holders that are not accredited investors will receive cash whether or not they made a different election. Holders that are accredited investors and that do not make an election will receive common stock. Pursuant to the contribution agreement, holders that are accredited investors and that elected to receive common stock for all or a part of their interests will contribute such interests directly to us for shares of our common stock. The general partnership interest in each of the institutional funds and the investment funds will remain issued and outstanding, and no consideration will be delivered therefor, as such interest will be acquired by us in the DERA merger described above.

  •
  Each of our predecessor principals elected to receive units in our operating partnership and shares of our common stock in the formation transactions for their interests in the various entities being acquired. None of our predecessor principals elected to receive cash.

  •
  In addition, our predecessor principals recently contributed an aggregate of $60.0 million to DERA, a portion of which may be used to fund capital commitments for one of the institutional funds. The $60.0 million has the net effect of increasing the value of DERA by such amount, thereby resulting in an additional $60.0 million of common stock being exchanged for DERA in the formation transactions. Such shares will be valued at the initial offering price to the public of our common stock.

  •
  Our operating partnership has also entered into a contribution agreement with the holder of minority interests in subsidiaries of certain institutional funds, pursuant to which such minority interests will be contributed to our operating partnership in exchange for units in our operating partnership.

  •
  As a closing condition to the merger agreements and the contribution agreement, the aggregate amount of cash paid in the formation transactions must equal at least 90% of the difference between the net proceeds from this offering (excluding the exercise of the underwriters' over-allotment option) and the aggregate amount of payments to preferred equity holders in certain of the institutional funds, and the value of the total consideration payable to prior investors must be at least $1.0 billion. We currently expect to pay $     million in cash and issue            operating partnership units and            shares of common stock in the aggregate in these merger and contribution transactions or, if the underwriters' over-allotment option is exercised in full, $     million in cash,            operating partnership units and                        shares of common stock in the aggregate.

  •
  Other than our predecessor principals, prior investors will have limited responsibility for representations and warranties made in connection with the formation transactions. Each institutional fund, investment fund and single-asset entity will make certain representations and warranties in the merger agreement to which it is a party. In addition, continuing investors who elected to receive shares of our common stock will make certain representations and warranties in the contribution agreement. However, these representations and warranties will not, subject to certain exceptions, survive the closing of the formation transactions and, other than our predecessor principals, none of the prior investors or the entities being acquired in the formation transactions will provide any indemnity with respect to such representations and warranties.

  •
  Our predecessor principals have entered into a representation, warranty and indemnity agreement, pursuant to which our predecessor principals will make limited representations and warranties regarding the entities and assets being acquired in the formation transactions and will agree to indemnify us and our operating partnership for breaches of such representations and warranties. For purposes of satisfying any indemnification claims, our predecessor principals will deposit into escrow at the closing of the formation transactions $20.0 million in shares of our common stock and/or units in our operating partnership, which constitutes a portion of the consideration received by our predecessor principals in the formation transactions. Our predecessor principals have no obligation to increase the amount of common stock and/or units in the escrow in the event the trading price of our common stock drops below the initial public offering price. The entire indemnity amount will be released to our predecessor principals after one year from the closing to the extent that claims have not been made against the escrow. If any claim for indemnification is made within such one year period, all or a portion of the indemnity amount will be held until resolution of such claim, at which time any amounts not used to satisfy such claim will be returned to our predecessor principals. Such indemnification is subject to a deductible of $1.0 million.

  •
  We will sell                        shares of our common stock in this offering and an additional                        shares if the underwriters exercise their over-allotment option in full, and we will contribute the net proceeds from this offering to our operating partnership in exchange for                        units in our operating partnership (or            units if the underwriters' over-allotment option is exercised).

  •
  In connection with the foregoing transactions, we will assume approximately $2.21 billion of debt. In addition, as a result of the financing transactions described below, including the use of proceeds therefrom, we expect to have approximately $2.75 billion of total debt outstanding, excluding loan premium, upon consummation of this offering, the formation transactions and the financing transactions.

  •
  Effective upon completion of this offering, we will grant a total of                fully vested LTIP units and options to purchase a total of                shares of our common stock at the initial public offering price, of which          options will be fully vested upon issuance.

  •
  In addition, in connection with this offering and the formation transactions, we are negotiating an amendment to our existing $1.76 billion secured financing with Eurohypo AG and Barclays Capital with the intention of increasing the availability of the term loans by $545.0 million upon completion of this offering, which we refer to as the modified term loan. We expect to use the full amount of the increase upon consummation of this offering, together with the net proceeds from this offering and cash on hand, to pay cash consideration in the formation transactions, to repay certain outstanding indebtedness, to redeem outstanding preferred minority interests in certain entities to be acquired in the formation transactions and to pay related fees and expenses. We are also negotiating a $     million senior secured revolving credit facility, which we expect will be in place and undrawn at the closing of this offering, assuming a pricing in this offering at the mid-point of the range set forth on the cover page of this prospectus. We expect the senior secured revolved credit facility to contain an accordion feature that would allow us to increase the availability thereunder by $             million, to $             million, under specified circumstances. In this prospectus, we refer to our modified term loan and our new senior secured revolving credit facility as our financing transactions.

Consequences of this Offering, the Formation Transactions and the Financing Transactions

        The completion of this offering, the formation transactions and the financing transactions will have the following consequences. All amounts are based on the mid-point of the range set forth on the cover page of this prospectus:

  •
  Our operating partnership will directly or indirectly own the assets of our historical operating companies and the fee simple or other interests in all of our properties that were previously owned by the institutional funds and the single-asset entities.

  •
  Purchasers of our common stock in this offering will own    % of our outstanding common stock, or    % on a fully diluted basis. If the underwriters' over-allotment option is exercised in full, purchasers of our common stock in this offering will own    % of our outstanding common stock, or    % on a fully diluted basis.

  •
  The continuing investors, including our predecessor principals and certain of our executive officers, that elected to receive common stock in the formation transactions will own    % of our outstanding common stock. If the underwriters' over-allotment option is exercised in full, the continuing investors, including our predecessor principals and certain of our executive officers, will own    % of our outstanding common stock.

  •
  A wholly owned subsidiary of ours will be the sole general partner of our operating partnership. We will own    % of the operating partnership units and the continuing investors, including our predecessor principals and certain of our executive officers, that elected to receive units in the formation transactions will own    %. If the underwriters' over-allotment option is exercised in full, we will own    % of the operating partnership units and the continuing investors, including our predecessor principals and certain of our executive officers, will own    %.

  •
  On a fully diluted basis, the continuing investors, including the predecessor principals and our executive officers, will own    % of our outstanding common stock.

  •
  The employees of our historical operating companies will become our employees.

  •
  We expect to have total consolidated indebtedness of approximately $2.75 billion, excluding loan premium.

        The aggregate historical net tangible book value of the assets we will acquire in the formation transactions was approximately $             million as of March 31, 2006. In exchange for these assets, we will pay $            in cash, and we will issue            operating partnership units and                        shares of our common stock with a combined aggregate value of $            , based on the mid-point of the range set forth on the cover page of this prospectus. If the underwriters' over-allotment option is exercised in full, we will pay $            in cash, and we will issue            operating partnership units and                        shares of our common stock with a combined aggregate value of $            , based upon the mid-point of the range set forth on the cover of this prospectus. The value of the operating partnership units and the common stock that we will issue for the assets to be acquired in the formation transactions will increase or decrease if our common stock price increases or decreases. The initial public offering price does not necessarily bear any relationship to the book value or the fair market value of our assets.

Our Structure

        The following diagram depicts our ownership structure upon completion of this offering and the formation transactions, assuming an initial public offering price equal to the mid-point of the range set for on the cover page of this prospectus:

(1)
On a fully diluted basis, our senior management will own    % of our outstanding common stock, and all other continuing investors as a group will own    % of our outstanding common stock.

(2)
If the underwriters exercise their over-allotment option in full, on a fully diluted basis our senior management will own    % of our outstanding common stock, and all other continuing investors as a group will own    % of our outstanding common stock.

Benefits of the Formation Transactions and the Offering to Certain Parties

        In connection with this offering, the formation transactions and the financing transactions, our predecessor principals and certain of our executive officers will receive material benefits, including the following. Amounts below are based on the mid-point of the range set forth on the cover page of this prospectus. In addition, in each case, the value of the units and the common stock that we will issue for the assets in the formation transactions will increase or decrease if our common stock price increases or decreases. The initial public offering price does not necessarily bear any relationship to our book value or the fair market value of the assets to be acquired.

  •
  Mr. Emmett will own    % of our outstanding common stock, or    % on a fully diluted basis, or    % on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case with a total value of $            , represented by            shares and            units issued for assets in the formation transactions. The aggregate historical combined net tangible book value of these assets was approximately $            as of March 31, 2006, resulting in an unrealized gain of $             million.

  •
  Mr. Kaplan will own    % of our outstanding common stock, or    % on a fully diluted basis, or    % on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case with a total value of $            , represented by            shares and            units issued for assets in the formation transactions. The aggregate historical combined net tangible book value of these assets was approximately $            as of March 31, 2006, resulting in an unrealized gain of $             million.

  •
  Mr. Panzer will own    % of our outstanding common stock, or    % on a fully diluted basis, or    % on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case with a total value of $            , represented by            shares and            units issued for assets in the formation transactions. The aggregate historical combined net tangible book value of these assets was approximately $            as of March 31, 2006, resulting in an unrealized gain of $             million.

  •
  Mr. Anderson will own    % of our outstanding common stock, or    % on a fully diluted basis, or    % on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case with a total value of $            , represented by            shares and            units issued for assets in the formation transactions. The aggregate historical combined net tangible book value of these assets was approximately $            as of March 31, 2006, resulting in an unrealized gain of $             million.

  •
  Mr. Kamer will own    % of our outstanding common stock, or    % on a fully diluted basis, or    % on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case with a total value of $            , represented by            shares and            units issued for assets in the formation transactions. The aggregate historical combined net tangible book value of these assets was approximately $            as of March 31, 2006, resulting in an unrealized gain of $             million.

  •
  Ms. Orr will own    % of our outstanding common stock, or    % on a fully diluted basis, or    % on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case with a total value of $            , represented by            shares and            units issued for assets in the formation transactions. The aggregate historical combined net tangible book value of these assets was approximately $            as of March 31, 2006, resulting in an unrealized gain of $             million.

  •
  Mr. Golad will own    % of our outstanding common stock, or    % on a fully diluted basis, or    % on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case with a total value of $            , represented by            shares and            units issued

    for assets in the formation transactions. The aggregate historical combined net tangible book value of these assets was approximately $            as of March 31, 2006, resulting in an unrealized gain of $             million.

  •
  Mr. Means will own    % of our outstanding common stock, or    % on a fully diluted basis, or    % on a fully diluted basis if the underwriters' over-allotment option is exercised in full, in each case with a total value of $            , represented by            shares and            units issued for assets in the formation transactions. The aggregate historical combined net tangible book value of these assets was approximately $            as of March 31, 2006, resulting in an unrealized gain of $             million.

  •
  In accordance with the formation transaction documents relating to the acquisitions of the historical operating companies, our predecessor principals, as the sole stockholders of DERA, DECO and PLE, will receive the pre-closing operating company distributions, the aggregate value of which is expected to be approximately $             million, $             million, $             million and $             million, respectively, for Messrs. Emmett, Kaplan, Panzer and Anderson.

  •
  In accordance with the formation transaction documents relating to the acquisitions of the institutional funds and the single-asset entities, our predecessor principals and certain of our executive officers, as prior investors in those entities, will receive the pre-closing fund distributions, the value of which is expected to be approximately as follows: $             million for Mr. Emmett, $             million for Mr. Kaplan, $             million for Mr. Panzer, $             million for Mr. Anderson, $             million for Mr. Kamer, $             million for Ms. Orr, $             million for Mr. Golad, $             million for Mr. Means.

  •
  Our predecessor principals and executive officers who are continuing investors will realize an immediate accretion in the net tangible book value of their investment in us of $            per share, representing an aggregate accretion amount of approximately $            .

  •
  Messrs. Kaplan, Panzer and Kamer will receive employment agreements, providing for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances.

  •
  Our continuing investors who will become officers and/or directors will receive indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against them, in their capacities as such.

  •
  We will repay $15 million of indebtedness secured by the Owensmouth land and guaranteed by Mr. Emmett's limited personal guarantee. See "Certain Relationships and Related Transactions."

  •
  We will repay to Mr. Emmett an aggregate of $231,000 plus accrued interest of $16,661 loaned by Mr. Emmett and outstanding as of March 28, 2006, to the single-asset entity that owns the Brentwood Court property. See "Certain Relationships and Related Transactions."

  •
  Effective upon completion of this offering, we will grant to our predecessor principals and executive officers a total of                fully vested LTIP units and options to purchase a total of                shares of our common stock at the initial public offering price, of which            options will be fully vested upon issuance.

        Continuing investors, including our predecessor principals, holding shares of our common stock or units in our operating partnership as a result of the formation transactions will have rights beginning 14 months after the completion of this offering:

  •
  to cause our operating partnership to redeem any or all of their units in our operating partnership for cash equal to the then-current market value of one share of common stock, or,

    at our election, to exchange each of such units for which a redemption notice has been received for shares of our common stock on a one-for-one basis;

  •
  to cause us to register shares of our common stock that may be issued in exchange for such units in our operating partnership upon issuance or for resale under the Securities Act; and

  •
  to cause us to register such shares of common stock for resale under the Securities Act.

Determination of Offering Price

        Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the representatives of the underwriters and us. In determining the initial public offering price of our common stock, the representatives of the underwriters will consider the history and prospects for the industry in which we compete, our financial information, the ability of our management and our business potential and earning prospects, the prevailing securities markets at the time of this offering, and the recent market prices of, and the demand for, publicly traded shares of generally comparable companies. The initial public offering price does not necessarily bear any relationship to the book value of our assets or the assets to be acquired in the formation transactions, our financial condition or any other established criteria of value and may not be indicative of the market price for our common stock after this offering. We have not obtained any third-party appraisals of the properties and other assets to be acquired by us in connection with this offering or the formation transactions. The consideration to be given by us for our properties and other assets in the formation transactions may exceed the fair market value of these properties and assets. See "Risk Factors—Risks Related to Our Properties and Our Business—The price we will pay for the assets to be acquired in the formation transactions may exceed their aggregate fair market value."

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

  Investment in Real Estate or Interests in Real Estate

        Our investment objectives are to provide quarterly cash dividends and achieve long-term capital appreciation through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of the properties and our acquisition and other strategic objectives, see "Business and Properties."

        We expect to pursue our investment objectives primarily through the ownership, directly or indirectly, by our operating partnership of the properties to be acquired by us in the formation transactions. We currently intend to invest primarily in office and multifamily properties, including potential acquisitions of existing improved properties or properties in need of redevelopment. Future investment or development activities will not be limited to any geographic area, product type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market or submarket, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment or development activities in a manner that is consistent with the maintenance of our status as a REIT for federal income tax purposes. In addition, we may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the properties we presently own or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

        We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. We also may acquire real estate or interests in real estate in exchange for the issuance of common stock, units, preferred stock or options to purchase stock.

        Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

  Investments in Real Estate Mortgages

        Our current portfolio consists primarily of, and our business objectives emphasize, equity investments in office and multifamily real estate. Although we do not presently intend to invest in mortgages or deeds of trust, other than in a manner that is ancillary to an equity investment, we may elect, in our discretion, to invest in mortgages and other types of real estate interests, including, without limitation, participating or convertible mortgages; provided, in each case, that such investment is consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable us to recoup our full investment.

  Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

        Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

  Investment in Other Securities

        Other than as described above, we do not intend to invest in any additional securities such as bonds, preferred stocks or common stock.

Dispositions

        We do not currently intend to dispose of any of our properties, although we reserve the right to do so if, based upon management's periodic review of our portfolio, our board of directors determines that such action would be in the best interest of our stockholders. In addition, we may elect to enter into joint ventures or other types of co-ownership with respect to properties that we already own, either in connection with acquiring interests in other properties (as discussed above in "—Investment in Real Estate or Interests in Real Estate") or from investors to raise equity capital. Certain directors and executive officers who hold units may have their decision as to the desirability of a proposed disposition influenced by the tax consequences to them resulting from the disposition of a certain property. See "Risk Factors—Risks Related to Our Organization and Structure—Tax consequences to holders of operating partnership units upon a sale or refinancing of our properties may cause the interests of our senior management to differ from your own."

Financing Policies

        Our board of directors has adopted a policy of limiting our indebtedness to approximately 65% of our total market capitalization at the time of incurrence. Our total market capitalization is defined as the sum of the market value of our outstanding common stock and preferred equity (which may decrease, thereby increasing our debt to total market capitalization ratio), including shares of restricted stock that we will issue to certain of our officers under our stock incentive plan, plus the aggregate value of operating partnership units not owned by us, plus the book value of our total consolidated indebtedness. Since this ratio is based, in part, upon market values of equity, it will fluctuate with changes in the price of our common stock. We believe, however, that this ratio provides an appropriate indication of leverage for a company whose assets are primarily real estate. We expect that our ratio of debt to total market capitalization upon consummation of this offering will be approximately    % (    % if the underwriters' over-allotment option is exercised in full).

        Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur. Our board of directors may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Accordingly, our board of directors may increase or decrease our ratio of debt to total market capitalization beyond the limits described above. If these policies were changed, we could become more highly leveraged, resulting in an increased risk of default on our obligations and a related increase in debt service requirements that could adversely affect our financial condition and results of operations and our ability to pay dividends to our stockholders.

Conflict of Interest Policies

        Sale or Refinancing of Properties.    Upon the sale or refinancing of certain of the properties to be acquired by us in the formation transactions, some holders of operating partnership units, including our predecessor principals, may suffer different and more adverse tax consequences than holders of our common stock. Consequently, holders of operating partnership unit may have differing objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness. We will have the exclusive authority under the partnership agreement, as the sole member of the general partner of our operating partnership, to determine whether, when, and on what terms to sell a property or when to refinance or repay indebtedness, any such decision would require the approval of our board of directors. See "Description of the Partnership Agreement of Douglas Emmett Properties, LP."

        Certain of our directors and executive officers may be subject to certain conflicts of interest in fulfilling their responsibilities to us. We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. In addition, our board of directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. See "Material Provisions of Maryland Law and of our Charter and Bylaws—Interested Director and Officer Transactions" and "Material Provisions of Maryland Law and of our Charter and Bylaws—Business Opportunities."

Policies With Respect To Other Activities

        We have authority to offer common stock, units, preferred stock, options to purchase stock or other securities in exchange for property, repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. As described in "Description of the Partnership Agreement of Douglas Emmett Properties, LP," we expect, but are not obligated, to issue common stock to holders of units upon exercise of their redemption rights. Except in connection with the formation transactions or pursuant to our stock incentive plan, we have not issued common stock, units or any other securities in exchange for property or any other purpose, although, as discussed above in "Investment in Real Estate or Interests in Real Estate," we may elect to do so. After the consummation of the formation transactions, our board of directors has no present intention of causing us to repurchase any common stock, although we may do so in the future. We may issue preferred stock from time to time, in one or more series, as authorized by our board of directors without the need for stockholder approval. See "Description of Securities—Preferred Stock." We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than our operating partnership and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code, or the Treasury regulations, our board of directors determines that it is no longer in our best interest to qualify as a REIT. We have not made any loans to third parties, although we may make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.

Reporting Policies

        We intend to make available to our stockholders our annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

DESCRIPTION OF THE
PARTNERSHIP AGREEMENT OF DOUGLAS EMMETT PROPERTIES, LP

        A summary of the material provisions of the Agreement of Limited Partnership of Douglas Emmett Properties, LP, dated as of                        , 2006, which we refer to as the partnership agreement, is set forth below. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware Revised Uniform Limited Partnership Act and the partnership agreement for the operating partnership. We have filed a copy of the partnership agreement as an exhibit to the registration statement of which this prospectus is a part.

General

        Upon completion of the formation transactions, substantially all of our assets will be held by, and substantially all of our operations will be conducted through, the operating partnership, either directly or through subsidiaries. We are the sole member of the general partner of the operating partnership. The general partner is a Delaware limited liability company and owns a 1% general partnership interest in the operating partnership. We are also a limited partner of the operating partnership, and we own, either directly or through subsidiaries including the general partner,    % of the outstanding interests in the operating partnership through our ownership of operating partnership units.

        Units are also held by persons who contributed interests in properties and/or other assets to the operating partnership. All holders of units in the operating partnership (including the general partner in its capacity as such and us in our capacity as a limited partner) are entitled to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to their respective percentage interests in the operating partnership. The units in the operating partnership will not be listed on any exchange or quoted on any national market system.

        Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. Such provisions also make it more difficult for third parties to alter the management structure of the operating partnership without the concurrence of our board of directors. These provisions include, among others:

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  redemption rights of qualifying parties;

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  transfer restrictions on our operating partnership units;

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  the ability of the general partner in some cases to amend the partnership agreement without the consent of the limited partners; and

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  the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

Purposes, Business and Management

        The purpose of the operating partnership includes the conduct of any business that may be conducted lawfully by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, except that the partnership agreement for the operating partnership requires the business of the operating partnership to be conducted in such a manner that will permit us to be classified as a REIT under Sections 856 through 860 of the Code. Subject to the foregoing limitation, the operating partnership may enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity. The general partner shall cause the operating partnership not to take, or to refrain from taking, any action that, in its judgment, in its sole and absolute discretion:

  •
  could adversely affect our ability to continue to qualify as a REIT;

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  could subject us to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code;

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  could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the operating partnership; or

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  could violate in any material respects any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by us pursuant to any of our agreements or applicable laws and regulations, unless, in any such case, such action described in the bullet points above is specifically consented to by us.

        In general, our board of directors will manage the affairs of the operating partnership by directing our affairs, in our capacity as the sole member of the general partner of the operating partnership.

        Except as otherwise expressly provided in the partnership agreement or as delegated or provided to an additional partner by the general partner or any successor general partner pursuant to the partnership agreement, all management powers over the business and affairs of the operating partnership are exclusively vested in the general partner. No limited partner or any other person to whom one or more partnership units have been transferred may, in its capacity as a limited partner, take part in the operations, management or control of the operating partnership's business, transact any business in the operating partnership's name or have the power to sign documents for or otherwise bind the operating partnership. The general partner may not be removed by the limited partners with or without cause, except with the general partner's consent. In addition to the powers granted to the general partner under applicable law or that are granted to the general partner under any other provision of the partnership agreement, the general partner, subject to the other provisions of the partnership agreement, has full power and authority to do all things deemed necessary or desirable by the general partner to conduct the business of the operating partnership, to exercise all powers of the operating partnership and to effectuate the purposes of the operating partnership. The operating partnership may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, upon such terms as the general partnership determines to be appropriate. With limited exceptions, the general partner is authorized to execute, deliver and perform agreements and transactions on behalf of the operating partnership without any further act, approval or vote of the limited partners.

Restrictions on General Partner's Authority

        The general partner may not take any action in contravention of the partnership agreement. The general partner may not, without the prior consent of the limited partners (including us), undertake, on behalf of the operating partnership, any of the following actions or enter into any transaction that would have the effect of such actions:

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  amend, modify or terminate the partnership agreement, except as provided in the partnership agreement; for a description of the provisions of the partnership agreement for the operating partnership permitting the general partner to amend the partnership agreement without the consent of the limited partners see "—Amendment of the Partnership Agreement for the Operating Partnership;" or

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  approve or acquiesce to the transfer of the general partner's partnership interest or admit into the operating partnership any additional or successor general partners, subject to the exceptions discussed in "—Transfers and Withdrawals—Restrictions on General Partner."

        The general partner generally may not withdraw as general partner from the operating partnership nor transfer all of its interest in the operating partnership without the consent of a majority in interest of the limited partners (including us), subject to the exceptions discussed in "—Transfers and Withdrawals—Restrictions on General Partner."

        In addition, the general partner may not amend the partnership agreement for the operating partnership or take any action on behalf of the operating partnership, without the prior consent of each limited partner adversely affected by such amendment or action, if such amendment or action would:

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  convert a limited partner into a general partner;

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  modify the limited liability of a limited partner;

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  alter the rights of any limited partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the partnership agreement for the operating partnership; or

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  alter or modify the redemption rights or related definitions as provided in the partnership agreement for the operating partnership.

Additional Limited Partners

        The general partner is authorized to admit additional limited partners to the operating partnership from time to time, on terms and conditions and for such capital contributions as may be established in its sole and absolute discretion. The net capital contribution need not be equal for all limited partners. No person may be admitted as an additional limited partner without the general partner's consent, which consent may be given or withheld in its sole and absolute discretion.

        No action or consent by the limited partners is required in connection with the admission of any additional limited partner. The general partner is expressly authorized to cause the operating partnership to issue additional units:

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  upon the conversion, redemption or exchange of any debt, partnership units or other securities issued by the operating partnership;

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  for less than fair market value, so long as we conclude in good faith that such issuance is in the best interests of us and the operating partnership; and

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  in connection with any merger of any other entity into the operating partnership if the applicable merger agreement provides that persons are to receive partnership units in the operating partnership in exchange for their interests in the entity merging into the operating partnership.

        Subject to Delaware law, any additional units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (including, without limitation, rights, powers and duties that may be senior or otherwise entitled to preference over existing units) as the general partner shall determine, in its sole and absolute discretion without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, the general partner has authority to specify:

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  the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of units;

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  the right of each such class or series of units to share in distributions;

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  the rights of each such class or series of units upon dissolution and liquidation of the operating partnership;

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  the voting rights, if any, of each such class or series of units; and

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  the conversion, redemption or exchange rights applicable to each such class or series of units.

Ability to Engage in Other Businesses; Conflicts of Interest

        We may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business of the operating partnership, our operation as a reporting company with a class or classes of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to the operating partnership or its assets or activities, and such activities as are incidental to those activities discussed above. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through the operating partnership so long as we take commercially reasonable measures to insure that the economic benefits and burdens of such property are otherwise vested in the operating partnership.

Distributions

        Subject to the terms of any partnership unit designation, the general partner shall cause the operating partnership to distribute quarterly, or on a more or less frequent basis as we determine, all, or such portion as we may in our sole and absolute discretion determine, of Available Cash (as such term is defined in the partnership agreement for the operating partnership) generated by the operating partnership during such quarter to the partners and limited partners:

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  first, with respect to any units that are entitled to any preference in distribution, in accordance with the rights of such class or classes of units, and, within such class or classes, among the limited partners pro rata in proportion to their respective percentage interests; and

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  second, with respect to any units that are not entitled to any preference in distribution, in accordance with the rights of such class of partnership units, as applicable, and, within such class, among the limited partners pro rata in proportion to their respective percentage interests.

        To the extent we own properties outside the operating partnership, any income we receive in connection with the activities from those properties will result in a recalculation of distributions from the operating partnership such that we and the limited partners would each receive the same distributions that we and they would have received had we contributed such properties to the operating partnership.

Borrowing by the Operating Partnership

        The general partner is authorized to cause the operating partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the operating partnership. Such debt may be secured, among other things, by mortgages, deeds of trust, liens or encumbrances on properties of the operating partnership.

Reimbursement of Us; Transactions with Our Affiliates and Us

        Our subsidiary does not receive any compensation for its services as the general partner of the operating partnership. We, as a limited partner in the operating partnership, have the same right to allocations and distributions as other partners and limited partners. In addition, the operating partnership will reimburse us for all expenses incurred by us in connection with the operating partnership's business, including expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the operating partnership, compensation of officers and employees, including, without limitation, payments under our future compensation plans that may provide for stock units, or phantom stock, pursuant to which our employees will receive payments based upon dividends on or the value of our common shares, director or manager fees and expenses and all costs and expenses that we incur in connection with our being a public company, including costs of filings with the SEC, reports and other distributions to our stockholders. The operating partnership will reimburse us for all expenses incurred by us relating to any other offering of capital stock, including any underwriting discounts or commissions in such case based on the percentage of the net proceeds from such issuance contributed to or otherwise made available to the operating partnership.

        Except as expressly permitted by the partnership agreement for the operating partnership, we and our affiliates may not engage in any transactions with the operating partnership except on terms that are fair and reasonable and no less favorable to the operating partnership than would be obtained from an unaffiliated third party.

Our Liability and that of the Limited Partners

        We, as the sole member of the general partner of the operating partnership, are ultimately liable for all general recourse obligations of the operating partnership to the extent not paid by the operating partnership. We are not liable for the nonrecourse obligations of the operating partnership.

        The limited partners are not required to make additional contributions to the operating partnership. Assuming that a limited partner does not take part in the control of the business of the operating partnership, the liability of the limited partner for obligations of the operating partnership under the partnership agreement for the operating partnership and the Delaware Revised Uniform Limited Partnership Act is limited, subject to limited exceptions, generally to the loss of the limited partner's investment in the operating partnership represented by such limited partner's units. The operating partnership will operate in a manner we deem reasonable, necessary and appropriate to preserve the limited liability of the limited partners.

Exculpation and Indemnification of Us

        The partnership agreement for the operating partnership generally provides that we, as sole member of the general partner, the general partner, and any of our respective directors or officers will incur no liability to the operating partnership, or any limited partner or assignee, for losses sustained or liabilities incurred or benefits not derived as a result of errors in judgment, mistakes of law or of any act or omission if we, the general partner or such officer or director acted in good faith. In addition, we, as sole member of the general partner, and the general partner are not responsible for any misconduct or negligence on the part of our agents, provided we appointed such agents in good faith. We, as sole member of the general partner, and the general partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon the opinion of such persons, as to matters which we, as sole member of the general partner, and the general partner reasonably believe to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

        The partnership agreement for the operating partnership also provides for the indemnification, to the fullest extent permitted by law, of us, as sole member of the general partner, of the general partner, of our directors and officers, and of such other persons as the general partner may from time to time designate against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which such person may be involved that relate to the operations of the operating partnership, provided that such person will not be indemnified for (i) any act or omission of such person that was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) in the case of any criminal proceeding, any act or omission that such person had reason to believe was unlawful, or (iii) any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement for the operating partnership.

Sales of Assets

        Under the partnership agreement for the operating partnership, the general partner generally has the exclusive authority to sell all or substantially all of the assets of the operating partnership. However, in connection with the acquisition of properties from persons to whom the general partner issued units as part of the purchase price, in order to preserve such persons' tax deferral, the general partner may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Qualifying Parties

        After fourteen months of becoming a holder of units, each limited partner (other than us) and some assignees have the right, subject to the terms and conditions set forth in the partnership agreement for the operating partnership, to require the operating partnership to redeem all or a portion of the units held by such party in exchange for a cash amount equal to the value of our common shares, as determined in accordance with the partnership agreement for the operating partnership. The operating partnership's obligation to effect a redemption, however, will not arise or be binding against the operating partnership unless and until we decline or fail to exercise our prior and independent right to purchase such units for common shares, pursuant to the partnership agreement for the operating partnership.

        On or before the close of business on the fifth business day after a limited partner gives us a notice of redemption, we may, in our sole and absolute discretion but subject to the restrictions on the ownership of our stock imposed under our Articles of Incorporation and the transfer restrictions and other limitations set forth in our Articles of Incorporation, acquire some or all of the tendered units from the tendering party in exchange for common shares, based on an exchange ratio of one common share for each unit, subject to adjustment as provided in the partnership agreement for the operating partnership. The partnership agreement for the operating partnership does not obligate us or any general partner to register, qualify or list any common shares issued in exchange for units with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. Common shares issued in exchange for units pursuant to the partnership agreement for the operating partnership may contain legends regarding restrictions under the Securities Act and applicable state securities laws as we in good faith determine to be necessary or advisable in order to ensure compliance with securities laws.

Transfers and Withdrawals

  Restrictions on Transfer

        The partnership agreement for the operating partnership restricts the transferability of units. Any transfer or purported transfer of a unit not made in accordance with the partnership agreement for the operating partnership will not be valid. Until the expiration of fourteen months from the date on which a limited partner acquired units, such limited partner generally may not transfer all or any portion of its units to any transferee.

        After the expiration of fourteen months from the date on which a limited partner acquired units, such limited partner has the right to transfer all or any portion of its units to any person that is an "accredited investor," subject to the satisfaction of conditions specified in the partnership agreement for the operating partnership, including our right of first refusal. For purposes of this transfer restriction, "accredited investor" shall have the meaning set forth in Rule 501 promulgated under the Securities Act. It is a condition to any transfer that the transferee assumes by operation of law or express agreement all of the obligations of the transferor limited partner under the partnership agreement for the operating partnership with respect to such units, and no such transfer will relieve the transferor limited partner of its obligations under the partnership agreement for the operating partnership without our approval, in our sole and absolute discretion. This transfer restriction does not apply to a statutory merger or consolidation pursuant to which all obligations and liabilities of the limited partner are assumed by a successor corporation by operation of law.

        In connection with any transfer of partnership interests or units, we will have the right to receive an opinion of counsel reasonably satisfactory to us to the effect that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any federal or state securities laws or regulations applicable to the operating partnership or the partnership interests or units transferred.

        No transfer by a limited partner of its units, including any redemption or any acquisition of partnership interests or units by us or by the operating partnership, may be made to any person if:

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  in the opinion of legal counsel for the operating partnership, it would result in the operating partnership being treated as an association taxable as a corporation or would result in a termination of the partnership under Code Section 708; or

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  such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code section 7704.

        In addition, we have a right of first refusal with respect to any proposed transfers by other limited partners, exercisable within ten business days of notice of the transfer and a description of the proposed consideration to be paid for the operating partnership units.

  Substituted Limited Partners

        No limited partner will have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with our consent, which consent may be given or withheld in our sole and absolute discretion. If we in our sole and absolute discretion, do not consent to the admission of any permitted transferee as a substituted limited partner, such transferee will be considered an assignee for purposes of the partnership agreement for the operating partnership. An assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware Revised Uniform Limited Partnership Act, including the right to receive distributions from the operating partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of the operating partnership attributable to the units assigned to such transferee and the rights to transfer the units provided in the partnership agreement for the operating partnership, but will not be deemed to be a holder of units for any other purpose under the partnership agreement for the operating partnership, and will not be entitled to effect a consent or vote with respect to such units on any matter presented to the limited partners for approval. The right to consent or vote, to the extent provided in the partnership agreement for the operating partnership or under the Delaware Revised Uniform Limited Partnership Act, will fully remain with the transferor limited partner.

Restrictions on General Partner

        The general partner may not transfer any of its general partner interest (other than to us or our affiliates) or withdraw from managing the operating partnership unless:

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  it receives the prior consent of a majority in interest of the limited partners (including us); or

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  it receives the prior consent of the limited partners (including us) and immediately after a merger of us as sole member of the general partner into another entity, substantially all of the assets of the surviving entity, other than the general partner interest in the operating partnership held by the general partner, are contributed to the operating partnership as a capital contribution in exchange for partnership interests or units.

Restrictions on Mergers, Sales, Transfers and Other Significant Transactions Involving Us

        We may merge, consolidate or otherwise combine our assets with another entity, or sell all or substantially all of our assets, or reclassify, recapitalize or change the terms of our outstanding common equity interests without the consent of a majority in interest of the other limited partners, so long as:

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  in connection with such event, all limited partners, other than ourselves as the special limited partner, shall have a right to receive consideration that is equivalent to the consideration received by holders of our common stock; or

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  substantially all of the assets of our operating partnership are to be owned by a surviving entity in which our limited partners, other than ourselves as the special limited partner, will hold interests that are at least as favorable in terms as the former units of limited partnership previously held by such limited partners, subject to certain specified liquidity protections as are set forth in our operating partnership agreement.

Amendment of the Partnership Agreement for the Operating Partnership

        Amendments to the partnership agreement for the operating partnership may be proposed only by the general partner or by limited partners holding 25% percent or more of the partnership interests held by limited partners (excluding us). Following such proposal, the general partner will submit to the partners and limited partners any proposed amendment that, pursuant to the terms of the partnership agreement, requires the consent of the general partner and a majority in interest of the limited partners holding units entitled to vote at the meeting. The general partner will seek the written consent of the partners and limited partners, if applicable, on the proposed amendment or will call a meeting to vote on the proposed amendment and to transact any other business that it may deem appropriate.

Amendment by the General Partner Without the Consent of the Limited Partners

        The general partner has the power, without the consent of the limited partners, to amend the partnership agreement for the operating partnership as may be required to facilitate or implement any of the following purposes:

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  to add to its obligations as general partner or surrender any right or power granted to it or any of its affiliates for the benefit of the limited partners;

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  to reflect the admission, substitution or withdrawal of partners or the termination of the operating partnership in accordance with the partnership agreement for the operating partnership;

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  to reflect a change that is of an inconsequential nature or does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement for the operating partnership not inconsistent with law or with other provisions of the partnership agreement for the operating partnership, or make other changes with respect to matters arising under the partnership agreement for the operating partnership that will not be inconsistent with law or with the provisions of the partnership agreement for the operating partnership;

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  to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

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  to reflect such changes as are reasonably necessary for us to maintain our status as a REIT or to reflect the transfer of all or any part of a partnership interest among us and any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2));

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  to modify the manner in which capital accounts are computed to the extent set forth in the definition of "Capital Account" in the partnership agreement for the operating partnership or contemplated by the Code or the Treasury Regulations;

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  to reflect the issuance of additional partnership interests permitted under the partnership agreement of the operating partnership; and

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  to reflect any other modification to the partnership agreement for the operating partnership as is reasonably necessary for the business or operations of us or the operating partnership and which does not violate the explicit prohibitions set forth in the partnership agreement for the operating partnership.

Amendment with the Consent of the Limited Partners

        The general partner may amend the partnership agreement for the operating partnership only with the consent of the limited partners in certain circumstances. See "—Restrictions on General Partner's Authority."

Procedures for Actions and Consents of Partners

        Meetings of the partners may be called only by the general partner. Notice of any such meeting will be given to all partners not less than seven days nor more than 60 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by the general partner or such other person as it may appoint pursuant to such rules for the conduct of the meeting as it or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement for the operating partnership, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding partnership interests (or such other percentage as is expressly required by the partnership agreement for the operating partnership for the action in question).

Dissolution

        The operating partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

  •
  an event of withdrawal, as defined in the Delaware Revised Uniform Limited Partnership Act, including, without limitation, bankruptcy, of us unless, within ninety days after the withdrawal, a majority in interest of the partners agree in writing, in their sole and absolute discretion, to continue the business of the operating partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner;

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  an election to dissolve the operating partnership made by the general partner in its sole and absolute discretion, with or without the consent of the partners;

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  the entry of a decree of judicial dissolution of the operating partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act;

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  the occurrence of any sale or other disposition of all or substantially all of the assets of the operating partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the operating partnership; or

  •
  the redemption, or acquisition by us, of all partnership interests other than partnership interests held by us.

        Upon dissolution we, the general partner, or, in the event that there is no remaining general partner, a liquidator will proceed to liquidate the assets of the operating partnership and apply the proceeds from such liquidation in the order of priority set forth in the partnership agreement for the operating partnership.

DESCRIPTION OF SECURITIES

        The following summary of the terms of the stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to                        shares of common stock, $0.01 par value per share, and                        shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. Upon completion of this offering,                        shares of our common stock and no shares of preferred stock will be issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

Common Stock

        All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable upon issuance as provided herein. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

        Subject to the provisions of our charter regarding the restrictions on transfer of stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval by the affirmative vote of stockholders holding two-thirds of all of the votes entitled to be cast on the matter in these situations, including the sale of all or substantially all of our assets and our subsidiaries' assets taken as a whole, except that amendments to our charter (other than any amendment to the provisions regarding director removal and the vote for extraordinary transactions) may be approved by the affirmative vote of stockholders holding a majority of the votes entitled to be cast on the amendment.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock

        We believe that the power of our board of directors to increase the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Transfer

        In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 5.0% in value of the aggregate of our outstanding shares of stock or more than 5.0% of the outstanding shares of our common stock. We refer to this restriction as the "ownership limit." A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a "purported beneficial transferee" if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our stock, or is referred to as a "purported record transferee" if, had the violative transfer been effective, the person or entity would have been solely a record owner of our stock.

        The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than            % in value of our outstanding stock or less than            % of the value or number of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of            % in value of our outstanding stock or            % of the value or number of our outstanding common stock and thereby subject such stock to the applicable ownership limit.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it determines, based on representations and undertakings it may obtain from the stockholder that:

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  such ownership will not cause any individual's beneficial ownership of shares of our stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT; and

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  such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a            % interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code.

        As a condition of such waiver, our board of directors may also require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to preserving our REIT status.

        In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our stock is in excess of such decreased ownership limit until such time as such person or entity's percentage of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock in excess of such percentage ownership of our stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer stockholders to beneficially own more than 49.9% in value of our outstanding stock.

        Our charter provisions further prohibit:

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  any person from beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

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  any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limit or such other limit as established by our board of directors or would result in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares in excess of the ownership limit or causing us to be "closely held" or otherwise to fail to qualify as a REIT (rounded up to the nearest whole) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being "closely held" or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the excess shares will be void. If any transfer would result in shares of our stock being beneficially owned by fewer than 100 persons, then any such purported transfer will be void and of no force or effect.

        Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust) and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or as otherwise permitted by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (i) the price paid by the purported record transferee or owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the relevant date) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares shall be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount shall be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

        The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the company to redeem shares of common stock or preferred stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Any beneficial owner or constructive owner of shares of our common stock and any person or entity (including the stockholder of record) who is holding shares of our common stock for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our common stock and any person or entity (including the stockholder of record) who is holding shares of our common stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of our common stock on our status as a REIT and to ensure compliance with the ownership limit, or as otherwise permitted by our board of directors.

        All certificates representing shares of our common stock bear a legend referring to the restrictions described above.

        These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is                        .

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information."

Our Board of Directors

        Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

        Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until their successors are duly elected and qualify. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

Removal of Directors

        Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees, except upon the existence of cause for removal and a substantial affirmative vote.

Consideration of Non-Stockholder Constituencies

        Our charter provides that in considering a potential acquisition of control of our company, our board of directors may consider the potential effect of the acquisition on (i) our stockholders, employees, suppliers and creditors and (ii) the communities in which our offices or other establishments are located. Inclusion of this provision does not create an inference concerning factors that may be considered by our board regarding a potential acquisition of control but could, depending on the circumstances, delay, defer or prevent a transaction or change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation), or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

        Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has elected to opt-out from the business combination provisions of the MGCL; however, our board of directors may elect to opt-in to such provisions at any time.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. However, the board of directors can, at any time, elect to have these provisions of the MGCL apply to our company by amending our bylaws. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board, vest in the board the exclusive power to fix the number of directorships and require, unless called by the chairman of our board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

Interested Director and Officer Transactions

        Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof, if:

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  the fact of the common directorship or interest is disclosed to our board of directors or a committee of our board, and our board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

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  the fact of the common directorship or interest is disclosed to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

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  the transaction or contract is fair and reasonable to us.

        Furthermore, under Delaware law (where our operating partnership is formed), we, as general partner, have a fiduciary duty to our operating partnership and, consequently, such transactions also are subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership (to the extent such duties have not been eliminated pursuant to the terms of the partnership agreement). We will adopt a policy which requires that all contracts and transactions between us, our operating partnership or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Amendment to Our Charter

        Our charter, other than its provisions on removal of directors and the vote required for extraordinary transctions, may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. The provisions of our charter relating to the removal of directors and the vote required for extraordinary transactions may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Transactions Outside the Ordinary Course of Business

        We may not merge with or into another company, sell all or substantially all of our assets (including our assets and our subsidiaries' assets taken as a whole), engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

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  with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

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  with respect to special meetings of stockholders, only the business specified in our company's notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The provisions of our charter relating to the removal of directors, consideration of non-stockholder constituencies in a potential acquisition of control and the restriction or transfer of our stock and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our company's board of directors were to opt in to the business combination provisions of the MGCL, the classified board provision of Subtitle 8 or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter authorizes us, to the maximum extent that Maryland law in effect from time to time permits, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

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  was committed in bad faith; or

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  was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        The partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by Delaware law. See "Description of the Partnership Agreement of Douglas Emmett Properties, LP—Indemnification and Limitation of Liability."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

        We have entered into an indemnification agreement with each of our executive officers and directors as described in "Management—Indemnification Agreements."

SHARES ELIGIBLE FOR FUTURE SALE

General

        Upon completion of this offering, based upon an offering price at the mid-point of the range set forth on the cover page of this prospectus, we expect to have outstanding                        shares of our common stock (                        shares if the underwriters' over-allotment option is exercised in full). In addition, a total of                         shares of our common stock are reserved for issuance upon exchange of operating partnership units, exercise of stock options and exchange of LTIP units issued under our stock incentive plan.

        Of these shares, the                        shares sold in this offering (                        shares if underwriters' over-allotment option is exercised in full) will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our charter, except for any shares held by our "affiliates," as that term is defined by Rule 144 under the Securities Act. The remaining                        shares issued in the formation transactions, plus other shares issued to our officers, directors and employees, plus any shares purchased by affiliates in this offering plus the shares of our common stock owned upon redemption or exchange of units will be "restricted shares" as defined in Rule 144 and may not be sold unless registered under the Securities Act or sold in accordance with any exemption from registration, including Rule 144.

        Prior to this offering, there has been no public market for our common stock. Trading of our common stock on the New York Stock Exchange is expected to commence immediately following the completion of this offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of units or the exercise of stock options), or the perception that such sales occur, could adversely affect prevailing market prices of our common stock. See "Risk Factors—Risks Related to this Offering—There has been no public market for our common stock prior to this offering" and "Description of the Partnership Agreement of Douglas Emmett Properties, LP—Transferability of Interests."

Rule 144

        In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell, within any three month period, that number of shares that does not exceed the greater of:

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  1% of the shares of our common stock then outstanding, which will equal approximately                        shares immediately after this offering (                        shares if the underwriters exercise their over-allotment option in full); or

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  the average weekly trading volume of our common stock on the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Redemption/Exchange Rights

        In connection with the formation transactions, our operating partnership will issue an aggregate of                        units to the continuing investors. Beginning on or after the date which is 14 months after the consummation of this offering, limited partners of our operating partnership have the right to require our operating partnership to redeem part or all of their units for cash, or, at our election, shares of our common stock, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, subject to the ownership limits set forth in our charter and described under the section entitled "Description of Securities—Restrictions on Transfer." See "Description of the Partnership Agreement of Douglas Emmett Properties, LP."

Registration Rights

        We have granted those persons who will receive common stock and operating partnership units in the formation transactions certain registration rights with respect to such shares of common stock and any shares of our common stock that may be acquired by them in connection with the redemption of the operating partnership units in accordance with the partnership agreement. These registration rights require us to seek to register all such shares of our common stock effective as of that date which is 14 months following completion of this offering. We will bear expenses incident to our registration requirements under the registration rights, except that such expenses shall not include any underwriting fees, discounts or commissions or any out-of-pocket expenses of the persons exercising the redemption/exchange rights or transfer taxes, if any, relating to such shares. Under certain circumstances, we are required to undertake an underwritten offering under a resale registration statement filed by us as described above upon the written request of holders including the predecessor principals of at least 5% in the aggregate of the securities subject to the registration rights agreement, provided that we are not obligated to effect more than two underwritten offerings.

Stock Options and Stock Incentive Plan

        We intend to adopt our 2006 Stock Option and Incentive Plan prior to the consummation of this offering. The stock incentive plan provides for the grant of incentive awards to all full-time and part-time officers, employees, directors and other key persons (including consultants and prospective employees). We intend to issue             stock options and            LTIP units to officers, directors and key employees immediately prior to the consummation of this offering, and intend to reserve an additional             shares of our common stock for issuance under our stock incentive plan.

        We anticipate that we will file a registration statement with respect to the shares of our common stock issuable under our 2006 Stock Option and Incentive Plan following the consummation of this offering. Shares of our common stock covered by this registration statement, including shares of our common stock issuable upon the exercise of options or restricted shares of our common stock, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Lock-up Agreements and Other Contractual Restrictions on Resale

        In addition to the limits placed on the sale of shares of our common stock by operation of Rule 144 and other provisions of the Securities Act, we, the predecessor principals and our other directors and executive officers and each of the other continuing investors have agreed with the underwriters that, subject to certain limited exceptions, without the prior written consent of each of Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., we and they will not directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (including operating partnership units), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 360 days after the date of this prospectus, in the case of the predecessor principals and our other directors and executive officers, and 180 days after the date of this prospectus, in the case of the other continuing investors. These lock-up agreements are subject to exceptions, including dispositions by gift, will or intestacy; transfers to immediate family members or entities wholly owned by or for the benefit of a continuing investor, its affiliates or members of its immediate family; dispositions to a corporation that is owned by a continuing investor and its affiliates alone or with other continuing investors; distributions to partners, members or stockholders of a continuing investor; and dispositions to charitable organizations. For continuing investors other than the predecessor principals and any director or executive officer, the foregoing restrictions will not apply to shares of our common stock that are purchased in the open market, and the restrictions in (1) and (2) above will not apply to other transactions on behalf of, but not at the request or discretion of, continuing investors so long as (1) the transaction does not involve shares of common stock acquired in the formation transactions, (2) the transaction does not result in a filing by the continuing investor under Section 16 of the Exchange Act and (3) the transaction does not result in a public announcement by the continuing investor regarding the transaction during the restricted period.

        The 360-day and 180-day restricted periods described in the preceding paragraph will be extended, subject to certain exceptions, if:

  •
  during the last 17 days of the 360-day or 180-day restricted period, as applicable, we issue an earnings release announce material news or a material event; or

  •
  prior to the expiration of the 360-day or 180-day restricted period, as applicable, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable restricted period;

        in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

        Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

        At the conclusion of the 360 or 180-day periods referenced above, common stock issued upon the subsequent exchange of operating partnership units may be sold by the predecessor principals and our other directors and executive officers, or the other continuing investors, as applicable, in the public market once registered pursuant to the registration rights described above.

FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material federal income tax consequences relating to the acquisition, holding, and disposition of our stock. For purposes of this section under the heading "Federal Income Tax Considerations," references to "Douglas Emmett," "we," "our," and "us" mean only Douglas Emmett Inc., and not its subsidiaries, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed herein. This summary also assumes that we and our subsidiaries and affiliated entities will operate in accordance with our applicable organizational documents or partnership agreements. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules, such as:

  •
  an insurance company;

  •
  a financial institution or broker dealer;

  •
  a regulated investment company or a REIT;

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  a holder who received our stock through the exercise of employee stock options or otherwise as compensation;

  •
  a person holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment;

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  a person holding our stock indirectly through other vehicles, such as partnerships, trusts, or other entities;

  •
  and, except to the extent discussed below:

  •
  a tax-exempt organization; and

  •
  a foreign investor.

        This summary assumes that you will hold our stock as a capital asset, which generally means as property held for investment.

        The federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our stock to any particular stockholder will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences (including the federal, state, local, and foreign tax consequences) to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of Douglas Emmett

        We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2006. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT, and intend to continue to operate in such a manner.

        The law firm of Skadden Arps has acted as our special tax counsel in connection with our election to be taxed as a REIT. We expect to receive an opinion of Skadden Arps to the effect that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden Arps will, if issued, be based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our organization, assets, and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden Arps or us that we will so qualify for any particular year. The opinion of Skadden Arps, a copy of which will be filed as an exhibit to the registration statement of which this prospectus is a part, will be expressed as of the date issued, and will not cover subsequent periods. Opinions of counsel impose no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, asset ownership, distribution levels, and diversity of stock ownership, various qualification requirements imposed on REITs by the Code, compliance with which will not be reviewed by tax counsel. In addition, our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis, which may not be reviewed by tax counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This deduction for dividends paid substantially eliminates the "double taxation" of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. Thus, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level upon the distribution of that income.

        The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act") and the Tax Increase Prevention and Reconciliation Act of 2005 reduced the rate at which individual stockholders are taxed on corporate dividends from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains) for the 2003 through 2010 tax years. With limited exceptions, however, dividends received by stockholders from us, or from other entities that are taxed as REITs, are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See "Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "Taxation of Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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  If we earn net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a "prohibited transactions" 100% tax. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in our ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%). We do not anticipate receiving any income from foreclosure property.

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  If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with our gross income.

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  Similarly, if we should fail to satisfy the asset test (other than a de minimis failure of the 5% and 10% asset tests as described below) or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we will be subject to tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be equal to the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

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  A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary if and to the extent that the IRS successfully asserts that such items were not based on market rates.

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  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

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  Certain of our subsidiaries are subchapter C corporations, the earnings of which will be subject to federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  that meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxable as a REIT. Our amended and restated certificate of incorporation provides restrictions regarding transfers of its shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

        The Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests" below) and other REIT requirements, generally provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, such as our operating partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets (subject to special rules relating to the 10% asset test described below), and to earn its proportionate share of the partnership's income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities, and items of income in the operating partnership will be treated as our assets, liabilities, and items of income for purposes of applying the REIT requirements described below. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in an Operating Partnership."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly owned by a REIT, or by one or more disregarded subsidiaries of the REIT, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests."

        Taxable Subsidiaries.    REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary ("TRS") of the

REIT. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders.

        A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. A TRS may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains). We will initially have one TRS, P.L.E. Builders, Inc.

Income Tests

        In order to maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions or income from certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions, including the following, are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. We have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. There can be no assurance, however, that the IRS will not assert that rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the amount of any such non-qualifying income, together with other non-qualifying income, exceeds 5% of our gross income, we may fail to qualify as a REIT. Moreover, for rents received to qualify as "rents from real property," the REIT generally must not furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenues and certain other requirements are satisfied. We and our affiliates are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Furthermore, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. In addition, we generally may not, and will not, charge rent that is based in whole or in part on the income or profits of any person, except for rents that are based on a percentage of the tenant's gross receipts or sales. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the tenant's equity. We believe that substantially all or our gross income will be rents from real property.

        We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

        Any income or gain we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, provided that specified requirements are met, but generally will constitute non-qualifying income for purposes of the 75% gross income test. Such requirements include that the instrument hedges risks associated with indebtedness issued or to be issued by us or our pass-through subsidiaries incurred to acquire or carry "real estate assets" (as described below under "—Asset Tests"), and that the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect, and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply and we retain our REIT status, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term "real estate assets" includes interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Securities that do not qualify for purposes of this 75% test are subject to the additional asset tests described below, while securities that do qualify for purposes of the 75% asset test are generally not subject to the additional asset tests.

        Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries, and the 10% value test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for the purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT's total assets.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for "straight debt," or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by us that is issued by another REIT may not so qualify.

        Certain relief provisions are available to REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements (other than de minimis violations of the 5% and 10% asset tests as described below) to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT's total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt," which includes securities having certain contingency features. A security will not qualify as "straight debt" where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership to a REIT is not taken into account to the extent, if any, of the REIT's proportionate equity interest in that partnership.

        We believe that our holdings of assets comply, and will continue to comply, with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. We do not intend to seek an IRS ruling as to the classification of our properties for purposes of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets or our interest in other securities cause a violation of the REIT asset requirements.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of

            (i)    90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and net capital gains); and

            (ii)   90% of the net income, if any, (after tax) from foreclosure property (as described below); minus

  (b)
  the sum of specified items of non-cash income.

        Distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, a distribution for a taxable year may be declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of such taxable year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Stockholders of ours would then increase the adjusted basis of their Douglas Emmett stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See "Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. Other sources of non-cash taxable income include real estate and securities that are financed through securitization structures, which require some or all of available cash flows to be used to service borrowings, loans held by us as assets that are issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        Specified cure provisions are available to us in the event we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at a rate of 15% (through 2010), and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

        Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Hedging Transactions

        We and our subsidiaries from time to time enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Any income from such instruments, or gain from the disposition of such instruments, would not be qualifying income for purposes of the REIT 75% gross income test.

        Income of a REIT, including income from a pass-through subsidiary, arising from "clearly identified" hedging transactions that are entered into to manage the risk of interest rate or price changes or currency fluctuations with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, are not treated as gross income for purposes of the 95% REIT income test, and, are therefore exempt from such test. In general, for a hedging transaction to be "clearly identified," (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (b) the items or risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transaction (generally, not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations (for example, hedges against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 95% or 75% income tests unless certain technical requirements are met.

        We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that would adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in an Operating Partnership

General

        We will hold substantially all of our real estate assets through a single "operating partnership" that holds pass-through subsidiaries. In general, an entity classified as a partnership (or a disregarded entity) for federal income tax purposes is a "pass-through" entity that is not subject to federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of the entity, and are potentially subject to tax on these items, without regard to whether the partners or members receive a distribution from the entity. Thus, we would include in our income our proportionate share of these income items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we would include our proportionate share of the assets held by the operating partnership. Consequently, to the extent that we hold an equity interest in an operating partnership, the partnership's assets and operations may affect our ability to qualify as a REIT.

Entity Classification

        Our investment in our operating partnership involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of such partnership. If the IRS were to successfully treat an operating partnership as an association, as opposed to a partnership, for federal income tax purposes, the operating partnership would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "Taxation of Douglas Emmett—Asset Tests" and "—Income Tests," and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See "Taxation of Douglas Emmett—Failure to Qualify," above, for a discussion of the effect of our failure to meet these tests for a taxable year, and of the relief provisions. In addition, any change in the status of an operating partnership for tax purposes could be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

        Under the Code and the Treasury regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. These rules may apply to a contribution of property by us to an operating partnership. To the extent that the operating partnership acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time at which the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may apply to the contribution by us to the operating partnership of the cash proceeds received in offerings of our stock. As a result, partners, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Sale of Properties

        Our share of any gain realized by our operating partnership or any other subsidiary partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% excise tax. See "—Taxation of REITs in General" and "—Prohibited Transactions." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all of the facts and circumstances of the particular transaction. Our operating partnership and our other subsidiary partnerships generally intend to hold their interests in properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, operating, financing and leasing the properties, and to make occasional sales of the properties, including peripheral land, as are consistent with our investment objectives.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum federal rate through 2010) for qualified dividends received by individuals from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (1) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (2) dividends received by the REIT from TRSs or other taxable C corporations, or (3) income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions from us that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat stockholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to stockholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

        In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits generally will be allocated first to distributions with respect to preferred stock, none of which is currently issued and outstanding, and then to common stock. If we have net capital gains and designate some or all of our distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

        Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Douglas Emmett and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        Dispositions of Douglas Emmett Stock.    In general, a domestic stockholder will realize gain or loss upon the sale, redemption, or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the stockholder's adjusted tax basis in the stock at the time of the disposition. In general, a stockholder's tax basis will equal the stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (discussed above), less tax deemed paid on it, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if our stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly and apply to transactions that would not typically be considered tax shelters. In addition significant penalties are imposed by the Code for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

        The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders of our stock. A "non-U.S. holder" is any person other than:

  (a)
  a citizen or resident of the United States;

  (b)
  a corporation or partnership created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

  (c)
  an estate, the income of which is includable in gross income for federal income tax purposes regardless of its source; or

  (d)
  a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

        The discussion is based on current law and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an income tax treaty.

        In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

        Non-Dividend Distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder's basis in its Douglas Emmett stock will be treated as gain from the sale or exchange of such stock and be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (for example, an individual or a corporation, as the case may be). The collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly, lower-tier REITs, or through pass-through subsidiaries ("USRPI capital gains"), will, except as discussed below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT attributable to dispositions by that REIT of assets other than USRPIs are generally not subject to U.S. income or withholding tax.

        A capital gain dividend by us that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from us (see "—Taxation of Foreign Stockholders—Ordinary Dividends"), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the one-year period ending on the date on which the capital gain dividend is received.

        Dispositions of Douglas Emmett Stock.    Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, our stock nonetheless will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are, and we expect to continue to be, a domestically controlled qualified investment entity and, therefore, the sale of our stock by a non-U.S. holder should not be subject to taxation under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we will be a domestically controlled qualified investment entity.

        In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. holder's sale of stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the stock owned is of a class that is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, and (2) the selling non-U.S. holder held 5% or less of our outstanding stock of that class at all times during a specified testing period.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

        Estate Tax.    Douglas Emmett stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to federal estate tax.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). Provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our stock should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or our becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our stockholders may not conform to the federal income tax treatment discussed above. We will pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in stock or other securities of ours.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between such a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

        The United States Department of Labor (the "DOL") has issued a regulation (29 C.F.R. § 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). These regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The shares of our common stock offered hereby, or REIT Shares, should be treated as "equity interests" for purposes of the Plan Asset Regulations.

        The Plan Asset Regulations provide exceptions to the look-through rule for equity interests in some types of entities, including any entity which qualifies as either a "real estate operating company" or a "venture capital operating company." Under the Plan Asset Regulations, a "real estate operating company" is defined as an entity which on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

  •
  invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities; and

  •
  which, in the ordinary course of its business, is engaged directly in real estate management or development activities.

        According to those same regulations, a "venture capital operating company" is defined as an entity that on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost invested in one or more operating companies with respect to which the entity has management rights; and that, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

        Another exception under the Plan Asset Regulations applies to "publicly offered securities," which are defines as securities that are:

  •
  freely transferable;

  •
  part of a class of securities that is widely held; and

  •
  either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act, or sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which this security is a part is registered under the Exchange Act within 120 days, or longer if allowed by the SEC, after the end of the fiscal year of the issuer during which this offering of these securities to the public occurred.

        Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Under the Plan Asset Regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes or which would violate any state or federal statute, regulation, court order, judicial decree, or rule of law will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security that are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable.

        A class of securities is considered "widely held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.

        We expect that the REIT Shares will meet the criteria of the publicly offered securities exception to the look-through rule. First, the REIT Shares should be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon transfer of the REIT Shares are those generally permitted under the Plan Asset Regulations, those required under federal tax laws to maintain the REIT's status as a REIT, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to a registered public offering and those owned by officers, directors and other affiliates, and voluntary restrictions agreed to by a selling stockholder regarding volume limitations.

        Second, we expect (although we cannot confirm) that the REIT Shares will be held by 100 or more investors and that at least 100 or more of these investors will be independent of the REIT and of one another.

        Third, the shares of the REIT's common stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the common stock will be registered under the Exchange Act.

        If, however, none of the exceptions under the Plan Asset Regulations were applicable to the REIT and the REIT were deemed to hold Plan assets subject to ERISA or Section 4975 of the Code, such Plan assets would include an undivided interest in the assets held in the REIT. In such event, such assets and the persons providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

        In addition, if the assets held in the REIT were treated as Plan assets, certain of the activities of the REIT could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person). Such transactions may, however, be subject to a statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

        Each Plan fiduciary should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment or similar rules that may apply to Plans not subject to ERISA or Code Section 4975, such as governmental plans, church plans or plans maintained outside of the United States. Each Plan fiduciary should also determine on its own whether any exceptions or exemptions are applicable (including the publicly offered securities exception) and whether all conditions of any such exceptions or exemptions have been satisfied.

        Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, participation in the formation transactions is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

        This Statement is in no respect a representation that any of the transactions contemplated herein meet all relevant legal requirements with respect to investments by Plans generally or that any such transaction is appropriate for any particular Plan.

UNDERWRITING

        Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are acting as joint book-running managers and representatives of the underwriters. Under the terms of an underwriting agreement, which will be filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.

Total

        The underwriting agreement provides that the underwriters' obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

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  the representations and warranties made by us to the underwriters are true;

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  there is no material change in our business or the financial markets; and

  •
  we deliver customary closing documents to the underwriters.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per Share
Total

        The representatives of the underwriters have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $            per share. The underwriters may allow, and the selected dealers may re-allow, a discount from the concession not in excess of $            per share to other dealers. After this offering, the representatives may change the offering price and other selling terms.

        The expenses of this offering that are payable by us are estimated to be $            (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

        We have granted the underwriters an option exercisable for 30 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of shares at the public offering price less underwriting discounts and commissions. This option may be exercised if the underwriters sell more than                        shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter's underwriting commitment in this offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

        We, all of the predecessor principals and our other directors and executive officers and each of the other continuing investors have agreed with the underwriters that, subject to certain limited exceptions, without the prior written consent of each of Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., we and they will not directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 360 days after the date of this prospectus, in the case of the predecessor principals and our other directors and executive officers, and 180 days after the date of this prospectus, in the case of the other continuing investors. These lock-up agreements are subject to exceptions, including dispositions by gift, will or intestacy; transfers to immediate family members or entities wholly owned by or for the benefit of a continuing investor, its affiliates or members of its immediate family; dispositions to a corporation that is owned by a continuing investor and its affiliates alone or with other continuing investors; distributions to partners, members or stockholders of a continuing investor; and dispositions to charitable organizations. For continuing investors other than the predecessor principals and any director or executive officer, the foregoing restrictions will not apply to shares of our common stock that are purchased in the open market, and the restrictions in (1) and (2) above will not apply to other transactions on behalf of, but not at the request or discretion of, continuing investors so long as (1) the transaction does not involve shares of common stock acquired in the formation transactions, (2) the transaction does not result in a filing by the continuing investor under Section 16 of the Exchange Act and (3) the transaction does not result in a public announcement by the continuing investor regarding the transaction during the restricted period.

        The 360-day and 180-day restricted periods described in the preceding paragraph will be extended if:

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  during the last 17 days of the 360-day or 180-day restricted period, as applicable, we issue an earnings release or material news or announce a material event relating to us; or

  •
  prior to the expiration of the 360-day or 180-day restricted period, as applicable, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable restricted period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

        Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Offering Price Determination

        Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the representatives and us. In determining the initial public offering price of our common stock, the representatives will consider:

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  the history and prospects for the industry in which we compete;

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  our financial information;

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  the ability of our management and our business potential and earning prospects;

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  the prevailing securities markets at the time of this offering; and

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  the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities incurred in connection with the directed share program referred to below, and to contribute to payments that the underwriters may be required to make for these liabilities.

Directed Share Program

        At our request, the underwriters have reserved for sale at the initial public offering price up to                        shares offered hereby for officers, directors, employees and certain other persons associated with us. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered hereby.

Stabilization, Short Positions and Penalty Bids

        The representatives of the underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934:

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in this offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

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  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

        A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

New York Stock Exchange

        We have applied to list our shares of common stock for quotation on the New York Stock Exchange under the symbol "DEI." The underwriters have undertaken to sell the shares of common stock in this offering to a minimum of 2,000 beneficial owners in round lots of 100 or more units to meet the New York Stock Exchange distribution requirements for trading.

Discretionary Sales

        The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares offered by them.

Stamp Taxes

        If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Relationships

        The underwriters may in the future perform investment banking and advisory services for us from time to time for which they may in the future receive customary fees and expenses. The underwriters may, from time to time, engage in transactions with or perform services for us in the ordinary course of their business.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (c)
  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the shares other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the shares would otherwise constitute a contravention of Section 19 of the FSMA by the issuer;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California and for the underwriters by Latham & Watkins LLP, Los Angeles, California. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law, including the validity of the common stock offered hereby.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited (i) the balance sheet of Douglas Emmett, Inc. at December 31, 2005 as set forth in their report, (ii) the consolidated financial statements and schedule of Douglas Emmett Realty Advisors, Inc. and Subsidiaries at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, as set forth in their report, (iii) the financial statements of Douglas, Emmett and Company at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, as set forth in their report and (iv) the statements of revenues and certain expenses of the Douglas Emmett Single Asset Entities for each of the three years in the period ended December 31, 2005, as set forth in their report. We have included each of the foregoing financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The Eastdil Secured market studies, which will be filed as an exhibit to this registration statement, were prepared for us by Eastdil Secured. Information relating to the Los Angeles and Hawaii metropolitan area economies and the markets within Los Angeles County set forth in "Prospectus Summary—Market Information," "Economic and Market Overview" and "Business and Properties" is derived from, and is subject to the qualifications and assumptions in, the Eastdil Secured market studies and is included in reliance on Eastdil Secured's authority as an expert on such matters.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC Web site, www.sec.gov.

Douglas Emmett Single Asset Entities:
Combined Statements of Revenues and Certain Expenses for the three months ended March 31, 2006 and 2005 (unaudited)	F-86
Report of Independent Registered Public Accounting Firm	F-90
Combined Statements of Revenues and Certain Expenses for the years ended December 21, 2005, 2004 and 2003	F-91
Notes to Combined Statements of Revenues and Certain Expenses	F-92

Douglas Emmett, Inc. and Subsidiaries

Pro Forma Consolidated Financial Statements

(Unaudited)

        The unaudited pro forma consolidated financial statements of Douglas Emmett, Inc. (together with its consolidated subsidiaries, the "Company", "we", "our" or "us") as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005 are derived from the financial statements of: (1) the Company, (2) Douglas Emmett Realty Advisors, Inc. ("DERA") and its consolidated subsidiaries which consist of nine California limited partnerships, referred to as the institutional funds, and their subsidiaries (collectively, the "Predecessor"), (3) Douglas, Emmett and Company ("DECO"), (4) PLE Builders, Inc. ("PLE") and (5) seven California partnerships and one California limited liability company, collectively referred to as the single-asset entities ("SAEs"), and are presented as if this offering (including the application of the net proceeds therefrom as set forth under "Use of Proceeds"), the formation transactions and the financing transactions (each as described below) had occurred on March 31, 2006 for the pro forma consolidated balance sheet and on January 1, 2005 for the pro forma consolidated statements of operations. The acquisition of the Villas at Royal Kunia ("Royal Kunia") occurred on March 1, 2006 and the pro forma consolidated statements of operations are presented as if the acquisition and related financing had each occurred on January 1, 2005. The Predecessor also acquired a multifamily property and an office property in early January 2005. These properties and the results of their operations have been included in the Predecessor's financial statements since the date of their acquisition; however, we have not adjusted the pro forma consolidated statements of operations to reflect the financial results of these acquisitions from January 1, 2005 to their respective closing dates in early January 2005, as we believe that the impact of these adjustments would not be meaningful.

        Our pro forma consolidated financial statements are presented for informational purposes only and should be read in conjunction with the historical financial statements and related notes thereto included elsewhere in this prospectus. The adjustments to our pro forma consolidated financial statements are based on available information and assumptions that we consider reasonable. Our pro forma consolidated financial statements do not purport to (1) represent our financial position that would have actually occurred had this offering, the formation transactions, the financing transactions occurred on March 31, 2006, (2) represent the results of our operations that would have actually occurred had this offering, the formation transactions, the financing transactions or the acquisition of Royal Kunia occurred on January 1, 2005, and (3) project our financial position or results of operations as of any future date or for any future period, as applicable.

        We were formed as a Maryland corporation on June 28, 2005 to continue and expand the operations of DERA, DECO, PLE and their predecessors. Douglas Emmett Properties, LP, our operating partnership, was formed as a Delaware limited partnership on July 25, 2005. Douglas Emmett, LLC, a wholly-owned subsidiary that we also formed on July 25, 2005, owns the general partnership interest in our operating partnership, while we own all of the outstanding limited partnership interests therein prior to the formation transactions. Upon completion of the offering and the formation transactions, we expect our operations to be carried on through our operating partnership. At such time, the Company, as a limited partner of, and as sole member of the general partner of, the operating partnership, will own, directly or indirectly,            % of the operating partnership and will have control of the operating partnership, as determined under EITF 04-5, Investor's Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partner has Certain Rights. Accordingly, the Company will consolidate the assets, liabilities and results of operations of the operating partnership. Upon completion of this offering, Dan Emmett, Christopher Anderson, Jordan Kaplan and Kenneth Panzer, the principals of DERA, DECO and PLE (collectively referred to as "the predecessor principals"), will own, directly or indirectly, approximately             % of the operating partnership as limited partners, and approximately            % of the Company's outstanding common stock.

        Pursuant to the formation transactions, we will acquire DERA, DECO and PLE through a series of merger and contribution transactions in exchange for shares of our common stock and units in our operating partnership. DERA is also the general partner of the institutional funds and three investment funds that own interests in certain of the institutional funds. We will acquire the institutional funds, the investment funds and the SAEs through a series of merger and contribution transactions. In these acquisitions, all investors in these entities will receive as consideration, pursuant to irrevocable elections made by them prior to the filing of the registration statement of which this prospectus forms a part, cash and / or operating partnership units or shares of our common stock. Our operating partnership will also acquire outstanding minority interests in certain subsidiaries of the institutional funds through a contribution transaction whereby the holder of the minority interests will receive operating partnership units. Upon completion of this offering, we will redeem outstanding preferred minority interests in two of the institutional funds for cash. These transactions will all be made upon completion of this offering.

        Upon completion of this offering, we also expect to amend our existing $1.76 billion secured financing by increasing the amount of the term loan by $545.0 million, the proceeds from which we expect to use, together with cash on hand and the net proceeds from this offering to pay the cash consideration in the formation transactions, to redeem preferred minority interests, to repay certain variable rate debt and to pay related fees and expenses. Upon completion of this offering, the formation transactions, and the financing transactions, we expect our total outstanding indebtedness to increase by approximately $210 million to $2.75 billion, excluding the loan premium of $31.0 million.

        Prior to the completion of the formation transactions, the predecessor principals owned all of the outstanding interests in DERA, DECO and PLE as well as certain interests in the institutional funds and the investment funds. The predecessor principals, together with their related parties, also own a significant portion of the interests in the SAEs. Any interests contributed by or purchased from Dan Emmett and his affiliates (collectively, the "Affiliates") will be accounted for as a reorganization of entities under common control and recorded at historical cost. The acquisition of interests owned by non-Affiliate and non-controlling investors (including the other predecessor principals, the "Non-Affiliates") will be accounted for as an acquisition under the purchase method of accounting and recorded at the estimated fair value of acquired assets and assumed liabilities corresponding to their ownership interests. The fair value of these assets and liabilities has been allocated in accordance with SFAS No. 141, Business Combinations ("SFAS 141"). The fair values of tangible assets acquired are determined on an "as-if-vacant" basis. The "as-if-vacant" fair value is allocated to land, building and tenant improvements based on relevant information obtained in connection with the acquisition of these interests. The estimated fair value of acquired in-place at-market leases are the costs we would have incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the fair value of leasing commissions and legal costs that would be incurred to lease this property to this occupancy level. Additionally, we evaluate the time period over which such occupancy level would be achieved and include an estimate of the net operating costs (primarily real estate taxes, insurance and utilities) incurred during the lease-up period, which generally ranges up to 8-12 months. Above-market and below-market in-place lease values are recorded as an asset or liability based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease for office property leases and our estimate of the remaining life of the tenancy of multifamily property tenants. The fair value of the variable rate debt assumed was determined using current market interest rates for comparable debt financings.

Douglas Emmett, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheet

March 31, 2006

(Unaudited and in thousands)

						Formation Transactions
						Acquisitions and Contributions			Use of Proceeds
	Douglas Emmett, Inc. and Subsidiaries	Predecessor	Proceeds From Offering	Financing and Equity Transactions		Acquisition of Predecessor Minority Interests	Acquisition of Single Asset Entities	Acquisition of DECO & PLE	Debt and Preferred Repayments	Formation Transaction Consideration		Other Pro Forma Adjustments		Company Pro Forma
	(A)	(B)	(C)			(F)	(G)	(H)	(D)	(I)
Assets
Investment in real estate, net	$—	$2,721,847	$—	$—		$2,373,964	$108,003	$—	$—	$—		$—		$5,203,814
Cash and cash equivalents	1	114,964	1,027,180	542,320 60,000	(D) (E)	—	2,749	—	(338,290 —)	(1,027,180 (204,030 (160,000	) )(D) )	(4,000	)(L)	13,714
Tenant receivables	—	3,660	—	—		—	262	2,219	—	—		(2,219	)(K)	3,922
Deferred rent receivables	—	64,233	—	—		(58,752)	498	—	—	—		(286	)(K)	5,693
Interest rate contracts	—	110,412	—	—		—	—	—	—	—		—		110,412
Other assets	4,930	37,420	(4,930)	2,680 1,100	(D) (D)	34,104	1,262	249	—	—		(4,930	)(M)	71,886

Total assets	$4,931	$3,052,536	$1,022,250	$606,100		$2,349,315	$112,774	$2,468	$(338,290)	$(1,391,210)		$(11,435)		$5,409,440

Liabilities
Secured notes payable	$—	$2,305,500	$—	$545,000	(D)	$31,000	$50,960	$—	(151,460)	$—		$—		$2,781,000
Due to a related party	4,930	—	—	—		—	—	—	—	—		(4,930	)(M)	—
Accounts payable, accrued expenses and tenant security deposits	—	92,496	—	—		197,761	1,634	3,473	—	—		(2,219 (286	)(K) )(K)	292,859
Interest rate contracts	—	9,481	—	—		—	—	—	—	—		—		9,481

Total liabilities	$4,930	$2,407,477	$—	$545,000		$228,761	$52,594	$3,473	$(151,460)	$—		$(7,435)		$3,083,340
Preferred minority interest in consolidated real estate partnerships	—	184,000	—	—		—	—	—	(184,000)	—		—		—
Minority interest and limited partners in real estate partnerships	—	550,227	— —	—		2,120,554	84,939	—	—	(1,027,180 (204,030 (160,000 (1,364,511	) )(D) ) )(J)	(4,000 4,000	)(L) (J)	—
Minority interest in operating partnership	—	—	—	—		—	—	—	—	593,606	(J)	(4,000	)(J)	589,606
Stockholders' equity (deficit)
Owners' equity / (deficit)	—	(29,168)	—	1,100	(D)	—	(24,759)	(1,005)	(2,830)	770,905	(J)	(714,244	)(N)	—
Notes receivable from stockholders	—	(60,000)	—	60,000	(E)	—	—	—	—	—		—		—
Common stock and additional paid in capital	1	—	1,027,180 (4,930)	—		—	—	—	—	—		714,244	(N)	1,736,494

Total stockholders' equity (deficit)	$1	$(89,168)	$1,022,250	$61,100		$—	$(24,759)	$(1,005)	$(2,830)	$770,905		$—		$1,736,494

Total liabilities and stockholders' equity (deficit)	$4,931	$3,052,536	$1,022,250	$606,100		$2,349,315	$112,774	$2,468	$(338,290)	$(1,391,210)		$(11,435)		$5,409,440

See accompanying notes

Douglas Emmett, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2006

(Unaudited and in thousands, except per share amounts)

	Predecessor	Acquisition of Predecessor Minority Interests	Acquisition of DECO & PLE	Acquisition of Single Asset Entities	Acquisition of The Villas at Royal Kunia	Financing Transactions	Other Pro Forma Adjustments		Company Pro Forma
	(AA)	(BB)	(CC)	(DD)	(EE)	(FF)
Revenues:
Office rental:
Rental revenues	$75,760	$9,892	$—	$1,999	$—	$—	$—		$87,651
Tenant recoveries	4,095	—	—	96	—	—	—		4,191
Parking and other income	10,239	—	—	226	—	—	—		10,465

Total office revenue	90,094	9,892	—	2,321	—	—	—		102,307
Multifamily rental:
Rental revenues	12,281	1,061	—	568	1,051	—	—		14,960
Parking and other income	235	—	—	7	101	—	—		343

Total multifamily revenue	12,516	1,061	—	575	1,152	—	—		15,303

Total revenues	102,610	10,953	—	2,896	1,152	—	—		117,610
Operating Expenses:
Office rental	29,430	—	—	428	—	—	(2,387	)(CC)	27,471
Multifamily rental	4,233	—	—	88	336	—	—		4,657
General and administrative	1,705	—	1,477	300	—	—	275	(GG)	3,758
Depreciation and amortization	25,783	17,572	—	740	661	—	—		44,757

Total operating expenses	61,151	17,572	1,477	1,556	997	—	(2,112)		80,643
Operating income	41,459	(6,619)	(1,477)	1,340	153	—	2,112		36,967
Gain on interest rate contracts, net	34,943	—	—	—	—	—	(34,943	)(FF)
Interest and other income	1,221	—	34	—	—	—	(500	)(HH)	755
Interest expense	(28,054)	602	—	(705)	(1,185)	(7,139)	—		(36,481)
Deficit recovery (distributions) from/to minority partners, net	7,769	—	—	—	—	—	(7,769	)(II)	—

Income (loss) before minority interest expense	57,338	(6,017)	(1,443)	635	(1,032)	(7,139)	(41,100)		1,241
Minority Interests:
Minority interest in consolidated real estate partnerships	40,821	—	—	—	—	—	(40,821	)(JJ)	—
Minority interest in operating partnerships							357		357
Preferred minority investor	4,025					(4,025)	—

Net income / (loss)	$12,492	$(6,017)	$(1,443)	$635	$(1,032)	$(3,114)	$(636)		$884

Pro Forma earnings per share—basic and diluted										(KK)

Pro Forma weighted average common shares outstanding—basic and diluted

See accompanying notes

Douglas Emmett, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005

(Unaudited and in thousands, except per share amounts)

	Predecessor	Acquisition of Predecessor Minority Interests	Acquisition of DECO & PLE	Acquisition of Single Asset Entities	Acquisition of The Villas at Royal Kunia	Financing Transactions	Other Pro Forma Adjustments		Company Pro Forma
	(AA)	(BB)	(CC)	(DD)	(EE)	(FF)
Revenues:
Office rental:
Rental revenues	$297,551	$31,139	$—	$7,292	$—	$—	$—		$335,982
Tenant recoveries	14,632	—	—	347	—	—	—		14,979
Parking and other income	36,383	—	—	740	—	—	—		37,123

Total office revenue	348,566	31,139	—	8,379	—	—	—		388,084
Multifamily rental:
Rental revenues	43,942	7,685	—	2,192	6,327	—	—		60,146
Parking and other income	1,280	—	—	26	603	—	—		1,909

Total multifamily revenue	45,222	7,685	—	2,218	6,930	—	—		62,055

Total revenues	393,788	38,824	—	10,597	6,930	—	—		450,139
Operating Expenses:
Office rental	119,879	—	—	1,839	—	—	(9,131	)(CC)	112,587
Multifamily rental	15,347	—	—	299	2,018	—	—		17,664
General and administrative expenses	6,457	—	6,135	905	—	—	30,100	(GG)	43,597
Depreciation and amortization	113,170	82,220	—	3,212	2,646	—	—		201,247

Total operating expenses	254,853	82,220	6,135	6,255	4,664	—	20,969		375,095
Operating income	138,935	(43,396)	(6,135)	4,342	2,266	—	(20,969)		75,044
Gain on interest rate contracts, net	81,666	—	—	—	—	—	(81,666	)(FF)
Interest and other income	2,264	—	80	—	—	—	(2,000	)(HH)	344
Interest expense	(115,674)	2,408	—	(2,397)	(4,741)	(32,457)	— —		(152,861)
Deficit recovery (distributions) from/to minority partners, net	(28,150)	—	—	—	—	—	28,150	(II)	—

Income (loss) before minority interest expense	79,041	(40,988)	(6,055)	1,944	(2,475)	(32,457)	(76,485)		(77,473)
Minority Interests:
Minority interest in consolidated real estate partnerships	79,756	—	—	—	—	—	(79,756	)(JJ)	—
Minority interest in operating partnerships							(22,312)		(22,312)
Preferred minority investor	15,805	—	—	—	—	(15,805)	—		—

Net income / (loss)	$(16,520)	$(40,988)	$(6,055)	$1,944	$(2,475)	$(16,652)	$25,583		$(55,161)

Pro Forma earnings per share—basic and diluted									(KK)

Pro Forma weighted average common shares outstanding—basic and diluted

See accompanying notes

Douglas Emmett, Inc. and Subsidiaries

Notes to Pro Forma Consolidated Financial Statements

(Unaudited and in thousands, except per share amounts)

1. Adjustments to the Pro Forma Consolidated Balance Sheet

        The adjustments to the pro forma consolidated balance sheet as of March 31, 2006 are as follows:

  (A)
  Represents the balance sheet of Douglas Emmett Inc. and subsidiaries as of March 31, 2006. The Company has had limited corporate activity since its formation on June 28, 2005, other than the issuance of 100 shares of its common stock to two of our predecessor principals in connection with the initial capitalization of the Company and activities in preparation for this offering, the formation transactions and the financing transactions. As of March 31, 2006, the entities to be acquired in the formation transactions have advanced $4,930 to us to fund costs of this offering and the formation transactions, which have been capitalized on our balance sheet and will be charged against the offering proceeds upon completion of this offering (see note (C) below). Our operations will be carried on through our operating partnership, Douglas Emmett Properties, LP upon completion of this offering. At such time, we, as limited partner of, and as the sole member of the general partner of, the operating partnership, will own, directly or indirectly,        % of the operating partnership and will have control over major decisions, including decisions related to the sale or refinancing of owned properties. Accordingly, the Company will consolidate the assets, liabilities and results of operations of the operating partnership.

  (B)
  Reflects the historical consolidated balance sheet of the Predecessor as of March 31, 2006, which is comprised of DERA, and its nine consolidated California real estate limited partnerships, collectively referred to as the institutional funds and their subsidiaries. DERA and its subsidiaries are engaged in the business of acquiring, investing in, managing, leasing, and redeveloping real estate, consisting of office and multifamily properties located in Los Angeles County, California and Honolulu, Hawaii. DERA is the general partner of each institutional fund and three investment funds that own interests in certain of the institutional funds. Pursuant to the formation transactions, we will acquire DERA, the nine institutional funds and the investment funds through a series of merger and contribution transactions whereby DERA, each of the nine institutional funds and the investment funds will be merged into newly formed merger subsidiaries of ours, with each such merger subsidiary as the surviving entity, and, thereafter, we will contribute the assets of DERA to our operating partnership in exchange for operating partnership units. These acquisitions and contributions will be made upon completion of this offering. Prior to the completion of this offering, certain of the Affiliates and the other predecessor principals own all of the outstanding interests in DERA as well as a portion of the limited partnership interests in the institutional funds. The acquisitions of the interests from the Affiliates will be accounted for as a reorganization of entities under common control and recorded at historical cost. The acquisition of interests in the institutional funds and the investment funds from the Non-Affiliates will be acquired and accounted for as "Acquisition of Predecessor Minority Interests", as discussed in note (F) below.

  (C)
  Reflects the sale of                        shares of common stock in this offering. The net proceeds will be used, together with cash in hand and borrowings under our modified term loan, to pay the cash consideration in the formation transaction, repay certain variable rate debt, redeem preferred minority interests and pay related fees and expenses. See also note (I) below. For purposes of this presentation, the net proceeds from this offering have been applied to the formation transactions. We will contribute the net proceeds from this offering to our operating partnership in exchange for operating partnership units therein.

Gross proceeds from offering	$1,100,000
Less costs of this offering:
Underwriters' discount and commissions, financial advisory fees and other costs(1)	(72,820)

Net proceeds from offering	$1,027,180

Common stock and additional paid in capital	$1,027,180

  (1)
  Excludes offering costs totaling approximately $4,930 that have been paid by us as of March 31, 2006 with funds advanced by the entities being acquired in the formation transactions. These costs have been capitalized on our balance sheet and will be charged against the offering proceeds upon completion of this offering. See also note (M) below.

  (D)
  In connection with the completion of this offering and the formation transactions, we expect to amend our existing $1,760,000 secured financing with Eurohypo AG and Barclays Capital by increasing the amount of the term loan by $545,000 at the existing rate of LIBOR plus 0.85%, referred to as our "modified term loan". We expect to borrow the full amount of the increase at the closing of this offering. We expect to use the proceeds from the modified term loan, together with cash on hand and net proceeds from this offering, to pay the cash consideration in the formation transaction, repay certain variable rate debt, redeem preferred minority interests and pay related fees and expenses. See also note (I) below. For purposes of this presentation, the proceeds from the modified term loan have been applied to (1) pay $2,680 in financing fees (2) pay down certain variable rate debt of the SAEs totaling $50,960 (see note (G) below) (3) redeem outstanding preferred minority interests in two of the institutional funds totaling $184,000, (4) pay $2,830 in related premiums and other costs, and (5) pay cash to prior investors in the formation transactions totaling $204,030, assuming an offering price at the mid-point of the range set forth on the cover page of this prospectus. In addition, shortly after this offering we expect to repay the $100,500 loan secured by our property, The Trillium, which matures in January 2007. We may prepay the Trillium loan beginning in October 2006 without penalty. We also expect to write-off capitalized loan fees, totaling approximately $1,100, related to the aforementioned debt pay down.

Debt Repayment	Principal
Modified Term Loan	$545,000
Loan fees and costs	(2,680)

Net proceeds	$542,320
Repayments
Brentwood Court	$(4,512)
Brentwood Plaza	(11,600)
Brentwood-San Vicente Medical, Ltd.	(7,600)
San Vicente Plaza	(6,600)
Owensmouth / Warner LLC	(15,000)
Barrington Kiowa Properties	(2,123)
Barry Properties, Ltd.	(2,483)
Kiowa Properties, Ltd.	(1,042)
The Trillium	(100,500)

Total debt repayments	$(151,460)
Redemption of preferred minority interests	$(184,000)
Premiums and other costs	(2,830)

Total debt repayments and redemption	$(338,290)

Net proceeds paid to prior investors	$204,030

Write-off of existing loan fees	$(1,100)

  (E)
  On March 15, 2006, Messrs. Emmett, Anderson, Kaplan and Panzer contributed $          , $          , $          and $          , respectively, or an aggregate of $60,000 to DERA in the form of promissory notes. A portion of this amount may be used to fund capital commitments to the institutional fund formed in 2005 if and to the extent any capital calls are made by such fund prior to consummation of this offering pursuant to the applicable partnership agreement. On or prior to the closing of this offering, Messrs. Emmett, Anderson, Kaplan and Panzer expect to use a combination of their own cash or borrowings from a third-party financial institution to repay the promissory notes. Such loan is expected to be secured by shares of our common stock or operating partnership units that Messrs. Emmett, Anderson, Kaplan and Panzer will receive in the formation transactions. The full amount of the $60,000, whether retained by DERA or contributed to the 2005 institutional fund pursuant to a capital call, has the net effect of increasing the value of DERA by such amount, thereby resulting in an additional $60,000 of common stock being exchanged for DERA in the formation transactions, based on the initial offering price to the public in this offering.

  (F)
  Through a series of merger and contribution transactions, we will acquire the institutional funds and the investment funds. In these acquisitions, our prior investors will receive as consideration, pursuant to irrevocable elections made by them prior to the filing of the registration statement of which this prospectus forms a part, cash and/or operating partnership units or shares of our common stock. Our operating partnership will also acquire outstanding minority interests in certain subsidiaries of the institutional funds in exchange for limited partnership units in the operating partnership. See also note (B) above. The institutional funds are owned by the Affiliates, the other predecessor principals and a number of other unaffiliated private investors, consisting of endowments, foundations, pension plans, banks, other institutional investors and high net worth individuals. The acquisition of interests owned by the Non-Affiliate investors will be accounted for as an acquisition of minority interests under the purchase method of accounting in accordance with SFAS 141 and recorded at the estimated fair value of acquired assets and assumed liabilities corresponding to their ownership interests. See note (I) below for a summary of total consideration paid in connection with the formation transactions.

Consideration paid to purchase Non-Affiliate investors	$2,584,633
Less: historical cost of net assets attributable to Non-Affiliate investors	(464,079)

Pro forma net equity adjustment	$2,120,554

      The following pro forma adjustments are necessary to reflect the initial allocation of purchase price. The allocation of purchase price shown below is based on the Company's preliminary estimates and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Land	$218,690
Building and equipment	1,544,090
Tenant improvements and other in-place lease assets	122,047
Accumulated depreciation	489,137

Investment in real estate, net	$2,373,964
Deferred rent receivable	(58,752)
Above-market tenant leases	34,104

Adjustment to total assets	$2,349,315
Secured notes payable	31,000
Below-market tenant leases	197,761

Adjustment to total liabilities	$228,761

Net purchase price adjustment	$2,120,554

  (G)
  We will acquire the SAEs through a series of merger and contribution transactions. In these acquisitions, the prior investors will receive as consideration, pursuant to their prior irrevocable election, cash and / or units in our operating partnership or shares of our common stock. Prior to the formation transactions, the Affiliates and the other predecessor principals, together with certain of their related parties, own a significant portion of the interests in the SAEs. Any interests contributed by or purchased from the Affiliates will be accounted for as a reorganization of entities under common control and recorded at the historical cost basis of contributed assets and assumed liabilities corresponding to their ownership interests. The acquisition of interests owned by the Non-Affiliate investors will be accounted for as an acquisition under the purchase method of accounting in accordance with SFAS 141 and recorded at the estimated fair value of the acquired assets and assumed liabilities corresponding to their ownership interests. The following pro forma adjustments are necessary to reflect the acquisition of the SAEs and related allocation of purchase price.

	Single Asset Entities	Acquisition of SAE Non-Affiliate Interests(1)	Pro Forma Adjustment
Assets
Investment in real estate, net	$22,078	$85,925	$108,003
Cash and cash equivalents	2,749	—	2,749
Tenant receivables	262	—	262
Deferred rent receivables	1,078	(580)	498
Other assets	896	366	1,262

Total assets	$27,063	$85,711	$112,774

Liabilities and stockholders' and owners' equity
Secured notes payable	50,960	—	50,960
Accounts payable, accrued expenses and tenant security deposits	862	772	1,634

Total liabilities	51,822	772	52,594
Minority interest and limited partners in real estate partnerships	—	84,939	84,939
Owners' equity	(24,759)		(24,759)

Total liabilities and owners' equity	$27,063	$85,711	$112,774

  (1)
  Represents the acquisition of Non-Affiliate investor's interests in the SAEs:

Consideration paid to purchase Non-Affiliate investors	$84,939
Less: historical cost of net liabilities attributable to Non-Affiliate investors	—

Pro forma net equity adjustment	$84,939

      The following pro forma adjustments are necessary to reflect the initial allocation of purchase price. The allocation of purchase price shown below is based on the Company's preliminary estimates and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Land	$14,166
Building and equipment	57,340
Tenant improvements and other in-place lease value	1,600
Accumulated depreciation	12,819

Investment in real estate, net	$85,925
Deferred rent receivable	(580)
Above-market tenant leases	366

Adjustment to total assets	$85,711
Below-market tenant leases	772

Adjustment to total liabilities	772

Net purchase price adjustment	$84,939

  (H)
  Pursuant to the formation transactions, we will acquire DECO pursuant to a merger transaction whereby DECO will be merged into a newly formed merger subsidiary of ours and, thereafter, we will contribute the assets of DECO to our operating partnership in exchange for operating partnership units therein. Our operating partnership will acquire PLE pursuant to a contribution transaction, in which the outstanding shares in PLE will be contributed to our operating partnership in exchange for operating partnership units therein. Certain current assets of DECO and PLE will be distributed to the predecessor principals pursuant to the formation transaction documents. Prior to the completion of the formation transactions, the predecessor principals own all of the outstanding interests in DECO and PLE. The acquisitions will be accounted for as a reorganization of entities under common control and recorded at historical cost. See note (K) below for elimination of certain intercompany balances between DERA on the one hand and DECO and PLE on the other.

	March 31, 2006
	DECO	PLE	Distributed Assets(1)	Net Contributed to Company
Cash	$2,114	$1,223	$(3,337)	—
Accounts receivable	2,617	2,219	(2,617)	2,219
Prepaid expenses and other assets	182	17	—	199
Property and equipment, net	41	9	—	50

Total assets	$4,954	$3,468	$(5,954)	$2,468

Accounts payable	363	2,824	—	3,187
Deferred rent liability	286	—	—	286
Total stockholders' equity	4,305	644	$(5,954)	(1,005)

Total liabilities and stockholders' equity	$4,954	$3,468	$(5,954)	$2,468

  (1)
  Represents assets distributed to the predecessor principals pursuant to the formation transaction documents.

  (I)
  As consideration for the acquisitions that comprise the formation transactions, the prior investors in the entities to be acquired will receive cash and/or operating partnership units or shares of our common stock, pursuant to irrevocable elections made by them prior to the filing of the registration agreement of which this prospectus forms a part. We will use the net proceeds received by us from this offering, together with borrowings in the financing transactions (see note (D) above), and existing cash to pay the cash consideration in connection with the formation transactions, as well as to repay certain variable rate debt, redeem preferred minority interest and pay related fees and expenses. The operating

    partnership units and shares of common stock that will be issued in the formation transactions have a combined book value of $            million (see note (J) for details).

	Acquisition of Predecessor Minority Interests	Acquisition of Single Asset Entities	Total Consideration
Formation Transaction Obligations
Acquisition of interests owned by the Affiliates, at cost	$86,148	$—	$86,148
Acquisition of interests owned by Non- Affiliate investors, at fair value	2,584,633	84,939	2,669,573

Total consideration due in formation transactions	$2,670,781	$84,939	$2,755,720

Formation Transation Consideration
Net offering proceeds			$1,027,180
Financing transactions			204,030
Existing cash			160,000

Total cash consideration			$1,391,210
Total operating partnership units			593,606
Total common shares			770,905

Total consideration paid in formation transactions			$2,755,720

      See also notes (F) and (G) above for details pertaining to the acquisition of the Predecessor minority interests and the SAEs.

  (J)
  Reflects issuance of operating partnership units and common stock in connection with the formation transaction and            fully vested long-term incentive units to be granted to certain employees in connection with this transaction.

  (K)
  Represents the elimination of intercompany receivables and payables between DERA and DECO and PLE.

  (L)
  Represents the amount that would be required to be distributed to the prior investors as of March 31, 2006 to fulfill obligations under the formation transaction documents to distribute to the prior investors (i) any undistributed portion of the adjusted net operating income (as defined in the relevant agreements) of the institutional funds and the SAEs for the period from July 1, 2005 to the date of the completion of this offering and (ii) the net value of any cash (excluding the $60,000 recently contributed by the predecessor principals, discussed in note (E) above) and other current assets (net of current liabilities other than accrued employee benefits and future lease obligations) of DERA, DECO and PLE.

  (M)
  As of March 31, 2006, the entities to be acquired in the formation transactions had advanced $4,930 to the Company to fund costs incurred to date in connection with this offering and the formation transactions. Adjustment reflects the repayment of this advance and settlement of the related payable.

  (N)
  Reflects reclassification of owners' equity to common stock and additional paid-in capital.

2. Adjustments to the Pro Forma Consolidated Statement of Operation

        The adjustments to the pro forma statement of operations for the three months ended March 31, 2006 and year ended December 31, 2005 are as follows:

  (AA)
  Reflects the historical consolidated statements of operations of the Predecessor for the three months ended March 31, 2006 and the year ended December 31, 2005. As discussed in note (B) and (F) above, pursuant to the formation transactions, we will acquire DERA, the institutional funds and the investments funds through a series of merger and contribution transactions and, thereafter, will contribute the assets of DERA, to our operating partnership in exchange for units therein. The percentage of assets acquired and liabilities assumed in the formation transactions corresponding to the ownership interests acquired from the Affiliates will be accounted for as a reorganization of entities and recorded at the Predecessor's historical cost basis. As a result, expenses such as depreciation and amortization to be recognized by us related to these contributed interests are based on the historical cost of related assets.

  (BB)
  As discussed in notes (B) and (F) above, we will acquire DERA and the institutional funds and outstanding minority interests in certain subsidiaries of the institutional funds. The acquisition of interests owned by Non-Affiliate investors will be accounted for as an acquisition of minority interests under the purchase method of accounting in accordance with SFAS No. 141 and recorded at the estimated fair value. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments. Depreciation and amortization amounts were determined based on management's evaluation of the estimated useful lives of the properties and intangibles. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time a property had been in existence, the maintenance history of the property as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life of assets or intangibles.

  (CC)
  Reflects acquisition of DECO and PLE. Prior to completion of the formation transactions, the predecessor principals own all of the outstanding interests in DECO and PLE. The acquisition will be accounted for as a reorganization of entities under common control and recorded at historical cost. See note (H) above. The pro forma adjustments to the consolidated statements of operations reflect the selling, general, and administrative expenses of DECO and PLE, after giving effect to the adjustments set forth below, including the elimination of the financial impact of services provided by DECO and PLE to the properties owned by the institutional funds and SAEs as well as the capitalization of certain DECO and PLE internal leasing and construction costs.

	For The Three Months Ended March 31, 2006					For The Year Ended December 31, 2005
	DECO	PLE	Adjustments		DECO-PLE Combined	DECO	PLE	Adjustments		DECO-PLE Combined
Service Revenues:
Real estate commissions	$1,376	$—	$(1,376	)(1)	$—	$5,872	$—	$(5,872	)(1)	$—
Property management fees	2,387	—	(2,387	)(2)	—	9,131	—	(9,131	)(2)	—
Service contract fees	5,045	4,670	(4,670 (5,045	)(3) )(4)	—	20,166	18,837	(18,837 (20,166	)(3) )(4)	—

Total service revenues	8,808	4,670			$—	35,169	18,837			$—
Costs of Services:
Salaries, wages, benefits and other direct costs
Reimburseable expenses	5,045	$—	(5,045	)(4)	$—	20,166	$—	(20,166	)(4)	$—
Unreimburseable expenses	992	4,133	(4,133	)(3)	947	3,857	15,912	(15,912	)(3)	3,677
			(45	)(5)				(180	)(5)
Selling, general and administrative expenses	381	328	(179	)(5)	530	1,541	1,631	(714	)(5)	2,458

Total expenses	6,418	4,461			1,477	25,564	17,543			6,135
Interest and other income	13	21			34	30	50			80

Net income	$2,403	$229			$(1,443)	$9,635	$1,344			$(6,055)

(1)
Represents the elimination of real estate commissions provided by DECO to and capitalized by the Predecessor and SAEs.

(2)
Represents the elimination of property management fees provided by DECO to and expensed by the SAEs.

(3)
Represents the elimination of gross profit associated with certain improvements provided by PLE to and capitalized by the Predecessor and SAEs.

(4)
Represents the elimination of reimburseable expenses against related reimbursements.

(5)
Represents the capitalization of certain internal leasing and construction costs of DECO and PLE.

(DD)
Reflects our acquisition of the SAEs as discussed in note (G) above. Prior to the formation transactions, certain of the Affiliates and the other predecessor principals, together with their related parties, own a significant portion of the interests in the SAEs. Any interests contributed by or purchased from the Affiliates will be accounted for as a reorganization of entities under common control and recorded at historical cost. Accordingly, expenses such as depreciation and amortization to be recognized by us related to these acquired interests are based on the SAE's historical cost of related assets. The acquisition of interests owned by the Non-Affiliated investors will be accounted for as an acquisition of minority interests under the purchase method of accounting in accordance with SFAS 141 and recorded at the estimated fair value of the acquired assets and assumed liabilities corresponding to their ownership interests. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments. Depreciation and amortization amounts were determined based on management's evaluation of the estimated useful lives of the properties and intangibles. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life.

	For The Three Months Ended March 31, 2006			For The Year Ended December 31, 2005
	Single Asset Entities	Acquisition of Minority Interests	Adjusted SAE	Single Asset Entities	Acquisition of Minority Interests	Adjusted SAE
Revenues:
Office rental:
Rental revenues	$1,960	$39	$1,999	$7,328	$(36)	$7,292
Tenant recoveries	96		96	347		347
Parking and other income	226		226	740		740

Total office revenue	2,282	39	2,321	8,415	(36)	8,379
Multifamily rental:
Rental revenues	568	—	568	2,165	27	2,192
Parking and other income	7		7	26		26

Total multifamily revenue	575	—	575	2,191	27	2,218

Total revenues	2,857	39	2,896	10,606	(9)	10,597
Operating Expenses:
Office rental	428		428	1,839		1,839
Multifamily rental	88		88	299		299
General and administrative expenses	300		300	905		905
Interest expense	705		705	2,397		2,397
Depreciation and amortization	129	612	740	681	2,531	3,212

Total operating expenses	1,650	612	2,261	6,121	2,531	8,652

Net income	$1,207	$(572)	$635	$4,485	$(2,541)	$1,944

  (EE)
  Reflects adjustments relating to the Predecessor's acquisition of the Villas at Royal Kunia, consummated on March 1, 2006. For the pro forma consolidated income statement for the three months ended March 31, 2006, and for the year ended December 31, 2005, adjustments reflect pro forma revenues and expenses for the period beginning January 1, 2005 through the date of acquisition of the property based on historical revenues and expenses, as adjusted for purchase accounting. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments. Depreciation and amortization amount were determined based on management's evaluation of the estimated useful lives of the properties and intangibles. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life. The pro forma adjustments are as follows:

	Three Months Ended March 31, 2006			Twelve Months Ended December 31, 2005
	Combined Historical Revenues and Certain Expenses	Adjustments Resulting From Purchasing the Property	Pro Forma Adjustments	Combined Historical Revenues and Certain Expenses	Adjustments Resulting From Purchasing the Property	Pro Forma Adjustments
Revenues:
Rental revenues	$1,063	$(12)	$1,051	$6,375	$(48)	$6,327
Other income	101		101	603		603

Total revenues	1,164	(12)	1,152	6,978	(48)	6,930
Operating Expenses:
Multifamily rental	336		336	2,018		2,018
Property taxes	—		—	—		—
Insurance	—		—	—		—
Depreciation and amortization	—	661 (1)	661	—	2,646 (1)	2,646
Other	—		—	—		—
Interest expense		1,185	1,185		4,741	4,741

Total operating expenses	336	1,846	2,183	2,018	7,386	9,404

Net Income	$827	$(1,858)	$(1,032)	$4,961	$(7,435)	$(2,475)

      (1)
      Reflects depreciation and amortization of the buildings and improvements, tenant improvements and acquired in-place lease values.

  (FF)
  Reflects the increase in net interest expense as a result of the refinancing transaction, the financing for the acquisition of the Villas at Royal Kunia, and pro forma adjustments relating to the aforementioned transactions. The following outlines the loans to be outstanding upon completion of this offering, the formation transactions and the refinancing transaction and the corresponding interest expense that would have been recorded had these loans been outstanding as of the beginning of the periods presented:

				Interest Expense
Properties	Principal Balance	Stated Interest Rate	Effective Interest Rate(1)	Three Months Ended March 30, 2006	Year Ended December 31, 2005
Variable Rate Swapped to Fixed Rate
Modified term loan(2)(3)	$1,755,000	LIBOR + 0.85%	4.92%	$22,740	$89,297
Barrington Plaza, Pacific Plaza	153,000	DMBS + 0.60	4.70	1,750	6,163
555 Barrington, The Shores	140,000	DMBS + 0.60	4.70	1,636	5,553
Moanalua	75,000	DMBS + 0.60	4.86	883	3,381
Royal Kunia	82,000	LIBOR + 0.62	5.62	1,185	4,741

Subtotal	$2,205,000			28,194	109,135
Variable Rate
Modified term loan(2)(4)	545,000	LIBOR + 0.85	5.85	7,971	31,883
Loan premium(5)	31,000			(1,205)	(4,820)

Subtotal	$2,781,000			$34,960	$136,198
Amortization of loan costs				151	11,783
Impact of interest rate swap transactions				1,370	4,880

Pro Forma Totals	$2,781,000			$36,481	$152,861

Historical interest expense for Predecessor, Single Asset Entities, Royal Kunia and Other Pro Forma Adjustments				29,342	120,404

Pro Forma Adjustment				$7,139	$32,457

      (1)
      Includes the effect of interest rate contracts, where applicable, and assumes a LIBOR rate of 5.0% as of March 31, 2006.

      (2)
      Loans are secured by the following properties and combined in seven separate cross collateralized pools: Studio Plaza, Gateway Building, Bundy Olympic, Brentwood Executive Plaza, Palisades Promenade, 12400 Wilshire, First Federal Square, 11777 Building and Landmark II, Sherman Oaks Galleria, Second Street, Olympic Center, MB Plaza, Valley Office Plaza, Coral Plaza, Westside Towers, Valley Executive Tower, Encino Terrace, Westwood Place, Century Park Plaza, Lincoln/Wilshire, One Hundred Wilshire, Encino Gateway, Encino Plaza, 1901 Avenue of the Stars, Columbus Center, Warner Center, Beverly Hills Medical Center, Harbor Court, Bishop Place, Brentwood Court, Brentwood Plaza, Brentwood San Vicente Medical, San Vicente Plaza, and Owensmouth.

      (3)
      Includes $1,110,000 swapped to 4.89% until August 1, 2010; $322,500, swapped to 4.98% until August 1, 2011, and $322,500 swapped to 5.02% until August 1, 2012.

      (4)
      On a pro forma basis, if LIBOR were to increase by 1/8%, interest expense would have increased and net income would have decreased by $681 for the year ended December 31, 2005 and $170 for the three months ended March 31, 2006. If LIBOR were to decrease 1/8%, interest expense would have decreased and net income would have increased $681 for the year ended December 31, 2005 and $170 for the three months ended March 31, 2006.

      (5)
      Represents mark-to-market adjustment on variable rate debt associated with office properties.

  Our existing investments in interest rate swap and interest rate cap contracts do not qualify as effective hedges under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, (SFAS 133, as amended by SFAS 138) and as such, the changes in such contracts' fair market values historically have been recorded in earnings. For the three months ended March 31, 2006 and the year ended December 31, 2005, the Predecessor recognized gains relating to the fair market value change of our interest rate contracts of $34,900 and $81,500, respectively. In conjunction with this offering, we intend to enter into a series of interest rate swaps that effectively offset any future changes in the fair value of all of our existing interest rate contracts. These interest rate contracts will also not qualify for hedge accounting under SFAS 133.

  Furthermore, our existing interest rate contracts combined with these new interest rate contracts will result in an asset with a fair value of $110,400 and a liability with a fair value of $9,481 (included on the Predecessor's March 31, 2006 unaudited balance sheet). These offsetting interest contracts will result in these values being "locked-in" on the offering date.

  We also intend to enter into a new series of interest rate swap contracts that will effectively hedge our variable rate debt from future changes in interest rates. Unlike the interest rate contracts described above, we expect the new interest rate contracts to qualify for cash flow hedge accounting treatment under SFAS 133, and as such, all future changes in fair value of the new interest rate contracts will be recognized in other comprehensive income until the hedged item is recognized in earnings. Any ineffective portion of the new interest rate contracts' change in fair value is immediately recognized in earnings.

  As a result of these anticipated transactions, we have:

    •
    eliminated the changes in fair value of the interest rate contracts from the pro forma consolidated statements of operations for the periods presented

    •
    increased interest expense to reflect the impact of the interest rate contracts that will qualify for SFAS 133

    •
    decreased interest expense for the interest component of the anticipated receipts of the net interest rate contract receivable

  (GG)
  Reflects the compensation expense related to awards of            fully-vested long-term incentive units and            long-term incentive units, which vest 25% per year over a four year period, to be granted to certain employees in connection with this offering. Also reflects compensation expense related to awards of            fully vested stock options and            stock options, which vest over a four-year period, to be granted to certain employees upon completion of this offering.

	Three Months Ended March 31, 2006	Year Ended December 31, 2005
Long-term incentive units	$199	$18,195
Stock options	76	11,905

	$275	$30,100

      We expect to incur additional general and administrative expense as a result of becoming a public company, including but not limited to incremental salaries, board of directors fees and expenses, director's and officer's insurance, Sarbanes-Oxley compliance costs, and incremental audit and tax fees. We estimate that these costs could result in incremental general and administrative expenses of $6,000 to $8,000 per year. As we have not yet entered into contracts with third parties to provide these services, we have not included these expenses in the accompanying pro forma consolidated statements of operations.

  (HH)
  Represents the reduction in interest income due to the use of existing cash balances of the predecessor, totaling $110,000, to pay cash consideration in the formation transaction (see note (I) above) for details).

  (II)
  The Predecessor reflects unaffiliated partners' interests in its consolidated real estate partnerships. Minority interest in consolidated real estate partnerships represents the minority partners' share of the underlying net assets of the Predecessor's consolidated real estate partnerships. When these consolidated real estate partnerships make cash distributions to partners in excess of the carrying amount of the minority interest, the Predecessor generally records a charge equal to the amount of such excess distributions, even though there is no economic effect or cost. If the excess distributions previously absorbed by the Predecessor are recovered through the future earnings of the consolidated real estate partnership, the Predecessor will record income in the period of the recovery. The Predecessor has reported this charge and any subsequent recovery in the consolidated statements of operations as deficit recovery (distributions) from (to) minority partners. For the three months ended March 31, 2006 and the year ended December 31, 2005, the Predecessor recorded deficit recoveries of $7,769 and deficit distributions of $28,150, respectively. As the Company does not expect to make cash distributions in excess of the carrying amount of the minority interests in the operating partnership, these amounts have been eliminated from the pro forma consolidated statements of operations for the periods presented.

  (JJ)
  Reflects allocation of minority interests in net income (loss) of the operating partnership as a result of limited partnership units to be issued to the continuing investors and management.

  (KK)
  Pro forma earnings (loss) per share—basic and diluted are calculated by dividing pro forma consolidated net income (loss) by the number of operating partnership units and shares of common stock issued in this offering and the formation transactions and the long-term incentive units to be issued to certain executive officers upon closing of this offering. The stock options issued by the Company do not have a dilutive effect on earnings per share because the market value of the stock for pro forma purposes is equal to the mid-point of the range set forth on the cover page of this prospectus.

Report of Independent Registered Public Accounting Firm

The Stockholders of
Douglas Emmett, Inc. and Subsidiaries

        We have audited the accompanying consolidated balance sheet of Douglas Emmett, Inc. and Subsidiaries as of March 31, 2006. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Douglas Emmett, Inc. and Subsidiaries at March 31, 2006, in conformity with accounting principles generally accepted in the United States.

                              /s/ ERNST & YOUNG LLP

Los Angeles, California
May 12, 2006

Douglas Emmett, Inc. and Subsidiaries

Consolidated Balance Sheet

(In thousands, except share data)

March 31, 2006
Assets
Cash	$1
Prepaid offering costs	4,930

Total assets	$4,931

Liabilities and stockholders' equity
Due to related party	$4,930
Stockholders' equity
Common stock—$0.01 par value; 1,000 shares authorized and 100 shares outstanding	—
Additional paid-in capital	3
Accumulated deficit	(2)

Total stockholders' equity	1

Total liabilities and stockholders' equity	$4,931

See accompanying notes.

Douglas Emmett, Inc. and Subsidiaries

Notes to Consolidated Balance Sheet

March 31, 2006

1. Organization and Description of Business

        Douglas Emmett, Inc. (the Company or the REIT) was incorporated in Maryland on June 28, 2005. The Company is majority owner of Douglas Emmett Properties, L.P. (the Operating Partnership) which was formed on July 25, 2005. Douglas Emmett, LLC (the LLC) also formed on July 25, 2005 is a wholly owned subsidiary of the Company and is the sole general partner of the Operating Partnership. The Company, the Operating Partnership, and the LLC were formed to continue to operate and expand the businesses of Douglas Emmett Realty Advisors, Inc. and its affiliates (DERA). DERA, our predecessor, is engaged in the business of owning, managing, leasing, acquiring, and developing real estate, consisting primarily of office properties, including complementary retail space. Its portfolio presently consists of approximately 46 office properties, nine multifamily properties, and two parcel of land, located in Los Angeles County California and Honolulu, Hawaii.

        The Company intends to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering (the Offering) of common stock. As discussed below, the Company intends to operate as a real estate investment trust or REIT. Concurrent with the Offering of the common stock of the REIT, which is expected to be completed in 2006, the REIT, the Operating Partnership, together with the partners and stockholders of the affiliated partnerships and corporations of DERA and other parties which hold direct or indirect interests in the properties (collectively, the Participants), will engage in certain formation transactions (the Formation Transactions). The Participants will elect to take either stock in the REIT, limited partnership units in the Operating Partnership and/or cash pursuant to the Formation Transactions. The Formation Transactions are designed to (i) consolidate our asset management, property management, leasing, tenant improvement construction, acquisition, repositioning, redevelopment and financing businesses into our Operating Partnership; (ii) consolidate the ownership of our property portfolio under our Operating Partnership; (iii) facilitate this offering; (iv) enable the REIT to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2006 (v) defer the recognition of taxable gain by certain continuing investors; and (vi) enable prior investors to obtain liquidity for their investments.

        The operations of the Company will be carried on primarily through the Operating Partnership. The Company is the sole member of the LLC which in turn is the sole general partner of the Operating Partnership. It is the intent of the Company to elect the status of and qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company after the completion of the formation transactions will be fully integrated, self-administered, and self-managed.

2. Significant Accounting Policies

Principles of Consolidation

        The consolidated balance sheet includes the accounts of the Company, the Operating Partnership and the LLC. All significant intercompany balances and transactions have been eliminated.

Income Taxes

        As a REIT, the Company will be permitted to deduct distributions paid to its stockholders, eliminating the federal taxation of income represented by such distributions at the Company level.

REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

Offering Costs

        In connection with the Offering, affiliates have or will incur legal, accounting, and related costs, which will be reimbursed by the Company upon the consummation of the Offering. Such costs will be deducted from the gross proceeds of the Offering.

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Douglas Emmett Realty Advisors, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Investment in real estate	$2,721,847	$2,622,484
Cash and cash equivalents	114,964	108,282
Tenant receivables	3,660	3,658
Deferred rents receivable	64,233	62,145
Interest rate contracts	110,412	71,992
Other assets	37,420	36,086

Total assets	$3,052,536	$2,904,647

Liabilities
Secured notes payable	$2,305,500	$2,223,500
Accounts payable, accrued expenses and tenant security deposits	92,496	84,418
Interest rate contracts	9,481	6,004

Total liabilities	2,407,477	2,313,922
Preferred minority interest in consolidated real estate partnerships	184,000	184,000
Minority interest in consolidated real estate partnerships	550,227	504,516
Stockholders' equity (deficit)
Common stock—$0 par value; 10,000 shares authorized and 65 shares outstanding	—	—
Additional paid-in capital	—	—
Retained earnings (deficit)	(29,168)	(97,791)
Notes receivable from stockholders	(60,000)	—

Total stockholders' equity (deficit)	(89,168)	(97,791)

Total liabilities and stockholders' equity (deficit)	$3,052,536	$2,904,647

See accompanying notes.

Douglas Emmett Realty Advisors, Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except for share data)

	Three Months Ended March 31,
	2006	2005
Revenues:
Office rental:
Rental revenues	$75,760	$71,590
Tenant recoveries	4,095	3,080
Parking and other income	10,239	8,957

Total office revenue	90,094	83,627
Multifamily rental:
Rental revenues	12,281	10,454
Parking and other income	235	267

Total multifamily revenue	12,516	10,721

Total revenues	102,610	94,348
Operating Expenses:
Office rental	29,430	28,800
Multifamily rental	4,233	3,697
General and administrative expenses	1,705	1,666
Depreciation and amortization	25,783	29,528

Total operating expenses	61,151	63,691

Operating income	41,459	30,657
Gain on investments in interest rate contracts, net	34,943	15,264
Interest and other income	1,221	348
Interest expense	(28,054)	(26,014)
Deficit recovery (distributions) from/(to) minority partners, net	7,769	(38,774)

Income (loss) before minority interest	57,338	(18,519)
Minority interest:
Minority interest in consolidated real estate partnerships	40,821	15,657
Preferred minority investor	4,025	3,730

Net income (loss)	$12,492	$(37,906)

Net income (loss) per common share	$192	$(583)

Weighted average shares of common stock outstanding	65	65

See accompanying notes.

Douglas Emmett Realty Advisors, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)

Three Months Ended March 31, 2006

(Unaudited and in thousands, except for share data)

	Number of Common Shares	Additional Paid-in Capital	Common Stock	Retained Earnings (Deficit)	Notes Receivable from Stockholders	Total
Balance at January 1, 2006	65	$—	$—	$(97,791)	$—	$(97,791)
Net income	—	—	—	12,492	—	12,492
Contributions	—	—	—	60,336	(60,000)	336
Distributions	—	—	—	(4,205)	—	(4,205)

Balance at March 31, 2006	65	$—	$—	$(29,168)	$(60,000)	$(89,168)

See accompanying notes.

Douglas Emmett Realty Advisors, Inc.

Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	Three Months Ended March 31,
	2006	2005
Operating activities:
Net income (loss)	$12,492	$(37,906)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority interests in consolidated real estate partnerships	44,846	19,387
Deficit (recovery) distributions (from)/to minority partners	(7,769)	38,774
Depreciation and amortization	25,783	29,528
Net accretion of above (below) market leases	(366)	(434)
Amortization of loan costs and fees	650	1,154
Gain on interest rate swap contracts	(34,943)	(15,264)
Changes in operating assets and liabilities:
Tenant receivables	(2)	(373)
Deferred rent	(2,088)	(3,627)
Other assets	(692)	(564)
Accounts payable, accrued expenses and tenant security deposits	5,195	5,055

Net cash provided by operating activities	43,106	35,730

Investing activities:
Acquisition of and additions to properties	(122,316)	(185,631)

Net cash used in investing activities	(122,316)	(185,631)

Financing activities:
Proceeds from borrowings	82,000	96,915
Proceeds from affiliate borrowing	—	19,500
Deferred loan costs	(873)	(1,099)
Contributions by minority interests	33,264	102,918
Distributions to minority interests	(24,630)	(106,446)
Contributions by stockholders	336	—
Distributions to stockholders	(4,205)	(11,869)

Net cash provided by financing activities	85,892	99,919

Net increase (decrease) in cash and cash equivalents	6,682	(49,982)
Cash and cash equivalents at beginning of the period	108,282	107,860

Cash and cash equivalents at end of the period	$114,964	$57,878

Supplemental disclosure of non-cash financing information:
Notes receivable from stockholders	(60,000)	—
Contribution of notes receivable from stockholders	60,000	—

See accompanying notes for additional non-cash investing and financing information.

Douglas Emmett Realty Advisors, Inc.

Notes to Consolidated Financial Statements

Three months ended March 31, 2006 and 2005

(Unaudited and in thousands)

1. Organization and Description of Business

        Douglas Emmett Realty Advisors, Inc. (DERA) and subsidiaries consists of Douglas Emmett Realty Advisors, Inc., a California S-Corporation, and eight California real estate limited partnerships (the Real Estate Entities) (collectively, the Company) and their operations as described in Note 2. The Company is engaged in the business of acquiring, owning, and developing real estate, consisting primarily of office and multifamily properties located in Los Angeles County, California and Honolulu, Hawaii. During all periods presented in the accompanying consolidated financial statements, the Company consists of DERA and the Real Estate Entities that own the properties that will be contributed through the formation transactions as discussed in the Company's December 31, 2005 financial statements. DERA has and continues to have responsibility for the asset management of such entities.

2. Summary of Significant Accounting Policies

Basis of Presentation

        In March 2005, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus on Issue No. 04-5, Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. EITF 04-5 clarifies certain aspects of Statement of Positions 78-9 Accounting for Investments in Real Estate Ventures, and provides guidance on determining whether a sole general partner in a limited partnership should consolidate its investment in a limited partnership. DERA is the sole general partner of the Real Estate Entities and the limited partners of the Real Estate Entities do not have substantive "kick-out" or participation rights as defined by EITF 04-5. DERA early adopted the guidance of EITF 04-5 and has consolidated the Real Estate Entities retrospectively.

        The accompanying consolidated financial statements represent the historical financial statements of the Company. They include the accounts of DERA and the Real Estate Entities. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Unaudited Interim Financial Information

        The accompanying interim unaudited financial statements have been prepared by the Company's management pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with accounting principals generally accepted in the United States may have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the presentation not misleading. The unaudited financial statements as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth therein. The results of operations for the interim periods ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The interim financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2005 and notes thereto.

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

        Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, established standards for disclosure about operating segments and related disclosures about products and services, geographic areas and major customers. Segment information is prepared on the same basis that the Company's management reviews information for operational decision making purposes. The Company currently operates two business segments: the acquisition, redevelopment, ownership and management of office real estate and the acquisition, redevelopment, ownership and management of multifamily real estate.

        The products for the office segment include primarily rental of office space and other tenant services including parking and storage space rental. The products for the multifamily segment include rental of apartments and other tenant services including parking and storage space rental.

Investment in Real Estate

        Acquisitions of properties subsequent to June 30, 2001, the effective date of SFAS No. 141, Business Combinations, are accounted for utilizing the purchase method and accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above-market ground leases, acquired above and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized, but no later than 12 months from the acquisition date.

        The net above and below market tenant and ground lease liability is summarized as follows:

	March 31, 2006	December 31, 2005
Above-market tenant leases(1)	$11,018	$11,018
Below-market tenant leases(2)	(15,011)	(14,748)
Above-market ground leases(3)	(18,977)	(18,977)

Subtotal	(22,970)	(22,707)
Accumulated net accretion	1,769	1,403

Above and below-market leases, net	$(21,201)	$(21,304)

(1)
Included in other assets in the Company's consolidated balance sheets.

(2)
Included in accounts payable, accrued expenses and tenant security deposits in the Company's consolidated balance sheets.

(3)
Included in accounts payable, accrued expenses and tenant security deposits in the Company's consolidated balance sheets and amortized into office rental operating expenses.

Impairment of Long-Lived Assets

        The Company assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future cash flows expected to be generated by the asset. If the current carrying value exceeds the estimated undiscounted cash flows, an impairment loss is recorded equal to the difference between the asset's current carrying value and its value based on the discounted estimated future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Based upon such periodic assessments, no indications of impairment were identified during the three months ended March 31, 2006 and 2005.

Interest Rate Agreements

        The Company manages its interest rate risk associated with borrowings by obtaining interest rate swap and interest rate cap contracts. No other derivative instruments are used.

        In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133, as amended by SFAS No. 138). The statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value and the changes in fair value must be reflected as income or expense. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income, a component of stockholders' equity (deficit) until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings. The

Company's investments in interest rate swap and interest rate cap contracts do not qualify as effective hedges, and as such, the changes in such contracts' fair market values are being recorded in earnings.

        For the three months ended March 31, 2006 and 2005, the Company recognized gains relating to the change in fair market value of its interest rate contracts of $34,943 and $15,264, respectively.

Income Taxes

        Douglas Emmett Realty Advisors is an S-Corporation and the Real Estate Entities are limited partnerships. Under applicable federal and state income tax rules, the allocated share of net income or loss from the limited partnerships and S-Corporation is reportable in the income tax returns of the respective partners and stockholders. Accordingly, no income tax provision is included in the accompanying consolidated financial statements other than the 1.5% tax due on taxable income of S-Corporations in the State of California.

3. Investment in Real Estate

        Investment in real estate consists of the following:

	March 31, 2006	December 31, 2005
Land	$487,803	$444,894
Buildings	2,397,049	2,324,536
Tenant improvements and leasing costs	368,404	359,312

Investment in real estate	3,253,256	3,128,742
Less accumulated depreciation	(531,409)	(506,258)

Net investment in real estate	$2,721,847	$2,622,484

        In March 2006, the Company acquired from unrelated parties a multifamily property in Honolulu, Hawaii. The aggregate acquisition costs of this property approximated $113,730.

        In January 2005, the Company acquired from unrelated parties an office building in Woodland Hills, California and a multifamily property in Honolulu, Hawaii. The aggregate acquisition costs of these properties approximated $169,870.

        The following table summarizes the allocation of estimated fair values of the assets acquired at the date of acquisition.

	March 31, 2006	March 31, 2005
Land	$42,887	$45,407
Buildings and equipment	68,394	204,137
Tenant improvements and other in-place lease assets	2,982	24,661
Other assets:
Tenant receivables and other assets	579	1,767
Above-market tenant leases	—	2,986
Accounts payable, accrued expenses and tenant security deposits:
Other liabilities	(849)	(3,708)
Below-market tenant leases	(263)	(4,880)
Secured notes payable	—	(100,500)

	$113,730	$169,870

4. Other Assets

        Other assets consist of the following:

	March 31, 2006	December 31, 2005
Deferred loan costs, net of accumulated amortization of $1,619 and $969 at March 31, 2006 and December 31, 2005	$14,352	$14,617
Above-market tenant leases	5,138	5,562
Security deposit funds	3,050	3,043
Prepaid impounds	5,533	5,266
Prepaid expenses	8,072	7,081
Other	1,275	517

	$37,420	$36,086

        For the three months ended March 31, 2006 and 2005, the Company incurred deferred loan cost amortization expense of $650 and $1,154, respectively, related to the refinance of certain secured notes payable. The deferred loan cost amortization is included as a component of interest expense in the consolidated statements of operations.

5. Minimum Future Lease Rentals

        The Company leases space to tenants primarily under noncancelable operating leases, which generally contain provisions for a base rent plus reimbursement for certain operating expenses. Operating expense reimbursements for the three months ended March 31, 2006 and 2005, were $4,095 and $3,080, respectively.

        The Company leases space to certain tenants under noncancelable leases, which provide for contingent rents based upon tenant revenues. The contingent rental income for the three months ended March 31, 2006 and 2005, totaled $295 and $174, respectively.

        Future minimum base rentals on noncancelable operating leases at March 31, 2006, are as follows:

April 1, 2006 to December 31, 2006	$208,394
2007	262,971
2008	229,601
2009	190,556
2010	152,421
Thereafter	433,094

$1,477,037

        The above future minimum lease payments exclude tenant reimbursements, amortization of deferred rent receivables and above/below-market lease intangibles. Some leases are subject to termination options. In general, these leases provide for termination payments should the termination options be exercised. The above table is prepared assuming such options are not exercised.

6. Secured Notes Payable

        A summary of secured notes payable is as follows:

Type of Debt	March 31, 2006	December 31, 2005	Effective Interest Rate at March 31, 2006(3)	Fixed/ Floating Rate	Maturity Date
Secured by:
Barrington Plaza and Pacific Plaza(1)	$153,000	$153,000	4.70%	DMBS + 0.60%(2)	December 22, 2011
555 Barrington and The Shores(1)	140,000	140,000	4.70	DMBS + 0.60(2)	December 22, 2011
Studio Plaza, Gateway Building, Bundy Olympic and Brentwood Executive Plaza(1)	170,000	170,000	5.00	LIBOR + 0.85	September 1, 2012
Palisades Promenade, 12400 Wilshire, First Federal Square, 11777 Building and Landmark II(1)	260,000	260,000	5.00	LIBOR + 0.85	September 1, 2012
Galleria, Second Street(1)	215,000	215,000	5.00	LIBOR + 0.85	September 1, 2012
Olympic Center, MB Plaza, Valley Office Plaza, Coral Plaza, Westside Towers, Valley Executive Tower, Encino Terrace, Westwood Place, Century Park Plaza, Lincoln/Wilshire(1)	425,000	425,000	4.89	LIBOR + 0.85	September 1, 2012
One Hundred Wilshire, Encino Gateway, Encino Plaza(1)	150,000	150,000	4.89	LIBOR + 0.85	September 1, 2012
1901 Avenue of the Stars, Columbus Center, and Warner Center(1)	425,000	425,000	4.89	LIBOR + 0.85	September 1, 2012
Beverly Hills Medical Center, Harbor Court, and Bishop Place(1)	110,000	110,000	4.89	LIBOR + 0.85	September 1, 2012
The Trillium(1)	100,500	100,500	4.28	LIBOR + 0.85	January 1, 2007
Moanalua(1)	75,000	75,000	4.86	DMBS + 0.60(2)	February 1, 2015
Royal Kunia(1)	82,000	—	5.62	LIBOR + 0.62	March 1, 2016

Total secured notes payable	$2,305,500	$2,223,500

(1)
Requires monthly payments of interest only, with outstanding principal due upon maturity.

(2)
Fannie Mae Discount Mortgage-Backed Security (DMBS). The Fannie Mae DMBS generally tracks 90-day LIBOR.

(3)
The effective interest rate disclosed includes the impact of the Company's interest rate swaps (see note 8).

6. Secured Notes Payable (continued)

      The minimum future principal payments due on the secured notes payable at March 31, 2006, are as follows:

April 1, 2006 to December 31, 2006	$—
2007	100,500
2008	—
2009	—
2010	—
Thereafter	2,205,000

Total future principal payments	$2,305,500

7. Accounts Payable, Accrued Expenses and Tenant Security Deposits

        Accounts payable, accrued expenses and tenant security deposits consist of the following:

	March 31, 2006	December 31, 2005
Tenant security deposits	$26,886	$25,670
Below-market tenant leases	9,234	9,593
Accounts payable	27,791	20,009
Deferred revenue	11,478	11,872
Above-market ground leases	17,107	17,274

	$92,496	$84,418

8. Interest Rate Agreements

        The table below lists the Company's derivative instruments, and their fair values as of March 31, 2006 and December 31, 2005:

					Fair Value
Instrument	Notional Value	Interest Pay Rate	Effective Date	Maturity Date	March 31, 2006	December 31, 2005
					Asset (Liability)
Interest rate caps	$368,000	Ranging from 6.520% to 6.700%	Ranging from December 2004 to January 2005	Ranging from December 2007 to January 2008	$56	$60
Interest rate swaps	2,123,003	Ranging from 4.038% to 4.173%	Ranging from August 2005 to September 2005	Ranging from August 2010 to August 2012	100,875	65,928
Interest rate caps	368,000	5.500%	November 1, 2005	August 1, 2011	9,481	6,004
Sold caps	368,000	5.500%	November 1, 2005	August 1, 2011	(9,481)	(6,004)

Total net fair value of interest rate contracts					$100,931	$65,988

9. Minority Interests in Consolidated Real Estate Partnerships

      The Company reflects unaffiliated partners' interests in the Real Estate Entities as minority interest in consolidated real estate partnerships. Minority interest in consolidated real estate partnerships represents the minority partners' share of the underlying net assets of the Company's consolidated real estate partnerships. When these consolidated real estate partnerships make cash distributions to partners in excess of the carrying amount of the minority interest, the Company generally records a charge equal to the amount of such excess distributions, even though there is no economic effect or cost. If the excess distributions previously absorbed by the Company are recovered through the future earnings of the consolidated real estate partnership, the Company will record income in the period of recovery. The Company reports this charge and any subsequent recovery in the consolidated statements of operations as deficit recovery (distributions) from (to) minority partners, net.

        The minority interest charge of $40,821 and $15,657 for the three months ended March 31, 2006 and 2005, respectively, represents the Real Estate Entities net income allocable to the limited partners.

        A preferred minority investor invested $99,000 and $85,000, in 2005 and 2004, respectively, in two of the Company's consolidated subsidiaries. In return, the preferred minority investor will receive a profit participation of 8.75% per annum on its unreturned capital contribution. Under certain circumstances the preferred minority investor has the right but not the obligation to initiate the sale of certain properties. Upon the sale of the properties, the initial capital contribution of the preferred investor will be returned. The preferred investor's contributed capital is reflected in the consolidated balance sheets as a component of minority interests as of March 31, 2006 and December 31, 2005. For the three months ended March 31, 2006 and 2005, the Company has allocated $4,025 and $3,730, respectively, of the Company's consolidated subsidiaries' net income to the preferred minority investor.

10. Related-Party Transactions

        The Company paid $1,213 and $1,939 in real estate commissions to an operating company owned by the stockholders of DERA for the three months ended March 31, 2006 and 2005, respectively. The commissions paid to the operating company are accounted for as leasing costs and are included in the Company's investment in real estate in the consolidated balance sheets.

        The Company has contributed its share of discretionary profit-sharing contribution (subject to statutory limitations), totaling $92 and $88 for the three months ended March 31, 2006 and 2005, respectively, for services rendered by employees of an operating company owned by the stockholders of DERA.

        Property management fees related to management services are paid to an operating company owned by the stockholders of DERA. The management fees are based upon percentages of the rental cash receipts collected by the properties. The fees range from 1.75% to 4.00% of the cash receipts. The Company expensed $2,252 and $2,089 in such property management fees for the three months ended March 31, 2006 and 2005, respectively. At March 31, 2006 and December 31, 2005, the Company had $634 and $600, respectively, in accrued and unpaid property management fees.

        The Company has contracted with an operating company owned by the stockholders of DERA to provide building and tenant improvement work. For the three months ended March 31, 2006 and 2005, amounts totaling $1,686 and $2,408, respectively, were paid to the operating company for contracting work performed. These amounts are included in the costs basis of the buildings and in tenant improvements.

        The Company leases approximately 26,785 square feet of office space to two operating companies owned or controlled by the stockholders. The annual rents from these leases totaled $195 and $195 for the three months ended March 31, 2006 and 2005, respectively. The terms under these leases were negotiated with unaffiliated third parties prior to the building being acquired by the Company.

Notes Receivable From Stockholders

        On March 15, 2006, the Company's stockholders contributed $60,000 to the Company in the form of promissory notes. A portion of this amount may be used to fund capital commitments to the institutional fund formed in 2005 if and to the extent any capital calls are made by such fund prior to consummation of this offering pursuant to the applicable partnership agreement. On or prior to the closing of this offering, the Company's stockholders expect to use a combination of their own cash or borrowings from a third-party financial institution to repay the promissory notes. Such loans are expected to be secured by shares of our common stock or operating partnership units that the Company's stockholders will receive in the formation transactions. The full amount of the $60,000, whether retained by DERA or contributed to one of the real estate entities pursuant to a capital call, has the net effect of increasing the value of DERA, thereby resulting in an additional $60,000 of common stock being exchanged for DERA in the formation transactions, based on the initial offering price to the public in this offering. Accordingly, the $60,000 less any amount that has been contributed to one of the real estate entities prior to the closing of this offering, will be acquired by us in the formation transactions pursuant to the DERA merger. Any of such amount that has been contributed to one of the real estate entities for asset acquisitions or other purposes will be acquired by us in the formation transactions in such form pursuant to the merger of one of the real estate entities.

11. Commitments and Contingencies

        The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on Company's financial position and results of operations or cash flows.

Concentration of Credit Risk

        The Company's operating properties are located in Los Angeles County, California and Honolulu, Hawaii. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory and social factors affecting the markets in which the tenants operate.

        Financial instruments that subject the Company to credit risk consist primarily of cash, accounts receivable, deferred rents receivable and interest rate contracts. The Company maintains its cash and cash equivalents and restricted cash on deposit and enters into interest rate contracts with high quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100; and to date, the Company has not experienced any losses on its invested cash. The Company performs ongoing credit evaluations of its tenants for potential credit losses.

Asset Retirement Obligations

        In March 2005, the Financial Accounting Standards Board (FASB) issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (FIN 47). FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, Accounting for Asset Retirement Obligations, represents a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within a company's control. Under this standard, a liability for a conditional asset retirement obligation must be recorded if the fair value of the obligation can be reasonably estimated. FIN 47 is effective for fiscal years ending after December 15, 2005. Certain of our real estate assets contain asbestos. If these properties undergo major renovations or are demolished, certain environmental regulations are in place, which specify the manner in which the asbestos must be handled and disposed. As of March 31, 2006, the obligations to remove the asbestos from these properties have indeterminable settlement dates, and therefore, we are unable to reasonably estimate the fair value of the conditional asset retirement obligation.

Future Minimum Lease Payments

        At March 31, 2006, the Company has leased portions of the land underlying three of its office properties as more fully described in the notes to our December 31, 2005 consolidated financial statements. For the three months ended March 31, 2006 and 2005, the Company expensed ground lease payments in the amount of $821 and $815, respectively.

        The following is a schedule of minimum ground lease payments as of March 31, 2006:

April 1, 2006 to December 31, 2006	$2,462
2007	3,283
2008	3,283
2009	3,408
2010	3,433
Thereafter	128,475

$144,344

Tenant Concentrations

        For the three months ended March 31, 2006 and 2005, no tenant exceeded 10% of the Company's total rental revenue and tenant reimbursements.

12. Segment Reporting

        The Company's segments are based on the Company's method of internal reporting which classifies its operation by property type. The Company's segments by property type include: Office and Multifamily.

        Asset information by segment is not reported because the Company does not use this measure to assess performance and make decisions to allocate resources. Therefore, depreciation and amortization expense is not allocated among segments. Interest and other income, management services, general and administrative expenses, interest expense, depreciation and amortization expense and net derivative gains and losses are not included in rental revenues less rental expenses as the internal reporting addresses these items on a corporate level.

        Rental revenues less rental expenses is not a measure of operating results or cash flows from operating activities as measured by U.S. generally accepted accounting principles, and it is not indicative of cash available to fund cash needs and should not be considered an alternative to cash flows as a measure of liquidity. All companies may not calculate rental revenues less rental expenses in the same manner. The Company considers rental revenues less rental expenses to be an appropriate supplemental measure to net income because it assists both investors and management to understand the core operations of the Company's properties.

	Three months ended March 31, 2006
	Office	Multifamily	Total
Rental revenues	$90,094	$12,516	$102,610
Percentage of total	88%	12%	100%
Rental expenses	29,430	4,233	33,663
Percentage of total	87%	13%	100%
Rental revenues less rental expenses	$60,664	$8,283	$68,947
Percentage of total	88%	12%	100%
	Three months ended March 31, 2005
	Office	Multifamily	Total
Rental revenues	$83,627	$10,721	$94,348
Percentage of total	89%	11%	100%
Rental expenses	28,800	3,697	32,497
Percentage of total	89%	11%	100%
Rental revenues less rental expenses	$54,827	$7,024	$61,851
Percentage of total	89%	11%	100%

        The following is a reconciliation of rental revenues less rental expenses to net income available to common stockholders:

	Three Months Ended March 31,
	2006	2005
Rental revenues less rental expenses	$68,947	$61,851
Add:
Interest and other income	1,221	348
Gain on investments in interest rate contracts	34,943	15,264
Less:
General and administrative expenses	1,705	1,666
Interest expense	28,054	26,014
Depreciation and amortization	25,783	29,528
Deficit (recovery) distributions (from)/to minority partners	(7,769)	38,774
Minority interest expense	44,846	19,387

Net income (loss)	$12,492	$(37,906)

13. Recent Accounting Pronouncements

        In May 2005, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, Accounting Changes and Error Corrections—A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (SFAS 154). This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and that correction of errors in previously issued financial statements should be termed a "restatement." SFAS 154 is now effective for accounting changes and correction of errors, however, we had no such items during the current quarter.

        On December 16, 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (SFAS 123R). SFAS 123R requires that compensation cost relating to share-based payment transactions be recognized in financial statements and measured based on the fair value of the equity or liability instruments issued. The adoption of SFAS 123R on January 1, 2006 did not impact our consolidated financial statements in 2006.

Report of Independent Registered Public Accounting Firm

The Stockholders of
Douglas Emmett Realty Advisors, Inc.

        We have audited the accompanying consolidated balance sheets of Douglas Emmett Realty Advisors, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedule of real estate and accumulated depreciation. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Douglas Emmett Realty Advisors, Inc. and subsidiaries at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Los Angeles, California /s/ Ernst & Young LLP
April 28, 2006

Douglas Emmett Realty Advisors, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	December 31,
	2005	2004
Assets
Investment in real estate	$2,622,484	$2,398,980
Cash and cash equivalents	108,282	107,860
Tenant receivables	3,658	3,280
Deferred rent receivables	62,145	46,248
Interest rate contracts	71,992	4,330
Other assets	36,086	24,999

Total assets	$2,904,647	$2,585,697

Liabilities
Secured notes payable	$2,223,500	$1,982,655
Accounts payable, accrued expenses and tenant security deposits	84,418	76,511
Interest rate contracts	6,004	10,307

Total liabilities	2,313,922	2,069,473
Preferred minority interest in consolidated real estate partnerships	184,000	85,000
Minority interest in consolidated real estate partnerships	504,516	494,838
Stockholders' equity (deficit)
Common stock—$0 par value; 10,000 shares authorized and 65 shares outstanding	—	—
Additional paid-in-capital	—	—
Retained earnings (deficit)	(97,791)	(63,614)

Total stockholders' equity (deficit)	(97,791)	(63,614)

Total liabilities and stockholders' equity (deficit)	$2,904,647	$2,585,697

See accompanying notes.

Douglas Emmett Realty Advisors, Inc.
Consolidated Statements of Operations
(In thousands, except for share data)

	Years Ended December 31,
	2005	2004	2003
Revenues:
Office rental:
Rental revenues	$297,551	$249,402	$242,463
Tenant recoveries	14,632	9,439	9,303
Parking and other income	36,383	30,311	31,546

Total office revenue	348,566	289,152	283,312
Multifamily rental:
Rental revenues	43,942	32,787	31,070
Parking and other income	1,280	1,006	924

Total multifamily revenue	45,222	33,793	31,994

Total revenues	393,788	322,945	315,306
Operating Expenses:
Office rental	119,879	105,921	96,771
Multifamily rental	15,347	13,219	11,765
General and administrative expenses	6,457	5,646	5,195
Depreciation and amortization	113,170	91,306	92,559

Total operating expenses	254,853	216,092	206,290

Operating income	138,935	106,853	109,016
Gain on investments in interest rate contracts, net	81,666	37,629	23,583
Interest and other income	2,264	1,463	514
Interest expense	(115,674)	(95,125)	(94,783)
Deficit distributions to minority partners, net	(28,150)	(57,942)	—

Income (loss) from continuing operations before minority interest expense	79,041	(7,122)	38,330
Minority interest:
Minority interest in consolidated real estate partnerships	79,756	47,144	30,944
Preferred minority investor	15,805	2,499	—

Income (loss) from continuing operations	(16,520)	(56,765)	7,386
Income from discontinued operations, net of minority interest	—	174	239

Net income (loss)	$(16,520)	$(56,591)	$7,625

Basic income per common share:
Income (loss) from continuing operations	$(254)	$(873)	$114
Income from discontinued operations	—	3	4

Net income (loss) per common share	$(254)	$(870)	$118

Weighted average shares of common stock outstanding	65	65	65

See accompanying notes.

Douglas Emmett Realty Advisors, Inc.
Statements of Stockholders' Equity (Deficit)
Years Ended December 31, 2005, 2004 and 2003

(In thousands, except share data)

	Number of Common Shares	Additional Paid-in Capital	Common Stock	Retained Earnings (Deficit)	Total
Balance at January 1, 2003	65	$5,615	$—	$11,474	$17,089
Net income	—	—	—	7,625	7,625
Distributions	—	—	—	(8,227)	(8,227)

Balance at December 31, 2003	65	5,615	—	10,872	16,487
Net loss	—	—	—	(56,591)	(56,591)
Contributions		2,000	—	—	2,000
Distributions	—	(7,615)	—	(17,895)	(25,510)

Balance at December 31, 2004	65	—	—	(63,614)	(63,614)
Net loss	—	—	—	(16,520)	(16,520)
Distributions	—	—	—	(17,657)	(17,657)

Balance at December 31, 2005	65	$—	$—	$(97,791)	$(97,791)

See accompanying notes.

Douglas Emmett Realty Advisors, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Years Ended December 31,
	2005	2004	2003
Operating activities:
Net income (loss):	$(16,520)	$(56,591)	$7,625
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority interests in consolidated real estate partnerships, including discontinued operations	95,561	66,827	54,578
Deficit distributions to minority partners	28,150	57,942	—
Depreciation and amortization, including discontinued operations	113,170	91,588	93,809
Accretion and amortization of above (below) market leases	(1,690)	(266)	472
Gain on sale of property	—	(16,656)	(22,693)
Amortization of loan costs and fees	10,482	5,668	3,830
Gain on interest rate swap contracts	(81,666)	(37,629)	(23,583)
Changes in operating assets and liabilities:
Tenant receivables	(1,278)	(933)	10
Deferred rent	(15,897)	(14,044)	(6,836)
Other assets	(2,935)	3,935	1,459
Accounts payable and accrued expenses	434	(7,074)	5,279

Net cash provided by operating activities	127,811	92,767	113,950

Investing activities:
Acquisition of and additions to properties	(231,157)	(262,641)	(64,105)
Proceeds from sale of properties	—	39,067	66,268

Net cash used in investing activities	(231,157)	(223,574)	2,163

Financing activities:
Proceeds from borrowings	1,865,000	534,455	717,023
Repayments of borrowings	(1,724,655)	(289,200)	(550,400)
Proceeds from affiliated borrowing	19,500	—	—
Repayments of borrowing from affiliate	(19,500)	—	—
Deferred loan costs	(14,476)	(4,467)	(8,408)
Proceeds from interest rate swap contract termination	10,982	—	—
Payment on interest rate swap contract termination	(1,281)	(7,692)	(126)
Contributions by minority interest	142,518	231,427	—
Distributions to minority interests	(156,663)	(273,196)	(266,184)
Contributions by stockholders	—	2,000	—
Distributions to stockholders	(17,657)	(25,510)	(8,227)

Net cash provided by (used in) financing activities	103,768	167,817	(116,322)

Net increase (decrease) in cash and cash equivalents	422	37,010	(209)
Cash and cash equivalents at beginning of the year	107,860	70,850	71,059

Cash and cash equivalents at end of the year	$108,282	$107,860	$70,850

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of amounts capitalized	$110,651	$89,906	$85,672

See accompanying notes.

Douglas Emmett Realty Advisors, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

(In thousands)

1. Organization and Description of Business

Organization

        Douglas Emmett Realty Advisors, Inc. (DERA) and subsidiaries consists of Douglas Emmett Realty Advisors, Inc., a California S-Corporation, and eight California real estate limited partnerships (the Real Estate Entities) (collectively, the Company) and their operations as described in Note 2. The Company is engaged in the business of acquiring, owning, and developing real estate, consisting primarily of office and multi-family properties located in Los Angeles County, California and Honolulu, Hawaii. During all periods presented in the accompanying consolidated financial statements, the Company consists of DERA and the Real Estate Entities that own the properties that will be contributed through the formation transactions discussed below. DERA also has responsibility for the asset management of the real estate entities.

        DERA is the predecessor of Douglas Emmett, Inc. (the REIT). Concurrent with an initial public offering (the Offering) of the common stock of the REIT, which is expected to be completed in 2006, the REIT and a newly formed majority owned limited partnership, Douglas Emmett Properties, L.P. (the Operating Partnership), together with the partners and stockholders of the affiliated partnerships and corporations of the Company and other parties which hold direct or indirect interests in the properties (collectively, the Participants), and will engage in certain formation transactions (the Formation Transactions). The Participants will elect to take either stock in the REIT, limited partnership units in the Operating Partnership and/or cash pursuant to the Formation Transactions. The Formation Transactions are designed to (i) consolidate our asset management, property management, leasing, tenant improvement construction, acquisition, repositioning, redevelopment and financing businesses into our Operating Partnership; (ii) consolidate the ownership of our property portfolio under our Operating Partnership; (iii) facilitate this offering; (iv) enable the REIT to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2006 (v) defer the recognition of taxable gain by certain continuing investors; and (vi) enable prior investors to obtain liquidity for their investments.

        The operations of the REIT will be carried on primarily through the Operating Partnership. It is the intent of the REIT to elect the status of and qualify as a REIT under the Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. Douglas Emmett, LLC, a wholly owned subsidiary of the REIT, will be the sole general partner in the Operating Partnership. The REIT after the completion of the formation transactions will be fully integrated, self-administered and self-managed.

Description of Business

        The REIT was formed as a Maryland corporation on June 28, 2005, and Douglas Emmett Properties, L.P., the Company's Operating Partnership, was formed as a Delaware limited partnership on July 25, 2005.

        Upon the completion of Formation Transactions that will consolidate asset management, property management, leasing, tenant improvement construction, acquisition, and development businesses and the ownership of a property portfolio under our Operating Partnership, the REIT will be fully integrated, self-advised and self-managed. Currently, the properties constitute an office and multifamily portfolio located in Los Angeles County, California, and Honolulu, Hawaii. The Company's office portfolio, with its complementary retail space, consists of 42 properties, five multifamily apartment properties, and two parcels of land.

2. Summary of Significant Accounting Policies

Basis of Presentation

        In March 2005, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus on Issue No. 04-5, Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. EITF 04-5 clarifies certain aspects of Statement of Positions 78-9 Accounting for Investments in Real Estate Ventures, and provides guidance on determining whether a sole general partner in a limited partnership should consolidate its investment in a limited partnership. DERA is the sole general partner of the Real Estate Entities and the limited partners of the Real Estate Entities do not have substantive "kick-out" or participation rights as defined by EITF 04-5. DERA early adopted the guidance of EITF 04-5 and has consolidated the Real Estate Entities retrospectively.

        The accompanying consolidated financial statements represent the historical financial statements of the Company. They include the accounts of DERA and the Real Estate Entities. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Disclosure

        Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, established standards for disclosure about operating segments and related disclosures about products and services, geographic areas and major customers. Segment information is prepared on the same basis that the Company's management reviews information for operational decision making purposes. The Company currently operates two business segments: the acquisition, development, ownership and management of office real estate and the acquisition, redevelopment, ownership and management of multifamily real estate.

        The products for the office segment include primarily rental of office space and other tenant services including parking and storage space rental. The products for the multifamily segment include rental of apartments and other tenant services including parking and storage space rental.

Investment in Real Estate

        Acquisitions of properties subsequent to June 30, 2001, the effective date of SFAS No. 141, Business Combinations, are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above-market ground leases, acquired above and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized, but no later than 12 months from the acquisition date.

        The fair values of tangible assets are determined on an "as-if vacant" basis. The "as-if vacant" fair value is allocated to land, where applicable, buildings, tenant improvements and equipment based on comparable sales and other relevant information obtained in connection with the acquisition of the property.

        The estimated fair value of acquired in-place at-market leases are the costs we would have incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimate includes the fair value of leasing commissions and legal costs that would be incurred to lease the property to this occupancy level. Additionally, we evaluate the time period over which such occupancy level would be achieved and include an estimate of the net operating costs (primarily real estate taxes, insurance and utilities) incurred during the lease-up period, which generally ranges from eight to 12 months.

        Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining noncancelable term of the lease. As of December 31, 2005 and 2004, the Company had a net liability related to above and below market tenant and ground leases of $21,304 and $21,179, respectively.

        The net above and below market tenant and ground lease liability is summarized as follows:

	December 31,
	2005	2004
Above market tenant leases (1)	$11,018	$8,032
Below market tenant leases (2)	(14,748)	(9,868)
Above market ground leases	(18,977)	(18,977)

Subtotal	(22,707)	(20,813)
Accumulated net accretion	1,403	(366)

Above and below market leases, net	$(21,304)	$(21,179)

(1)
Included in other assets in the Company's consolidated balance sheets

(2)
Included in accounts payable, accrued expenses and tenant security deposits in the Company's consolidated balance sheets.

(3)
Included in accounts payable, accrued expenses and tenant security deposits in the Company's consolidated balance sheets.

        Net accretion/(amortization) above (below) market in-place tenant lease value of $1,690, $266, $(476) was recorded as an increase (decrease) in rental income for the years ended December 31, 2005, 2004 and 2003, respectively. The weighted-average amortization period for the Company's above and below market tenant leases was approximately 9.8 years as of December 31, 2005.

        The net accretion of above market ground lease value of $1,146, $556 and $0 has been recorded as a reduction of ground lease expense.

        Following is the estimated net accretion at December 31, 2005 for the next five years:

Year
2006	$(1,594)
2007	(1,425)
2008	(1,195)
2009	(1,243)
2010	(1,483)
Thereafter	(14,364)

Total	$(21,304)

        Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments and costs incurred in the execution of leases are capitalized. When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.

        The values allocated to land, buildings, site improvements, tenant improvements, leasing costs and in-place leases are depreciated on a straight-line basis using an estimated life of 40 years for buildings, 15 years for site improvements, and the respective lease term for tenant improvements, leasing costs and in-place leases. The values of above and below market leases are amortized over the life of the related lease and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income. The values of acquired above-market ground leases are amortized over the life of the lease and recorded as a decrease to office rental operating expense. The amortization of acquired in-place leases is recorded as an adjustment to depreciation and amortization in the consolidated statements of operations. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.

        The Company accounts for properties held for disposition or properties that are sold during the period in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). An asset is classified as an asset held for disposition when it meets the requirements of SFAS No. 144, which include, among other criteria, the approval of the sale of the asset, the asset has been marketed for sale and the Company expects that the sale will likely occur within the next 12 months. Upon classification of an asset as held for disposition, the net book value of the asset, excluding long-term debt, is included on the balance sheet as properties held for disposition, depreciation of the asset is ceased and the operating results of the asset are included in discontinued operations for all periods presented.

Impairment of Long-Lived Assets

        The Company assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future cash flows expected to be generated by the asset. If the current carrying value exceeds the estimated undiscounted cash flows, an impairment loss is recorded equal to the difference between the asset's current carrying value and its value based on the discounted estimated future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Based upon such periodic assessments, no indications of impairment were identified for the years ended December 31, 2005 and 2004.

Cash and Cash Equivalents

        For purposes of the consolidated statements of cash flows, the Company considers short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Revenue and Gain Recognition

        Revenue is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition (SAB 104), as amended. SAB 104 requires that four basic criteria must be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectibility is reasonably assured. All leases are classified as operating leases. For all lease terms exceeding one year, rental income is recognized on a straight-line basis over the terms of the leases. Deferred rent receivables represent rental revenue recognized on a straight-line basis in excess of billed rents. Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenues in the period the applicable costs are incurred. In addition, the Company records a capital asset for leasehold improvements constructed by the Company that are reimbursed by tenants, with the offsetting side of this accounting entry recorded to deferred revenue which is included in accounts payable, accrued expenses and tenant security deposits. The deferred revenue is amortized as additional rental revenue over the life of the related lease.

        Rental revenue from month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.

        Lease termination fees, which are included in rental revenues in the accompanying consolidated statements of operations, are recognized when the related leases are canceled and the Company has no continuing obligation to provide services to such former tenants. Total lease termination revenue for the years ended December 31, 2005, 2004 and 2003, was $1,291, $2,619 and $2,112, respectively.

        The Company recognizes gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (SFAS No. 66). The specific timing of a sale is measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, the Company defers gain recognition and accounts for the continued operations of the property by applying the finance, installment or cost recovery methods, as appropriate, until the sales criteria are met.

Monitoring of Rents and Other Receivables

        The Company maintains an allowance for estimated losses that may result from the inability of tenants to make required payments. If a tenant fails to make contractual payments beyond any allowance, the Company may recognize bad debt expense in future periods equal to the amount of unpaid rent and deferred rent. As of December 31, 2005 and 2004, the Company had an allowance for doubtful accounts of $72 and $0, respectively.

        The Company generally does not require collateral or other security from its tenants, other than security deposits or letters of credit. As of December 31, 2005, 2004 and 2003, the Company had a total of approximately $13,670 and $12,700, respectively, of total lease security available on existing letters of credit; and $25,670 and $21,389 of security available in security deposits.

Deferred Loan Costs

        Costs incurred in issuing secured notes payable are capitalized. Deferred loan costs are included in other assets in the consolidated balance sheets at December 31, 2005 and 2004. The deferred loan costs are amortized to interest expense over the life of the respective loans. Any unamortized amounts upon early repayment of secured notes payable are written off in the period of repayment.

Financial Instruments

        The estimated fair values of financial instruments at December 31, 2005 and 2004, were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair values. The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts. Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

        Cash and cash equivalents, tenant receivables, certain other assets, accounts payable and accrued expenses and tenant security deposits are carried at amounts that reasonably approximate their fair value amounts. The Company's interest rate contracts are recorded on the consolidated balance sheets at their fair values. The estimated fair values of secured notes payable are approximately $2,255,227 at December 31, 2005, and are based on interest rates available at each of the dates presented for issuance of debt with similar terms and remaining maturities.

Interest Rate Agreements

        The Company manages its interest rate risk associated with borrowings by obtaining interest rate swap and interest rate cap contracts. No other derivative instruments are used.

        In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), as amended by SFAS No. 138). The statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value and the changes in fair value must be reflected as income or expense. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income. A component of stockholder's equity, until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings. The Company's investments in interest rate swap and interest rate cap contracts do not qualify as effective hedges, and as such, the changes in such contracts' fair market values are being recorded in earnings.

        During the years ended December 31, 2005, 2004 and 2003, the Company recognized gains relating to the change in fair market value of its interest rate contracts of $81,666, $37,629 and $23,583, respectively, and made payments related to the termination of certain interest rate contracts of $1,281, $7,692 and $126, respectively. Additionally, the Company received proceeds of $10,982 related to the termination of certain interest rate contracts during 2005.

Income Taxes

        Douglas Emmett Realty Advisors is an S-Corporation and the Real Estate Entities are limited partnerships. Under applicable federal and state income tax rules, the allocated share of net income or loss from the limited partnerships and S-Corporation is reportable in the income tax returns of the respective partners and stockholders. Accordingly, no income tax provision is included in the accompanying consolidated financial statements other than the 1.5% tax due on taxable income of S-Corporations in the state of California.

3. Investment in Real Estate

        Investment in real estate consists of the following:

	December 31,
	2005	2004
Land	$444,894	$406,911
Buildings	2,324,536	2,039,037
Tenant improvements and leasing costs	359,312	358,260

Investment in real estate	3,128,742	2,804,208
Less accumulated depreciation	(506,258)	(405,228)

Net investment in real estate	$2,622,484	$2,398,980

        In January 2005, the Company acquired from unrelated parties an office building in Woodland Hills, California, and an apartment building in Honolulu, Hawaii. The aggregate acquisition costs of these properties approximated $169,870.

        In June, August and November 2004, the Company acquired from unrelated parties office properties in Honolulu, Hawaii, Beverly Hills, California, and Honolulu, Hawaii, respectively. The aggregate acquisition costs of these properties approximated $171,898.

        The following table summarizes the allocation of estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

	December 31,
	2005	2004	2003
Land	$45,407	$13,323	$—
Buildings and equipment	204,137	158,483	—
Tenant improvements and other in-place lease assets	24,661	22,384	—
Other assets:
Tenant receivables and other assets	1,767	79	—
Above-market tenant leases	2,986	3,612	—
Accounts payable, accrued expenses and tenant security deposits:
Other liabilities	(3,708)	(1,811)	—
Above-market ground leases	—	(18,977)	—
Below-market tenant leases	(4,880)	(5,195)	—
Secured notes payable	(100,500)	—	—

	$169,870	$171,898	$—

        Interest, insurance and property tax costs incurred during the period of construction of real estate facilities are capitalized. For the years ended December 31, 2005, 2004 and 2003, the Company capitalized $0, $196 and $0 of interest, respectively.

4. Other Assets

        Other assets consist of the following:

	December 31,
	2005	2004
Deferred loan costs, net of accumulated amortization of $969 and $14,501 at December 31, 2005 and 2004	$14,617	$10,623
Above-market tenant leases	5,562	4,789
Security deposit funds	3,043	2,633
Prepaid impounds	5,266	2,454
Prepaid expenses	7,081	4,101
Other	517	399

	$36,086	$24,999

        During the years ended December 31, 2005, 2004 and 2003, the Company incurred deferred loan cost amortization expense of $10,482, $5,668 and $4,205, respectively, inclusive of loan cost write-offs totaling $9,823, $2,299 and $1,441, respectively, related to the refinancing of certain secured notes payable. The deferred loan cost amortization and write-offs are included as a component of interest expense in the consolidated statements of operations.

5. Minimum Future Lease Rentals

        The Company leases space to tenants primarily under noncancelable operating leases, which generally contain provisions for a base rent plus reimbursement for certain operating expenses. Operating expense reimbursements for the years ended December 31, 2005, 2004 and 2003, were $14,632, $9,439 and $9,303, respectively.

        The Company leases space to certain tenants under noncancelable leases, which provide for contingent rents based upon tenant revenues. The contingent rental income for the years ended December 31, 2005, 2004 and 2003, totaled $933, $483 and $239, respectively.

        Future minimum base rentals on noncancelable operating leases at December 31, 2005, are as follows:

2006	$273,078
2007	251,062
2008	217,516
2009	179,467
2010	141,458
Thereafter	409,899

$1,472,480

        The above future minimum lease payments exclude tenant reimbursements, amortization of deferred rent receivables and above/below-market lease intangibles. Some leases are subject to termination options. In general, these leases provide for termination payments should the termination options be exercised. The above table is prepared assuming such options are not exercised.

6. Secured Notes Payable

        Payments on mortgage debt are generally due in monthly installments of interest only. The aggregate historical cost, net of accumulated depreciation, of secured properties at December 31, 2005 and 2004, was approximately $2,366,600 and $2,394,320, respectively.

        A summary of secured notes payable and secured line of credit is as follows:

Type of Debt	December 31, 2005	December 31, 2004	Effective Interest Rate at December 31, 2005 (4)	Fixed/ Floating Rate	Maturity Date
Secured Notes Payable
Secured by:
Barrington Plaza and Pacific Plaza (1)	$153,000	$153,000	4.70%	DMBS + 0.60%(3)	December 22, 2011
555 Barrington and The Shores (1)	140,000	140,000	4.70	DMBS + 0.60(3)	December 22, 2011
Studio Plaza, Gateway Building, Bundy Olympic and Brentwood Executive Plaza (1)	170,000	—	5.00	LIBOR + 0.85	September 1, 2012
Palisades Promenade, 12400 Wilshire, First Federal Square, 11777 Building and Landmark II (1)	$260,000	$—	5.00%	LIBOR +0.85%	September 1, 2012
Galleria, Second Street (1)	215,000	—	5.00	LIBOR + 0.85	September 1, 2012
Alameda Media, Olympic Center, MB Plaza, Valley Office Plaza, Coral Plaza, Westside Towers, Valley Executive Tower, Encino Terrace, Westwood Place, Century Park Plaza, Lincoln/Wilshire (1)	425,000	—	4.89	LIBOR + 0.85	September 1, 2012
One Hundred Wilshire, Encino Gateway, Encino Plaza (1)	150,000	—	4.89	LIBOR + 0.85	September 1, 2012
1901 Avenue of the Stars, Columbus Center and Warner Center (1)	425,000	—	4.89	LIBOR + 0.85	September 1, 2012
Beverly Hills Medical Center, Harbor Court, and Bishop Place (1)	110,000	—	4.89	LIBOR + 0.85	September 1, 2012
The Trillium (1)	100,500	—	4.28	LIBOR + 0.85	January 1, 2007
Moanalua (1)	75,000	—	4.86	DMBS + 0.60 (3)	February 1, 2015
Alameda Media, Olympic Center, MB Plaza, Valley Office Plaza, Coral Plaza, Westside Towers, Valley Executive Tower, Encino Terrace, Westwood Place, Century Park Plaza, One Westwood, Lincoln/Wilshire (1)	—	418,700	n/a	LIBOR + 1.3	December 1, 2009
Verona, Second Street, Saltair/San Vicente, Sherman Oaks Tower and the Galleria (1)	—	210,000	n/a	LIBOR + 1.2	July 1, 2009

Executive Tower, Camden Medical Arts, Palisades Promenade, 12400 Wilshire, First Federal Square, 11777 Building and Landmark II (1)	—	260,000	n/a	LIBOR + 1.35	March 2, 2008
Warner Center (1)	—	214,000	n/a	LIBOR + 1.55	September 9, 2007
Village on Canon, Gateway Building, Bundy Olympic and Brentwood Executive Plaza (1)	—	73,500	n/a	LIBOR + 1.375	August 6, 2007
Studio Plaza (1)	—	88,255	n/a	LIBOR + 1.07	August 1, 2007
9601 Wilshire	—	55,000	n/a	LIBOR + 1.6	September 18, 2006
1901 Avenue of the Stars, Santa Monica Square and Columbus Center (1)	$—	$129,000	n/a	LIBOR + 1.3%	September 18, 2006
One Hundred Wilshire, Encino Gateway, Encino Plaza and Brentwood/Saltair (1)	—	132,000	n/a	LIBOR + 1.33	March 1, 2006
Line of Credit
Secured by:
Beverly Hills Medical Center, Harbor Court and Bishop Place (2)	—	109,200	n/a	LIBOR + 1.40	November 19, 2006

Total secured notes payable	$2,223,500	$1,982,655

(1)
Requires monthly payments of interest only, with outstanding principal due upon maturity.

(2)
The $150,000 line bears interest at 0.15% on the unused portion until the amount drawn is $67,000 and thereafter, at 0.10% on the unused portion of the credit line. Effective March 1, 2005, the Company notified the lender that no additional funds will be drawn on the unused portion.

(3)
Fannie Mae Discount Mortgage-Backed Security (DMBS). The Fannie Mae DMBS variable rate generally tracks 90-day LIBOR.

(4)
The effective interest rate disclosed includes the impact of the Company's interest rate swaps (see note 8).

        The minimum future principal payments due on the secured notes payable at December 31, 2005, are as follows:

2006	$—
2007	100,500
2008	—
2009	—
2010	—
Thereafter	2,123,000

Total future principal payments	$2,223,500

7. Accounts Payable, Accrued Expenses and Tenant Security Deposits

        Accounts payable, accrued expenses and tenant security deposits consist of the following:

	December 31,
	2005	2004
Tenant security deposits	$25,670	$21,389
Accounts payable	20,009	22,190
Above-market ground leases	17,274	18,420
Deferred revenue	11,872	6,963
Below-market tenant leases	9,593	7,549

	$84,418	$76,511

8. Interest Rate Agreements

        The table below lists the Company's derivative instruments and their fair values as of December 31, 2005 and 2004:

						Fair Value
Instrument	Notional Value	Interest Pay Rate			Termination/Sold Date
			Effective Date	Maturity Date		2005	2004
						Asset (Liability)
Interest rate swap	$300,000	5.449%	February 1, 2001	February 1, 2005	August 26, 2005	$—	$(792)
Interest rate swap	132,000	5.300%	March 1, 2001	March 1, 2005	August 26, 2005	—	(623)
Interest rate swaps	1,073,500	Ranging from 2.775% to 4.855%	Ranging from September 2001 to August 2004	Ranging from October 2005 to July 2008	August 26, 2005	—	(4,900)
Interest rate cap	218,700	8.550%	November 7, 2003	June 1, 2008	August 26, 2005	—	74
Interest rate caps	368,000	Ranging from 6.520% to 6.700%	Ranging from December 2004 to January 2005	Ranging from December 2007 to January 2008	—	60	264
Interest rate swaps	2,123,003	Ranging from 4.038% to 4.173%	Ranging from August 2005 to September 2005	Ranging from August 2010 to August 2012	—	65,928	—
Interest rate caps	368,000	5.500%	November 1, 2005	August 1, 2011	—	6,004	—
Sold caps	368,000	5.500%	November 1, 2005	August 1, 2011	—	(6,004)	—

Total net fair value of interest rate contracts						$65,988	$(5,977)

9. Minority Interests in Consolidated Real Estate Partnerships

      The Company reflects unaffiliated partners' interests in the Real Estate Entities as minority interest in consolidated real estate partnerships. Minority interest in consolidated real estate partnerships represents the minority partners' share of the underlying net assets of the Company's consolidated real estate partnerships. When these consolidated real estate partnerships make cash distributions to partners in excess of the carrying amount of the minority interest, the Company generally records a charge equal to the amount of such excess distributions, even though there is no economic effect or cost. If the excess distributions previously absorbed by the Company are recovered through the future earnings of the consolidated real estate partnership, the Company will record income in the period of recovery. The Company reports this charge and any subsequent recovery in the consolidated statements of operations as deficit distributions to minority partners, net.

        The minority interest charge of $79,756, $47,144 and $30,944 for the years ended December 31, 2005, 2004 and 2003, respectively, represents the Real Estate Entities net income allocable to the limited partners.

        A preferred minority investor invested $99,000 and $85,000 in 2005 and 2004, respectively, in two of the Company's consolidated subsidiaries. In return, the preferred minority investor will receive a profit participation of 8.75% per annum on its unreturned capital contribution. Under certain circumstances, the preferred minority investor has the right but not the obligation to initiate the sale of certain properties. Upon the sale of the properties, the initial capital contribution of the preferred investor will be returned. The preferred investor's contributed capital is reflected in the consolidated balance sheets as a component of minority interests as of December 31, 2005 and 2004. For the years ended December 31, 2005, 2004 and 2003, the Company has allocated $15,805, $2,499 and $0, respectively, of the Company's consolidated subsidiaries' net income to the preferred minority investor.

10. Discontinued Operations

        SFAS No. 144 requires, among other things, that the operating results of real estate properties classified as held for disposition, be classified as discontinued operations in the statements of operations for all periods presented. All buildings classified as discontinued operations were sold during 2004 and 2003.

	Years Ended December 31,
	2005	2004	2003
Income statement
Revenues	$—	$1,744	$8,659
Operating expenses	—	(48)	(3,481)

Revenues less operating expenses	—	1,696	5,178
Interest expense	—	(714)	(2,756)
Depreciation expense	—	(282)	(1,250)
Other income	—	2	8

Income before gain on sale of properties and minority interest	—	702	1,180
Gain on sale of properties	—	16,656	22,693
Minority interest	—	(17,184)	(23,634)

Income from discontinued operations, net of minority interest	$—	$174	$239

        Income from discontinued operations, net, includes the operating results of one property sold in 2004 and three properties sold during 2003. The properties sold in 2004 and 2003 were classified as office properties for purposes of segment reporting. The net proceeds received from the sales transactions were $0, $39,067 and $66,268 for the years ended December 31, 2005, 2004 and 2003, respectively. Interest expense included in discontinued operations represents interest related to a secured note payable, which was repaid in connection with the sale of the respective property. Gains and losses on sales of these properties are included in the consolidated statements of operations as a component of discontinued operations, net.

11. Related-Party Transactions

        The Company paid $5,633, $5,988 and $6,260 in real estate commissions to an operating company owned by the stockholders of DERA for the years ended December 31, 2005, 2004 and 2003, respectively. The commissions paid to the operating company are accounted for as leasing costs and are included in the Company's investment in real estate in the consolidated balance sheets.

        The Company has contributed its share of discretionary profit-sharing contributions (subject to statutory limitations), totaling $192, $180 and $168, for the years ended December 31, 2005, 2004 and 2003, respectively, for services rendered by employees of an operating company owned by the stockholders of DERA.

        Property management fees related to management services are paid to an operating company owned by the stockholders of DERA. The management fees are based upon percentages of the rental cash receipts collected by the properties. The fees range from 1.75% to 4.00% of the cash receipts. The Company expensed $8,972, $7,415 and $7,534 in such property management fees for the years ended December 31, 2005, 2004 and 2003, respectively. At December 31, 2005, 2004 and 2003, the Company had $600, $524 and $498, respectively, in accrued and unpaid property management fees.

        The Company has contracted with an operating company owned by the stockholders of DERA to provide building and tenant improvement work. For the years ended December 31, 2005, 2004 and 2003, amounts totaling $16,250, $16,086 and $18,617, respectively, were paid to the operating company for contracting work performed. These amounts are included in the costs basis of the buildings and in tenant improvements.

        The Company leases approximately 26,785 square feet of commercial office space to two operating companies owned or controlled by the stockholders. The annual rents from these leases totaled $814, $782, and $782 for the years ended December 31, 2005, 2004 and 2003, respectively. The terms under these leases were negotiated with unaffiliated third parties prior to the building being acquired by the Company.

12. Commitments and Contingencies

        The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Company's financial position and results of operations or cash flows.

Concentration of Credit Risk

        The Company's operating properties are located in Los Angeles County, California and Honolulu, Hawaii. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory and social factors affecting the communities in which the tenants operate.

        Financial instruments that subject the Company to credit risk consist primarily of cash, accounts receivable, deferred rents receivable and interest rate contracts. The Company maintains its cash and cash equivalents and restricted cash on deposit and enters into interest rate contracts with high quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100; and to date, the Company has not experienced any losses on its invested cash. The Company performs ongoing credit evaluations of its tenants for potential credit losses.

Asset Retirement Obligations

        In March 2005, the Financial Accounting Standards Board (FASB) issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (FIN 47). FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, Accounting for Asset Retirement Obligations, represents a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within a company's control. Under this standard, a liability for a conditional asset retirement obligation must be recorded if the fair value of the obligation can be reasonably estimated. FIN 47 is effective for fiscal years ending after December 15, 2005. Certain of our real estate assets contain asbestos. If these properties undergo major renovations or are demolished, certain environmental regulations are in place, which specify the manner in which the asbestos must be handled and disposed. As of December 31, 2005, the obligations to remove the asbestos from these properties have indeterminable settlement dates, and therefore, we are unable to reasonably estimate the fair value of the conditional asset retirement obligation.

Future Minimum Lease Payments

        At December 31, 2005, the Company has leased portions of the land underlying three of its office properties. Effective December 2004, the Company agreed to pay $1,377 per annum for the ground lease on Harbor Court through May 31, 2014, and the Company has the option to purchase the fee interest for $27,500. The Company entered into a ground lease for a portion of the land under Bishop Place that calls for annual rent of $550 through February 28, 2009, and $700 per annum, through February 28, 2019; thereafter, payments are determined by mutual agreement through December 31, 2086. The Company entered into a ground lease for One Westwood that calls for annual rents which were $1,301 in 2005. Rent may be increased annually based upon economic criteria defined in the lease agreement. The Company has the right to purchase the leased land for an amount equal to its fair market value as defined in the agreement. If the option is not exercised, the ground lease expires

May 7, 2083. For the years ended December 31, 2005, 2004 and 2003, the Company expensed ground lease payments in the amount of $3,261, $1,863 and $1,219, respectively.

        The following is a schedule of minimum ground lease payments as of December 31, 2005:

2006	$3,283
2007	3,283
2008	3,283
2009	3,408
2010	3,433
Thereafter	128,475

$145,165

Tenant Concentrations

        For the years ended December 31, 2005, 2004 and 2003, no tenant exceeded 10% of the Company's total rental revenue and tenant reimbursements.

13. Recent Accounting Pronouncements

        In May 2005, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 154, Accounting Changes and Error Corrections—A Replacement of APB Opinion No. 20 and FASB Statement No. 3 ("SFAS 154"). This new standard replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS 154 also provides that a change in method of depreciation or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and that correction of errors in previously issued financial statements should be termed a "restatement." We do not anticipate the adoption of SFAS 154 will impact our consolidated financial statements.

        On December 16, 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost relating to share-based payment transactions be recognized in financial statements and measured based on the fair value of the equity or liability instruments issued. We do not anticipate the adoption of SFAS 123R on January 1, 2006 will impact our consolidated financial statements.

14. Segment Reporting

        The Company's segments are based on the Company's method of internal reporting which classifies its operation by property type. The Company's segments by property type include: Office and Multifamily.

        Asset information by segment is not reported because the Company does not use this measure to assess performance and make decisions to allocate resources. Therefore, depreciation and amortization expense is not allocated among segments. Interest and other income, management services, general and administrative expenses, interest expense, depreciation and amortization expense and net derivative gains and losses are not included in rental revenues less rental expenses as the internal reporting addresses these items on a corporate level.

        Rental revenues less rental expenses is not a measure of operating results or cash flows from operating activities as measured by U.S. generally accepted accounting principles, and it is not indicative of cash available to fund cash needs and should not be considered an alternative to cash flows as a measure of liquidity. All companies may not calculate rental revenues less rental expenses in the same manner. The Company considers rental revenues less rental expenses to be an appropriate supplemental measure to net income because it assists both investors and management to understand the core operations of the Company's properties.

	Year ended December 31, 2005
	Office	Multifamily	Total
Rental revenues	$348,566	$45,222	$393,788
Percentage of total	89%	11%	100%
Rental expenses	119,879	15,347	135,226
Percentage of total	89%	11%	100%
Rental revenues less rental expenses	$228,687	$29,875	$258,562
Percentage of total	88%	12%	100%
	Year ended December 31, 2004
	Office	Multifamily	Total
Rental revenues	$289,152	$33,793	$322,945
Percentage of total	90%	10%	100%
Rental expenses	105,921	13,219	119,140
Percentage of total	89%	11%	100%
Rental revenues less rental expenses	$183,231	$20,574	$203,805
Percentage of total	90%	10%	100%

	Year ended December 31, 2003
	Office	Multifamily	Total
Rental revenues	$283,312	$31,994	$315,306
Percentage of total	90%	10%	100%
Rental expenses	96,771	11,765	108,536
Percentage of total	89%	11%	100%
Rental revenues less rental expenses	$186,541	$20,229	$206,770
Percentage of total	90%	10%	100%

        The following is a reconciliation of rental revenues less rental expenses to net income (loss):

	Years Ended December 31,
	2005	2004	2003
Rental revenues less rental expenses	$258,562	$203,805	$206,770
Add:
Interest and other income	2,264	1,463	514
Gain on investments in interest swaps	81,666	37,629	23,583
Less:
General and administrative expenses	6,457	5,646	5,195
Interest expense	115,674	95,125	94,783
Depreciation and amortization	113,170	91,306	92,559
Deficit distribution to minority partners, net	28,150	57,942	—
Minority interest expense	95,561	49,643	30,944

Income (loss) from continuing operations	$(16,520)	$(56,765)	$7,386

15. Subsequent Events

        In March 2006, the Company acquired a multifamily property in Honolulu, Hawaii, for $114,000. In conjunction with the acquisition, the Company issued a note payable of $82,000. The note bears interest at the one-month LIBOR rate plus 62 basis points and matures February 28, 2016. Additionally, the Company entered into an interest rate swap contract for the amount of the loan which matures March 1, 2012.

SCHEDULE III

CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
(Dollars in thousands)

				Cost Capitalized Subsequent to Acquisition		Gross Carrying Amount At December 31, 2005
		Initial Cost
									Accumulated Depreciation at December 31, 2005
Name	Encumbrances at December 31, 2005	Land	Building & Improvements	Land	Building & Improvements	Land	Building & Improvements	Total		Year Built/ Renovated	Year Acquired
Office Properties
Bundy/Olympic	$19,342	$4,201	$11,860	$—	$5,271	$4,201	$17,131	$21,332	$5,504	1991	1994
Gateway Los Angeles	24,725	2,376	15,302	—	4,350	2,376	19,652	22,028	6,027	1987	1994
Village on Canon	—	5,933	11,389	—	2,422	5,933	13,811	19,744	4,905	1989/1995	1994
Brentwood Executive Plaza	21,117	3,255	9,654	—	2,482	3,255	12,136	15,391	3,912	1983/1996	1995
Camden Medical Arts	—	3,102	12,221	—	3,178	3,102	15,399	18,501	4,609	1972/1992	1995
Executive Tower	—	6,660	32,045	—	6,033	6,660	38,078	44,738	12,319	1989	1995
Palisades Promenade	31,432	5,253	15,547	—	(338)	5,253	15,209	20,462	4,272	1990	1995
Studio Plaza	104,816	9,347	73,358	—	30,546	9,347	103,904	113,251	30,536	1988/2004	1995
First Federal Square	66,927	9,989	29,187	—	7,691	9,989	36,878	46,867	13,762	1981/2000	1996
Wilshire Plaza	44,040	5,013	34,283	—	5,547	5,013	39,830	44,843	12,619	1985	1996
Landmark II	93,578	19,156	109,259	—	10,655	19,156	119,914	139,070	28,390	1989	1997
Olympic Center	23,266	5,473	22,850	—	3,988	5,473	26,838	32,311	7,147	1985/1996	1997
Saltair/San Vicente	—	5,075	6,946	—	1,865	5,075	8,811	13,886	2,145	1964/1992	1997
Second Street Plaza	19,807	4,377	15,277	—	631	4,377	15,908	20,285	4,081	1991	1997
The Galleria	195,193	33,213	17,820	—	199,649	33,213	217,469	250,682	40,887	1981/2002	1997
Tower at Sherman Oaks	—	4,712	15,747	—	3,766	4,712	19,513	24,225	5,554	1967/1991	1997
Verona	—	2,574	7,111	—	1,198	2,574	8,309	10,883	2,320	1991	1997
Coral Plaza	16,406	4,028	15,019	—	1,981	4,028	17,000	21,028	4,000	1981	1998
MB Plaza	24,579	4,533	22,024	—	3,522	4,533	25,546	30,079	6,264	1971/1996	1998
Valley Executive Tower	76,242	8,446	67,672	—	8,818	8,446	76,490	84,936	18,213	1984	1998
Valley Office Plaza	32,633	5,731	24,329	—	12,916	5,731	37,245	42,976	7,471	1966/2002	1998
Westside Towers	61,268	8,506	79,532	—	7,134	8,506	86,666	95,172	18,814	1985	1998
100 Wilshire	87,479	12,769	78,447	—	20,092	12,769	98,539	111,308	19,212	1968/2002	1999
11777 San Vicente	24,022	5,032	15,768	—	6,160	5,032	21,928	26,960	4,126	1974/1998	1999
Century Park Plaza	71,529	10,275	70,761	—	14,677	10,275	85,438	95,713	17,389	1972/1987	1999
Encino Terrace	58,882	12,535	59,554	—	8,312	12,535	67,866	80,401	15,149	1986	1999
One Westwood	—	2,376	29,784	—	6,566	2,376	36,350	38,726	7,553	1987/2004	1999
Westwood Place	42,774	8,542	44,419	—	5,185	8,542	49,604	58,146	10,659	1987	1999
Brentwood/Saltair	—	4,468	11,615	—	1,088	4,468	12,703	17,171	2,070	1986	2000
Encino Gateway	39,108	8,475	48,525	—	5,529	8,475	54,054	62,529	9,885	1975/1998	2000
Encino Plaza	23,413	5,293	23,125	—	2,747	5,293	25,872	31,165	5,160	1971/1992	2000
Lincoln/Wilshire	17,420	3,833	12,484	—	755	3,833	13,239	17,072	2,094	1996	2000
1901 Avenue of the Stars	107,000	18,514	131,752	—	15,739	18,514	147,491	166,005	20,682	1968/2001	2001
9601 Wilshire	—	16,597	54,774	—	22,441	16,597	77,215	93,812	9,389	1962/2004	2001
Columbus Center	9,460	2,096	10,396	—	989	2,096	11,385	13,481	2,049	1987	2001
Santa Monica Square	—	5,366	18,025	—	4,638	5,366	22,663	28,029	2,968	1983/2004	2001
Warner Center	308,542	43,110	292,147	—	45,459	43,110	337,606	380,716	67,621	1982-1993/2004	2002
Beverly Hills Medical Center	21,227	4,955	27,766	—	462	4,955	28,228	33,183	1,918	1964/2004	2004
Bishop Place	70,850	8,317	105,651	—	7,331	8,317	112,982	121,299	5,744	1992	2004
Harbor Court	17,923	51	41,001	—	4,362	51	45,363	45,414	2,991	1994	2004
The Trillium	100,500	20,688	143,263	—	2,894	20,688	146,157	166,845	7,580	1988	2005

	1,855,500	354,245	1,867,689	—	498,731	354,245	2,366,420	2,720,665	457,990
Multifamily Properties
Barrington Plaza	$117,600	$28,568	$81,485	$—	$3,691	$28,568	$85,176	$113,744	$17,029	1963/1998	1998
555 Barrington	35,900	6,461	27,639	—	1,294	6,461	28,933	35,394	4,991	1989	1999
Pacific Plaza	35,400	10,091	16,159	—	8,903	10,091	25,062	35,153	4,708	1963/1998	1999
The Shores	104,100	20,809	74,191	—	18,027	20,809	92,218	113,027	15,064	1965-67/2002	1999
Moanalua Hillside Apartments	75,000	24,720	85,895	—	144	24,720	86,039	110,759	6,476	1968/2004	2005

	368,000	90,649	285,369	—	32,059	90,649	317,428	408,077	48,268

Total	$2,223,500	$444,894	$2,153,058	$—	$530,790	$444,894	$2,683,848	$3,128,742	$506,258

        The following is a reconciliation of real estate assets and accumulated depreciation:

	Years Ended December 31,
	2005	2004	2003
Real Estate Assets
Balance, beginning of period	$2,804,208	$2,550,279	$2,546,171
Additions—property acquisitions	274,205	187,779	—
—improvements*	50,329	100,336	65,108
Deductions—property dispositions	—	(34,186)	(61,000)

Balance, end of period	$3,128,742	$2,804,208	$2,550,279

Accumulated Depreciation
Balance, beginning of period	$(405,228)	$(325,674)	$(249,529)
Additions—depreciation	(106,282)	(88,082)	(89,322)
Deductions—disposals	5,252	8,528	13,177

Balance, end of period	$(506,258)	$(405,228)	$(325,674)

*
Includes non-cash accruals for capital items.

        Depreciation of real estate assets reflected in the statements of operations is calculated over the estimated original lives of the assets as follows:

Buildings and improvements	40 years
Tenant improvements	Life of respective lease
Tenant origination costs	Life of respective lease

Douglas, Emmett and Company

Balance Sheets

(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Cash	$2,114	$1,398
Accounts receivable—affiliated properties	2,617	3,932
Prepaid expenses and other assets	182	163
Property and equipment, net	41	52

Total assets	$4,954	$5,545

Liabilities:
Accounts payable and accrued liabilities	$363	$540
Deferred rent liability	286	303

Total liabilities	649	843
Stockholders' equity:
Common stock—$0 par value; 10,000 shares authorized and 6,500 shares outstanding	—	—
Additional paid-in capital	128	128
Retained earnings	4,177	4,574

Total stockholders' equity	4,305	4,702

Total liabilities and stockholders' equity	$4,954	$5,545

See accompanying notes.

Douglas, Emmett and Company

Statements of Income

(Unaudited and in thousands)

	Three Months Ended March 31,
	2006	2005
Service revenues:
Real estate commissions	$1,376	$1,571
Property management fees	2,387	2,166
Service contract fees	5,045	4,750

Total service revenues	8,808	8,487
Costs of services:
Salaries, wages, benefits and other direct costs	6,037	5,657
Selling, general and administrative expenses	381	386

Total expenses	6,418	6,043
Other income	13	1

Net income	$2,403	$2,445

See accompanying notes.

Douglas, Emmett and Company
Statements of Cash Flows

(Unaudited and in thousands)

	Three Months Ended March 31,
	2006	2005
Operating activities
Net income	$2,403	$2,445
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11	7
Changes in assets and liabilities:
Accounts receivable—affiliated properties	1,315	(230)
Prepaid expenses and other assets	(19)	—
Accounts payable and other liabilities	(177)	6
Deferred rent liability	(17)	11

Net cash provided by operating activities	3,516	2,239
Investing activities
Additions to property and equipment	—	(21)

Net cash used in investing activities	—	(21)
Financing activities
Dividends paid on common stock	(2,800)	(1,100)

Net cash used in financing activities	(2,800)	(1,100)

Net increase in cash and cash equivalents	716	1,118
Cash and cash equivalents at beginning of period	1,398	776

Cash and cash equivalents at end of period	$2,114	$1,894

See accompanying notes.

Douglas, Emmett and Company

Notes to Financial Statements

March 31, 2006

(Unaudited and in thousands)

1. Background

        Douglas, Emmett and Company (the Company) is an S-Corporation, which is owned by four individuals (collectively, the Stockholders). The Company was formed in 1971 and is primarily engaged in providing leasing and management services to properties owned by limited partnerships in which the Stockholders directly or indirectly have general and limited partnership interests. As of March 31, 2006, the Company managed 46 office properties and nine multifamily properties (collectively, the Affiliated Properties).

Unaudited Interim Financial Information

        The accompanying interim unaudited financial statements have been prepared by the Company's management pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with U.S. generally accepted accounting principles may have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the presentation not misleading. The unaudited financial statements as of March 31, 2006, and for the three months ended March 31, 2006 and 2005, include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth therein. The results of operations for the interim periods ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The interim financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2005, and notes thereto.

2. Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of the statements of cash flows, the Company considers short-term investments with remaining maturities of three months or less when purchased to be cash equivalents.

Property and Equipment

        Office equipment and computer hardware costs are stated at cost, net of accumulated depreciation. Depreciation of office equipment and computer hardware costs are computed using the straight-line method over their estimated useful life, ranging from three to seven years. The Company capitalizes expenditures that materially increase the life of the Company's assets and expenses the costs of maintenance and repairs.

Revenue Recognition

        Real estate commissions relate to tenant leases at the Affiliated Properties and are generally recorded as income once the Company satisfies its obligations under the commission agreement. Terms and conditions of a commission agreement may include, but are not limited to, execution of a signed lease agreement and future contingencies including tenant occupancy, payment of a deposit or payment of a first month's rent (or a combination thereof). As some of these conditions are outside of the Company's control and are often not clearly defined, judgment must be exercised in determining when such required events have occurred in order to recognize revenue.

        A typical commission agreement provides that the Company earns half of the lease commission upon the execution of the lease agreement by the tenant, while the remaining portion(s) of the lease commission is earned at a later date, usually upon tenant occupancy. The existence of any significant future contingencies, such as tenant occupancy, results in the delay of recognition of the corresponding revenue until such contingencies are satisfied. For example, if the Company does not earn all or a portion of the lease commission until the tenant pays its first month's rent, and the lease agreement provides the tenant with a free rent period, the Company delays revenue recognition until rent is paid by the tenant.

        Property management fees are generally based upon percentages of the rental cash receipts generated by the Affiliated Properties, ranging from 1.75% to 4.00%, and are recognized when earned under the provisions of the related management agreements.

        Under the terms of service contracts, the Affiliated Properties will typically reimburse the Company for certain expenses, which are comprised primarily of employee salaries and related benefit costs. The amounts, which are to be reimbursed per the terms of the services contract, are recognized in the same period as the related expenses are incurred.

        The lease commission agreements, property management agreements, and service contracts are terminable 30 days subsequent to receipt of written notification by either the Company or the owners of the Affiliated Properties.

Income Taxes

        Under applicable federal and state income tax rules as an S-Corporation, the allocated share of net income or loss is reportable in the income tax returns of the Stockholders. Accordingly, no income tax provision is included in the accompanying financial statements other than the 1.5% tax due on taxable income of S-Corporations in the state of California, which has been included as a component of selling, general and administrative expenses.

3. Accounts Receivable—Affiliated Properties

        Account receivable—affiliated properties at March 31, 2006, and December 31, 2005, consisted of the following:

	March 31, 2006	December 31, 2005
Property management fees	$842	$786
Property expense reimbursements	32	5
Leasing commissions	56	12
Salary and expense reimbursement	1,687	3,129

	$2,617	$3,932

4. Property and Equipment

        Property and equipment consists of the following:

	March 31, 2006	December 31, 2005
Computer hardware	$64	$64
Office equipment	64	64

	128	128
Less accumulated depreciation and amortization	(87)	(76)

	$41	$52

5. Other Assets

        The following table summarizes the items included in other assets:

	March 31, 2006	December 31, 2005
Legal retainer	$60	$60
Prepaid insurance and other	122	103

	$182	$163

6. Commitments and Contingencies

        The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Company's financial position and results of operations or cash flows.

Employee Retirement Savings Plan

        The Company has a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code whereby the Company's employees may contribute a portion of their compensation to their respective retirement accounts, in an amount not to exceed the maximum allowed under the Internal Revenue Code. The Company has elected to provide discretionary profit-sharing contributions (subject to statutory limitations), which amounted to $92 and $88 for the three months ended March 31, 2006 and 2005, respectively. The contributions have been recorded in salaries, wages, benefits and other direct costs in the accompanying statements of income. Employees who participate in the plan are immediately vested in their contributions and are vested in the contributions of the Company over a five-year period. At March 31, 2006, and December 31, 2005, the Company recorded a liability of $92 and $280, respectively, for unfunded contributions.

Concentration of Credit Risk

        The Company maintains cash and cash equivalents at insured financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage. The Company believes that the risk is not significant.

7. Related Party Transactions

Noncancelable Operating Leases

        The Company has a noncancelable operating lease obligation for office space with an affiliate in which the Stockholders have a general partnership interest. This lease expires on April 30, 2010, with two options to extend, provides for rent increases based on specific terms and requires payments of the Company's share of property taxes, insurance and maintenance costs. For the three months ended March 31, 2006 and 2005, the Company incurred rental expenses of $195 and $195, respectively, which has been included in selling, general and administrative expenses in the accompanying statements of income.

        Future minimum payments under this lease were as follows at March 31, 2006:

April 1, 2006 to December 31, 2006	$639
2007	852
2008	852
2009	852
2010	284

$3,479

Report of Independent Registered Public Accounting Firm

The Stockholders of
Douglas, Emmett and Company

        We have audited the accompanying balance sheets of Douglas, Emmett and Company (Company) as of December 31, 2005 and 2004, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Douglas, Emmett and Company at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

                              /s/ ERNST & YOUNG LLP

Los Angeles, California
March 31, 2006

Douglas, Emmett and Company

Balance Sheets

(In thousands, except for share data)

	December 31,
	2005	2004
Assets
Cash	$1,398	$776
Accounts receivable—affiliated properties	3,932	2,312
Prepaid expenses and other assets	163	86
Property and equipment, net	52	46

Total assets	$5,545	$3,220

Liabilities:
Accounts payable and accrued liabilities	$540	$517
Deferred rent liability	303	336

Total liabilities	843	853
Stockholders' equity:
Common stock—$0 par value; 10,000 shares authorized and 6,500 shares outstanding	—	—
Additional paid-in capital	128	128
Retained earnings	4,574	2,239

Total stockholders' equity	4,702	2,367

Total liabilities and stockholders' equity	$5,545	$3,220

See accompanying notes.

Douglas, Emmett and Company

Statements of Income

(In thousands)

	Years Ended December 31,
	2005	2004	2003
Service revenues:
Real estate commissions	$5,872	$6,391	$7,177
Property management fees	9,131	7,781	7,956
Service contract fees	20,166	19,249	18,845

Total service revenues	35,169	33,421	33,978
Costs of services:
Salaries, wages, benefits and other direct costs	24,023	22,839	22,938
Selling, general and administrative expenses	1,541	1,256	1,333

Total expenses	25,564	24,095	24,271
Interest and other income	30	7	10

Net income	$9,635	$9,333	$9,717

See accompanying notes.

Douglas, Emmett and Company

Statements of Stockholders Equity

(In thousands, except for share data)

	Number of Common Shares	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance at January 1, 2003	6,500	$—	$128	$2,489	$2,617
Net income	—	—	—	9,717	9,717
Distributions	—	—	—	(8,700)	(8,700)

Balance at December 31, 2003	6,500	—	128	3,506	3,634
Net income	—	—	—	9,333	9,333
Distributions	—	—	—	(10,600)	(10,600)

Balance at December 31, 2004	6,500	—	128	2,239	2,367
Net income	—	—	—	9,635	9,635
Distributions	—	—	—	(7,300)	(7,300)

Balance at December 31, 2005	6,500	$—	$128	$4,574	$4,702

See accompanying notes.

Douglas, Emmett and Company

Statements of Cash Flows

(In thousands)

	Years Ended December 31,
	2005	2004	2003
Operating activities
Net income	$9,635	$9,333	$9,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32	22	10
Changes in assets and liabilities:
Accounts receivable—affiliated properties	(1,620)	117	(301)
Other assets	(77)	78	(90)
Accounts payable and other liabilities	23	75	220
Deferred rent liability	(33)	43	43

Net cash provided by operating activities	7,960	9,668	9,599
Investing activities
Additions to property and equipment	(38)	(30)	(31)

Net cash used in investing activities	(38)	(30)	(31)
Financing activities
Dividends paid on common stock	(7,300)	(10,600)	(8,700)

Net cash used in financing activities	(7,300)	(10,600)	(8,700)

Net increase (decrease) in cash and cash equivalents	622	(962)	868
Cash and cash equivalents at beginning of year	776	1,738	870

Cash and cash equivalents at end of year	$1,398	$776	$1,738

See accompanying notes.

Douglas, Emmett and Company

Notes to Financial Statements

December 31, 2005

(In thousands)

1. Background

        Douglas, Emmett and Company (the Company) is an S-Corporation, which is owned by four individuals (collectively, the Stockholders). The Company was formed in 1971 and is primarily engaged in providing leasing and management services to properties owned by limited partnerships in which the Stockholders directly or indirectly have general and limited partnership interests. As of December 31, 2005, the Company managed 46 office properties and eight multifamily properties (collectively, the Affiliated Properties).

2. Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of the statements of cash flows, the Company considers short-term investments with remaining maturities of three months or less when purchased to be cash equivalents.

Property and Equipment

        Office equipment and computer hardware costs are stated at cost, net of accumulated depreciation. Depreciation of office equipment and computer hardware costs are computed using the straight-line method over their estimated useful lives, ranging from three to seven years. The Company capitalizes expenditures that materially increase the life of the Company's assets and expenses the costs of maintenance and repairs.

Revenue Recognition

        Real estate commissions relate to tenant leases at the Affiliated Properties and are generally recorded as income once the Company satisfies its obligations under the commission agreement. Terms and conditions of a commission agreement may include, but are not limited to, execution of a signed lease agreement and future contingencies including tenant occupancy, payment of a deposit or payment of a first month's rent (or a combination thereof). As some of these conditions are outside of the Company's control and are often not clearly defined, judgment must be exercised in determining when such required events have occurred in order to recognize revenue.

        A typical commission agreement provides that the Company earns half of the lease commission upon the execution of the lease agreement by the tenant, while the remaining portion(s) of the lease commission is earned at a later date, usually upon tenant occupancy. The existence of any significant future contingencies, such as tenant occupancy, results in the delay of recognition of the corresponding revenue until such contingencies are satisfied. For example, if the Company does not earn all or a portion of the lease commission until the tenant pays its first month's rent, and the lease agreement provides the tenant with a free rent period, the Company delays revenue recognition until rent is paid by the tenant.

        Property management fees are generally based upon percentages of the rental cash receipts generated by the Affiliated Properties, ranging from 1.75% to 4.00%, and are recognized when earned under the provisions of the related management agreements.

        Under the terms of service contracts, the Affiliated Properties will typically reimburse the Company for certain expenses, which are comprised primarily of employee salaries and related benefit costs. The amounts, which are to be reimbursed per the terms of the services contract, are recognized in the same period as the related expenses are incurred.

        The lease commission agreements, property management agreements, and service contracts are terminable 30 days subsequent to receipt of written notification by either the Company or the owners of the Affiliated Properties.

Accounts Receivable—Affiliated Properties

        Accounts receivable—affiliated properties consisted of the following:

	December 31,
	2005	2004
Property management fees	$786	$687
Property expense reimbursements	5	11
Leasing commissions	12	59
Salary and expense reimbursement	3,129	1,555

	$3,932	$2,312

3. Property and Equipment

        Property and equipment consisted of the following:

	December 31,
	2005	2004
Computer hardware	$64	$43
Office equipment	64	47

	128	90
Less accumulated depreciation and amortization	(76)	(44)

	$52	$46

4. Other Assets

        The following table summarizes the items included in other assets:

	December 31,
	2005	2004
Legal retainer	$60	$60
Prepaid insurance and other	103	26

	$163	$86

Interest Income

        Interest income was $30, $3 and $9 for the years ended December 31, 2005, 2004 and 2003, respectively, and has been included in other income in the accompanying statements of income.

Income Taxes

        Under applicable federal and state income tax rules as an S-Corporation, the allocated share of net income or loss is reportable in the income tax returns of the Stockholders. Accordingly, no income tax provision is included in the accompanying financial statements other than the 1.5% tax due on taxable income of S-Corporations in the state of California, which has been included as a component of selling, general and administrative expenses.

5. Commitments and Contingencies

        The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Company's financial position and results of operations or cash flows.

Employee Retirement Savings Plan

        The Company has a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code whereby the Company's employees may contribute a portion of their compensation to their respective retirement accounts, in an amount not to exceed the maximum allowed under the Internal Revenue Code. The Company has elected to provide discretionary profit-sharing contributions (subject to statutory limitations), which amounted to $280, $246 and $271 for the years ended December 31, 2005, 2004 and 2003, respectively. The contributions have been recorded in salaries, wages, benefits and other direct costs in the accompanying statements of income. Employees who participate in the plan are immediately vested in their contributions and are vested in the contributions of the Company over a five-year period. At December 31, 2005 and 2004, the Company recorded a liability of $280 and $246, respectively, for unfunded contributions.

Concentration of Credit Risk

        The Company maintains cash and cash equivalents at insured financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage. The Company believes that the risk is not significant.

6. Related Party Transactions

Noncancelable Operating Leases

        The Company has a noncancelable operating lease obligation for office space with an affiliate in which the Stockholders have a general partnership interest. This lease expires on April 30, 2010, with two options to extend, provides for rent increases based on specific terms, and requires payments of the Company's share of property taxes, insurance and maintenance costs. For the years ended December 31, 2005, 2004 and 2003, the Company incurred rental expenses of $782,000, $782,000 and $782,000, respectively, which has been included in selling, general and administrative expenses in the accompanying statements of income.

        Future minimum payments under this lease were as follows at December 31, 2005:

2006	$852
2007	852
2008	852
2009	852
2010	284

$3,692

Douglas Emmett Single Asset Entities

Combined Statements of Revenues and Certain Expenses

(Unaudited and in thousands)

	Three Months Ended March 31,
	2006	2005
Revenues:
Office rental:
Rental revenues	$1,960	$1,835
Tenant recoveries	96	75
Parking and other	226	167

Total office revenue	2,282	2,077
Multifamily rental:
Rental revenues	568	532
Parking and other	7	6

Total multifamily revenue	575	538

Total revenues	2,857	2,615
Certain expenses:
Operating expenses
Office rental	428	402
Multifamily rental	88	71
Maintenance and management services—affiliates	178	129
General and administrative	122	78

Total certain expenses	816	680

Revenues in excess of certain expenses	$2,041	$1,935

See accompanying notes.

Douglas Emmett Single Asset Entities

Notes to Combined Statements of Revenues and Certain Expenses

Three Months Ended March 31, 2006 and 2005

(Unaudited and in thousands)

1. Basis of Presentation

        The accompanying combined statements of revenues and certain expenses relate to the operations of eight properties (collectively, the Single Asset Entities). The following table provides information about the individual properties and their owners.

Property	Type	Location	General Partner/ Managing Member
Barry Properties, Ltd.	Multifamily	Brentwood, CA	Aberdeen Properties LP
Barrington Kiowa Properties	Multifamily	Brentwood, CA	Aberdeen Properties LP
Kiowa Properties, Ltd.	Multifamily	Brentwood, CA	Aberdeen Properties LP
Brentwood Court	Office	Brentwood, CA	Coral Realty LP and Offer Family Trust
Owensmouth/Warner LLC	Land	Woodland Hills, CA	Coral Realty LP
Brentwood-San Vicente Medical, Ltd.	Office	Brentwood, CA	Coral Realty LP
San Vicente Plaza	Office	Brentwood, CA	EA Realty LP
Brentwood Plaza	Office	Brentwood, CA	EA Realty LP

        The stockholders of Douglas Emmett Realty Advisors (DERA) directly or indirectly have general partnership and limited partnership interests in Aberdeen Properties LP, Coral Realty LP and EA Realty LP. Concurrent with the consummation of the initial public offering of the common stock of Douglas Emmett, Inc. (the Company), Aberdeen Properties LP, Coral Realty LP and EA Realty LP will contribute their ownership interests in the properties to the Company. Affiliates of the Single Asset Entities and DERA have historically provided maintenance and management services to the Single Asset Entities.

        The accompanying combined statements of revenues and certain expenses relate to the Single Asset Entities and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the combined statements are not representative of the actual operations for the years presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred to the future operations of the Single Asset Entities, have been excluded. Such items include depreciation, amortization, management fees, interest expense and interest income.

        All of the Single Asset Entities are under common management and their acquisition will be conditioned on a single event, consummation of the Company's initial public offering. Due to common management, and consistent with Accounting Research Bulletin 51, Consolidated Financial Statements, management views the eight Single Asset Entities on a combined basis.

Unaudited Interim Financial Information

        The accompanying interim unaudited financial statements have been prepared by the Single Asset Entities' management pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with U.S. generally accepted accounting principles may have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the presentation not misleading. The unaudited combined statements of revenues and certain expenses for the three months ended March 31, 2006 and 2005, include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth therein. The results of operations for the interim periods ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The interim combined statements of revenues and certain expenses should be read in conjunction with the Single Asset Entities' audited combined statements of revenues and certain expenses for the year ended December 31, 2005, and notes thereto.

2. Principles of Combination

        The combined financial statements include selected accounts of the Single Asset Entities as described in Note 1. All significant intercompany accounts and transactions have been eliminated in the combined statements of revenues and certain expenses.

3. Summary of Significant Accounting Policies

Revenue Recognition

        Revenue is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition, (SAB 104), as amended. SAB 104 requires that four basic criteria must be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectibility is reasonably assured. All leases are classified as operating leases. For all lease terms exceeding one year, rental income is recognized on a straight-line basis over the terms of the leases.

        Multifamily units are leased under operating leases with typical terms of 12 months and such rental revenue is recognized monthly as tenants are billed. Multifamily leases are renewable upon consent of both the lessor and lessee on an annual or monthly basis.

        Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred. Lease termination fees, which are included in parking and other revenue in the accompanying combined statements of revenues and certain expenses, are recognized when the related leases are canceled and the landlord has no continuing obligation to provide services to such former tenants.

Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the combined statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

4. Minimum Future Lease Rentals

        There are various lease agreements in place with tenants to lease space in the Single Asset Entities. As of March 31, 2006, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

April 1, 2006 to December 31, 2006	$4,841
2007	6,061
2008	5,628
2009	5,096
2010	3,332
Thereafter	5,710

$30,668

        Leases generally require reimbursement of the tenant's proportional share of common area, real estate taxes and other operating expenses, which are excluded from the amounts above.

5. Tenant Concentrations

        For each of the three months ended March 31, 2006 and 2005, one tenant represented 12% of the Single Asset Entities' total revenue.

6. Related-Party Transactions

        An operating company that is owned by DERA's stockholders provides certain property maintenance and management services to the Single Asset Entities. For each of the three months ended March 31, 2006 and 2005, the operating company was reimbursed $178 and $129, respectively, for maintenance and management services incurred on behalf of the Single Asset Entities. The maintenance and management costs are included in maintenance and management services—affiliates.

7. Commitments and Contingencies

        The Single Asset Entities are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Single Asset Entities' results of operations.

Report of Independent Registered Public Accounting Firm

The Stockholders of
Douglas Emmett Realty Advisors, Inc. and Subsidiaries

        We have audited the accompanying combined statements of revenues and certain expenses (as defined in Note 1) of Barry Properties, Ltd., Barrington/Kiowa Properties, Kiowa Properties, Ltd., Brentwood Court, Owensmouth/Warner LLC, Brentwood-San Vicente Medical, Ltd., San Vicente Plaza and Brentwood Plaza (collectively, the Single Asset Entities) for each of the three years in the period ended December 31, 2005. These combined statements of revenues and certain expenses are the responsibility of the Single Asset Entities' management. Our responsibility is to express an opinion on these combined statements of revenues and certain expenses based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of revenues and certain expenses are free of material misstatement. We were not engaged to perform an audit of the Single Asset Entities' internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Single Asset Entities' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statements of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying combined statements of revenues and certain expenses of the Single Asset Entities were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Douglas Emmett, Inc. as described in Note 1, and are not intended to be a complete presentation of the revenues and expenses of Barry Properties, Ltd., Barrington/Kiowa Properties, Kiowa Properties, Ltd., Brentwood Court, Owensmouth/Warner LLC, Brentwood-San Vicente Medical Ltd., San Vicente Plaza and Brentwood Plaza.

        In our opinion, the combined statements of revenues and certain expenses present fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the Single Asset Entities for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Los Angeles, California
March 31, 2006

Douglas Emmett Single Asset Entities

Combined Statements of Revenues and Certain Expenses

(In thousands)

	Years Ended December 31,
	2005	2004	2003
Revenues:
Office rental:
Rental revenues	$7,328	$7,461	$6,889
Tenant recoveries	347	365	391
Parking and other	740	775	841

Total office revenue	8,415	8,601	8,121
Multifamily rental:
Rental revenues	2,165	2,044	2,022
Parking and other	26	26	11

Total multifamily revenue	2,191	2,070	2,033

Total revenues	10,606	10,671	10,154
Certain expenses:
Operating expenses:
Office rental	1,839	1,647	1,603
Multifamily rental	299	349	349
Maintenance and management services—affiliates	592	539	543
General and administrative	313	235	232

Total certain expenses	3,043	2,770	2,727

Revenues in excess of certain expenses	$7,563	$7,901	$7,427

See accompanying notes.

Douglas Emmett Single Asset Entities

Notes to Combined Statements of Revenues and Certain Expenses

Years Ended December 31, 2005, 2004 and 2003

(In thousands)

1. Basis of Presentation

        The accompanying combined statements of revenues and certain expenses relate to the operations of eight properties (collectively, the Single Asset Entities). The following table provides information about the individual properties and their owners.

Property	Type	Location	General Partner/ Managing Member
Barry Properties, Ltd.	Multifamily	Brentwood, CA	Aberdeen Properties LP
Barrington Kiowa Properties	Multifamily	Brentwood, CA	Aberdeen Properties LP
Kiowa Properties, Ltd.	Multifamily	Brentwood, CA	Aberdeen Properties LP
Brentwood Court	Office	Brentwood, CA	Coral Realty LP and Offer Family Trust
Owensmouth/Warner LLC	Land	Woodland Hills, CA	Coral Realty LP
Brentwood-San Vicente Medical, Ltd.	Office	Brentwood, CA	Coral Realty LP
San Vicente Plaza	Office	Brentwood, CA	EA Realty LP
Brentwood Plaza	Office	Brentwood, CA	EA Realty LP

        The stockholders of Douglas Emmett Realty Advisors (DERA) directly or indirectly have general partnership and limited partnership interests in Aberdeen Properties LP, Coral Realty LP and EA Realty LP. Concurrent with the consummation of the initial public offering of the common stock of Douglas Emmett, Inc. (the Company), Aberdeen Properties LP, Coral Realty LP and EA Realty LP will contribute their ownership interests in the properties to the Company. Affiliates of the Single Asset Entities and DERA have historically provided maintenance and management services to the Single Asset Entities.

        The accompanying combined statements of revenues and certain expenses relate to the Single Asset Entities and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the combined statements are not representative of the actual operations for the years presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred to the future operations of the Single Asset Entities, have been excluded. Such items include depreciation, amortization, management fees, interest expense and interest income.

        All of the Single Asset Entities are under common management and their acquisition will be conditioned on a single event, consummation of the Company's initial public offering. Due to common management, and consistent with Accounting Research Bulletin 51, Consolidated Financial Statements, management views the eight Single Asset Entities on a combined basis.

2. Principles of Combination

        The combined financial statements include selected accounts of the Single Asset Entities as described in Note 1. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

3. Summary of Significant Accounting Policies

Revenue Recognition

        Revenue is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition, (SAB 104), as amended. SAB 104 requires that four basic criteria must be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectibility is reasonably assured. All leases are classified as operating leases. For all lease terms exceeding one year, rental income is recognized on a straight-line basis over the terms of the leases.

        Multifamily units are leased under operating leases with typical terms of 12 months and such rental revenue is recognized monthly as tenants are billed. Multifamily leases are renewable upon consent of both the lessor and lessee on an annual or monthly basis.

        Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred. Lease termination fees, which are included in parking and other revenue in the accompanying combined statements of revenues and certain expenses, are recognized when the related leases are canceled and the landlord has no continuing obligation to provide services to such former tenants.

Use of Estimates

        Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the combined statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

4. Minimum Future Lease Rentals

        There are various lease agreements in place with tenants to lease space in the Single Asset Entities. As of December 31, 2005, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

2006	$6,287
2007	5,909
2008	5,470
2009	4,930
2010	3,159
Thereafter	4,890

$30,645

        Leases generally require reimbursement of the tenant's proportional share of common area, real estate taxes and other operating expenses, which are excluded from the amounts above.

5. Tenant Concentrations

        For the years ended December 31, 2005 and 2004, one tenant represented 10% of the Single Asset Entities' total revenue. For the year ended December 31, 2003, no tenant exceeded 10% of the Single Asset Entities' total revenue.

6. Related-Party Transactions

        An operating company that is owned by the Single Asset Entities' and DERA's stockholders provides certain property maintenance and management services to the Single Asset Entities. For the years ended December 31, 2005, 2004 and 2003, the operating company was reimbursed $592, $539 and $543, respectively, for maintenance and management services incurred on behalf of the Single Asset Entities. The maintenance and management costs are included in maintenance and management services—affiliates.

7. Commitments and Contingencies

        The Single Asset Entities are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Single Asset Entities' results of operations.

Joint Bookrunning Managers
Lehman Brothers	Merrill Lynch & Co.	Citigroup

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

        The following table itemizes the fees and expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee and NYSE listing fee.

SEC Registration Fee		$135,355.00
National Association of Securities Dealers Fee		75,500.00
Accounting Fees and Expenses		*
Legal Fees and Expenses (other than Blue Sky)		*
Blue Sky Fees and Expenses		*
Printing Expenses		*
NYSE Listing Fees		*
Miscellaneous		*

Total	$	*

*
To be filed by amendment.

Item 32. Sales to Special Parties.

        None.

Item 33. Recent Sales of Unregistered Securities.

        Upon our formation on June 28, 2005, Dan A. Emmett was issued 50 shares of our common stock for total consideration of $50.00 in cash, and Jordan Kaplan was issued 50 shares of our common stock for total consideration of $50.00 in cash. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

        In connection with the formation transactions,            shares of common stock and            units of limited partnership in our operating partnership with an aggregate value of $            , assuming a price per share or unit at the mid-point of the range set forth on the cover page of the prospectus that forms a part of this registration statement, will be issued to certain persons transferring interests in our historical operating companies, the institutional funds, the investment funds and the single-asset entities to us in consideration of such transfer. All such persons made irrevocable elections to receive such securities in the formation transactions prior to the filing of this registration statement with the SEC. All of such persons are "accredited investors" as defined under Regulation D of the Securities Act. The issuance of such shares and units will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

        In addition, upon consummation of this offering, stock options and LTIP units will be granted pursuant to our stock incentive plan to certain executive officers, the number of which will be based on a formula using the mid-point of the price range for this offering to be set forth on the cover page of the prospectus. All such executive officers irrevocably committed to accept such options and LTIP units prior to the filing of this Registration Statement and are "accredited investors" as defined under Regulation D of the Securities Act. The grants will be effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers.

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter authorizes us, to the maximum extent that Maryland law in effect from time to time permits, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Furthermore, our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the purchase agreements relating to this offering. See "Underwriting."

        We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

        In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Douglas Emmett Properties, LP, the partnership in which we serve as sole general partner.

Item 35. Treatment of Proceeds from Stock Being Registered.

        None.

Item 36. Financial Statements and Exhibits.

(A)    Financial Statements.    See Index to Consolidated Financial Statements and the related notes thereto.

(B)    Exhibits.    The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibits
1.1*	Form of Underwriting Agreement.
3.1*	Form of Articles of Amendment and Restatement of Douglas Emmett, Inc.
3.2*	Form of Amended and Restated Bylaws of Douglas Emmett, Inc.
4.1*	Form of Certificate of Common Stock of Douglas Emmett, Inc.
5.1*	Opinion of Venable LLP, with respect to the legality of the shares being registered.
8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
10.1*	Form of Agreement of Limited Partnership of Douglas Emmett Properties, LP.
10.2*	Amended and Restated Discount MBS Multifamily Note for $117,600,000 between Fannie Mae and Barrington Pacific, LLC, dated December 22, 2004.

10.3*	Amended and Restated Discount MBS Multifamily Note for $35,400,000 between Fannie Mae and Barrington Pacific, LLC, dated December 22, 2004.
10.4*	Amended and Restated Discount MBS Multifamily Note for $35,900,000 between Fannie Mae and Douglas Emmett Realty Fund 1998 (assumed by Shores Barrington LLC), dated December 22, 2004.
10.5*	Amended and Restated Discount MBS Multifamily Note for $104,100,000 between Fannie Mae and Douglas Emmett Realty Fund 1998 (assumed by Shores Barrington LLC), dated December 22, 2004.
10.6*	Discount MBS Multifamily Note for $75,000,000 between Fannie Mae and DEG Residential, LLC, dated January 14, 2005.
10.7	Form of Registration Rights Agreement among Douglas Emmett, Inc. and the persons named therein.
10.8*	Form of Indemnification Agreement between Douglas Emmett, Inc. and its directors and officers.
10.9*	Form of Douglas Emmett, Inc. 2006 Stock Option and Incentive Plan.
10.10*	Form of Stock Option Agreement.
10.11*	Employment Agreement between Douglas Emmett, Inc. and Jordan Kaplan.
10.12*	Employment Agreement between Douglas Emmett, Inc. and Kenneth Panzer.
10.13*	Employment Agreement between Douglas Emmett, Inc. and William Kamer.
10.14	Representation, Warranty and Indemnity Agreement among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Dan A. Emmett, Christopher Anderson, Jordan Kaplan and Kenneth Panzer, dated as of June 15, 2006.
10.15	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF Acquisition, LLC and Douglas Emmett Realty Fund, dated as of June 15, 2006.
10.16	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF No. 2 Acquisition, LLC and Douglas Emmett Realty Fund No. 2, dated as of June 15, 2006.
10.17	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1995 Acquisition, LLC and Douglas Emmett Realty Fund 1995, dated as of June 15, 2006.
10.18	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1996 Acquisition, LLC and Douglas Emmett Realty Fund 1996, dated as of June 15, 2006.
10.19	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1997 Acquisition, LLC and Douglas Emmett Realty Fund 1997, dated as of June 15, 2006.
10.20	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1998 Acquisition, LLC and Douglas Emmett Realty Fund 1998, dated as of June 15, 2006.
10.21	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 2000 Acquisition, LLC and Douglas Emmett Realty Fund 2000, dated as of June 15, 2006.

10.22	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 2002 Acquisition, LLC and Douglas Emmett Realty Fund 2002, dated as of June 15, 2006.
10.23	Agreement and Plan of Merger among Douglas Emmett, Inc., DERF 2005 Acquisition, LLC, Douglas Emmett 2005 REIT, Inc. and Douglas Emmett Realty Fund 2005, dated as of June 15, 2006.
10.24	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund Acquisition, LLC and The Opportunity Fund, dated as of June 15, 2006.
10.25	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund 1995 Acquisition, LLC and The Opportunity Fund 1995, dated as of June 15, 2006.
10.26	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund 1996 Acquisition, LLC and The Opportunity Fund 1996, dated as of June 15, 2006.
10.27	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Barry Acquisition, LLC and Barry Properties, Ltd., dated as of June 15, 2006.
10.28	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Kiowa Acquisition, LLC and Kiowa Properties, Ltd., dated as of June 15, 2006.
10.29	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Barrington/Kiowa Acquisition, LLC and Barrington/Kiowa Properties, dated as of June 15, 2006.
10.30	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, BSVM Acquisition, LLC and Brentwood-San Vicente Medical, Ltd., dated as of June 15, 2006.
10.31	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Brentwood Court Acquisition, LLC and Brentwood Court, dated as of June 15, 2006.
10.32	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Brentwood Plaza Acquisition, LLC and Brentwood Plaza, dated as of June 15, 2006.
10.33	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, San Vicente Plaza Acquisition, LLC and San Vicente Plaza, dated as of June 15, 2006.
10.34	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Owensmouth Acquisition, LLC and Owensmouth/Warner, LLC, dated as of June 15, 2006.
10.35	Agreement and Plan of Merger among Douglas Emmett, Inc., DECO Acquisition, LLC, DERA Acquisition, LLC, Douglas, Emmett and Company and Douglas Emmett Realty Advisors, Inc., dated as of June 15, 2006.
10.36	P.L.E. OP Contribution Agreement among Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors, Inc. and the stockholders of P.L.E. Builders, Inc., dated as of June 15, 2006.
10.37	REIT Contribution Agreement among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors, Inc., Aberdeen Properties, Coral Realty, EA Realty, New September, LLC and the contributors signatory thereto, dated as of June 15, 2006.
10.38	HBRCT OP Contribution Agreement among Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors and HBRCT LLC., dated as of June 15, 2006.

10.39	Asset Contribution Agreement among Douglas Emmett, Inc., DERA Acquisition, LLC, DECO Acquisition, LLC, DERF 2005 Acquisition, LLC and Douglas Emmett Properties, LP, dated as of June 15, 2006.
21.1*	List of Subsidiaries of the Registrant.
23.1*	Consent of Venable LLP (included in Exhibit 5.1).
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
23.3	Consent of Ernst & Young LLP.
23.4	Consent of Eastdil Secured.
24.1	Power of Attorney (included on the Signature Page).
99.1	Consent of Victor J. Coleman.
99.2	Consent of Thomas E. O'Hern.
99.3	Consent of Dr. Andrea L. Rich.
99.4	Consent of William Wilson III.

*
To be filed by amendment.

Item 37. Undertakings.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby further undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Monica, state of California, on June 16, 2006.

DOUGLAS EMMETT, INC
By:	/s/ JORDAN KAPLAN
Name: Jordan Kaplan Title: Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Dan Emmett and Jordan Kaplan, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JORDAN KAPLAN Jordan Kaplan	Chief Executive Officer, President and Director (Principal Executive Officer)	June 16, 2006
/s/ WILLIAM KAMER William Kamer	Chief Financial Officer (Principal Financial Officer)	June 16, 2006
/s/ BARBARA J. ORR Barbara J. Orr	Chief Accounting Officer (Principal Accounting Officer)	June 16, 2006
/s/ DAN A. EMMETT Dan A. Emmett	Chairman of the Board of Directors	June 16, 2006

EXHIBIT TABLE

Exhibits
1.1*	Form of Underwriting Agreement.
3.1*	Form of Articles of Amendment and Restatement of Douglas Emmett, Inc.
3.2*	Form of Amended and Restated Bylaws of Douglas Emmett, Inc.
4.1*	Form of Certificate of Common Stock of Douglas Emmett, Inc.
5.1*	Opinion of Venable LLP, with respect to the legality of the shares being registered.
8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
10.1*	Form of Agreement of Limited Partnership of Douglas Emmett Properties, LP.
10.2*	Amended and Restated Discount MBS Multifamily Note for $117,600,000 between Fannie Mae and Barrington Pacific, LLC, dated December 22, 2004.
10.3*	Amended and Restated Discount MBS Multifamily Note for $35,400,000 between Fannie Mae and Barrington Pacific, LLC, dated December 22, 2004.
10.4*	Amended and Restated Discount MBS Multifamily Note for $35,900,000 between Fannie Mae and Douglas Emmett Realty Fund 1998 (assumed by Shores Barrington LLC), dated December 22, 2004.
10.5*	Amended and Restated Discount MBS Multifamily Note for $104,100,000 between Fannie Mae and Douglas Emmett Realty Fund 1998 (assumed by Shores Barrington LLC), dated December 22, 2004.
10.6*	Discount MBS Multifamily Note for $75,000,000 between Fannie Mae and DEG Residential, LLC, dated January 14, 2005.
10.7	Form of Registration Rights Agreement among Douglas Emmett, Inc. and the persons named therein.
10.8*	Form of Indemnification Agreement between Douglas Emmett, Inc. and its directors and officers.
10.9*	Form of Douglas Emmett, Inc. 2006 Stock Option and Incentive Plan.
10.10*	Form of Stock Option Agreement.
10.11*	Employment Agreement between Douglas Emmett, Inc. and Jordan Kaplan.
10.12*	Employment Agreement between Douglas Emmett, Inc. and Kenneth Panzer.
10.13*	Employment Agreement between Douglas Emmett, Inc. and William Kamer.
10.14
Representation, Warranty and Indemnity Agreement among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Dan A. Emmett, Christopher Anderson, Jordan Kaplan and Kenneth Panzer, dated as of June 15, 2006.
10.15	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF Acquisition, LLC and Douglas Emmett Realty Fund, dated as of June 15, 2006.
10.16	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF No. 2 Acquisition, LLC and Douglas Emmett Realty Fund No. 2, dated as of June 15, 2006.

10.17	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1995 Acquisition, LLC and Douglas Emmett Realty Fund 1995, dated as of June 15, 2006.
10.18	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1996 Acquisition, LLC and Douglas Emmett Realty Fund 1996, dated as of June 15, 2006.
10.19	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1997 Acquisition, LLC and Douglas Emmett Realty Fund 1997, dated as of June 15, 2006.
10.20	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1998 Acquisition, LLC and Douglas Emmett Realty Fund 1998, dated as of June 15, 2006.
10.21	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 2000 Acquisition, LLC and Douglas Emmett Realty Fund 2000, dated as of June 15, 2006.
10.22	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 2002 Acquisition, LLC and Douglas Emmett Realty Fund 2002, dated as of June 15, 2006.
10.23	Agreement and Plan of Merger among Douglas Emmett, Inc., DERF 2005 Acquisition, LLC, Douglas Emmett 2005 REIT, Inc. and Douglas Emmett Realty Fund 2005, dated as of June 15, 2006.
10.24	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund Acquisition, LLC and The Opportunity Fund, dated as of June 15, 2006.
10.25	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund 1995 Acquisition, LLC and The Opportunity Fund 1995, dated as of June 15, 2006.
10.26	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund 1996 Acquisition, LLC and The Opportunity Fund 1996, dated as of June 15, 2006.
10.27	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Barry Acquisition, LLC and Barry Properties, Ltd., dated as of June 15, 2006.
10.28	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Kiowa Acquisition, LLC and Kiowa Properties, Ltd., dated as of June 15, 2006.
10.29	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Barrington/Kiowa Acquisition, LLC and Barrington/Kiowa Properties, dated as of June 15, 2006.
10.30	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, BSVM Acquisition, LLC and Brentwood-San Vicente Medical, Ltd., dated as of June 15, 2006.
10.31	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Brentwood Court Acquisition, LLC and Brentwood Court, dated as of June 15, 2006.

10.32	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Brentwood Plaza Acquisition, LLC and Brentwood Plaza, dated as of June 15, 2006.
10.33	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, San Vicente Plaza Acquisition, LLC and San Vicente Plaza, dated as of June 15, 2006.
10.34	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Owensmouth Acquisition, LLC and Owensmouth/Warner, LLC, dated as of June 15, 2006.
10.35	Agreement and Plan of Merger among Douglas Emmett, Inc., DECO Acquisition, LLC, DERA Acquisition, LLC, Douglas, Emmett and Company and Douglas Emmett Realty Advisors, Inc., dated as of June 15, 2006.
10.36	P.L.E. OP Contribution Agreement among Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors, Inc. and the stockholders of P.L.E. Builders, Inc., dated as of June 15, 2006.
10.37
REIT Contribution Agreement among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors, Inc., Aberdeen Properties, Coral Realty, EA Realty, New September, LLC and the contributors signatory thereto, dated as of June 15, 2006.
10.38	HBRCT OP Contribution Agreement among Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors and HBRCT LLC, dated as of June 15, 2006.
10.39	Asset Contribution Agreement among Douglas Emmett, Inc., DERA Acquisition, LLC, DECO Acquisition, LLC, DERF 2005 Acquisition, LLC and Douglas Emmett Properties, LP, dated as of June 15, 2006.
21.1*	List of Subsidiaries of the Registrant.
23.1*	Consent of Venable LLP (included in Exhibit 5.1).
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
23.3	Consent of Ernst & Young LLP.
23.4	Consent of Eastdil Secured.
24.1	Power of Attorney (included on the Signature Page).
99.1	Consent of Victor J. Coleman.
99.2	Consent of Thomas E. O'Hern.
99.3	Consent of Dr. Andrea L. Rich.
99.4	Consent of William Wilson III.

*
To be filed by amendment.

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Structure
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
CAPITALIZATION
DILUTION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
ECONOMIC AND MARKET OVERVIEW
Los Angeles County Class-A Office Markets (As of March 31, 2006)
Historical Multifamily Rental Rates and Occupancy West Los Angeles vs. Los Angeles County vs. United States
Historical Rental Rates & Occupancy Honolulu CBD
Historical Rental Rates & Occupancy Honolulu County
BUSINESS AND PROPERTIES
Los Angeles County Class-A Office Rents and Occupancy (As of March 31, 2006)
Douglas Emmett and Los Angeles County Class-A Office Rents and Occupancy (As of March 31, 2006)
Douglas Emmett and Honolulu CBD Office Rents and Occupancy (As of March 31, 2006)
Douglas Emmett Class-A Submarket Office Concentration (As of March 31, 2006)
Los Angeles County Multifamily Rent and Occupancy (As of March 31, 2006)
Honolulu Multifamily Rent and Occupancy (As of March 31, 2006)
Los Angeles County Office and Multifamily Rents (As of March 31, 2006)
Honolulu Office and Multifamily Rents (As of March 31, 2006)
Historical Rental Rate & Occupancy—Class-A Office Warner Center/Woodland Hills vs. Los Angeles County
Historical Rental Rate & Occupancy—Class-A Office Burbank vs. Los Angeles County
Historical Rental Rate & Occupancy Honolulu CBD
MANAGEMENT
  Directors and Executive Officers
  Board Committees
  Compensation of Directors
  Executive Officer Compensation
Summary Compensation Table
  401(k) Plan
  2006 Stock Option and Incentive Plan
  Employment Agreements
  Indemnification Agreements
  Compensation Committee Interlocks and Insider Participation
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STRUCTURE AND FORMATION OF OUR COMPANY
Our Structure
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF DOUGLAS EMMETT PROPERTIES, LP
DESCRIPTION OF SECURITIES
  General
  Common Stock
  Preferred Stock
  Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock
  Restrictions on Transfer
  Transfer Agent and Registrar
MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
  Our Board of Directors
  Removal of Directors
  Consideration of Non-Stockholder Constituencies
  Business Combinations
  Control Share Acquisitions
  Subtitle 8
  Interested Director and Officer Transactions
  Amendment to Our Charter
  Transactions Outside the Ordinary Course of Business
  Dissolution of Our Company
  Advance Notice of Director Nominations and New Business
  Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
  Indemnification and Limitation of Directors' and Officers' Liability
  Indemnification Agreements
SHARES ELIGIBLE FOR FUTURE SALE
  General
  Rule 144
  Redemption/Exchange Rights
  Registration Rights
  Stock Options and Stock Incentive Plan
  Lock-up Agreements and Other Contractual Restrictions on Resale
FEDERAL INCOME TAX CONSIDERATIONS
  Taxation of Douglas Emmett
ERISA CONSIDERATIONS
UNDERWRITING
  Commissions and Expenses
  Option to Purchase Additional Shares
  Lock-Up Agreements
  Offering Price Determination
  Indemnification
  Directed Share Program
  Stabilization, Short Positions and Penalty Bids
  Electronic Distribution
  New York Stock Exchange
  Discretionary Sales
  Stamp Taxes
  Relationships
  European Economic Area
  United Kingdom
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
Douglas Emmett, Inc. and Subsidiaries Pro Forma Consolidated Financial Statements (Unaudited)
DOUGLAS EMMETT, INC. Pro Forma Consolidated Balance Sheet March 31, 2006 (Unaudited) (in thousands)
DOUGLAS EMMETT, INC. Pro Forma Consolidated Statement of Operations For the Three Months Ended March 31, 2006 (Unaudited) (dollar amounts in thousands, except per share amounts)
DOUGLAS EMMETT, INC. Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 2005 (Unaudited) (dollar amounts in thousands, except per share amounts)
Douglas Emmett, Inc. and Subsidiaries Notes to Pro Forma Consolidated Financial Statements (Unaudited and in thousands, except per share amounts)
Report of Independent Registered Public Accounting Firm
Douglas Emmett, Inc. and Subsidiaries Consolidated Balance Sheet (In thousands, except share data)
Douglas Emmett, Inc. and Subsidiaries Notes to Consolidated Balance Sheet March 31, 2006
Douglas Emmett Realty Advisors, Inc. Consolidated Balance Sheets (In thousands, except for share data)
Douglas Emmett Realty Advisors, Inc. Consolidated Statements of Operations (Unaudited and in thousands, except for share data)
Douglas Emmett Realty Advisors, Inc. Consolidated Statements of Stockholders' Equity (Deficit) Three Months Ended March 31, 2006 (Unaudited and in thousands, except for share data)
Douglas Emmett Realty Advisors, Inc. Consolidated Statements of Cash Flows (Unaudited and in thousands)
Douglas Emmett Realty Advisors, Inc. Notes to Consolidated Financial Statements Three months ended March 31, 2006 and 2005 (Unaudited and in thousands)
Report of Independent Registered Public Accounting Firm
Douglas Emmett Realty Advisors, Inc. Consolidated Balance Sheets (In thousands, except for share data)
Douglas Emmett Realty Advisors, Inc. Consolidated Statements of Operations (In thousands, except for share data)
Douglas Emmett Realty Advisors, Inc. Statements of Stockholders' Equity (Deficit) Years Ended December 31, 2005, 2004 and 2003 (In thousands, except share data)
Douglas Emmett Realty Advisors, Inc. Consolidated Statements of Cash Flows (In thousands)
Douglas Emmett Realty Advisors, Inc. Notes to Consolidated Financial Statements December 31, 2005 (In thousands)
Douglas, Emmett and Company Balance Sheets (In thousands)
Douglas, Emmett and Company Statements of Income (Unaudited and in thousands)
Douglas, Emmett and Company Statements of Cash Flows (Unaudited and in thousands)
Douglas, Emmett and Company Notes to Financial Statements March 31, 2006 (Unaudited and in thousands)
Report of Independent Registered Public Accounting Firm
Douglas, Emmett and Company Balance Sheets (In thousands, except for share data)
Douglas, Emmett and Company Statements of Income (In thousands)
Douglas, Emmett and Company Statements of Stockholders Equity (In thousands, except for share data)
Douglas, Emmett and Company Statements of Cash Flows (In thousands)
Douglas, Emmett and Company Notes to Financial Statements December 31, 2005 (In thousands)
Douglas Emmett Single Asset Entities Combined Statements of Revenues and Certain Expenses (Unaudited and in thousands)
Douglas Emmett Single Asset Entities Notes to Combined Statements of Revenues and Certain Expenses Three Months Ended March 31, 2006 and 2005 (Unaudited and in thousands)
Report of Independent Registered Public Accounting Firm
Douglas Emmett Single Asset Entities Combined Statements of Revenues and Certain Expenses (In thousands)
Douglas Emmett Single Asset Entities Notes to Combined Statements of Revenues and Certain Expenses Years Ended December 31, 2005, 2004 and 2003 (In thousands)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 31. Other Expenses of Issuance and Distribution.
  Item 32. Sales to Special Parties.
  Item 33. Recent Sales of Unregistered Securities.
  Item 34. Indemnification of Directors and Officers.
  Item 35. Treatment of Proceeds from Stock Being Registered.
  Item 36. Financial Statements and Exhibits.
  Item 37. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT TABLE